                                                Filed Pursuant to Rule 424(B)(5)
                                                Registration No. 333-127020

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 25, 2005)

                          $1,310,848,097 (APPROXIMATE)

                       J.P. MORGAN MORTGAGE TRUST 2005-S2
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-S2

                     J.P. MORGAN MORTGAGE ACQUISITION CORP.
                               SPONSOR AND SELLER

                      J.P. MORGAN ACCEPTANCE CORPORATION I
                                    DEPOSITOR

                               ------------------

-----------------------  J.P. Morgan Mortgage Trust 2005-S2 will issue:

CONSIDER CAREFULLY       o    Thirty-two classes of senior certificates,
THE RISK FACTORS              including four classes of interest-only
BEGINNING ON PAGE             certificates and two classes of principal-only
S-15 IN THIS                  certificates; and
PROSPECTUS
SUPPLEMENT AND ON        o    Twelve classes of subordinate certificates.
PAGE 6 IN THE
PROSPECTUS.              The classes of certificates offered by this prospectus
                         supplement and the initial class principal amounts or
The certificates         initial class notional amounts, as applicable, thereof
will represent           and interest rates thereon are listed in the table on
interests in the         page S-1 of this prospectus supplement. This prospectus
trust fund only and      supplement and the accompanying prospectus relate only
will not represent       to the offering of certificates listed in the table
an interest in, or       that begins on page S-1 under "Summary--Offered
an obligation of any     Certificates" and not to the other classes of
other entity.            certificates listed under "Summary--Non-Offered
                         Certificates".
-----------------------

The assets of the trust fund will primarily consist of four pools of conventional, fixed rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties having the additional characteristics described in "Description of the Mortgage Pools" in this prospectus supplement.

Principal and interest on the certificates entitled to receive such amounts will be payable monthly, beginning on the distribution date in September 2005, as described in this prospectus supplement. Credit enhancement for the offered certificates will consist of subordination and limited cross-collateralization.

The certificates offered by this prospectus supplement will be purchased by J.P.
Morgan Securities Inc., as underwriter, from J.P. Morgan Acceptance Corporation
I, as depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to J.P. Morgan Acceptance Corporation I from the sale of these certificates will be approximately 100.46% of their initial principal balance, before deducting expenses estimated to be $633,320.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED IF THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the offered certificates will be made on or about August 30, 2005 in book-entry form, except the Class A-R Certificate, which will be delivered in fully registered form.

                               ------------------

                                    JPMORGAN

AUGUST 26, 2005

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

     If the terms of your certificates and any other information contained herein vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the
Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary
Plaza, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

          Woolworth Building                Chicago Regional Office
          233 Broadway                      Citicorp Center
          New York, New York 10279          500 West Madison Street, Suite 1400
                                            Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

     This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

                           J.P. MORGAN SECURITIES INC.
                                JPMSI OPERATIONS
                            10 SOUTH DEARBORN STREET
                               MAIL CODE IL1-0237
                             CHICAGO, ILLINOIS 60670
                                 (312) 732-8505

     You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein.
We have not authorized anyone else to provide you with different information.

                                       ii

                              PROSPECTUS SUPPLEMENT

  Priority of Distributions - Group 1A, Group 2A, Group 3A and

  Subordination of the Payment of the Aggregate Pool I Subordinate

  Servicing Compensation and Payment of Expenses; Master Servicing
    Compensation...........................................................S-76
  Adjustment to Servicing Fees in Connection with Certain

                                       iii

                                   PROSPECTUS

                                       iv

                                        v

                        [THIS PAGE INTENTIONALLY BLANK.]

                                     SUMMARY

     This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

                           SERIES 2005-S2 CERTIFICATES

     The Mortgage Pass-Through Certificates, Series 2005-S2 consist of the classes of certificates listed in the table below. Only the classes of certificates listed in the table below under "Offered Certificates" are being offered by this prospectus supplement:



                                                   OFFERED CERTIFICATES

              INITIAL CLASS                           INITIAL
                PRINCIPAL       RELATED     RELATED   INTEREST  SUMMARY INTEREST                               S&P          FITCH
   CLASS        AMOUNT (1)   MORTGAGE POOL  SUBGROUP    RATE      RATE FORMULA           DESIGNATION        RATING(13)    RATING(13)
------------------------------------------------------------------------------------------------------------------------------------

Class 1-A-1    $13,818,500         1           1-1     4.500%      Fixed-Rate         Senior/Sequential         AAA           AAA
Class 1-A-2     $1,792,370         1           1-1     4.500%      Fixed-Rate         Senior/Sequential         AAA           AAA
Class 1-A-3   $133,966,845         1           1-2     5.000%      Fixed-Rate              Senior               AAA           AAA
Class 1-A-4     $9,760,063         1           1-3     3.890%          (2)             Senior/Floater           AAA           AAA
Class 1-A-5                        1           1-3     3.110%          (4)             Senior/Inverse           AAA           AAA
                                                                                        Interest-Only
Class 1-A-6            (5)         1           1-3     5.000%      Fixed-Rate       Senior/Interest-Only        AAA           AAA
Class 2-A-1    $14,000,000         2           2-1     5.250%      Fixed-Rate           Senior/Lockout          AAA           AAA
                                                                                 Senior/Sequential/Accretion    AAA           AAA
Class 2-A-2    $27,805,800         2           2-1     5.250%      Fixed-Rate             Directed
Class 2-A-3       $357,182         2           2-1     5.250%      Fixed-Rate     Senior/Sequential/Accrual     AAA           AAA
Class 2-A-4    $45,472,500         2           2-2     5.500%      Fixed-Rate        Super Senior/Lockout       AAA           AAA
Class 2-A-5     $1,527,500         2           2-2     5.500%      Fixed-Rate       Senior Support/Lockout      AAA           AAA
Class 2-A-6    $35,000,000         2           2-2     5.500%      Fixed-Rate         Senior/Sequential         AAA           AAA
Class 2-A-7   $100,000,000         2           2-2     5.500%      Fixed-Rate         Senior/Sequential         AAA           AAA
Class 2-A-8   $162,400,000         2           2-2     5.500%      Fixed-Rate         Senior/Sequential         AAA           AAA
Class 2-A-9    $45,930,100         2           2-2     5.500%      Fixed-Rate         Senior/Sequential         AAA           AAA
Class 2-A-10    $9,375,500         2           2-2     5.500%      Fixed-Rate         Senior/Sequential         AAA           AAA
Class 2-A-11   $33,587,000         2           2-2     5.500%      Fixed-Rate         Senior/Sequential         AAA           AAA
                                                                                 Senior/Sequential/Accretion    AAA           AAA
Class 2-A-12    $5,027,200         2           2-2     5.500%      Fixed-Rate             Directed
                                                                                 Senior/Sequential/Accretion    AAA           AAA
Class 2-A-13    $6,091,659         2           2-2     5.500%      Fixed-Rate             Directed
Class 2-A-14   $10,000,000         2           2-2     5.500%      Fixed-Rate     Senior/Sequential/Accrual     AAA           AAA
Class 2-A-15  $374,198,160         2           2-3     6.000%      Fixed-Rate              Senior               AAA           AAA
Class 2-A-16   $26,000,657         2           2-4     6.500%      Fixed-Rate              Senior               AAA           AAA
Class 2-A-X            (6)         2           2-4     6.000%      Fixed-Rate       Senior/Interest-Only        AAA           AAA
Class A-P         $167,506        1,2        1-1, 2-1   (7)            NA           Senior/Principal-Only       AAA           AAA
Class 3-A-1    $26,943,053         3            NA     6.761%          (8)                 Senior               AAA           AAA
Class 4-A-1    $39,662,900         4           4-1     5.000%      Fixed-Rate         Senior/Sequential         AAA           AAA
Class 4-A-2     $8,073,832         4           4-1     5.000%      Fixed-Rate         Senior/Sequential         AAA           AAA
Class 4-A-3   $101,668,623         4           4-2     5.500%      Fixed-Rate              Senior               AAA           AAA


                                       S-1



                                                   OFFERED CERTIFICATES

              INITIAL CLASS                           INITIAL
                PRINCIPAL       RELATED     RELATED   INTEREST  SUMMARY INTEREST                            S&P           FITCH
   CLASS        AMOUNT (1)   MORTGAGE POOL  SUBGROUP    RATE      RATE FORMULA        DESIGNATION        RATING(13)     RATING(13)
------------------------------------------------------------------------------------------------------------------------------------

Class 4-A-4     $41,515,493        4           4-3     6.000%      Fixed-Rate           Senior               AAA           AAA
Class 4-A-P        $ 77,554        4           4-1      (9)            NA        Senior/Principal-Only       AAA           AAA
Class 4-A-X            (10)        4           4-3     6.000%      Fixed-Rate    Senior/Interest-Only        AAA           AAA
Class I-B-1     $20,152,900      1,2,3          NA     5.665%         (11)            Subordinate      Not Applicable      AA
Class I-B-2      $7,277,500      1,2,3          NA     5.665%         (11)            Subordinate      Not Applicable       A
Class I-B-3      $3,358,800      1,2,3          NA     5.665%         (11)            Subordinate      Not Applicable      BBB
Class 4-B-1      $4,156,400        4            NA     5.484%         (12)            Subordinate            AA       Not Applicable
Class 4-B-2      $1,187,500        4            NA     5.484%         (12)            Subordinate             A       Not Applicable
Class 4-B-3        $494,900        4            NA     5.484%         (12)            Subordinate            BBB      Not Applicable
Class A-R              $100        4           4-1     5.000%      Fixed-Rate       Senior/Residual          AAA           AAA

                                                 NON-OFFERED CERTIFICATES

Class I-B-4      $2,239,200      1,2,3          NA     5.665%         (11)            Subordinate      Not Applicable      BB
Class I-B-5      $1,679,400      1,2,3          NA     5.665%         (11)            Subordinate      Not Applicable       B
Class I-B-6      $1,679,492      1,2,3          NA     5.665%         (11)            Subordinate      Not Applicable   Not Rated
Class 4-B-4        $494,800        4            NA     5.484%         (12)            Subordinate            BB       Not Applicable
Class 4-B-5        $296,900        4            NA     5.484%         (12)            Subordinate             B       Not Applicable
Class 4-B-6        $296,908        4            NA     5.484%         (12)            Subordinate         Not Rated   Not Applicable


----------------

(1)  These balances are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.

(2)  The initial per annum certificate interest rate on the Class 1-A-4
     Certificates is 3.89% per annum. After the first distribution date, the per annum certificate interest rate on these certificates will be equal to
     LIBOR (the London Interbank Offered Rate, as described in "Description of the Certificates--Determination of LIBOR" in this prospectus supplement)
     plus 0.25%, but no more than 7.00% per annum.

(3)  The Class 1-A-5 Certificates are interest-only certificates and will accrue interest on the Class 1-A-5 Notional Amount, which is initially equal to approximately $9,760,063, calculated as described in "Glossary of Defined
     Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(4)  The initial per annum certificate interest rate on the Class 1-A-5
     Certificates is 3.11% per annum. After the first distribution date, the per annum certificate interest rate on these certificates will be equal to 6.75
     % minus LIBOR, but not less than 0.00% per annum.

(5)  The Class 1-A-6 Certificates are interest-only certificates and will accrue interest on the Class 1-A-6 Notional Amount, which is initially equal to approximately $1,952,012, calculated as described in "Glossary of Defined
     Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(6)  The Class 2-A-X Certificates are interest-only certificates and will accrue interest on the Class 2-A-X Notional Amount, which is initially equal to approximately $68,886, calculated as described in "Glossary of Defined
     Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(7)  The Class A-P Certificates are principal-only certificates consisting of two payment components and are not entitled to payments of interest, as described in this prospectus supplement.

(8)  Interest will accrue on the Class 3-A-1 Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(9)  The Class 4-A-P Certificates are principal-only certificates and are not entitled to payments of interest, as described in this prospectus supplement.

                                      S-2

(10) The Class 4-A-X Certificates are interest-only certificates and will accrue interest on the Class 4-A-X Notional Amount, which is initially equal to approximately $1,027,807, calculated as described in "Glossary of Defined
     Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(11) The per annum certificate interest rate on the Class I-B-1, Class I-B-2,
     Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates will be calculated as described herein under "Description of the Certificates --
     Distributions of Interest" in this prospectus supplement.

(12) The per annum certificate interest rate on the Class 4-B-1, Class 4-B-2,
     Class 4-B-3, Class 4-B-4, Class 4-B-5 and Class 4-B-6 Certificates will be calculated as described herein under "Description of the Certificates --
     Distributions of Interest" in this prospectus supplement.

(13) The ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated. We refer you to "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                      S-3

The Mortgage Pass-Through Certificates, Series 2005-S2 will also have the following characteristics:



                                                                       FINAL SCHEDULED
                                      DELAY/         INTEREST ACCRUAL   DISTRIBUTION       MINIMUM       INCREMENTAL
   CLASS       RECORD DATE(1)     ACCRUAL PERIOD(2)     CONVENTION         DATE (3)     DENOMINATION    DENOMINATIONS       CUSIP
------------------------------------------------------------------------------------------------------------------------------------

Class 1-A-1         CM                24 day              30/360          8/25/2020        $25,000            $1         466247 UM 3
Class 1-A-2         CM                24 day              30/360          8/25/2020        $25,000            $1         466247 UN 1
Class 1-A-3         CM                24 day              30/360          8/25/2020        $25,000            $1         466247 UP 6
Class 1-A-4         DD                 0 day              30/360          8/25/2020        $25,000            $1         466247 UQ 4
Class 1-A-5         DD                 0 day              30/360          8/25/2020        $25,000            $1         466247 UR 2
Class 1-A-6         CM                24 day              30/360          8/25/2020        $25,000            $1         466247 US 0
Class 2-A-1         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 UT 8
Class 2-A-2         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 UU 5
Class 2-A-3         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 UV 3
Class 2-A-4         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 UW 1
Class 2-A-5         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 UX 9
Class 2-A-6         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 UY 7
Class 2-A-7         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 UZ 4
Class 2-A-8         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 VA 8
Class 2-A-9         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 VB 6
Class 2-A-10        CM                24 day              30/360          9/25/2035        $25,000            $1         466247 VC 4
Class 2-A-11        CM                24 day              30/360          9/25/2035        $25,000            $1         466247 VD 2
Class 2-A-12        CM                24 day              30/360          9/25/2035        $25,000            $1         466247 VE 0
Class 2-A-13        CM                24 day              30/360          9/25/2035        $25,000            $1         466247 VF 7
Class 2-A-14        CM                24 day              30/360          9/25/2035        $25,000            $1         466247 VG 5
Class 2-A-15        CM                24 day              30/360          9/25/2035        $25,000            $1         466247 VH 3
Class 2-A-16        CM                24 day              30/360          9/25/2035        $25,000            $1         466247 VJ 9
Class 2-A-X         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 VK 6
Class A-P           CM                  NA                  NA            9/25/2035        $25,000            $1         466247 VL 4
Class 3-A-1         CM                24 day              30/360          2/25/2032        $25,000            $1         466247 VM 2
Class 4-A-1         CM                24 day              30/360          9/25/2020        $25,000            $1         466247 VN 0
Class 4-A-2         CM                24 day              30/360          9/25/2020        $25,000            $1         466247 VP 5
Class 4-A-3         CM                24 day              30/360          9/25/2020        $25,000            $1         466247 VQ 3
Class 4-A-4         CM                24 day              30/360          9/25/2020        $25,000            $1         466247 VR 1
Class 4-A-X         CM                24 day              30/360          9/25/2020        $25,000            $1         466247 VS 9
Class 4-A-P         CM                  NA                  NA            9/25/2020        $25,000            $1         466247 VT 7
Class I-B-1         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 VU 4
Class I-B-2         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 VV 2
Class I-B-3         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 VW 0
Class 4-B-1         CM                24 day              30/360          9/25/2020        $25,000            $1         466247 VX 8
Class 4-B-2         CM                24 day              30/360          9/25/2020        $25,000            $1         466247 VY 6
Class 4-B-3         CM                24 day              30/360          9/25/2020        $25,000            $1         466247 VZ 3
Class A-R           CM                24 day              30/360          9/25/2020        $100(4)            $1         466247 WA 7

                    NON-OFFERED CERTIFICATES

Class I-B-4         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 WB 5
Class I-B-5         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 WC 3
Class I-B-6         CM                24 day              30/360          9/25/2035        $25,000            $1         466247 WD 1
Class 4-B-4         CM                24 day              30/360          9/25/2020        $25,000            $1         466247 WE 9
Class 4-B-5         CM                24 day              30/360          9/25/2020        $25,000            $1         466247 WF 6
Class 4-B-6         CM                24 day              30/360          9/25/2020        $25,000            $1         466247 WG 4


                                      S-4

----------------
(1)  CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date (or the closing date, in the case of the first distribution date). DD
     = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)  24 Day = For any distribution date, the interest accrual period will be calendar month preceding that distribution date. 0 day = For any distribution date, the period from and including the 25th day of the month immediately preceding such distribution date to and including the 24th day of the month of such distribution date.

(3)  The final scheduled distribution date is the distribution date in the month following the scheduled maturity date for the latest maturing related mortgage loan

(4)  The Class A-R Certificate will be issued in definitive, fully registered form, representing the entire percentage interest of that class.

                                      S-5

The certificates offered by this prospectus supplement, except for the Class A-R
Certificate, will be issued in book-entry form and in the minimum denominations
(or multiples thereof) set forth in the table beginning on page S-4 in this prospectus supplement. The Class A-R Certificate will be issued in fully registered definitive form.

The certificates represent ownership interests in a trust fund which will consist primarily of four separate pools of mortgage loans, "pool 1", "pool 2",
"pool 3" and "pool 4". Pool 1, pool 2 and pool 3 together are sometimes referred to in this prospectus supplement as "aggregate pool I".

Generally, with certain limited exceptions discussed at "Limited
Cross-Collateralization" below, distributions to the Group 1A Certificates will be solely derived from collections on the pool 1 mortgage loans, distributions to the Group 2A Certificates will be solely derived from collections on the pool
2 mortgage loans, distributions to the Group 3A Certificates will be solely derived from collections on the pool 3 mortgage loans and distributions to the
Group 4 Certificates will be solely derived from collections on the pool 4 mortgage loans. Distributions to the Class A-P Certificates will be derived from the Class 1-A-P Component and the Class 2-A-P Component, to the extent of distributions on such components. Distributions to the Class 1-A-P Component will be solely derived from collections on certain pool 1 mortgage loans and distributions to the Class 2-A-P Component will be solely derived from collections on certain pool 2 mortgage loans. Aggregate collections from the mortgage loans relating to aggregate pool I will be available to make distributions on the Group I-B Certificates.

SUBGROUPS RELATING TO LOAN GROUP 1

Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 1A Certificates and Class 1-A-P Component, the pool 1 mortgage loans will be divided into three separate subgroups, subgroup 1-1, subgroup 1-2 and subgroup 1-3. Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, the Class 1-A-1 and Class 1-A-2 Certificates and Class 1-A-P Component will receive payments of principal from collections of principal on subgroup 1-1, the Class 1-A-3
Certificates will receive payments of principal from collections of principal on subgroup 1-2 and the Class 1-A-4 Certificates will receive payments of principal from collections of principal on subgroup 1-3. Each subgroup will consist of the portions of pool 1 mortgage loans or "pool 1 mortgage components" described below.

Subgroup 1-1 will consist of the sum of:

(a) 100% of the principal balance of each pool 1 mortgage loan with a net mortgage rate equal to or less than 4.50% per annum,

and

(b) The portion of the principal balance of each pool 1 mortgage loan with a net mortgage rate greater than 4.50% per annum and equal to or less than 5.00% per annum, equal to:

The principal balance of              net mortgage rate - 4.50%
such pool 1 mortgage loan   x   (1 -  ------------------------- )
                                                0.50%

Subgroup 1-2 will consist of the sum of:

(a) The portion of the principal balance of each pool 1 mortgage loan with a net mortgage rate greater than 4.50% per annum and equal to or less than 5.00% per annum, equal to:

The principal balance of          net mortgage rate - 4.50%
such pool 1 mortgage loan   x   ( ------------------------- )
                                            0.50%

and

(b) The portion of the principal balance of each pool 1 mortgage loan with a net mortgage rate greater than 5.00% per annum, equal to:

The principal balance of              net mortgage rate - 5.00%
such pool 1 mortgage loan    x  (1 -  ------------------------- )
                                                3.00%

Subgroup 1-3 will consist of the portion of the principal balance of each pool 1 mortgage loan with a net mortgage rate greater than 5.00% per annum, equal to:

The principal balance of          net mortgage rate - 5.00%
such pool 1 mortgage loan    x  ( ------------------------- )
                                            3.00%

                                      S-6

SUBGROUPS RELATING TO LOAN GROUP 2

Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 2A Certificates and Class 2-A-P Component, the pool 2 mortgage loans will be divided into four separate subgroups, subgroup
2-1, subgroup 2-2, subgroup 2-3 and subgroup 2-4. Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, the
Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and the Class 2-A-P
Component will receive payments of principal from collections of principal on subgroup 2-1, the Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class
2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13 and
Class 2-A14 Certificates will receive payments of principal from collections of principal on subgroup 2-2, the Class 2-A-15 Certificates will receive payments of principal from collections of principal on subgroup 2-3 and the Class 2-A-16
Certificates will receive payments of principal from collections of principal on subgroup 2-4. Each subgroup will consist of the portions of pool 2 mortgage loans or "pool 2 mortgage components" described below.

Subgroup 2-1 will consist of the sum of:

(a) 100% of the principal balance of each pool 2 mortgage loan with a net mortgage rate equal to or less than 5.25% per annum, and

(b) The portion of the principal balance of each pool 2 mortgage loan with a net mortgage rate greater than 5.25% per annum and equal to or less than 5.50% per annum, equal to:

The principal balance of              net mortgage rate - 5.25%
such pool 2 mortgage loan    x  (1 -  ------------------------- )
                                                0.25%

Subgroup 2-2 will consist of the sum of:

(a) The portion of the principal balance of each pool 2 mortgage loan with a net mortgage rate greater than 5.25% per annum and equal to or less than 5.50% per annum, equal to:

The principal balance of          net mortgage rate - 5.25%
such pool 2 mortgage loan    x  ( ------------------------- )
                                            0.25%
and

(b) The portion of the principal balance of each pool 2 mortgage loan with a net mortgage rate greater than 5.50% per annum and equal to or less than 6.00% per annum, equal to:

The principal balance of              net mortgage rate - 5.50%
such pool 2 mortgage loan    x  (1 -  ------------------------- )
                                                0.50%

Subgroup 2-3 will consist of the sum of:

(a) The portion of the principal balance of each pool 2 mortgage loan with a net mortgage rate greater than 5.50% per annum and equal to or less than 6.00% per annum, equal to:

The principal balance of          net mortgage rate - 5.50%
such pool 2 mortgage loan    x  ( ------------------------- )
                                             0.50%

and

(b) The portion of the principal balance of each pool 2 mortgage loan with a net mortgage rate greater than 6.00% per annum and equal to or less than 6.50% per annum, equal to:

The principal balance of          net mortgage rate - 6.00%
such pool 2 mortgage loan    x  ( ------------------------- )
                                             0.50%

Subgroup 2-4 will consist of the sum of:

(a) The portion of the principal balance of each pool 2 mortgage loan with a net mortgage rate greater than 6.00% per annum and equal to or less than 6.50% per annum, equal to:

The principal balance of          net mortgage rate - 6.00%
such pool 2 mortgage loan    x  ( ------------------------- )
                                            0.50%

and

(b) 100% of the principal balance of each pool 2 mortgage loan with a net mortgage rate greater than 6.50% per annum.

                                      S-7

SUBGROUPS RELATING TO LOAN GROUP 4

Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 4A Certificates, the pool 4 mortgage loans will be divided into three separate subgroups, subgroup 4-1, subgroup 4-2 and subgroup 4-3. Generally, with certain limited exceptions discussed at "Limited
Cross-Collateralization" below, the Class 4-A-1, Class 4-A-2 Class 4-A-P and
Class A-R Certificates will receive payments of principal from collections of principal on subgroup 4-1, the Class 4-A-3 Certificates will receive payments of principal from collections of principal on subgroup 4-2 and the Class 4-A-4
Certificates will receive payments of principal from collections of principal on subgroup 4-3. Each subgroup will consist of the portions of pool 4 mortgage loans or "pool 4 mortgage components" described below.

Subgroup 4-1 will consist of the sum of:

(a) 100% of the principal balance of each pool 4 mortgage loan with a net mortgage rate equal to or less than 5.00% per annum,

and

(b) the portion of the principal balance of each pool 4 mortgage loan with a net mortgage rate greater than 5.00% per annum and equal to or less than 5.50% per annum, equal to:

The principal balance of             net mortgage rate - 5.00%
such pool 4 mortgage loan   x  (1 -  ------------------------- )
                                               0.50%

Subgroup 4-2 will consist of the sum of:

(a) the portion of the principal balance of each pool 4 mortgage loan with a net mortgage rate greater than 5.00% per annum and equal to or less than 5.50% per annum, equal to:

The principal balance of         net mortgage rate - 5.00%
such pool 4 mortgage loan   x  ( ------------------------- )
                                            0.50%

and

(b) the portion of the principal balance of each pool 4 mortgage loan with a net mortgage rate of greater than 5.50% per annum and equal to or less than 6.00%
per annum, equal to:

The principal balance of         net mortgage rate - 5.50%
such pool 4 mortgage loan   x  ( ------------------------- )
                                            0.50%

Subgroup 4-3 will consist of the sum of:

(a) the portion of the principal balance of each pool 4 mortgage loan with a net mortgage rate of greater than 5.50% per annum and equal to or less than 6.00%
per annum, equal to:

The principal balance of         net mortgage rate - 5.50%
such pool 4 mortgage loan   x  ( ------------------------- )
                                            0.50%

and

(b) 100% of the principal balance of each pool 4 mortgage loan with a net mortgage rate greater than 6.00% per annum.

                                 ISSUING ENTITY

J.P. Morgan Mortgage Trust 2005-S2 will issue the certificates. The trust will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee. The certificates solely represent beneficial ownership interests in the trust fund created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

                                   THE TRUSTEE

Wachovia Bank, National Association will act as trustee of the trust fund under the pooling and servicing agreement.

                                 THE ORIGINATORS

Approximately 15.92% and 79.90% of the mortgage loans in pool 1 and pool 2, respectively, and all of the mortgage loans in pool 3, were originated or acquired by JPMorgan Chase Bank, National Association. Approximately 23.12% and
85.97% of the mortgage loans in pool 1 and pool 4, respectively, were originated or acquired by Countrywide Home Loans Servicing, L.P. Approximately 6.28% and
13.43% of the mortgage loans in pool 1 and pool 2,

                                      S-8

respectively, were originated or acquired by GreenPoint Mortgage Funding, Inc.
Approximately 0.60% and 2.09% of the mortgage loans in pool 1 and pool 2, respectively, were originated or acquired by CTX Mortgage Company, LLC.
Approximately 3.10% and 1.99% of the mortgage loans in pool 1 and pool 2, respectively, were originated or acquired by Harris N.A. Approximately 2.25% and
2.59% of the mortgage loans in pool 1 and pool 2, respectively, were originated or acquired by Mid America Bank, FSB. Approximately 9.01% of the mortgage loans in pool 4 were originated or acquired by Suntrust Mortgage, Inc. Approximately
5.02% of the mortgage loans in pool 4 were originated or acquired by PHH
Mortgage Corporation (formerly known as Cendant Mortgage Corporation).
Approximately 12.91% of the mortgage loans in pool 1 were originated or acquired by National City Mortgage Corporation. Approximately 35.83% of the mortgage loans in pool 1 were originated or acquired by Wells Fargo Bank, N.A.

We refer you to "Description of the Mortgage Pools" in this prospectus supplement for more information.

                             THE SPONSOR AND SELLER

J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, has previously acquired the mortgage loans from the originators. On the closing date, J.P.
Morgan Mortgage Acquisition Corp., as seller, will sell all of its interest in the mortgage loans to the depositor.

                                  THE DEPOSITOR

On the closing date, J.P. Morgan Acceptance Corporation I, a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

                                  THE CUSTODIAN

JPMorgan Chase Bank, National Association will maintain custody of the mortgage files relating to the mortgage loans on behalf of the trust fund.

                             THE MASTER SERVICER AND
                            SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association, will act as master servicer and securities administrator under the pooling and servicing agreement.

                                  THE SERVICERS

JPMorgan Chase Bank, National Association, Countrywide Home Loans Servicing,
L.P., Wells Fargo Bank, N.A, National City Mortgage Corporation, Harris N.A.,
Mid America Bank, FSB, GreenPoint Mortgage Funding, Inc., Suntrust Mortgage, Inc
and PHH Mortgage Corporation will each act as a servicer of a portion of the related mortgage loans.

Each servicer will service the mortgage loans originated or acquired by it pursuant to an existing purchase and servicing agreement between such servicer and the seller. Chase Home Finance LLC will subservice the mortgage loans originated or acquired by JPMorgan Chase Bank, National Association pursuant to an existing servicing agreement among Chase Home Finance LLC, JPMorgan Chase
Bank, National Association and the seller. JPMorgan Chase Bank, National
Association, as servicer, and Chase Home Finance LLC, as subservicer, will service the mortgage loans originated or acquired by CTX Mortgage Company, LLC and, after the servicing of such loans is transferred (expected to be on or about November 1, 2005), GreenPoint Mortgage Funding, Inc., pursuant to servicing agreements among JPMorgan Chase Bank, National Association, Chase Home
Finance LLC and the respective seller. The rights of the seller under these purchase and servicing agreements and servicing agreements will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders.

We refer you to "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement for more information.

                                  CUT-OFF DATE

AUGUST 1, 2005. The cut-off date is the date after which the trust fund will be entitled to receive all collections on and proceeds of the mortgage loans.

                                DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in September 2005. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and

                                      S-9

surrender of the certificates at the corporate trust office of the securities administrator.

                                   RECORD DATE

The record date will be the last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date).

                            DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related pool (or aggregate pool I, in the case of the aggregate pool I subordinate certificates), each class of certificates (other than the principal-only certificates) will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such distribution date (or notional amount, in the case of an interest-only class), the applicable certificate interest rate and the related accrual period.

For each distribution date, the accrual period for each class of certificates, other than the Class 1-A-4 and Class 1-A-5 Certificates, will be the calendar month preceding the month in which the distribution date occurs. For each distribution date, the accrual period for the Class 1-A-4 and Class 1-A-5
Certificates will be the period from and including the 25th day of the month immediately preceding the related distribution date to and including the 24th day of the month of such distribution date. Interest on all classes of certificates (other than the principal-only certificates) for all accrual periods will be calculated and payable on the basis of a 360 day year consisting of twelve 30 day months.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

The Class 2-A-3 Certificates are accrual certificates and until the class principal balance of the Class 2-A-2 Certificates has been reduced to zero, accrued interest on the Class 2-A-3 Certificates will be added to the class principal balance thereof. The Class 2-A-14 Certificates are accrual certificates and until the aggregate class principal balance of the Class 2-A-12 and Class 2-A-13 Certificates has been reduced to zero, accrued interest on the
Class 2-A-14 Certificates will be added to the class principal balance thereof.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS OF INTEREST"
IN THIS PROSPECTUS SUPPLEMENT FOR MORE INFORMATION.

                           DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates (other than the interest-only certificates) on any distribution date will be determined by (1)
formulas that allocate portions of principal payments received on the related mortgage components or mortgage loans, as applicable, among the different classes of certificates and (2) the amount of funds actually received on the related mortgage components or mortgage loans, as applicable, and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

On each distribution date, each class of certificates (other than the interest-only certificates) will receive principal payments in accordance with the priorities set forth in "Description of Certificates -- Priority of
Distributions" and based on principal collections from the related mortgage components or mortgage loans, as applicable, for the related due period

We refer you to "Description of the Certificates -- Distributions of Principal"
in this prospectus supplement and "Description of the Securities - Distributions
on Securities" in the prospectus for more information.

                         LIMITED CROSS-COLLATERALIZATION

In certain limited circumstances relating to subgroup 1-1, subgroup 1-2, subgroup 1-3, subgroup 2-1, subgroup 2-2, subgroup 2-3, subgroup 2-4 or pool 3, principal and interest collected from such subgroups or pool may be applied to pay principal or interest, or both, to the senior certificates unrelated to that subgroup or pool.

In certain limited circumstances relating to subgroup 4-1, subgroup 4-2 or subgroup 4-3, principal and interest collected from such subgroups may be applied to pay principal or interest, or both, to the senior certificates unrelated to that subgroup.

We refer you to "Description of the Certificates - Limited
Cross-Collateralization Among the Mortgage

                                      S-10

Pools in Aggregate Pool I" in this prospectus supplement for more information.

                OPTIONAL CLEAN-UP REDEMPTION OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans in aggregate pool
I or pool 4 is equal to or less than 5% of the aggregate principal balance of the mortgage loans in aggregate pool I or pool 4, respectively, as of the cut-off date, as described herein, the master servicer will have the option to purchase all of the mortgage loans in aggregate pool I or pool 4, as applicable, thereby causing an early retirement of the certificates related to aggregate pool I or pool 4, as applicable.

We refer you to "Description of the Certificates -- Optional Clean-Up Redemption
of the Certificates" in this prospectus supplement for more information.

                               CREDIT ENHANCEMENT

SUBORDINATION. The aggregate pool I subordinate certificates will provide credit enhancement for the Group 1A, Group 2A and Group 3A Certificates. In addition, each class of aggregate pool I subordinate certificates with a lower numerical class designation will have a payment priority over each class of aggregate pool
I subordinate certificates with a higher numerical class designation.

The pool 4 subordinate certificates will provide credit enhancement for the
Group 4A Certificates. In addition, each class of pool 4 subordinate certificates with a lower numerical class designation will have a payment priority over each class of pool 4 subordinate certificates with a higher numerical class designation.

If the mortgage loans in any pool experience losses, then, generally, the principal amount of the related subordinate class that is lowest in seniority and still outstanding will be reduced by the amount of those realized losses until the total outstanding principal balance of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will generally receive no payment in respect of that reduction. If the applicable subordination of the subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the pool or subgroup incurring the realized losses will be allocated such losses and may never receive all of their principal payments.

However, some losses, such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts set forth in this prospectus supplement, are, in general, allocated pro rata to each affected class of certificates (other than the interest-only certificates) instead of first being allocated to the related subordinate certificates.

We refer you to "Risk Factors -- Potential Inadequacy of Credit Enhancement,"
"Description of the Certificates -- Priority of Distributions" and "--
Allocation of Losses" in this prospectus supplement for more information.

                               THE MORTGAGE LOANS

STATISTICAL INFORMATION. The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of
August 1, 2005 (referred to herein as the "cut-off date"). Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics in the final pools as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

GENERAL. On the cut-off date, the assets of the trust fund consisted of 2,589 mortgage loans with a total principal balance of approximately $1,317,534,798.
The mortgage loans consist primarily of fixed rate, conventional, fully amortizing, first lien residential mortgage loans.

POOL 1 CHARACTERISTICS. As of the cut-off date, pool 1 consisted of 299 mortgage loans having a total principal balance of approximately $164,742,554 (or approximately 14.71% of the aggregate cut-off date balance of the aggregate pool
I mortgage loans). The original loan-to-value ratios of the mortgage loans in pool 1 range from 16.77% to 80.00%. Substantially all of such mortgage loans have original terms to maturity of 15 years.

                                      S-11

SUBGROUP 1-1

Number of Mortgage Components                                                 65
Aggregate Unpaid Principal Balance                                   $16,187,609
Range of Mortgage Rates                                         4.375% to 5.125%
Weighted Average Mortgage Rate                                            4.878%
Range of Remaining Terms to Stated Maturity                    146 to 179 months
Weighted Average Remaining Term to Stated Maturity                    164 months
Weighted Average Loan Age(1)                                           16 months
Range of Original Loan-to-Value Ratios                          28.18% to 80.00%
Weighted Average Original Loan-to-Value Ratio                             57.71%
Weighted Average Credit Score(2)                                             762

---------------
(1)  Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

SUBGROUP 1-2

Number of Mortgage Components                                                296
Aggregate Unpaid Principal Balance                                  $138,467,023
Range of Mortgage Rates                                         4.750% to 6.500%
Weighted Average Mortgage Rate                                            5.410%
Range of Remaining Terms to Stated Maturity                    114 to 179 months
Weighted Average Remaining Terms to Stated Maturity                   175 months
Weighted Average Loan Age(1)                                            5 months
Range of Original Loan-to-Value Ratios                          16.77% to 80.00%
Weighted Average Original Loan-to-Value Ratio                             59.29%
Weighted Average Credit Score(2)                                             747

-------------------
(1)  Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

SUBGROUP 1-3

Number of Mortgage Components                                                191
Aggregate Unpaid Principal Balance                                   $10,087,920
Range of Mortgage Rates                                         5.250% to 6.500%
Weighted Average Mortgage Rate                                            5.630%
Range of Remaining Terms to Stated Maturity                    114 to 179 months
Weighted Average Remaining Terms to Stated Maturity                   175 months
Weighted Average Loan Age(1)                                            4 months
Range of Original Loan-to-Value Ratios                          16.77% to 80.00%
Weighted Average Original Loan-to-Value Ratio                             61.10%
Weighted Average Credit Score(2)                                             743

---------------
(1)  Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

POOL 2 CHARACTERISTICS. As of the cut-off date, pool 2 consisted of 1,767 mortgage loans having a total principal balance of approximately $927,018,216
(or approximately 82.80% of the aggregate cut-off date balance of the aggregate pool I mortgage loans). The loan-to-value ratios of the mortgage loans in pool 2 range from 11.67% to 90.00%. Substantially all of such mortgage loans have original terms to maturity of 30 years. Approximately 2.99% of the pool 2 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of ten years following origination of such mortgage loan. Following such ten-year period, the monthly payment with respect to each such pool 2 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining 20-year term and to pay interest at the related mortgage interest rate.

SUBGROUP 2-1

Number of Mortgage Components                                                117
Aggregate Unpaid Principal Balance                                   $43,700,100
Range of Mortgage Rates                                         5.125% to 5.625%
Weighted Average Mortgage Rate                                            5.552%
Range of Remaining Terms to Stated Maturity                    239 to 359 months
Weighted Average Remaining Term to Stated Maturity                    356 months
Weighted Average Loan Age(1)                                            3 months
Range of Original Loan-to-Value Ratios                          21.56% to 80.00%
Weighted Average Original Loan-to-Value Ratio                             65.88%
Weighted Average Credit Score(2)                                             748

--------------
(1)  Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

SUBGROUP 2-2

Number of Mortgage Components                                              1,434
Aggregate Unpaid Principal Balance                                  $469,675,926
Range of Mortgage Rates                                         5.625% to 6.125%
Weighted Average Mortgage Rate                                            5.878%
Range of Remaining Terms to Stated Maturity                    231 to 360 months
Weighted Average Remaining Terms to Stated Maturity                   357 months
Weighted Average Loan Age(1)                                            2 months
Range of Original Loan-to-Value Ratios                          11.67% to 90.00%
Weighted Average Original Loan-to-Value Ratio                             69.30%
Weighted Average Credit Score(2)                                             745

--------------
(1)  Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

SUBGROUP 2-3

Number of Mortgage Components                                              1,416

Aggregate Unpaid Principal Balance                                  $386,768,124
Range of Mortgage Rates                                         5.875% to 6.625%
Weighted Average Mortgage Rate                                            6.103%
Range of Remaining Terms to Stated Maturity                    231 to 360 months
Weighted Average Remaining Terms to Stated Maturity                   357 months
Weighted Average Loan Age(1)                                            2 months
Range of Original Loan-to-Value Ratios                          11.67% to 90.00%
Weighted Average Original Loan-to-Value Ratio                             71.03%
Weighted Average Credit Score(2)                                             737

-----------------
(1)  Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

                                      S-12

SUBGROUP 2-4

Number of Mortgage Components                                                154
Aggregate Unpaid Principal Balance                                   $26,874,064
Range of Mortgage Rates                                         6.375% to 7.250%
Weighted Average Mortgage Rate                                            6.527%
Range of Remaining Terms to Stated Maturity                    344 to 359 months
Weighted Average Remaining Terms to Stated Maturity                   358 months
Weighted Average Loan Age(1)                                            2 months
Range of Original Loan-to-Value Ratios                          20.00% to 90.00%
Weighted Average Original Loan-to-Value Ratio                             74.19%
Weighted Average Credit Score(2)                                             723

----------------
(1)  Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

POOL 3 CHARACTERISTICS. As of the cut-off date, pool 3 consisted of 61 mortgage loans having a total principal balance of approximately $27,848,117 (or approximately 2.49% of the aggregate cut-off date balance of the aggregate pool
I mortgage loans). The loan-to-value ratios of the mortgage loans in pool 3 range from 22.86% to 90.00%. Substantially all of such mortgage loans have original terms to maturity of 30 years.

POOL 4 CHARACTERISTICS. As of the cut-off date, pool 4 consisted of 462 mortgage loans having a total principal balance of approximately $197,925,910. The loan-to-value ratios of the mortgage loans in pool 4 range from 12.12% to
100.00%. Substantially all of such mortgage loans have original terms to maturity of 15 years.

SUBGROUP 4-1

Number of Mortgage Components                                                234
Aggregate Unpaid Principal Balance                                   $49,548,586
Range of Mortgage Rates                                         4.875% to 5.720%
Weighted Average Mortgage Rate                                            5.389%
Range of Remaining Terms to Stated Maturity                    113 to 180 months
Weighted Average Remaining Term to Stated Maturity                    173 months
Weighted Average Loan Age(1)                                            5 months
Range of Original Loan-to-Value Ratios                         12.12% to 100.00%
Weighted Average Original Loan-to-Value Ratio                             60.09%
Weighted Average Credit Score(2)                                             703

--------------
(1)  Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

SUBGROUP 4-2

Number of Mortgage Components                                                386
Aggregate Unpaid Principal Balance                                  $105,356,086
Range of Mortgage Rates                                         5.250% to 6.125%
Weighted Average Mortgage Rate                                            5.678%
Range of Remaining Terms to Stated Maturity                    113 to 180 months
Weighted Average Remaining Terms to Stated Maturity                   174 months
Weighted Average Loan Age(1)                                            5 months
Range of Original Loan-to-Value Ratios                          12.12% to 95.00%
Weighted Average Original Loan-to-Value Ratio                             64.23%
Weighted Average Credit Score(2)                                             693

-------------
(1)  Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

SUBGROUP 4-3

Number of Mortgage Components                                                210
Aggregate Unpaid Principal Balance                                   $43,021,237
Range of Mortgage Rates                                         5.750% to 7.500%
Weighted Average Mortgage Rate                                            6.202%
Range of Remaining Terms to Stated Maturity                    113 to 179 months
Weighted Average Remaining Terms to Stated Maturity                   175 months
Weighted Average Loan Age(1)                                            4 months
Range of Original Loan-to-Value Ratios                          22.73% to 90.00%
Weighted Average Original Loan-to-Value Ratio                             66.47%
Weighted Average Credit Score(2)                                             691

--------------
(1)  Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

We refer you to "Description of the Mortgage Pools" in this prospectus supplement for more information

                         SERVICING OF THE MORTGAGE LOANS

The master servicer will supervise the performance of each servicer under the related purchase and servicing agreement and the servicing agreements, as applicable.

Under the purchase and servicing agreements and the servicing agreements, the servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans on the immediately preceding determination date. The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this prospectus supplement. The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans. However, if

                                      S-13

the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a related mortgage loan. If the servicers fail to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee to the extent necessary to fund any such shortfalls.

We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement for more detail.

                                FEES AND EXPENSES

Before payments are made on the certificates, the servicers will be paid a monthly fee calculated either as 0.200% per annum, with respect to certain mortgage loans, or 0.250% per annum, with respect to other mortgage loans, on the principal balance of the mortgage loans serviced by that servicer as described under "Servicing of Mortgage Loans--Servicing Compensation and Payment
of Expenses; Master Servicing Compensation" in this prospectus supplement.

Compensation to the master servicer will consist of investment income on funds held in the distribution account. The master servicer will pay the trustee fee and the securities administrator fee from such investment income. Expenses of the servicers, the master servicer, the trustee and the securities administrator may be reimbursed from the trust fund before payments are made on the certificates.

                             MATERIAL FEDERAL INCOME
                                TAX CONSEQUENCES

For federal income tax purposes, the trust fund will comprise multiple REMICs:
one or more underlying REMICs and a single upper-tier REMIC. Each underlying
REMIC will hold either mortgage loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest. The upper-tier REMIC will hold as assets regular interests issued by one or more underlying REMICs and will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the upper-tier REMIC. The Class A-R Certificates will represent ownership of the residual interest in the upper-tier REMIC. The residual interests in the underlying REMICs are not offered hereby.

We refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more information.

                                  ERISA MATTERS

Subject to important considerations described under "ERISA Matters" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus, the offered certificates, other than the Class A-R Certificates, will be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements. The Class A-R Certificates will not be eligible for purchase by any such plan or arrangement, except as described herein.

We refer you to "ERISA Matters" in this prospectus supplement and "ERISA
Considerations" in the accompanying prospectus for more information.

                                LEGAL INVESTMENT

Generally all of the certificates offered by this prospectus supplement (except the Class I-B-2 , Class I-B-3, Class 4-B-2 and Class 4-B-3 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage
Market Enhancement Act of 1984, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

We refer you to "Legal Investment" in the prospectus for more information.

                           RATING OF THE CERTIFICATES

The certificates offered by this prospectus supplement will initially have ratings at least as high as the ratings specified on page S-1 and S-2 from
Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.
and Fitch Ratings.

                                      S-14

                                  RISK FACTORS

     Investors should consider the following factors in connection with the purchase of certificates. You should also consider the risk factors described in the accompanying prospectus. All statistical information referred to in this section is based on the mortgage pools as constituted on the cut-off date.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

     The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans or mortgage components of the related pool or subgroup, as applicable, in the case of the senior certificates or pool 1, pool 2 and pool 3 in the aggregate or pool 4, in the case of the aggregate pool I subordinate certificates and the pool 4 subordinate certificates, respectively. For example, the rate of principal payments on the mortgage loans will be affected by the following:

o    the amortization schedules of the mortgage loans;

o    the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

     o    refinancing by borrowers;

     o    liquidations of defaulted loans by a servicer; and

     o    repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

          The yield to maturity of the certificates will also be affected by the master servicer's exercise of its optional clean-up redemption rights.

     All of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

     o    if you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

     o    if you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

     o    if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

     o    the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect;

     o    the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of certain classes of senior certificates relative to the classes of related subordinate certificates; and

                                      S-15

     o    prospective purchasers of the interest-only certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage components could result in the failure of such purchasers to recover their initial investments.

     See "Yield, Prepayment and Weighted Average Life" and "Description of the
Certificates -- Distributions of Principal" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

THE CLASS 1-A-4 CERTIFICATES WILL BE SENSITIVE TO CHANGES IN LIBOR

     The Class 1-A-4 Certificates receive interest at a rate that varies directly with the rate of LIBOR subject to a minimum certificate interest rate of 0.25% per annum, and a maximum certificate interest rate of 7.00% per annum.
Accordingly, these certificates will be sensitive to changes in the rate of
LIBOR.

THE CLASS 1-A-5 CERTIFICATES WILL BE VERY SENSITIVE TO INCREASES IN THE LEVEL OF
LIBOR

     The Class 1-A-5 Certificates receive interest at a rate that varies inversely with the rate of LIBOR subject to a minimum certificate interest rate of 0.00% per annum and a maximum certificate interest rate of 6.75% per annum.
Accordingly, the yield to maturity on these certificates will be extremely sensitive to changes in the rate of LIBOR. If LIBOR is higher than expected, you may not fully recover your initial investment. See "Yield, Prepayment and
Weighted Average Life--Yield on the Class 1-A-5 Certificates" in this prospectus supplement for more detail.

RAPID PREPAYMENTS ON THE MORTGAGE LOANS OR MORTGAGE COMPONENTS IN THE RELATED
MORTGAGE POOL WILL REDUCE THE YIELD ON THE CLASS 1-A-5, CLASS 1-A-6, CLASS 2-A-X
AND CLASS 4-A-X CERTIFICATES.

     The Class 1-A-5, Class 1-A-6, Class 2-A-X and Class 4-A-X Certificates
receive only distributions of interest. Distributions to the holders of these classes are based on their respective notional amount, calculated as described herein. You should fully consider the risks associated with an investment in the
Class 1-A-5, Class 1-A-6, Class 2-A-X and Class 4-A-X Certificates. If the
subgroup 1-3, subgroup 2-4 or subgroup 4-3 mortgage components prepay faster than expected, holders of the Class 1-A-5, Class 1-A-6, Class 2-A-X or Class
4-A-X Certificates, as applicable, may not fully recover their initial investment.

     Payments to the holders of the Class 2-A-X and Class 4-A-X Certificates come only from interest payments on certain mortgage components in subgroup 2-4 and subgroup 4-3, respectively. These mortgage components are called premium rate mortgage loans because in general they have the highest mortgage interest rates in that pool. In general, the higher the mortgage interest rate is on a premium rate mortgage loan in a subgroup, the more interest the Class 2-A-X and
Class 4-A-X Certificates, as applicable, receive from that mortgage loan. If mortgage interest rates decline, these premium rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur. If the related premium rate mortgage loans prepay faster than expected, you may not fully recover your initial investment.

     See "Yield, Prepayment and Weighted Average Life--Sensitivity of Certain
Interest-Only Certificates" in this prospectus supplement for more detail.

SLOWER PREPAYMENTS ON THE RELATED MORTGAGE LOANS WILL REDUCE THE YIELD ON THE
CLASS A-P AND CLASS 4-A-P CERTIFICATES.

     Payments to the holders of the Class A-P and Class 4-A-P Certificates come only from principal payments on the discount mortgage components in subgroup 1-1 and subgroup 2-1, with respect to the Class A-P Certificates and subgroup 4-1 with respect to the Class 4-A-P Certificates. In general, the lower the net mortgage rate is on a mortgage component, the more principal the Class A-P or
Class 4-A-P Certificates, as applicable, receive from that mortgage component.
Because holders of the Class A-P and Class 4-A-P Certificates receive only distributions of principal, they will be adversely affected by slower than expected prepayments on the related mortgage components. If you are investing in the Class A-P or Class 4-A-P Certificates, you should consider that since the discount

                                      S-16

mortgage components have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans.

     See "Yield, Prepayment and Weighted Average Life--Yield on the
Principal-Only Certificates" in this prospectus supplement for tables showing expected yields for the Class A-P or Class 4-A-P Certificates at different prepayment rates.

HOLDING SUBORDINATE CERTIFICATES CREATES ADDITIONAL RISKS

     The protections afforded the senior certificates in this transaction create risks for the related subordinate certificates. Prior to any purchase of subordinate certificates, consider the following factors that may adversely impact your yield:

o    Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

o    The subordinate certificates are not entitled to a proportionate share of principal prepayments on the related mortgage loans until the beginning of the tenth year after the closing date. In addition, if certain losses on the mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of related subordinate certificates with higher numerical class designations will be paid to those classes of subordinate certificates with lower numerical class designations.

o    If a servicer or the master servicer determines not to advance a delinquent payment on a related mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the related certificates which will impact the related subordinate certificates.

o    Losses on the mortgage loans will generally be allocated to the related subordinate certificates in reverse order of their priority of payment. A loss allocation results in a reduction of a certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will also result in less interest accruing on that certificate.

o    The earlier in the transaction that a loss on a mortgage loan occurs and is allocated to a certificate, the greater the impact on the yield of that certificate.

HIGH BALANCE MORTGAGE LOANS

     As of the cut-off date, the principal balances of 16 of the mortgage loans in pool 1 (representing approximately 16.55% of the pool 1 cut-off date balance)
were in excess of $1,000,000. As of the cut-off date, the principal balances of
61 of the mortgage loans in pool 2 (representing approximately 9.43% of the pool
2 cut-off date balance) were in excess of $1,000,000. As of the cut-off date, the principal balances of 13 of the mortgage loans in pool 4 (representing approximately 9.00% of the pool 2 cut-off date balance) were in excess of
$1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related pool.

SERVICING TRANSFERS MAY INCREASE DELINQUENCIES

     Servicing of the mortgage loans originated by GreenPoint Mortgage Funding,
Inc. will be transferred to JPMorgan Chase Bank, National Association after the closing date. It is expected that such transfer will occur on or about November
1, 2005. These mortgage loans are currently serviced by GreenPoint Mortgage
Funding, Inc. pursuant to an interim servicing agreement between the depositor and GreenPoint Mortgage Funding, Inc, which will be assigned to the trust on the closing date. The transfer of servicing of these mortgage loans may result in a temporary increase in the delinquencies on the transferred mortgage loans.

                                      S-17

LIMITED CROSS-COLLATERALIZATION AMONG THE POOLS; LIMITED RECOURSE

     Aggregate Pool I. With very limited exception described in "Description of the Certificates -- Limited Cross-Collateralization," interest and principal on the Group 1A Certificates will be allocated based on amounts collected in respect of the mortgage components in the related pool 1 subgroup, interest and principal on the Group 2A Certificates will be allocated based on amounts collected in respect of the mortgage components in the related pool 2 subgroup and interest and principal on the Group 3A Certificates will be allocated based on amounts collected in respect of the mortgage loans in pool 3. In the case of the Group 1A, Group 2A and Group 3A Certificates, the pool 1 subgroups, pool 2 subgroups and pool 3 will generally not be "cross-collateralized" -- interest and principal collections received from the mortgage components or mortgage loans in a pool 1 or pool 2 subgroup or pool 3 will only be available for distribution to the related senior certificates and not to the senior certificates related to the other subgroups or pool. For example, collections from pool 3 will generally only be available to make distributions to the Group
3A Certificates, but not to the Group 1A or Group 2A Certificates; and
collections from pool 1, pool 2 and pool 3 will be available to make distributions to the aggregate pool I subordinate certificates.

     Because the aggregate pool I subordinate certificates represent interests in aggregate pool I, the class principal amounts of the aggregate pool I subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any pool in aggregate pool I. Therefore, the allocation of realized losses on the mortgage loans in any such pool to the aggregate pool
I subordinate certificates will reduce the subordination provided by the aggregate pool I subordinate certificates to all of the Group 1A, Group 2A,
Group 3A and Class A-P Certificates, including the senior certificates related to the pool 1 subgroups, pool 2 subgroups or pool 3 that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the pool 1 subgroups, pool 2 subgroups or pool 3 that did not suffer those previous losses.

     Pool 4. With very limited exception described in "Description of the
Certificates -- Limited Cross-Collateralization," principal on the Group 4A
Certificates will be allocated based on amounts collected in respect of the mortgage components in the related subgroup. In the case of the Group 4A
Certificates, the subgroups will generally not be "cross-collateralized" --
principal collections received from the mortgage components in a subgroup will only be available for distribution to the related senior certificates and not to the senior certificates related to the other subgroups. For example, collections from subgroup 4-1 will generally only be available to make distributions to the
Class 4-A-1, Class 4-A-2, Class 4-A-P and Class A-R Certificates, but not to the
Class 4-A-3 and Class 4-A-4 Certificates; and collections from all pool 4 subgroups will be available to make distributions to the pool 4 subordinate certificates.

     Because the pool 4 subordinate certificates represent interests in all of the pool 4 subgroups, the class principal amounts of the pool 4 subordinate certificates could be reduced to zero as a result of realized losses on the mortgage components in any such subgroup. Therefore, the allocation of realized losses on the mortgage components to the pool 4 subordinate certificates will reduce the subordination provided by the pool 4 subordinate certificates to all of the Group 4A Certificates, including the classes related to a pool 4 subgroup that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to Group 4A Certificates related to a pool 4 subgroup that did not suffer those previous losses.

     Neither the certificates nor the assets of the trust fund will be guaranteed by the depositor, the seller, the servicers, the master servicer, the securities administrator, the trustee nor any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the mortgage loans are insufficient to make all payments required on the related certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

     The certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the mortgage loans. None of the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have

                                      S-18

any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the certificates.

     The amount of any realized losses, other than excess losses, experienced on a mortgage loan will be applied to reduce the principal amount of the class of related subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior related classes will incur realized losses and may never receive all of their principal payments. You should consider the following:

     o    if you buy a Class I-B-3 Certificate and losses on the mortgage loans in aggregate pool I exceed the total principal amount of the Class
          I-B-4, Class I-B-5 and Class I-B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class I-B-3 Certificates by the amount of that excess;

     o    if you buy a Class I-B-2 Certificate and losses on the mortgage loans in aggregate pool I exceed the total principal amount of the Class
          I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, the
          principal amount of your certificate will be reduced proportionately with the principal amount of the other Class I-B-2 Certificates by the amount of that excess;

     o    if you buy a Class I-B-1 Certificate and losses on the mortgage loans in aggregate pool I exceed the total principal amount of the Class
          I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6
          Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class I-B-1
          Certificates by the amount of that excess;

     o    if you buy a Class 4-B-3 Certificate and losses on the mortgage loans in pool 4 exceed the total principal amount of the Class 4-B-4, Class
          4-B-5 and Class 4-B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class 4-B-3 Certificates by the amount of that excess;

     o    if you buy a Class 4-B-2 Certificate and losses on the mortgage loans in pool 4 exceed the total principal amount of the Class 4-B-3, Class
          4-B-4, Class 4-B-5 and Class 4-B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class 4-B-2 Certificates by the amount of that excess;

     o    if you buy a Class 4-B-1 Certificate and losses on the mortgage loans in pool 4 exceed the total principal amount of the Class 4-B-2, Class
          4-B-3, Class 4-B-4, Class 4-B-5 and Class 4-B-6 Certificates, the
          principal amount of your certificate will be reduced proportionately with the principal amount of the other Class 4-B-1 Certificates by the amount of that excess; and

     o    after the total class principal amount of the aggregate pool I or the pool 4 subordinate certificates has been reduced to zero, realized losses on the mortgage components or mortgage loans realized by the related subgroup or pool, as applicable, will reduce the class principal amounts of the related senior certificates. See "Description of the Certificates -- Priority of Distributions" and "-- Allocation
          of Losses" in this prospectus supplement.

     Furthermore, the subordinate certificates will provide only limited protection against some categories of losses such as special hazard losses, bankruptcy losses and fraud losses up to the amounts specified in this prospectus supplement. Any such losses on the mortgage loans or mortgage components in a pool or subgroup, as applicable, in excess of those amounts will be allocated pro rata among each class of senior certificates (other than the interest-only certificates) related to that pool or subgroup, as applicable, and each class of related subordinate certificates in the manner set forth in this prospectus supplement, even if the principal balance of each subordinate class has not been reduced to zero. You should note that it is possible that a disproportionate amount of coverage for these types of losses may be experienced by one pool or subgroup which could make certificates related to the other pools or subgroups more likely to suffer a loss. See "Description of the Certificates
-- Allocation of Losses" in this prospectus supplement.

                                      S-19

ADDITIONAL RISK IS ASSOCIATED WITH THE CLASS 2-A-5 CERTIFICATES.

     Investors in the Class 2-A-5 Certificates should be aware that, on any distribution date, certain losses that would otherwise be allocated to the Class
2-A-4 Certificates will be allocated to the Class 2-A-5 Certificates until its class principal amount is reduced to zero.

CASH FLOW CONSIDERATIONS AND RISKS

     The related mortgage loans or mortgage components, as applicable, the related mortgaged property and other assets of the trust fund are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties fails to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

CONCENTRATION OF MORTGAGE LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

     Approximately 26.66% of the aggregate principal balance of the mortgage loans included in pool 1 are secured by mortgaged properties located in
California. Approximately 38.04% and 13.35% of the aggregate principal balance of the mortgage loans included in pool 2 are secured by mortgaged properties located in California and New York, respectively. Approximately 20.27%, 15.59%,
12.36% and 11.78% of the aggregate principal balance of the mortgage loans included in pool 3 are secured by mortgaged properties located in California,
New York, Florida and Texas, respectively. Approximately 32.52% and 11.96% of the aggregate principal balance of the mortgage loans included in pool 4 are secured by mortgaged properties located in California and Florida, respectively.
Similarly, various other states represent more than 5% of the aggregate principal balance of the mortgage loans in one or more of the pools as described under "Description of the Mortgage Pools -- Characteristics of the Mortgage
Loans" in this prospectus supplement. Consequently, losses and prepayments on the mortgage loans in a particular pool and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in these areas.

MILITARY ACTION AND TERRORIST ATTACKS

     The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action, may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S.
military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state laws, and the servicers and the master servicer will not be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of the Servicemembers Civil Relief Act or similar state laws.
Interest payable to related senior and subordinate certificateholders (other than the principal-only certificateholders) will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state laws.

ABILITY TO RESELL SECURITIES MAY BE LIMITED

     There is currently no market for any of the certificates and the underwriter is not required to assist investors in resales of the offered certificates, although it may do so. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue to exist for the term of the certificates. Consequently, you may

                                      S-20

not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary market for mortgage pass-through certificates has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

     LIMIT ON LIQUIDITY OF SECURITIES. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in the book-entry certificates can be effected only though the DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

     DELAYS IN PAYMENTS. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the securities administrator on behalf of the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

     The mortgage loans originated or acquired by JPMorgan Chase Bank, National
Association, Countrywide Home Loans Servicing, L.P., GreenPoint Mortgage
Funding, Inc. and Wells Fargo Bank, N.A. were originated in accordance, generally, with the underwriting guidelines described in this prospectus supplement for such entity and the mortgage loans originated or acquired by each other originator were originated in accordance, generally, with the underwriting criteria described herein under "Underwriting Standards -- General". We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the related mortgage loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

     Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans.
Depending on the provisions of the applicable law, violations of these laws may limit the ability of a servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer or a related servicer to damages and administrative enforcement.

         The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia's Fair Lending
Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA.
Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the trust fund. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The originators and the seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws. However, if the trust fund should include loans subject to HOEPA or any material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable.

                                      S-21

     See "Material Legal Aspects of the Loans" in the accompanying prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

     It is believed that the transfer of the mortgage loans from the seller to the depositor and from the depositor to the trust fund will each be treated as a sale rather than a secured financing for purposes of federal and state law.
Counsel for the seller and the depositor will render an opinion on the closing date that in the event of the bankruptcy of either the seller or the depositor, the mortgage loans and other assets of the trust fund would not be considered part of the seller's or depositor's bankruptcy estates and, thus, would not be available to their creditors. On the other hand, a bankruptcy trustee or one of the creditors of the seller or the depositor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

                            GLOSSARY OF DEFINED TERMS

     A glossary of defined terms used in this prospectus supplement begins on page S-93. Any terms used in this prospectus supplement but not defined in the glossary are defined in the accompanying prospectus.

                        DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

     The following is a summary description of the Mortgage Loans in the Pools as of the Cut-off Date. The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the
Pools as of the Closing Date, although such variance will not be material.

     Whenever reference is made herein to a percentage of some or all of the
Mortgage Components or Mortgage Loans or some or all of a Subgroup or Pool, such percentage is determined on the basis of the Stated Principal Balance (as defined below at "Description of the Certificates -- Distributions of Interest")
of the Mortgage Components or Mortgage Loans in aggregate or of a particular
Subgroup or Pool as of the Cut-off Date.

THE MORTGAGE LOANS

     At the Cut-off Date, the assets of the Trust Fund consisted of Pool 1, Pool
2, Pool 3 and Pool 4, having, in aggregate, 2,589 conventional, fixed rate
Mortgage Loans, each secured by first liens on a Mortgaged Property, having an
Aggregate Cut-off Date Balance of approximately $1,317,534,798. Substantially all of the Mortgage Loans in Pool 1 and Pool 4 have original terms to maturity of 15 years and substantially all of the Mortgage Loans in Pool 2 and Pool 3 have original terms to maturity of 30 years. As described herein at "Description of the Certificates--General," the Mortgage Loans have been segregated into Pool
1, Pool 2, Pool 3 and Pool 4 for the purpose of allocating distributions among the Certificates. Each Pool has the characteristics described below.

     Pool 1 consists of 299 Mortgage Loans having a Cut-off Date balance of approximately $164,742,554 (approximately 14.71% of the Aggregate Pool I Cut-off
Date Balance). As of the Cut-off Date, with respect to the Pool 1 Mortgage
Loans, the weighted average Mortgage Rate is approximately 5.372% per annum and the weighted average remaining term to maturity is approximately 174 months. No
Pool 1 Mortgage Loan had a Loan-to-Value Ratio at origination of more than
80.00%.

     Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 1A Certificates entitled to principal and the Class 1-A-P Component, the Pool 1 Mortgage Loans will be divided into three separate subgroups, Subgroup 1-1, Subgroup 1-2, and Subgroup 1-3, respectively.
Each Subgroup will consist of the Mortgage Components of Pool 1 Mortgage Loans described below.

                                      S-22

     Subgroup 1-1 will consist of the sum of:

     (a) 100% of the principal balance of each Pool 1 Mortgage Loan with a Net
Mortgage Rate equal to or less than 4.50% per annum, and

     (b) The portion of the principal balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 4.50% per annum and equal to or less than 5.00%
per annum, equal to:

                                                                Net Mortgage
                                                                Rate - 4.50%
The principal balance of such Pool 1 Mortgage Loan  x   (1 -  ---------------- )
                                                                   0.50%

     Subgroup 1-2 will consist of the sum of:

     (a) The portion of the principal balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 4.50% per annum and equal to or less than 5.00%
per annum, equal to:

                                                            Net Mortgage
                                                            Rate - 4.50%
The principal balance of such Pool 1 Mortgage Loan  x   ( ---------------- )
                                                                0.50%

     and

     (b) The portion of the principal balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 5.00%, equal to:

                                                               Net Mortgage
                                                               Rate - 5.00%
The principal balance of such Pool 1 Mortgage Loan  x  (1 -  ---------------- )
                                                                  3.00%

     Subgroup 1-3 will consist of the portion of the principal balance of each
Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 5.00%, equal to:

                                                           Net Mortgage
                                                           Rate - 5.00%
The principal balance of such Pool 1 Mortgage Loan  x  ( ---------------- )
                                                               3.00%

     Pool 2 consists of 1,767 Mortgage Loans having a Cut-off Date balance of approximately $927,018,216 (approximately 82.80% of the Aggregate Pool I Cut-off
Date Balance). As of the Cut-off Date, with respect to the Pool 2 Mortgage
Loans, the weighted average Mortgage Rate is approximately 5.976% per annum and the weighted average remaining term to maturity is approximately 357 months. No
Pool 2 Mortgage Loan had a Loan-to-Value Ratio at origination of more than
90.00%. Approximately 2.99% of the Pool 2 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of ten years following the origination of the related Mortgage Loan. Following such ten-year interest-only period, the Scheduled Payment with respect to each such Pool 2 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

     Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 2A Certificates entitled to principal and the Class 2-A-P Component, the Pool 2 Mortgage Loans will be divided into four separate subgroups, Subgroup 2-1, Subgroup 2-2, Subgroup 2-3 and Subgroup 2-4,
respectively. Each Subgroup will consist of the Mortgage Components of Pool 2
Mortgage Loans described below.

     Subgroup 2-1 will consist of the sum of:

                                      S-23

     (a) 100% of the principal balance of each Pool 2 Mortgage Loan with a Net
Mortgage Rate equal to or less than 5.25% per annum, and

     (b) The portion of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 5.25% per annum and equal to or less than 5.50%
per annum, equal to:

                                                              Net Mortgage
                                                              Rate - 5.25%
The principal balance of such Pool 2 Mortgage Loan  x  (1 - ---------------- )
                                                                  0.25%

     Subgroup 2-2 will consist of the sum of:

     (a) The portion of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 5.25% per annum and equal to or less than 5.50%
per annum, equal to:

                                                           Net Mortgage
                                                           Rate - 5.25%
The principal balance of such Pool 2 Mortgage Loan  x  ( ---------------- )
                                                               0.25%

     and

     (b) The portion of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 5.50% per annum and equal to or less than 6.00%
per annum, equal to:

                                                              Net Mortgage
                                                              Rate - 5.50%
The principal balance of such Pool 2 Mortgage Loan  x  (1 - ---------------- )
                                                                 0.50%

     Subgroup 2-3 will consist of the sum of:

     (a) The portion of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 5.50% per annum and equal to or less than 6.00%
per annum, equal to:

                                                         Net Mortgage
                                                         Rate - 5.50%
The principal balance of such Pool 2 Mortgage Loan  x  ----------------
                                                             0.50%

     and

     (b) The portion of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 6.00% per annum and equal to or less than 6.50%
per annum, equal to:

                                                               Net Mortgage
                                                               Rate - 6.00%
The principal balance of such Pool 2 Mortgage Loan  x  (1 -  ---------------- )
                                                                   0.50%

         Subgroup 2-4 will consist of the sum of:

         (a) The portion of the principal balance of each Pool 4 Mortgage Loan with a Net Mortgage Rate greater than 6.00% per annum and equal to or less than
6.50% per annum, equal to:

                                                           Net Mortgage
                                                           Rate - 6.00%
The principal balance of such Pool 2 Mortgage Loan  x  ( ---------------- )
                                                               0.50%

                                      S-24

     and

     (b) 100% of the principal balance of each Pool 2 Mortgage Loan with a Net
Mortgage Rate greater than 6.50% per annum.

     Pool 3 consists of 61 Mortgage Loans having a Cut-off Date balance of approximately $27,848,117 (approximately 2.49% of the Aggregate Pool I Cut-off
Date Balance). As of the Cut-off Date, with respect to the Pool 3 Mortgage
Loans, the weighted average Mortgage Rate is approximately 7.011% per annum, and the weighted average remaining term to maturity is approximately 310 months. No
Pool 3 Mortgage Loan had a Loan-to-Value Ratio at origination of more than
90.00%.

     Pool 4 consists of 462 Mortgage Loans having a Cut-off Date balance of approximately $197,925,910. As of the Cut-off Date, with respect to the Pool 4
Mortgage Loans, the weighted average Mortgage Rate is approximately 5.720% per annum and the weighted average remaining term to maturity is approximately 174 months. No Pool 4 Mortgage Loan had a Loan-to-Value Ratio at origination of more than 100.00%.

     Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 4A Certificates entitled to principal, the
Pool 4 Mortgage Loans will be divided into three separate subgroups, Subgroup
4-1, Subgroup 4-2 and Subgroup 4-3, respectively. Each Subgroup will consist of the Mortgage Components of Pool 4 Mortgage Loans described below.

     Subgroup 4-1 will consist of the sum of:

     (a) 100% of the principal balance of each Pool 4 Mortgage Loan with a Net
Mortgage Rate equal to or less than 5.00% per annum,

     and

     (b) the portion of the principal balance of each Pool 4 Mortgage Loan with a Net Mortgage Rate greater than 5.00% per annum and equal to or less than 5.50%
per annum, equal to:

                                                               Net Mortgage
                                                               Rate - 5.00%
The principal balance of such Pool 4 Mortgage Loan  x  (1 -  ---------------- )
                                                                   0.50%

     Subgroup 4-2 will consist of the sum of:

     (a) the portion of the principal balance of each Pool 4 Mortgage Loan with a Net Mortgage Rate greater than 5.00% per annum and equal to or less than 5.50%
per annum, equal to:

                                                           Net Mortgage
                                                           Rate - 5.00%
The principal balance of such Pool 4 Mortgage Loan  x  ( ---------------- )
                                                              0.50%

     and

     (b) the portion of the principal balance of each Pool 4 Mortgage Loan with a Net Mortgage Rate of greater than 5.50% per annum and equal to or less than
6.00% per annum, equal to:

                                                               Net Mortgage
                                                               Rate - 5.50%
The principal balance of such Pool 4 Mortgage Loan  x  (1 -  ---------------- )
                                                                  0.50%

     Subgroup 4-3 will consist of the sum of:

                                      S-25

     (a) the portion of the principal balance of each Pool 4 Mortgage Loan with a Net Mortgage Rate of greater than 5.50% per annum and equal to or less than
6.00% per annum, equal to:

                                                           Net Mortgage
                                                           Rate - 5.50%
The principal balance of such Pool 4 Mortgage Loan  x  ( ---------------- )
                                                               0.50%

     and

     (b) 100% of the principal balance of each Pool 4 Mortgage Loan with a Net
Mortgage Rate greater than 6.00% per annum.

     Certain general information with respect to the Mortgage Loans is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Trust
Fund and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage
Loans as presently constituted is representative of the characteristics of the
Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

     None of the Mortgage Loans will be guaranteed by any governmental agency.
Pursuant to the Assignment Agreements, the Seller and the Depositor will assign to the Trustee, on behalf of the Trust Fund, their respective interests in the underlying Purchase and Servicing Agreements with respect to the Mortgage Loans originally entered into between the Seller and the related Originator.

     The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the
Purchase and Servicing Agreements. The Chase Originators, Countrywide,
GreenPoint and Wells Fargo Mortgage Loans were underwritten substantially in accordance with the related underwriting criteria specified herein. See
"--Underwriting Standards" below. All other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described herein under "Underwriting Standards -- General" and generally in accordance with the underwriting criteria of Freddie Mac (except with respect to original principal balances). The Servicers will service the Mortgage Loans (other than the CTX
Mortgage Loans and the GreenPoint Mortgage Loans) pursuant to their respective
Purchase and Servicing Agreements with the Seller, which agreements, as they relate to the Mortgage Loans, have been assigned to the Trustee, on behalf of the Trust Fund. JPMCB, as servicer, and CHF, as subservicer, will service the
CTX Mortgage Loans and the GreenPoint Mortgage Loans (after the transfer of servicing of the GreenPoint Mortgage Loans to JPMCB, expected to occur on or about November 1, 2005) pursuant to the JPMCB Servicing Agreement.

     All of the Mortgage Loans provide for payments due on the first day of each month. Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. None of the
Mortgage Loans includes prepayment penalties for early voluntary prepayments in full or in part.

     The Mortgage Loans were originated from January 4, 2001 through July 20,
2005. No more than approximately 0.83% of the Mortgage Loans are secured by
Mortgaged Properties located in any one zip code area. The latest stated
maturity date of any Mortgage Loan is August 1, 2035.

     As of the Cut-off Date, none of the Mortgage Loans was more than 30 days delinquent.

     As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
Loans is approximately 5.884% per annum and the weighted average remaining term to maturity is approximately 305 months.

     All Mortgage Loans with Loan-to-Value Ratios greater than 80% at origination that were not supported by a third-party guarantee were covered by a primary mortgage insurance policy. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might

                                      S-26

not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     As set forth in the "CREDIT SCORES" table below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help evaluate a borrower's creditworthiness. Credit scores are generated by models developed by third-party credit reporting organizations which analyzed data on consumers in order to establish patterns which are believed to be indicative of a borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan.
Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

                                      S-27

                  TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

     The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans...................................         2,589
Total Stated Principal Balance.............................     $1,317,534,798
Mortgage Rates:
  Weighted Average.........................................         5.884%
  Range....................................................    4.375% to 7.875%
Weighted Average Remaining Term to Maturity (in months)....          305

     The Stated Principal Balances of the Mortgage Loans range from approximately $27,354 to approximately $2,670,193. The Mortgage Loans have an average Stated Principal Balance of approximately $508,897.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage
Loans is approximately 67.69%, and no Mortgage Loan had a Loan-to-Value Ratio at
origination exceeding 100.00%.

     No more than approximately 0.83% of the Mortgage Loans are secured by
Mortgaged Properties located in any one zip code area.

     The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement. Other than with respect to rates of interest, percentages (approximate) are stated by
Aggregate Pool I Cut-off Date Balance and, due to rounding, may not total 100%.

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS (AGGREGATE POOL I)

     The Aggregate Pool I Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Aggregate Pool I Mortgage Loans..................         2,127
Total Stated Principal Balance.............................     $1,119,608,888
Mortgage Rates:
  Weighted Average.........................................         5.912%
  Range....................................................    4.375% to 7.875%
Weighted Average Remaining Term to Maturity (in months)....          329

     The Stated Principal Balances of the Aggregate Pool I Mortgage Loans range from approximately $51,954 to approximately $2,670,193. The Aggregate Pool I
Mortgage Loans have an average Stated Principal Balance of approximately
$526,379.

     The weighted average Loan-to-Value Ratio at origination of the Aggregate
Pool I Mortgage Loans is approximately 68.40%, and no Aggregate Pool I Mortgage
Loan had a Loan-to-Value Ratio at origination exceeding 90.00%.

     No more than approximately 0.65% of the Aggregate Pool I Mortgage Loans are
secured by Mortgaged Properties located in any one zip code area.

     The Aggregate Pool I Mortgage Loans are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Aggregate Pool I Cut-off Date Balance and, due to rounding, may not total 100%.

                                      S-28

CHARACTERISTICS OF THE POOL 1 MORTGAGE LOANS

     The Pool 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 1 Mortgage Loans............................         299
Total Stated Principal Balance.............................     $164,742,554
Mortgage Rates:
  Weighted Average.........................................        5.372%
  Range....................................................   4.375% to 6.500%
Weighted Average Remaining Term to Maturity (in months)....         174

     The Stated Principal Balances of the Pool 1 Mortgage Loans range from approximately $53,758 to approximately $2,670,193. The Pool 1 Mortgage Loans have an average Stated Principal Balance of approximately $550,978.

     The weighted average Loan-to-Value Ratio at origination of the Pool 1
Mortgage Loans is approximately 59.25%, and no Pool 1 Mortgage Loan had a
Loan-to-Value Ratio at origination exceeding 80.00%.

     No more than approximately 3.18% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Loans in Pool 1 are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Loans in
Pool 1 of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 1-1 MORTGAGE COMPONENTS

     The Subgroup 1-1 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 1-1 Mortgage Components.................          65
Total Stated Principal Balance.............................     $16,187,609
Mortgage Rates:
  Weighted Average.........................................        4.878%
  Range....................................................   4.375% to 5.125%
Weighted Average Remaining Term to Maturity (in months)....         164

     The weighted average Loan-to-Value Ratio at origination of the Subgroup 1-1
Mortgage Components is approximately 57.71%, and no Subgroup 1-1 Mortgage
Component had a Loan-to-Value Ratio at origination exceeding 80.00%.

     No more than approximately 6.90% of the Subgroup 1-1 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Components in Subgroup 1-1 are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Components
in Subgroup 1-1 of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 1-2 MORTGAGE COMPONENTS

     The Subgroup 1-2 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

                                      S-29

Number of Subgroup 1-2 Mortgage Components.................          296
Total Stated Principal Balance.............................     $138,467,023
Mortgage Rates:
  Weighted Average.........................................        5.410%
  Range....................................................   4.750% to 6.500%
Weighted Average Remaining Term to Maturity (in months)....          175

     The weighted average Loan-to-Value Ratio at origination of the Subgroup 1-2
Mortgage Components is approximately 59.29%, and no Subgroup 1-1 Mortgage
Component had a Loan-to-Value Ratio at origination exceeding 80.00%.

     No more than approximately 2.93% of the Subgroup 1-2 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Components in Subgroup 1-2 are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Components
in Subgroup 1-2 of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 1-3 MORTGAGE COMPONENTS

     The Subgroup 1-3 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 1-3 Mortgage Components.................          191
Total Stated Principal Balance.............................      $10,087,920
Mortgage Rates:
  Weighted Average.........................................         5.630%
  Range....................................................   5.250% to 6.500%
Weighted Average Remaining Term to Maturity (in months)....          175

     The weighted average Loan-to-Value Ratio at origination of the Subgroup 1-3
Mortgage Components is approximately 61.10%, and no Subgroup 1-3 Mortgage
Component had a Loan-to-Value Ratio at origination exceeding 80.00%.

     No more than approximately 3.82% of the Subgroup 1-3 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Components in Subgroup 1-3 are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Components
in Subgroup 1-3 of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE POOL 2 MORTGAGE LOANS

     The Pool 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 2 Mortgage Loans............................         1,767
Total Stated Principal Balance.............................     $927,018,216
Mortgage Rates:
  Weighted Average.........................................        5.976%
  Range....................................................   5.125% to 7.250%
Weighted Average Remaining Term to Maturity (in months)....          357

                                      S-30

     The Stated Principal Balances of the Pool 2 Mortgage Loans range from approximately $51,954 to approximately $2,181,825. The Pool 2 Mortgage Loans have an average Stated Principal Balance of approximately $524,628.

     The weighted average Loan-to-Value Ratio at origination of the Pool 2
Mortgage Loans is approximately 70.00%, and no Pool 2 Mortgage Loan had a
Loan-to-Value Ratio at origination exceeding 90.00%.

     No more than approximately 0.58% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Loans in Pool 2 are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Loans in
Pool 2 of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 2-1 MORTGAGE COMPONENTS

     The Subgroup 2-1 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 2-1 Mortgage Components.................          117
Total Stated Principal Balance.............................      $43,700,100
Mortgage Rates:
  Weighted Average.........................................         5.552%
  Range....................................................    5.125% to 5.625%
Weighted Average Remaining Term to Maturity (in months)....          356

     The weighted average Loan-to-Value Ratio at origination of the Subgroup 2-1
Mortgage Components is approximately 65.88%, and no Subgroup 2-1 Mortgage
Component had a Loan-to-Value Ratio at origination exceeding 80.00%.

     No more than approximately 4.55% of the Subgroup 2-1 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Components in Subgroup 2-1 are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Components
in Subgroup 2-1 of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 2-2 MORTGAGE COMPONENTS

     The Subgroup 2-2 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 2-2 Mortgage Components.................        1,434
Total Stated Principal Balance.............................     $469,675,926
Mortgage Rates:
  Weighted Average.........................................        5.878%
  Range....................................................   5.625% to 6.125%
Weighted Average Remaining Term to Maturity (in months)....         357

     The weighted average Loan-to-Value Ratio at origination of the Subgroup 2-2
Mortgage Components is approximately 69.30%, and no Subgroup 2-2 Mortgage
Component had a Loan-to-Value Ratio at origination exceeding 90.00%.

                                      S-31

     No more than approximately 0.86% of the Subgroup 2-2 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Components in Subgroup 2-2 are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Components
in Subgroup 2-2 of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 2-3 MORTGAGE COMPONENTS

     The Subgroup 2-3 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 2-3 Mortgage Components.................        1,416
Total Stated Principal Balance.............................    $386,768,124
Mortgage Rates:
  Weighted Average.........................................        6.103%
  Range....................................................   5.875% to 6.625
Weighted Average Remaining Term to Maturity (in months)....         357

     The weighted average Loan-to-Value Ratio at origination of the Subgroup 2-3
Mortgage Components is approximately 71.03%, and no Subgroup 2-3 Mortgage
Component had a Loan-to-Value Ratio at origination exceeding 90.00%.

     No more than approximately 0.73% of the Subgroup 2-3 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Components in Subgroup 2-3 are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Components
in Subgroup 2-3 of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 2-4 MORTGAGE COMPONENTS

     The Subgroup 2-4 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 2-4 Mortgage Components.................         154
Total Stated Principal Balance.............................      26,874,064
Mortgage Rates:
  Weighted Average.........................................        6.527%
  Range....................................................   6.375% to 7.250%
Weighted Average Remaining Term to Maturity (in months)....         358

     The weighted average Loan-to-Value Ratio at origination of the Subgroup 2-4
Mortgage Components is approximately 74.19%, and no Subgroup 2-4 Mortgage
Component had a Loan-to-Value Ratio at origination exceeding 90.00%.

     No more than approximately 3.70% of the Subgroup 2-4 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Components in Subgroup 2-4 are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Components
in Subgroup 2-4 of the Cut-off Date and, due to rounding, may not total 100%.

                                      S-32

CHARACTERISTICS OF THE POOL 3 MORTGAGE LOANS

     The Pool 3 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 3 Mortgage Loans............................          61
Total Stated Principal Balance.............................      $27,848,117
Mortgage Rates:
  Weighted Average.........................................        7.011%
  Range....................................................   6.000% to 7.875%
Weighted Average Remaining Term to Maturity (in months)....          310

     The Stated Principal Balances of the Pool 3 Mortgage Loans range from approximately $321,887 to approximately $948,917. The Pool 3 Mortgage Loans have an average Stated Principal Balance of approximately $456,526.

     The weighted average Loan-to-Value Ratio at origination of the Pool 3
Mortgage Loans is approximately 69.14%, and no Pool 3 Mortgage Loan had a
Loan-to-Value Ratio at origination exceeding 90.00%.

     No more than approximately 3.47% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Loans in Pool 3 are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Loans in
Pool 3 of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE POOL 4 MORTGAGE LOANS

     The Pool 4 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 4 Mortgage Loans............................          462
Total Stated Principal Balance.............................     $197,925,910
Mortgage Rates:
  Weighted Average.........................................         5.720%
  Range....................................................   4.875% to 7.500%
Weighted Average Remaining Term to Maturity (in months)....          174

     The Stated Principal Balances of the Pool 4 Mortgage Loans range from approximately $27,354 to approximately $1,705,306. The Pool 4 Mortgage Loans have an average Stated Principal Balance of approximately $428,411.

     The weighted average Loan-to-Value Ratio at origination of the Pool 4
Mortgage Loans is approximately 63.68%, and no Pool 4 Mortgage Loan had a
Loan-to-Value Ratio at origination exceeding 100.00%.

     No more than approximately 1.87% of the Pool 4 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Loans in Pool 4 are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Loans in
Pool 4 of the Cut-off Date and, due to rounding, may not total 100%.

                                      S-33

CHARACTERISTICS OF THE SUBGROUP 4-1 MORTGAGE COMPONENTS

     The Subgroup 4-1 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 4-1 Mortgage Components.................          234
Total Stated Principal Balance.............................      $49,548,586
Mortgage Rates:
  Weighted Average.........................................        5.389%
  Range....................................................   4.875% to 5.720%
Weighted Average Remaining Term to Maturity (in months)....          173

     The weighted average Loan-to-Value Ratio at origination of the Subgroup 4-1
Mortgage Components is approximately 60.09%, and no Subgroup 4-1 Mortgage
Component had a Loan-to-Value Ratio at origination exceeding 100.00%.

     No more than approximately 3.12% of the Subgroup 4-1 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Components in Subgroup 4-1 are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Components
in Subgroup 4-1 of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 4-2 MORTGAGE COMPONENTS

     The Subgroup 4-2 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 4-2 Mortgage Components.................          386
Total Stated Principal Balance.............................     $105,356,086
Mortgage Rates:
  Weighted Average.........................................        5.678%
  Range....................................................   5.250% to 6.125%
Weighted Average Remaining Term to Maturity (in months)....          174

     The weighted average Loan-to-Value Ratio at origination of the Subgroup 4-2
Mortgage Components is approximately 64.23%, and no Subgroup 4-2 Mortgage
Component had a Loan-to-Value Ratio at origination exceeding 95.00%.

     No more than approximately 2.06% of the Subgroup 4-2 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Components in Subgroup 4-2 are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Components
in Subgroup 4-2 of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 4-3 MORTGAGE COMPONENTS

     The Subgroup 4-3 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 4-3 Mortgage Components.................         210
Total Stated Principal Balance.............................     $43,021,237

                                      S-34

Mortgage Rates:
  Weighted Average.........................................        6.202%
  Range....................................................   5.750% to 7.500%
Weighted Average Remaining Term to Maturity (in months)....         175

     The weighted average Loan-to-Value Ratio at origination of the Subgroup 4-3
Mortgage Components is approximately 66.47%%, and no Subgroup 4-3 Mortgage
Component had a Loan-to-Value Ratio at origination exceeding 90.00%.

     No more than approximately 3.24% of the Subgroup 4-3 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Components in Subgroup 4-3 are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex A to this
Prospectus Supplement. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Components
in Subgroup 4-3 of the Cut-off Date and, due to rounding, may not total 100%.

ASSIGNMENT OF THE MORTGAGE LOANS

     Under the Assignment Agreements, the Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Trust Fund.
Pursuant to the Assignment Agreements, the Seller will transfer to the Depositor and the Depositor will transfer to the Trustee its rights under the Purchase and
Servicing Agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans. With respect to the CTX and GreenPoint
Mortgage Loans, CTX and GreenPoint, respectively, will represent that the representations and warranties relating to the origination of the Mortgage Loans originated by it are true and correct as of the Closing Date. In addition, pursuant to the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of the related Mortgage Loans. Subject to the limitations described below, an
Originator or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any Defective Mortgage Loan. See "The
Trust Fund -- Representations by Sellers or Originators; Repurchases" in the
accompanying prospectus.

     Pursuant to a pooling and servicing agreement, on the Closing Date the
Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, on behalf of the Trust Fund, all of its rights to the
Mortgage Loans and its rights under the Assignment Agreements (including the right to enforce the Originators' purchase obligations). The obligations of the
Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

     In connection with such transfer and assignment of the Mortgage Loans, the
Depositor will deliver or cause to be delivered to the Trustee or its custodian the Mortgage File. Assignments of the Mortgage Loans to the Trustee (or its
nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the
Depositor.

     The Custodian, on behalf of the Trustee, will review each Mortgage File within the time period specified in the related Custodial Agreement or promptly after the Custodian's receipt of any document permitted to be delivered after the Closing Date. The Custodian will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such specified period, any document in a Mortgage File is found to be missing or defective in a material respect and the related Originator or the Seller, as applicable, does not cure such omission or defect within the time period required under the applicable
Purchase and Servicing Agreement, then the applicable Originator, pursuant to such Purchase and Servicing Agreement, as modified by the related Assignment
Agreement (if applicable), or, if applicable, the Seller under the Pooling and
Servicing Agreement, is obligated to purchase the related Defective Mortgage
Loan from the Trust Fund at the price specified in the Pooling and Servicing
Agreement or the related Purchase and Servicing Agreement, as applicable. Rather than purchase the Defective Mortgage Loan as provided above, the applicable
Originator or the Seller may remove such Mortgage Loan from the Trust Fund and substitute in its place a Replacement Mortgage Loan; provided, however, that such substitution is permitted only

                                      S-35

within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in a prohibited transaction tax under the Code.

     Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the related Purchase and Servicing
Agreement, (i) have an outstanding principal balance, after deduction of all
Scheduled Payments due in the month of substitution, not in excess of the Stated
Principal Balance of the related Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution), (ii) have a Mortgage Rate not less than and not more than 1 percentage point greater than the related Deleted Mortgage Loan, (iii) have a
Loan to Value Ratio equal to or less than that of the related Deleted Mortgage
Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the related Deleted Mortgage Loan and (v) comply with all of the representations and warranties set forth in the Pooling and
Servicing Agreement and the related Purchase and Servicing Agreement, as modified by the related Assignment Agreement. This cure, repurchase or substitution obligation constitutes the sole remedy available to the
Certificateholders or the Trustee for omission of, or a material defect in, a
Mortgage File.

UNDERWRITING STANDARDS

     GENERAL. Approximately 15.92% and 79.90% of the Mortgage Loans in Pool 1
and Pool 2, respectively, and all of the Mortgage Loans in Pool 3, are Chase
Originator Mortgage Loans. Approximately 23.12% and 85.97% of the Mortgage Loans
in Pool 1 and Pool 4, respectively, are Countrywide Mortgage Loans.
Approximately 6.28% and 13.43 of the Mortgage Loans in Pool 1 and Pool 2,
respectively, are GreenPoint Mortgage Loans. Approximately 0.60% and 2.09% of
the mortgage loans in pool 1 and pool 2, respectively, are CTX Mortgage Loans.
Approximately 3.10% and 1.99% of the mortgage loans in pool 1 and pool 2, respectively, are Harris Mortgage Loans. Approximately 2.25% and 2.59% of the
mortgage loans in pool 1 and pool 2, respectively, are Mid America Mortgage
Loans. Approximately 9.01% of the mortgage loans in pool 4 are Suntrust Mortgage
Loans. Approximately 5.02% of the mortgage loans in pool 4 are PHH Mortgage
Loans. Approximately 12.91% of the mortgage loans in Pool 1 are National City
Mortgage Loans. Approximately 35.83% of the mortgage loans in pool 1 are Wells
Fargo Mortgage Loans.

     Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. See "The Trust Fund--The Loans--Underwriting Standards" in
the prospectus.

     A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs. These programs are designed to facilitate the loan approval process. Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender's standard underwriting criteria.

     Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet the monthly payments on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses.

                                      S-36

Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the
Uniform Standards of Professional Appraisal Practice adopted by the Appraisal
Standards Board of the Appraisal Foundation and must be on forms acceptable to
Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator.
The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

     From time to time, exceptions to a lender's underwriting policies may be made. Such exceptions may be made on a loan-by-loan basis at the discretion of the lender's underwriter. Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

     THE CHASE ORIGINATORS

     The information set forth in this section of the prospectus supplement has been provided by the Chase Originators. None of the Depositor, the Underwriter,
the Seller, the Trustee, the Master Servicer, the Securities Administrator or
any other Originator or Servicer or any other person has made or will make any representation as to the accuracy or completeness of such information.

     Underwriting Guidelines. The following is a description of the underwriting policies customarily employed by CHF with respect to residential mortgage loans which it originated during the period of origination of the Mortgage Loans. The
Mortgage Loans originated by JPMorgan Chase Bank, National Association during such period were also originated using such underwriting policies. The Chase
Originators have represented to the Seller that the Chase Originator Mortgage
Loans were originated generally in accordance with such policies. References to
Mortgage Loans in this section refer to the Chase Originator Mortgage Loans originated or acquired by the Chase Originators in accordance with the underwriting guidelines described below.

     CHF's real estate lending process for one- to four-family residential mortgage loans follows procedures established to comply with applicable federal and state laws and regulations. CHF's underwriting standards are designed to evaluate a borrower's credit standing and repayment ability as well as the value and adequacy of the mortgaged property as collateral.

     The Mortgage Loans were originated in a manner generally consistent, except as to loan amounts, with Fannie Mae or Freddie Mac published underwriting guidelines. The Chase Originators believe that each Mortgage Loan originated in such a manner generally meets the credit, appraisal and underwriting standards described in such published underwriting guidelines, except for the original principal balances of such Mortgage Loans. Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the borrower's assets, liabilities, income and credit, the property to be financed and the type of loan desired. CHF obtains a three-file merged credit report for each borrower, which summarizes each repository's credit score, credit history and depth, and any derogatory public records. The middle of three credit scores is used if there is a single applicant and the lower of both middle credit scores is used if there are joint applicants. In addition, CHF verifies employment, income and assets. Self-employed prospective borrowers are generally required to submit their federal

                                      S-37

income tax returns for the last two years and in certain cases a separate statement of income and expenses independently verified by a third party.

     Once the necessary information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes and insurance) as well as to meet other financial obligations and monthly living expenses. For loans with a loan-to-value ratio of 80% or less, CHF's lending guidelines require that all current fixed obligations of the borrower (including mortgage payments based on
CHF's mortgage rates at the time of the application and other expenses related to the residence) generally may not exceed 40% of the borrower's gross income in the case of a borrower with income of under $75,000, 42% of the borrower's gross income in the case of a borrower with income of between $75,000 and $150,000 and
44% of the borrower's gross income in the case of a borrower with income in excess of $150,000. For fixed rate fully amortizing loans with a loan-to-value ratio between 80.01% and 90%, CHF's lending guidelines require that the mortgage payments (based on CHF's mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, generally may not exceed 33% of the borrower's gross income and that all monthly payments, including those mentioned above and other fixed obligations, such as car payments, generally may not exceed 38% of the borrowers gross income. For fixed rate fully amortizing loans with a loan-to-value ratio between 90.01% and 95%, CHF's lending guidelines require that the mortgage payments (based on CHF's mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, generally may not exceed 28% of the borrowers gross income and that all monthly payments, including those mentioned above and other fixed obligations, such as car payments, generally may not exceed 36% of the borrower's gross income. Other credit considerations may cause CHF to depart from these guidelines in certain cases. Where there are two individuals signing the mortgage note, the income and debts of both are included in the computation.

     Pursuant to CHF's Reduced Documentation Program, written verification of the borrower's income is not required. In order to qualify for the program, the borrower must satisfy a 20% down-payment requirement from the borrower's own assets. These assets are verified through bank statements and may be supplemented by third-party verification. A residential mortgage credit report, or "in file" report, is obtained and reviewed to determine the borrower's repayment history. The maximum loan-to-value ratio of any mortgage loan originated under this program is approximately 80% (65% for "cash out"
refinancings).

     Pursuant to CHF's Streamlined Refinance Program, verification and documentation of application information is reduced for borrowers who refinance fully amortizing mortgage loans serviced by CHF. In order to qualify for this refinance program, the borrower must have demonstrated overall creditworthiness as defined in the program guides. In addition, a documented servicing record with respect to such borrower of at least 24 months must be available. If there are multiple lenders during such 24 month period, CHF must have been the servicer for at least the most recent 12 months.

     Pursuant to CHF's "No Doc" program, no employment information, sources of income, income amount or assets are disclosed. Additionally, employment verification is not required. The underwriting for such mortgage loans is based primarily or entirely on a stronger credit profile (evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

     Pursuant to CHF's "Stated Income Stated Asset Program" (which is sometimes referred to as CHF's "alternative documentation" program), verification of the income and assets, as stated on the application, is not required. The underwriting for such mortgage loans is based primarily or entirely on stronger credit profile and lower loan-to-value ratio requirements.

     CHF requires an appraisal (which in certain circumstances may be a confirmation of an existing appraisal) to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser who visits the property and estimates its market value. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property. For certain jumbo loans in high value markets, the lower value of two appraisals would be used if certain dollar amounts and loan-to-value thresholds are exceeded.

                                      S-38

     From time to time, exceptions and/or variances to CHF's underwriting policies may be made. Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit and-underwriting personnel of the Chase Originators who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

     The Chase Originators obtain a search of the liens of record to which the property being financed is subject at the time of origination. Title insurance is required in the case of all mortgage loans.

     COUNTRYWIDE HOME LOANS, INC.

     The information set forth in this section of the prospectus supplement has been provided by Countrywide. None of the Depositor, the Underwriter, the
Seller, the Trustee, the Master Servicer, the Securities Administrator or any
other Originator or Servicer or any of their respective affiliates or any other person has made or will make any representation as to the accuracy or completeness of such information.

General

     All of the mortgage loans originated or acquired by Countrywide Home Loans will have been originated or acquired by Countrywide Home Loans in accordance with its credit, appraisal and underwriting standards. Countrywide Home Loans'
underwriting standards are applied in accordance with applicable federal and state laws and regulations.

     As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization.
Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     In assessing a prospective borrower's creditworthiness, Countrywide Home
Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history, and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years may be eligible for Countrywide Home
Loans' processing program (the "Preferred Processing Program. Countrywide Home
Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

     Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of
Countrywide Home Loans, the loan correspondent or mortgage broker. In addition,
Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide
Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans'
underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage

                                      S-39

loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

     Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide
Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

     Countrywide Home Loans may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.
Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than
Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

     The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation
Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full
Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets or mortgages.

     A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative
Documentation Loan Program (the "Alternative Documentation Program"), a Reduced
Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus
Documentation Loan Program (the "CLUES Plus Documentation Program"), a No
Income/No Asset Documentation Loan Program (the "No Income/No Asset
Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program
(the "Stated Income/Stated Asset Documentation Program") and a Streamlined
Documentation Loan Program (the "Streamlined Documentation Program").

     For all mortgage loans originated or acquired by Countrywide Home Loans,
Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

     Except with respect to mortgage loans originated pursuant to its
Streamlined Documentation Program, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition.
Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie
Mae or Freddie Mac appraisal standards then in effect.

                                      S-40

     Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

     In addition to Countrywide Home Loans' standard underwriting guidelines
(the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and
Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard
Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

     Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value
Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65%
for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Standard
Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to
75% and original principal balances ranging up to $650,000. The maximum
"cash-out" amount permitted is $200,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan. As used in this section of the prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

     Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to
80% on 3 unit properties with principal balances of up to $556,500 ($834,750 in
Alaska and Hawaii) and 4 unit properties with principal balances of up to
$691,600 ($1,037,400 in Alaska and Hawaii). On second homes, Countrywide Home
Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and
Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 75%
on 3 unit properties with principal balances of up to $556,500 ($834,750 in
Alaska and Hawaii) and 4 unit properties with principal balances of up to
$691,600 ($1,037,400 in Alaska and Hawaii).

     Under its Standard Underwriting Guidelines, Countrywide Home Loans
generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

     In connection with the Standard Underwriting Guidelines, Countrywide Home
Loans originates or acquires mortgage loans under the Full Documentation
Program, the Alternative Documentation Program, the Reduced Documentation
Program, the CLUES Plus Documentation Program or the Streamlined Documentation
Program.

     The Alternative Documentation Program permits a borrower to provide W 2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

                                      S-41

     Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home
Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

     The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES
Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

     The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by
Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a
Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum
Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to
95%.

Expanded Underwriting Guidelines

     Mortgage loans which are underwritten pursuant to the Expanded Underwriting
Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard
Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard
Underwriting Guidelines.

     Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value
Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75%
for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000.
Under certain circumstances, however, Countrywide Home Loans' Expanded
Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to
$375,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded
Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to
90% and original principal balances ranging up to $1,500,000. The maximum
"cash-out" amount permitted is $400,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan.

     Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to
85% on 3 unit properties with principal balances of up to $556,500 ($834,750 in
Alaska and Hawaii) and 4 unit properties with principal balances of up to
$691,600 ($1,037,400 in Alaska and Hawaii). On second homes, Countrywide Home
Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and

                                      S-42

Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 85%
on 3 unit properties with principal balances of up to $556,500 ($834,750 in
Alaska and Hawaii) and 4 unit properties with principal balances of up to
$691,600 ($1,037,400 in Alaska and Hawaii).

     Under its Expanded Underwriting Guidelines, Countrywide Home Loans
generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

     In connection with the Expanded Underwriting Guidelines, Countrywide Home
Loans originates or acquires mortgage loans under the Full Documentation
Program, the Alternative Documentation Program, the Reduced Documentation Loan
Program, the No Income/No Asset Documentation Program and the Stated
Income/Stated Asset Documentation Program. Neither the No Income/No Asset
Documentation Program nor the Stated Income/Stated Asset Documentation Program
is available under the Standard Underwriting Guidelines.

     The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting
Guidelines or the Standard Underwriting Guidelines. However, under the
Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting
Guidelines.

     Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting
Guidelines or the Standard Underwriting Guidelines. However, under the Reduced
Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting
Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%.
The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

     Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the
maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%.
Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the
Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid
U.S. social security number or a certificate of foreign status (IRS form W 8).
The borrower's income and assets must be verified under the Full Documentation
Program or the Alternative Documentation Program. The maximum Loan-to-Value
Ratio, including secondary financing, is 80%.

                                      S-43

     WELLS FARGO BANK, N.A.

     The information set forth in this section of the prospectus supplement has been provided by Wells Fargo. None of the Depositor, the Underwriter, the
Seller, the Trustee, the Master Servicer, the Securities Administrator or any
other Originator or Servicer or any other person has made or will make any representation as to the accuracy or completeness of such information.

     The Wells Fargo underwriting guidelines evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The Wells Fargo Underwriting Guidelines represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., generally the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. The Wells Fargo underwriting guidelines may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk.

     Wells Fargo supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or
scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes.
Such objective measures are then used to evaluate loan applications and assign each application a "mortgage score".

     The portion of the mortgage score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO score" which indicates a level of default probability over a two-year period.

     The mortgage score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions that are determined to be low-risk transactions, based upon the mortgage score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory mortgage score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted greater latitude in the application of borrower total debt-to-income ratio.

     A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health
(assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders.
Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying credit score.

     Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. Mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have.
Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo, but the Wells Fargo underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced

                                      S-44

documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal.

     Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo accepts alternative methods of verification in those instances when verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or
W-2. Loans underwritten using alternative verification methods are considered by
Wells Fargo to have been underwritten with "full documentation".

     In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed certain maximum levels. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of such ratios may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In the case of a mortgage loan referred by Wells Fargo's private mortgage banking division, for certain applicants referred by this division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. Secondary financing is permitted on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the total debt to income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. In evaluating an application with respect to a
"non-owner-occupied" property, which Wells Fargo defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

     Mortgage loans will not generally have had at origination a loan-to-value ratio in excess of 95%. The "loan-to-value ratio" is the ratio, generally expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly-constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the loan-to-value ratio is based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the loan-to-value ratio of any mortgage loan that is the result of the refinancing of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its originations, Wells Fargo currently obtains appraisals through
Value Information Technology, Inc., an entity jointly owned by Wells Fargo and an unaffiliated third party.

     Wells Fargo originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In some cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% are required to be secured by primary residences or second homes
(excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained.

                                      S-45

     A borrower whose mortgage loan is serviced by Wells Fargo may be eligible for Wells Fargo's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo may permit a refinancing of the mortgage loan to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their total monthly debt obligations in relation to their monthly income level does not exceed a certain ratio; Wells Fargo may not obtain a current credit report for the borrower or apply a new credit score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing mortgage loans that are refinanced under the retention program.

     Wells Fargo may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences when the initial principal balance of the new loan would not exceed 200% of the original principal balance of the previous loan. Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo, as well as a satisfactory FICO score. Wells Fargo may waive verifications of borrower income and assets under this program and may not impose any limitation on a borrower's total debt ratio. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

     GREENPOINT MORTGAGE FUNDING, INC.

     The information set forth in this section of the prospectus supplement has been provided by GreenPoint. None of the Depositor, the Underwriter, the Seller,
the Trustee, the Master Servicer, the Securities Administrator or any other
Originator or Servicer or any other person has made or will make any representation as to the accuracy or completeness of such information

     The GreenPoint underwriting guidelines are generally not as strict as
Fannie Mae or Freddie Mac guidelines. Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Based on these and other factors, GreenPoint will determine the level of documentation to be provided by the prospective borrower. Exceptions to the GreenPoint underwriting guidelines are permitted where compensating factors are present.

     In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers, when required by the applicable documentation program, the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

     GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, the credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation or alternative documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower.
Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

                                      S-46

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     On the Closing Date the Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions
(including definitions of terms) are incorporated by reference.

     The Certificates will consist of (a) the Senior Certificates, (b) the
Aggregate Pool I Subordinate Certificates and (c) the Pool 4 Subordinate
Certificates. Only the Offered Certificates are offered under this prospectus supplement. The Privately-Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately-Offered
Certificates provided in this prospectus supplement is solely for informational purposes.

     The Certificates will be issued in the initial Class Principal Amounts or
Class Notional Amounts set forth in the table under "Summary -- Offered
Certificates". The initial Class Principal Amount or Class Notional Amount, as applicable, of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Pools."

     The Offered Certificates (other than the Class A-R Certificates) will be issued in minimum denominations in principal amounts of $25,000 and integral multiples of $1 in excess thereof. The Class A-R Certificate will be issued as a single instrument in fully registered, definitive form, representing the entire principal amount of such Certificate.

     The Certificates represent beneficial ownership interests in the Trust
Fund, the assets of which on the Closing Date will consist primarily of (1) the
Pool 1 Mortgage Loans, the Pool 2 Mortgage Loans, the Pool 3 Mortgage Loans and
the Pool 4 Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts and the
Distribution Account (see "-- Payments on Mortgage Loans; Accounts" below); (3)
the Trust Fund's rights under the assignment, assumption and recognition agreements pursuant to which the Seller and the Depositor assigned their respective interests in the underlying mortgage loan purchase and servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the Originators; (4) property acquired by foreclosure of the
Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; and (6) the proceeds of all of the foregoing.

     Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 1A Certificates entitled to principal and the Class 1-A-P Component, the Pool 1 Mortgage Loans will be divided into three separate subgroups, Subgroup 1-1, Subgroup 1-2, and Subgroup 1-3, respectively.
Each Subgroup will consist of the Mortgage Components of Pool 1 Mortgage Loans described below.

     Subgroup 1-1 will consist of the sum of:

     (a) 100% of the principal balance of each Pool 1 Mortgage Loan with a Net
Mortgage Rate equal to or less than 4.50% per annum, and

     (b) The portion of the principal balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 4.50% per annum and equal to or less than 5.00%
per annum, equal to:

                                                               Net Mortgage
                                                               Rate - 4.50%
The principal balance of such Pool 1 Mortgage Loan  x  (1 -  ---------------- )
                                                                   0.50%

     Subgroup 1-2 will consist of the sum of:

                                      S-47

     (a) The portion of the principal balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 4.50% per annum and equal to or less than 5.00%
per annum, equal to:

                                                           Net Mortgage
                                                           Rate - 4.50%
The principal balance of such Pool 1 Mortgage Loan  x  ( ---------------- )
                                                              0.50%
     and

     (b) The portion of the principal balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 5.00%, equal to:

                                                               Net Mortgage
                                                               Rate - 5.00%
The principal balance of such Pool 1 Mortgage Loan  x  (1 -  ---------------- )
                                                                   3.00%

     Subgroup 1-3 will consist of the portion of the principal balance of each
Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 5.00%, equal to:

                                                           Net Mortgage
                                                           Rate - 5.00%
The principal balance of such Pool 1 Mortgage Loan  x  ( ---------------- )
                                                               3.00%

     Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 2A Certificates entitled to principal and the Class 2-A-P Component, the Pool 2 Mortgage Loans will be divided into four separate subgroups, Subgroup 2-1, Subgroup 2-2, Subgroup 2-3 and Subgroup 2-4,
respectively. Each Subgroup will consist of the Mortgage Components of Pool 2
Mortgage Loans described below.

     Subgroup 2-1 will consist of the sum of:

     (a) 100% of the principal balance of each Pool 2 Mortgage Loan with a Net
Mortgage Rate equal to or less than 5.25% per annum, and

     (b) The portion of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 5.25% per annum and equal to or less than 5.50%
per annum, equal to:

                                                               Net Mortgage
                                                               Rate - 5.25%
The principal balance of such Pool 2 Mortgage Loan  x  (1 -  ---------------- )
                                                                   0.25%

     Subgroup 2-2 will consist of the sum of:

     (a) The portion of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 5.25% per annum and equal to or less than 5.50%
per annum, equal to:

                                                           Net Mortgage
                                                           Rate - 5.25%
The principal balance of such Pool 2 Mortgage Loan  x  ( ---------------- )
                                                               0.25%
     and

     (b) The portion of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 5.50% per annum and equal to or less than 6.00%
per annum, equal to:

                                      S-48

                                                               Net Mortgage
                                                               Rate - 5.50%
The principal balance of such Pool 2 Mortgage Loan  x  (1 -  ---------------- )
                                                                   0.50%

     Subgroup 2-3 will consist of the sum of:

     (a) The portion of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 5.50% per annum and equal to or less than 6.00%
per annum, equal to:

                                                           Net Mortgage
                                                           Rate - 5.50%
The principal balance of such Pool 2 Mortgage Loan  x  ( ---------------- )
                                                               0.50%

     and

     (b) The portion of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 6.00% per annum and equal to or less than 6.50%
per annum, equal to:

                                                               Net Mortgage
                                                               Rate - 6.00%
The principal balance of such Pool 2 Mortgage Loan  x  (1 -  ---------------- )
                                                                   0.50%

     Subgroup 2-4 will consist of the sum of:

     (a) The portion of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 6.00% per annum and equal to or less than 6.50%
per annum, equal to:

                                                           Net Mortgage
                                                           Rate - 6.00%
The principal balance of such Pool 2 Mortgage Loan  x  ( ---------------- )
                                                               0.50%
     and

     (b) 100% of the principal balance of each Pool 2 Mortgage Loan with a Net
Mortgage Rate greater than 6.50% per annum.

     Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 4A Certificates entitled to principal, the
Pool 4 Mortgage Loans will be divided into three separate subgroups, Subgroup
4-1, Subgroup 4-2 and Subgroup 4-3, respectively. Each Subgroup will consist of the Mortgage Components of Pool 4 Mortgage Loans described below.

     Subgroup 4-1 will consist of the sum of:

     (a) 100% of the principal balance of each Pool 4 Mortgage Loan with a Net
Mortgage Rate equal to or less than 5.00% per annum,

     and

     (b) the portion of the principal balance of each Pool 4 Mortgage Loan with a Net Mortgage Rate greater than 5.00% per annum and equal to or less than 5.50%
per annum, equal to:

                                                               Net Mortgage
                                                               Rate - 5.00%
The principal balance of such Pool 4 Mortgage Loan  x  (1 -  ---------------- )
                                                                   0.50%

                                      S-49

     Subgroup 4-2 will consist of the sum of:

     (a) the portion of the principal balance of each Pool 4 Mortgage Loan with a Net Mortgage Rate greater than 5.00% per annum and equal to or less than 5.50%
per annum, equal to:

                                                           Net Mortgage
                                                           Rate - 5.00%
The principal balance of such Pool 4 Mortgage Loan  x  ( ---------------- )
                                                               0.50%
     and

     (b) the portion of the principal balance of each Pool 4 Mortgage Loan with a Net Mortgage Rate of greater than 5.50% per annum and equal to or less than
6.00% per annum, equal to:

                                                               Net Mortgage
                                                               Rate - 5.50%
The principal balance of such Pool 4 Mortgage Loan  x  (1 -  ---------------- )
                                                                   0.50%

     Subgroup 4-3 will consist of the sum of:

     (a) the portion of the principal balance of each Pool 4 Mortgage Loan with a Net Mortgage Rate of greater than 5.50% per annum and equal to or less than
6.00% per annum, equal to:

                                                           Net Mortgage
                                                           Rate - 5.50%
The principal balance of such Pool 4 Mortgage Loan  x  ( ---------------- )
                                                               0.50%

     and

     (b) 100% of the principal balance of each Pool 4 Mortgage Loan with a Net
Mortgage Rate greater than 6.00% per annum.

     To the extent principal is received or losses with respect to principal are incurred with respect to a Mortgage Loan that is divided into Mortgage
Components, such principal or losses will be allocated among the Mortgage
Components, pro rata, based on the principal balances of the Mortgage
Components. To the extent principal or losses with respect to principal are allocated to a Mortgage Component in Subgroup 1-1, Subgroup 2-1 or Subgroup 4-1
that relates to a Mortgage Loan having a Net Mortgage Rate of less than 4.50%,
5.25% or 5.00%, respectively, an amount equal to the product of the applicable
Class P Fraction for such Mortgage Component will be distributed or allocated to the Class A-P or Class 4-A-P Certificates, as applicable.

     Distributions on the Certificates will be made by the Securities
Administrator, on behalf of the Trustee, on each Distribution Date, to the persons in whose names such Certificates are registered on the related Record
Date.

     Payments on each Distribution Date will be made by check mailed to the address of the Certificateholder entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds
100% of a notional class of Certificates or the Class A-R Certificate or who holds Certificates with an aggregate initial Class Principal Amount of
$1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the
Certificates will be made only upon presentment and surrender of such
Certificates at the Corporate Trust Office of the Securities Administrator. See
"-- Book-Entry Certificates" below for the method of payment to Beneficial
Owners of Book-Entry Certificates.

                                      S-50

BOOK-ENTRY CERTIFICATES

     GENERAL. The Offered Certificates (other than the Class A-R Certificate)
will be Book-Entry Certificates.

     Each class of Book-Entry Certificates will be represented by one or more global certificates which equal the initial principal balance or initial notional amount of such class registered in the name of the nominee of DTC. The
Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No
Beneficial Owner will be entitled to receive a Definitive Certificate except as set forth in the prospectus under "Description of the Securities -- Book-Entry
Registration of Securities." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described in the prospectus, all references to actions by Certificateholders with respect to the
Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry
Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.
Beneficial Owners are only entitled to exercise their rights indirectly through
Participants in the DTC.

     REGISTRATION. Beneficial Owners will hold their interests in their Offered
Certificates through DTC in the United States or indirectly through organizations which are participants in such systems.

     The Beneficial Owner's ownership interest in a Book-Entry Certificate will be recorded on the records of the Financial Intermediary. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a Participant, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a
DTC participant).

     Beneficial Owners will receive all payments of principal of, and interest on, the Offered Certificates from the Securities Administrator on behalf of the
Trustee through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules,
DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal of, and interest on, the Book-Entry
Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates, the Rules provide a mechanism by which
Beneficial Owners will receive payments and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive Definitive
Certificates representing their respective interests in the Book-Entry
Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not
Participants may transfer ownership of Book-Entry Certificates only through
Participants and indirect participants by instructing such Participants and indirect participants to transfer their interest by book-entry transfer, through
DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at
DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners. Transfers between
Participants will occur in accordance with DTC rules.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Payments on the Book-Entry Certificates will be made on each Distribution
Date by the Securities Administrator, on behalf of the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC

                                      S-51

participant will be responsible for disbursing such payment to the Beneficial
Owners of the Book-Entry Certificates that it represents and to each Financial
Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry
Certificates that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be made by the Securities Administrator to Cede & Co.

     Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such
Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports will be provided to Cede & Co., as nominee of
DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the
Book-Entry Certificates of such Beneficial Owners are credited.

     DTC has advised the Securities Administrator that, unless and until
Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and
Servicing Agreement only at the direction of one or more Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Seller, the Depositor, the Securities Administrator, the Master
Servicer, any Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

     Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the accompanying prospectus under "Description of the Securities -- Book-Entry Registration of Securities." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Securities
Administrator, on behalf of the Trustee, is required to direct DTC to notify
Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for the Book-Entry
Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates, and upon receipt of instruction from DTC for re-registration, the Securities Administrator, on behalf of the Trustee, will re-issue the Book-Entry Certificates as Definitive Certificates in the
respective principal balances owned by the individual Beneficial Owner and thereafter the Trustee will recognize the holders of such Definitive
Certificates as certificateholders under the Pooling and Servicing Agreement.

     For a description of the procedures generally applicable to the Book-Entry
Certificates, see "Description of the Securities -- Book-Entry Registration of
Securities" in the accompanying prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained a Custodial Account. On or prior to the Closing Date, the Securities Administrator will establish the Distribution
Account. On the 18th day of each month (or, if such 18th day is not a Business
Day, on the

                                      S-52

immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account. On each
Distribution Date, to the extent of the Available Distribution Amount for each
Mortgage Pool on deposit in the Distribution Account, the Securities
Administrator, on behalf of the Trustee, will make distributions to the related
Certificateholders.

     As further compensation, if permitted under the related Servicing
Agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.

AVAILABLE DISTRIBUTION AMOUNT

     Distributions of interest and principal on the Certificates will be made on each Distribution Date from the Available Distribution Amount of the related
Mortgage Pool, in the case of the Senior Certificates and the Pool 4 Subordinate
Certificates and from the Available Distribution Amount of all Mortgage Pools in
Aggregate Pool I, in the case of the Aggregate Pool I Subordinate Certificates, in the order of priority set forth below at "-- Priority of Distributions."

DISTRIBUTIONS OF INTEREST

     GENERAL. On each Distribution Date, each class of Certificates will be entitled to the related Interest Distribution Amount. For each Distribution Date and each related Accrual Period, interest on all classes of Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve
30-day months.

     The Current Interest for each class of Certificates for any Distribution
Date will be reduced by the amount of Net Interest Shortfalls experienced by the related Pool or Pools. Net Interest Shortfalls for a Pool on any Distribution
Date will be allocated among all classes of Senior Certificates of the related
Certificate Groups and all classes of related Subordinate Certificates proportionately based on (i) in the case of the Senior Certificates and the Pool
4 Subordinate Certificates, Current Interest otherwise distributable thereon on such Distribution Date and (ii) in the case of the Aggregate Pool I Subordinate
Certificates, interest accrued on their Apportioned Principal Balances, in each case before taking into account any reductions in such amounts from Net Interest
Shortfalls for that Distribution Date.

     If on a particular Distribution Date, there is an Interest Shortfall, interest will be distributed on each Certificate of equal priority within a
Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates will be entitled to receive on the next
Distribution Date. An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Mortgage Pool were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

     CERTIFICATE INTEREST RATES. The Certificate Interest Rate for each Accrual
Period for each class of Certificates is as follows:

     (A)  The Certificate Interest Rate applicable to the Class 1-A-1, Class
          1-A-2, Class 1-A-3 and Class 1-A-6 Certificates will equal 4.50%,
          4.50%, 5.00% and 5.00% per annum, respectively.

     (B)  The Certificate Interest Rate applicable to the Class 1-A-4
          Certificates for the first Distribution Date is 3.89% per annum and after the first Distribution Date will be equal to LIBOR plus 0.25%
          per annum, but not less than 0.25% per annum and not more than 7.00%
          per annum.

     (C)  The Certificate Interest Rate applicable to the Class 1-A-5
          Certificates for the first Distribution Date is 3.11% per annum and after the first Distribution Date will be equal to 6.75% minus LIBOR, but not less than 0.00% per annum and not more than 6.75%.

                                      S-53

     (D)  The Certificate Interest Rate applicable to the Class 2-A-1, Class
          2-A-2 and Class 2-A-3 Certificates will equal 5.25%. The Certificate
          Interest Rate applicable to the Class 2-A-4, Class 2-A-5, Class 2-A-6,
          Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11,
          Class 2-A-12, Class 2-A-13 and Class 2-A-14 Certificates will equal
          5.50% per annum. The Certificate Interest Rate applicable to the Class
          2-A-15, Class 2-A-16 and Class 2-A-X Certificates will equal 6.00%,
          6.50% and 6.00% per annum, respectively.

     (E)  The Certificate Interest Rate applicable to the Class 3-A-1
          Certificates for the first Distribution Date is approximately 6.761%
          per annum and after the first Distribution Date will be equal to the
          Pool 3 Net WAC for such Distribution Date.

     (F)  The Certificate Interest Rate applicable to the Class A-R, Class
          4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4 and Class 4-A-X
          Certificates will equal 5.00%, 5.00%, 5.00%, 5.50%, 6.00% and 6.00%
          per annum, respectively.

     (G)  The Certificate Interest Rate applicable to each of the Class I-B-1,
          Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6
          will equal a per annum rate calculated as the quotient expressed as a percentage of (a) the sum of (i) the product of (x) 4.50% and (y) the
          Subgroup Subordinate Amount relating to Subgroup 1-1 for that
          Distribution Date, (ii) the product of (x) 5.00% and (y) the Subgroup
          Subordinate Amount relating to Subgroup 1-2 for that Distribution
          Date, (iii) the product of (x) 8.00% and (y) the Subgroup Subordinate
          Amount relating to Subgroup 1-3 for that Distribution Date, (iv) the product of (x) 5.25% and (y) the Subgroup Subordinate Amount relating to Subgroup 2-1 for that Distribution Date, (v) the product of (x)
          5.50% and (y) the Subgroup Subordinate Amount relating to Subgroup 2-2 for that Distribution Date, (vi) the product of (x) 6.00% and (y) the
          Subgroup Subordinate Amount relating to Subgroup 2-3 for that
          Distribution Date, (vii) the product of (x) 6.50% and (y) the Subgroup
          Subordinate Amount relating to Subgroup 2-4 for that Distribution Date
          (viii) the product of (x) the Pool 3 Net WAC Rate and (y) the Pool 3
          Subordinate Amount for that Distribution Date, divided by (b) the aggregate of the Subgroup Subordinate Amounts relating to Subgroup
          1-1, Subgroup 1-2, Subgroup 1-3, Subgroup 2-1, Subgroup 2-2, Subgroup
          2-3 and Subgroup 2-4 for that Distribution Date and the Pool 3
          Subordinate Amount for that Distribution Date. The initial Certificate
          Interest Rate on each class of Aggregate Pool I Subordinate
          Certificates will be approximately 5.665% per annum.

     (H)  The Certificate Interest Rate applicable to each of the Class 4-B-1,
          Class 4-B-2, Class 4-B-3, Class 4-B-4, Class 4-B-5 and Class 4-B-6
          Certificates will equal the quotient expressed as a percentage of (a)
          the sum of (i) the product of (x) 5.00% and (y) the Subgroup
          Subordinate Amount relating to Subgroup 4-1 for that Distribution
          Date, (ii) the product of (x) 5.50% and (y) the Subgroup Subordinate
          Amount relating to Subgroup 4-2 for that Distribution Date and (iii)
          the product of (x) 6.00% and (y) the Subgroup Subordinate Amount relating to Subgroup 4-3 for that Distribution Date, divided by (b)
          the aggregate of the Subgroup Subordinate Amounts relating to Subgroup
          4-1, Subgroup 4-2 and Subgroup 4-3 for that Distribution Date. The initial Certificate Interest Rate on each class of Pool 4 Subordinate
          Certificates will be approximately 5.484% per annum.

DETERMINATION OF LIBOR

     The annual certificate interest rates of the LIBOR Certificates are based upon LIBOR as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the
LIBOR Determination Date, except that on the initial Distribution Date, LIBOR will be deemed to equal 3.64%. If the rate does not appear on Telerate Page
3750, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the Securities
Administrator, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the
Securities Administrator, as

                                      S-54

of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Amount of the LIBOR Certificates. The Securities
Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Amount of the LIBOR Certificates. If no quotations can be obtained, the rate will be
LIBOR for the prior Distribution Date. The Securities Administrator's calculation of LIBOR and the resulting Certificate Interest Rate on any class of
LIBOR Certificates with respect to any Distribution Date shall be final and binding in the absence of manifest error.

DISTRIBUTIONS OF PRINCIPAL

     GENERAL. All payments and other amounts received in respect of principal of the Mortgage Loans in Aggregate Pool I or Pool 4, as applicable, will be allocated between the related Senior Certificates and the related Subordinate
Certificates as follows:

     SENIOR PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, the related Mortgage Pool's Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for the related
Certificate Group will be distributed as principal on the Senior Certificates of such Certificate Group, up to the related Senior Principal Distribution Amount.
The Senior Principal Distribution Amount will, in part, be based on the Senior
Prepayment Percentage for such Distribution Date for such Certificate Group, which generally allocates a disproportionate amount of unscheduled payments of principal to the Senior Certificates of a Certificate Group for the first nine years beginning with the first Distribution Date. This will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of
Aggregate Pool I or Pool 4, as applicable, evidenced by the related Subordinate
Certificates. Increasing the interest of the related Subordinate Certificates relative to that of the Senior Certificates of a related Certificate Group is intended to preserve the availability of the subordination provided by the related Subordinate Certificates.

     SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT: Except as provided in the next paragraph, from the Available Distribution Amount remaining after the payment of interest and principal to the related Senior Certificates and any related
Subordinate Certificate ranking in higher priority as described at "-- Priority of Distributions," each related class of Subordinate Certificates will be entitled to receive on each Distribution Date, first, payments in respect of interest and second, its pro rata share of the Aggregate Pool I Subordinate
Principal Distribution or Pool 4 Subordinate Principal Distribution Amount, as
applicable. Distributions of principal with respect to the Subordinate
Certificates will be made on each Distribution Date sequentially to the classes of Subordinate Certificates in order of their numerical class designations, beginning with each class of the Class I-B-1 or Class 4-B-1 Certificates, as applicable, until each such class has received its pro rata share for that
Distribution Date. Distributions of each such class' share of the Aggregate Pool
I Subordinate Principal Distribution or Pool 4 Subordinate Principal
Distribution Amount, as applicable, will be made only after payments of interest and principal to each related class ranking senior to such class, and interest to such class, have been paid. See "-- Priority of Distributions."

     With respect to each class of Subordinate Certificates, if on any
Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all related classes of
Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments from the related Mortgage Loans will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among any related classes of Subordinate
Certificates having lower numerical class designations than such class, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

                                      S-55

     The approximate original Applicable Credit Support Percentages for the
Aggregate Pool I Subordinate Certificates on the date of issuance of such
Certificates are expected to be as follows:

     Class I-B-1..............................................   3.25%
     Class I-B-2..............................................   1.45%
     Class I-B-3..............................................   0.80%
     Class I-B-4..............................................   0.50%
     Class I-B-5..............................................   0.30%
     Class I-B-6..............................................   0.15%

     The approximate original Applicable Credit Support Percentages for the Pool
4 Subordinate Certificates on the date of issuance of such Certificates are expected to be as follows:

     Class 4-B-1..............................................   3.50%
     Class 4-B-2..............................................   1.40%
     Class 4-B-3..............................................   0.80%
     Class 4-B-4..............................................   0.55%
     Class 4-B-5..............................................   0.30%
     Class 4-B-6..............................................   0.15%

     ACCRETION DIRECTED AND ACCRUAL CERTIFICATES On or prior to the Class 2-A-3
Accretion Termination Date, the Class 2-A-2 Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the accrued interest that would otherwise be distributable in respect of the Class 2-A-3 Certificates. On or prior to the Class 2-A-3
Accretion Termination Date, interest shortfalls allocated to the Class 2-A-3
Certificates will reduce the amount added to the Class Principal Amount thereof and will also result in a corresponding reduction of the amount available for distributions on the Class 2-A-2 Certificates. Furthermore, because these interest shortfalls will result in the Class Principal Amount of the Class 2-A-3
Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Class 2-A-3 Certificates and be available for distributions on the Class 2-A-2 Certificates will be reduced.

     On or prior to the Class 2-A-14 Accretion Termination Date, the Class
2-A-12 and Class 2-A-13 Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the accrued interest that would otherwise be distributable in respect of the Class
2-A-14 Certificates. On or prior to the Class 2-A-14 Accretion Termination Date, interest shortfalls allocated to the Class 2-A-14 Certificates will reduce the amount added to the Class Principal Amount thereof and will also result in a corresponding reduction of the amount available for distributions on the Class
2-A-12 and Class 2-A-13 Certificates. Furthermore, because these interest shortfalls will result in the Class Principal Amount of the Class 2-A-14
Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Class 2-A-14 Certificates and be available for distributions on the Class 2-A-12 and Class 2-A-13 Certificates will be reduced.

PRIORITY OF DISTRIBUTIONS - GROUP 1A, GROUP 2A, GROUP 3A AND AGGREGATE POOL I
SUBORDINATE CERTIFICATES

          On each Distribution Date, the Available Distribution Amounts for Pool
1, Pool 2 and Pool 3 will be allocated among the Group 1A, Group 2A, Group 3A and the Aggregate Pool I Subordinate Certificates in the following order of priority:

          1. With respect to the Group 1A Certificates, to the extent of the
     Available Distribution Amount for Pool 1 for that Distribution Date:

               (a) concurrently, to the payment of the Interest Distribution
          Amount and any accrued but unpaid Interest Shortfalls on each class of
          Group 1A Certificates;

                                      S-56

               (b) concurrently,

                    (i) to the Class 1-A-P Component, the Class AP Principal
               Distribution Amount for Subgroup 1-1;

                    (ii) from payments in respect of principal on the Subgroup
               1-1 Mortgage Components (other than the portion of principal received on the related Class P Fraction of the Class P Mortgage
               Components), to the Class 1-A-1 and Class 1-A-2 Certificates, up
               to the related Senior Principal Distribution Amount,
               sequentially, as follows:

                         (A) to the Class 1-A-1 Certificates, until its Class
                    Principal Amount has been reduced to zero; and

                         (B) to the Class 1-A-2 Certificates, until its Class
                    Principal Amount has been reduced to zero;

                         provided, however, on and after the Credit Support
                    Depletion Date for the Aggregate Pool I Subordinate
                    Certificates, the Class 1-A-1 and Class 1-A-2 Certificates
                    will receive principal distributions of the related Senior
                    Principal Distribution Amount pro rata based on their
                    respective Class Principal Amounts;

                    (iii) from payments in respect of principal on the Subgroup
               1-2 Mortgage Components, to the Class 1-A-3 Certificates, up to
               the related Senior Principal Distribution Amount, until its Class
               Principal Amount has been reduced to zero;

                    (iv) from payments in respect of principal on the Subgroup
               1-3 Mortgage Components, to the Class 1-A-4 Certificates, up to
               the related Senior Principal Distribution Amount, until its Class
               Principal Amount has been reduced to zero;

          2. With respect to the Group 2A Certificates, to the extent of the
     Available Distribution Amount for Pool 2 for that Distribution Date;

               (a) concurrently, to the payment of the Interest Distribution
          Amount and any accrued but unpaid Interest Shortfalls on each class of
          Group 2A Certificates; provided, however, that on or before the Class
          2-A-3 Accretion Termination Date, the amount of interest that would otherwise be distributable to the Class 2-A-3 Certificates pursuant to this paragraph (2)(a) will instead be distributed as principal in the manner described in (2)(b) below and provided, further, however, that on or before the Class 2-A-14 Accretion Termination Date, the amount of interest that would otherwise be distributable to the Class 2-A-14
          Certificates pursuant to this paragraph (2)(a) will instead be distributed as principal in the manner described in (2)(c) below;

               (b) On each Distribution Date on or before the Class 2-A-3
          Accretion Termination Date, the Class 2-A-3 Accrual Amount will be distributed, as principal, sequentially as follows:

                    (i) to the Class 2-A-2 Certificates, until its Class
               Principal Amount has been reduced to zero; and

                    (ii) to the Class 2-A-3 Certificates, until its Class
               Principal Amount has been reduced to zero;

               (c) On each Distribution Date on or before the Class 2-A-14
          Accretion Termination Date, the Class 2-A-14 Accrual Amount will be distributed, as principal, sequentially as follows:

                                      S-57

                    (i) to the Class 2-A-12 Certificates, until its Class
               Principal Amount has been reduced to zero;

                    (ii) to the Class 2-A-13 Certificates, until its Class
               Principal Amount has been reduced to zero; and

                    (iii) to the Class 2-A-14 Certificates, until its Class
               Principal Amount has been reduced to zero; and

               (d) concurrently,

                    (i) to the Class 2-A-P Component, the Class AP Principal
               Distribution Amount for Subgroup 2-1;

                    (ii) from payments in respect of principal on the Subgroup
               2-1 Mortgage Components (other than the portion of principal received on the related Class P Fraction of the Class P Mortgage
               Components) to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
               Certificates, up to the related Senior Principal Distribution
               Amount, sequentially, as follows:

                         (A) to the Class 2-A-1 Certificates, up to the Class
                    2-A-1 Priority Amount, until its Class Principal Amount has been reduced to zero;

                         (B) to the Class 2-A-2 Certificates, until its Class
                    Principal Amount has been reduced to zero;

                         (C) to the Class 2-A-3 Certificates, until its Class
                    Principal Amount has been reduced to zero; and

                         (D) to the Class 2-A-1 Certificates, until its Class
                    Principal Amount has been reduced to zero;

                         provided, however, on and after the Credit Support
                    Depletion Date for the Aggregate Pool I Subordinate
                    Certificates, the Class 2-A-1, Class 2-A-2 and Class 2-A-3
                    Certificates will receive principal distributions of the
                    related Senior Principal Distribution Amount pro rata based on their respective Class Principal Amounts;

                    (iii) from payments in respect of principal on the Subgroup
               2-2 Mortgage Components, to the Class 2-A-4 through Class 2-A-14
               Certificates, up to the related Senior Principal Distribution
               Amount, as follows:

                         (A) concurrently, to the Class 2-A-4 and Class 2-A-5
                    Certificates, pro rata based on their respective Class
                    Principal Amounts, up to the Class 2-A-4 and Class 2-A-5
                    Priority Amount, until the Class Principal Amount of each
                    such Class has been reduced to zero;

                         (B) concurrently, as follows:

                              (I) 12.64250177890%, sequentially, to the Class
                         2-A-6 and Class 2-A-9 Certificates, in that order,
                         until the Class Principal Amount of each such Class has
                         been reduced to zero;

                                      S-58

                              (II) 40.05608188737%, sequentially, to the Class
                         2-A-7 and Class 2-A-9 Certificates, in that order,
                         until the Class Principal Amount of each such Class has
                         been reduced to zero;

                              (III) 47.30141633373%, to the Class 2-A-8
                         Certificates, until its Class Principal Amount has been
                         reduced to zero;

                         (C) to the Class 2-A-10 Certificates, until its Class
                    Principal Amount has been reduced to zero;

                         (D) to the Class 2-A-11 Certificates, until its Class
                    Principal Amount has been reduced to zero;

                         (E) to the Class 2-A-12 Certificates, until its Class
                    Principal Amount has been reduced to zero;

                         (F) to the Class 2-A-13 Certificates, until its Class
                    Principal Amount has been reduced to zero;

                         (G) to the Class 2-A-14 Certificates, until its Class
                    Principal Amount has been reduced to zero;

                         (H) to the Class 2-A-4 and Class 2-A-5 Certificates,
                    pro rata based on their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

                         provided, however, on and after the Credit Support
                    Depletion Date for the Aggregate Pool I Subordinate
                    Certificates, the Class 2-A-4, Class 2-A-5, Class 2-A-6,
                    Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class
                    2-A-11, Class 2-A-12, Class 2-A-13 and Class 2-A-14
                    Certificates will receive principal distributions of the
                    related Senior Principal Distribution Amounts pro rata based on their respective Class Principal Amounts;

                    (iv) from payments in respect of principal on the Subgroup
               2-3 Mortgage Components, to the Class 2-A-15 Certificates, up to
               the related Senior Principal Distribution Amount, until its Class
               Principal Amount has been reduced to zero;

                    (v) from payments in respect of principal on the Subgroup
               2-4 Mortgage Components, to the Class 2-A-16 Certificates, up to
               the related Senior Principal Distribution Amount, until its Class
               Principal Amount has been reduced to zero;

          3. With respect to the Group 3A Certificates, to the extent of the
     Available Distribution Amount for Pool 3 for that Distribution Date;

               (a) to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on the Class 3-A-1
          Certificates; and

               (b) to the Class 3-A-1 Certificates, the related Senior Principal
          Distribution Amount, until its Class Principal Amount is reduced to zero;

          4. If such Distribution Date is prior to the Credit Support Depletion
     Date for the Aggregate Pool I Subordinate Certificates, to the Class A-P
     Certificates, to the extent of amounts otherwise available to pay the
     Aggregate Pool I Subordinate Principal Distribution Amount, the related
     Class P Shortfall Amount; provided, however, that any amounts distributed pursuant to this subclause (4) will not cause a further reduction on the
     Class Principal Amount of the Class A-P Certificates;

                                      S-59

          5. To the Aggregate Pool I Subordinate Certificates, in the following order of priority;

               (a) to the Class I-B-1 Certificates, the payment of its
          applicable Interest Distribution Amount and any outstanding Interest
          Shortfalls;

               (b) to the Class I-B-1 Certificates, such class' Subordinate
          Class Percentage of the Aggregate Pool I Subordinate Principal
          Distribution Amount, until its Class Principal Amount has been reduced to zero;

               (c) to the Class I-B-2 Certificates, the payment of its
          applicable Interest Distribution Amount and any outstanding Interest
          Shortfalls;

               (d) to the Class I-B-2 Certificates, such class' Subordinate
          Class Percentage of the Aggregate Pool I Subordinate Principal
          Distribution Amount, until its Class Principal Amount has been reduced to zero;

               (e) to the Class I-B-3 Certificates, the payment of its
          applicable Interest Distribution Amount and any outstanding Interest
          Shortfalls;

               (f) to the Class I-B-3 Certificates, such class' Subordinate
          Class Percentage of the Aggregate Pool I Subordinate Principal
          Distribution Amount, until its Class Principal Amount has been reduced to zero;

               (g) to the Class I-B-4 Certificates, the payment of its
          applicable Interest Distribution Amount and any outstanding Interest
          Shortfalls;

               (h) to the Class I-B-4 Certificates, such class' Subordinate
          Class Percentage of the Aggregate Pool I Subordinate Principal
          Distribution Amount, until its Class Principal Amount has been reduced to zero;

               (i) to the Class I-B-5 Certificates, the payment of its
          applicable Interest Distribution Amount and any outstanding Interest
          Shortfalls;

               (j) to the Class I-B-5 Certificates, such class' Subordinate
          Class Percentage of the Aggregate Pool I Subordinate Principal
          Distribution Amount, until its Class Principal Amount has been reduced to zero;

               (k) to the Class I-B-6 Certificates, the payment of its
          applicable Interest Distribution Amount and any outstanding Interest
          Shortfalls; and

               (l) to the Class I-B-6 Certificates, such class' Subordinate
          Class Percentage of the Aggregate Pool I Subordinate Principal
          Distribution Amount, until its Class Principal Amount has been reduced to zero.

          6. to the Class A-R Certificates, any remaining amount of the
     Available Distribution Amount for Pool 1, Pool 2 and Pool 3.

     Notwithstanding the priorities described in subclause (5) above, (i) the aggregate amount distributable to the Aggregate Pool I Subordinate Certificates
will be reduced below that described in clause (5) under the circumstances described below in "-- Limited Cross-Collateralization" and (ii) the allocation of principal prepayments among the Aggregate Pool I Subordinate Certificates will be further subject to the allocation provisions described above in the second paragraph under "-- Subordinate Principal Distribution Amount".

                                      S-60

PRIORITY OF DISTRIBUTIONS - GROUP 4 CERTIFICATES

          On each Distribution Date, the Available Distribution Amount for Pool
4 will be allocated among the Group 4 Certificates in the following order of priority:

          1.   concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of
               Group 4A Certificates (other than the Class 4-A-P Certificates);

          2.   concurrently,

               (a) to the Class 4-A-P Certificates, the Class AP Principal
          Distribution Amount for Subgroup 4-1;

               (b) from payments in respect of principal on the Subgroup 4-1
          Mortgage Components (other than the portion of principal received on the related Class P Fraction of the Class P Mortgage Components), to
          the Class A-R, Class 4-A-1 and Class 4-A-2 Certificates, up to the
          related Senior Principal Distribution Amount, sequentially, as follows:

                    (i) to the Class A-R Certificates, until its Class Principal
               Amount has been reduced to zero;

                    (ii) to the Class 4-A-1 Certificates, until its Class
               Principal Amount has been reduced to zero; and

                    (iii) to the Class 4-A-2 Certificates, until its Class
               Principal Amount has been reduced to zero.

                    provided, however, on and after the Credit Support Depletion
               Date for the Pool 4 Subordinate Certificates, the Class 4-A-1 and
               Class 4-A-2 Certificates will receive principal distributions of the related Senior Principal Distribution Amount, pro rata based on their respective Class Principal Amounts;

               (c) from payments in respect of principal on the Subgroup 4-2
          Mortgage Components, to the Class 4-A-3 Certificates, the related
          Senior Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

               (d) from payments in respect of principal on the Subgroup 4-3
          Mortgage Components, to the Class 4-A-4 Certificates, the related
          Senior Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

          3.   if such Distribution Date is prior to the Credit Support
               Depletion Date for the Pool 4 Subordinate Certificates, to the
               Class 4-A-P Certificates, to the extent of amounts otherwise available to pay the Pool 4 Subordinate Principal Distribution
               Amount, the related Class P Shortfall Amount; provided, however, that any amounts distributed pursuant to this subclause (3) will not cause a further reduction on the Class Principal Amount of the Class 4-A-P Certificates;

          4.   to the Pool 4 Subordinate Certificates, in the following order of priority;

               (a) to the Class 4-B-1 Certificates, the payment of its
          applicable Interest Distribution Amount and any outstanding Interest
          Shortfalls;

                                      S-61

               (b) to the Class 4-B-1 Certificates, such class' Subordinate
          Class Percentage of the Pool 4 Subordinate Principal Distribution
          Amount, until its Class Principal Amount has been reduced to zero;

               (c) to the Class 4-B-2 Certificates, the payment of its
          applicable Interest Distribution Amount and any outstanding Interest
          Shortfalls;

               (d) to the Class 4-B-2 Certificates, such class' Subordinate
          Class Percentage of the Pool 4 Subordinate Principal Distribution
          Amount, until its Class Principal Amount has been reduced to zero;

               (e) to the Class 4-B-3 Certificates, the payment of its
          applicable Interest Distribution Amount and any outstanding Interest
          Shortfalls;

               (f) to the Class 4-B-3 Certificates, such class' Subordinate
          Class Percentage of the Pool 4 Subordinate Principal Distribution
          Amount, until its Class Principal Amount has been reduced to zero;

               (g) to the Class 4-B-4 Certificates, the payment of its
          applicable Interest Distribution Amount and any outstanding Interest
          Shortfalls;

               (h) to the Class 4-B-4 Certificates, such class' Subordinate
          Class Percentage of the Pool 4 Subordinate Principal Distribution
          Amount, until its Class Principal Amount has been reduced to zero;

               (i) to the Class 4-B-5 Certificates, the payment of its
          applicable Interest Distribution Amount and any outstanding Interest
          Shortfalls;

               (j) to the Class 4-B-5 Certificates, such class' Subordinate
          Class Percentage of the Pool 4 Subordinate Principal Distribution
          Amount, until its Class Principal Amount has been reduced to zero;

               (k) to the Class 4-B-6 Certificates, the payment of its
          applicable Interest Distribution Amount and any outstanding Interest
          Shortfalls;

               (l) to the Class 4-B-6 Certificates, such class' Subordinate
          Class Percentage of the Pool 4 Subordinate Principal Distribution
          Amount, until its Class Principal Amount has been reduced to zero; and

          5.   to the Class A-R Certificates, any remaining amount of the
               Available Distribution Amount for Pool 4.

     Notwithstanding the priorities described in subclause (4) above, (i) the aggregate amount distributable to the Pool 4 Subordinate Certificates will be reduced below that described in clause (4) under the circumstances described below in "-- Limited Cross-Collateralization" and (ii) the allocation of principal prepayments among the Pool 4 Subordinate Certificates will be further subject to the allocation provisions described above in the second paragraph under "-- Subordinate Principal Distribution Amount".

LIMITED CROSS-COLLATERALIZATION

Pool 1, Pool 2 and Pool 3

     The priority of distributions described above in "-- Priority of
Distributions - Group 1A, Group 2A, Group 3A and Aggregate Pool I Subordinate
Certificates" will be subject to change if a Group 1 Subgroup, Group 2

                                      S-62

Subgroup or Pool 3 is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.

     a. CROSS-COLLATERALIZATION DUE TO RAPID PREPAYMENTS IN A GROUP 1 SUBGROUP,
GROUP 2 SUBGROUP OR POOL 3. The priority of distributions will change in the case where either a Group 1 Subgroup, Group 2 Subgroup or Pool 3 is experiencing rapid prepayments provided all the following conditions are met:

     o    the aggregate Class Principal Amount of the Senior Certificates related to a Group 1 Subgroup, Group 2 Subgroup or Pool 3 (other than the related Principal-Only Certificates) has been reduced to zero;

     o    there are still Aggregate Pool I Subordinate Certificates outstanding;
          and

     o    either (i) the Aggregate Pool I Subordinate Percentage on that date is less than 200% of the Aggregate Pool I Subordinate Percentage as of
          the Closing Date or (ii) the outstanding principal balance of the
          Mortgage Components or Mortgage Loans in a Group 1 Subgroup, Group 2
          Subgroup or Pool 3, as applicable, delinquent 60 days or more
          (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such
          Group 1 Subgroup's or Group 2 Subgroup's Subgroup Subordinate Amount
          or Pool 3's Pool Subordinate Amount, as applicable, is greater than or equal to 50%.

     When all of these three conditions are satisfied, all principal received or advanced with respect to a Due Period and the Mortgage Components or Mortgage
Loans in the Group 1 Subgroup, Group 2 Subgroup or Pool 3, as applicable, relating to the Certificate Group that has been paid in full, will be applied on the related Distribution Date as a distribution of principal to the remaining
Senior Certificates (other than the related Principal-Only Certificates) of such other Certificate Groups (pro rata, on the basis of the aggregate Class
Principal Amount of such Senior Certificates of such Certificate Groups), rather than applied as a principal distribution to the Aggregate Pool I Subordinate
Certificates. Such principal would be distributed on the related Distribution
Date in the same priority as those Senior Certificates would receive other distributions of principal.

     b. CROSS-COLLATERALIZATION DUE TO DISPROPORTIONATE REALIZED LOSSES IN A
GROUP 1 SUBGROUP, GROUP 2 SUBGROUP OR POOL 3. Realized Losses of a Group 1
Subgroup, Group 2 Subgroup or Pool 3 are allocated generally to the Aggregate
Pool I Subordinate Certificates and not just to the portion of the Aggregate
Pool I Subordinate Certificates representing an interest in the Group 1
Subgroup, Group 2 Subgroup or Pool 3 that incurred the loss. Therefore, if
Realized Losses of any Group 1 Subgroup, Group 2 Subgroup or Pool 3 that are allocated to the Aggregate Pool I Subordinate Certificates exceed the related
Subgroup Subordinate Amount or Pool Subordinate Amount, the principal balance of the Mortgage Components of that Group 1 Subgroup or Group 2 Subgroup, or
Mortgage Loans of Pool 3, as applicable, will be less than the Class Principal
Amount of the related Senior Certificates (other than the related Principal-Only
Certificates). That is, the principal balance of Mortgage Components or Mortgage
Loans in that Group 1 Subgroup, Group 2 Subgroup or Pool 3 will be less than the
Class Principal Amount of the Senior Certificates (other than the related
Principal-Only Certificates) being supported by that collateral and, therefore, the related Certificate Group is "undercollateralized." In that situation, payments on the Mortgage Components or Mortgage Loans in such other Group 1
Subgroups, Group 2 Subgroups or Pool 3 will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group (other than the related Principal-Only
Certificates) to the extent described below.

     If, on any Distribution Date, any Group 1 Subgroup, Group 2 Subgroup or
Pool 3 is an Undercollateralized Group and any Group 1 Subgroup, Group 2
Subgroup or Pool 3 is an Overcollateralized Group, then until the occurrence of the applicable Credit Support Depletion Date, the priority of distributions described in this prospectus supplement under "-- Priority of Distributions --
Group 1A, Group 2A, Group 3A and Aggregate Pool I Subordinate Certificates" will be altered as follows:

     o    the Available Distribution Amount for an Overcollateralized Group, to
          the extent remaining following distributions of interest and principal to the related Senior Certificates (as applicable) of that Certificate
          Group will be paid in the following priority: (1) first, such amount, up to the Total Transfer Amount for that Undercollateralized Group will be distributed first to the Senior Certificates (other than the
          Principal-

                                      S-63

          Only Certificates) related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to those Senior
          Certificates (other than the related Principal-Only Certificates) as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed to the Aggregate Pool I Subordinate Certificates pursuant to the priorities under "-- Priority of Distributions --
          Group 1A, Group 2A, Group 3A and Aggregate Pool I Subordinate
          Certificates" in this prospectus supplement.

     If more than one Certificate Group related to a Group 1 Subgroup, Group 2
Subgroup or Pool 3 on any Distribution Date is entitled to Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Amount of the related Senior Certificates (other than the related Principal-Only
Certificates) immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Components or Mortgage Loans
(less the applicable Class P Fraction of any Class P Mortgage Component) in the
related Group 1 Subgroup, Group 2 Subgroup or Pool 3. If more than one
Certificate Group on any Distribution Date is required to make Transfer
Payments, such Transfer Payments shall be allocated among such Certificate
Groups, pro rata, on the basis of the Class Principal Amount of the related
Senior Certificates (other than the related Principal-Only Certificates).

     The payment of interest to the Certificates related to the
Undercollateralized Group from the interest collected on an Overcollateralized
Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Aggregate Pool I Subordinate Certificates.

Subgroup 4-1, Subgroup 4-2 and Subgroup 4-3

     The priority of distributions described above in "-- Priority of
Distributions -- Group 4 Certificates" will be subject to change if a Group 1
Subgroup is either subject to rapid prepayments or disproportionately high
Realized Losses, as described below.

     a. CROSS-COLLATERALIZATION DUE TO RAPID PREPAYMENTS IN A GROUP 4 SUBGROUP.
The priority of distributions will change in the case where a Group 4 Subgroup is experiencing rapid prepayments provided all the following conditions are met:

     o    the aggregate Class Principal Amount of the Senior Certificates related to a Group 4 Subgroup (other than the Class 4-A-P
          Certificates) has been reduced to zero;

     o    there are still Pool 4 Subordinate Certificates outstanding; and

     o    either (i) the Group 4B Aggregate Subordinate Percentage on that date is less than 200% of the Group 4B Aggregate Subordinate Percentage as
          of the Closing Date or (ii) the outstanding principal balance of the
          Mortgage Components in a Group 4 Subgroup delinquent 60 days or more
          (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such
          Group 4 Subgroup's Subgroup Subordinate Amount, is greater than or equal to 50%.

     When all of these three conditions are satisfied, all principal received or advanced with respect to a Due Period and the Mortgage Components in a Group 4
Subgroup relating to the Certificate Group that has been paid in full, will be applied on the related Distribution Date as a distribution of principal to the remaining Senior Certificates (other than the Class 4-A-P Certificates) related to the other Group 4 Subgroups (pro rata, on the basis of the aggregate Class
Principal Amount of such Senior Certificates of such other Certificate Groups), rather than applied as a principal distribution to the Pool 4 Subordinate
Certificates. Such principal will be distributed on the related Distribution
Date in the same priority as those Senior Certificates would receive other distributions of principal.

     b. CROSS-COLLATERALIZATION DUE TO DISPROPORTIONATE REALIZED LOSSES IN A
GROUP 4 SUBGROUP. Realized Losses of a Group 4 Subgroup are allocated generally to the Pool 4 Subordinate Certificates and not just to the portion of the Pool 4
Subordinate Certificates representing an interest in the Group 4 Subgroup that incurred the loss. Therefore, if Realized Losses of any Group 4 Subgroup that are allocated to the Pool 4 Subordinate Certificates exceed the related Subgroup
Subordinate Amount for that Group 4 Subgroup, the principal balance of

                                      S-64

the Mortgage Components of that Group 4 Subgroup will be less than the Class
Principal Amount of the related Senior Certificates (other than the Class 4-A-P
Certificates). That is, the principal balance of Mortgage Components of that
Group 4 Subgroup will be less than the Class Principal Amount of the Senior
Certificates (other than the Class 4-A-P Certificates) being supported by that collateral and, therefore, the related Certificate Group is
"undercollateralized." In that situation, payments on the Mortgage Components in the other Group 4 Subgroups will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized
Certificate Group (other than the Class 4-A-P Certificates) to the extent described below.

     If, on any Distribution Date, any Group 4 Subgroup is an
Undercollateralized Group and any other Group 4 Subgroup is an
Overcollateralized Group, then until the occurrence of the applicable Credit
Support Depletion Date, the priority of distributions described in this prospectus supplement under "-- Priority of Distributions -- Group 4
Certificates" will be altered as follows:

     o    the Available Distribution Amount for an Overcollateralized Group, to
          the extent remaining following distributions of interest and principal to the related Senior Certificates (as applicable) of that Certificate
          Group will be paid in the following priority: (1) first, such amount, up to the Total Transfer Amount for that Undercollateralized Group will be distributed first to the Senior Certificates (other than the
          Principal-Only Certificates) related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to those
          Senior Certificates (other than the related Principal-Only
          Certificates) as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed to the Pool 4 Subordinate
          Certificates pursuant the priorities under "-- Priority of
          Distributions -- Group 4 Certificates" in this prospectus supplement.

     If more than one Certificate Group related to a Group 4 Subgroup on any
Distribution Date is entitled to Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Amount of the related Senior Certificates
(other than the related Principal-Only Certificates) immediately prior to such
Distribution Date is greater than the aggregate Stated Principal Balance of the
Mortgage Components (less the applicable Class P Fraction of any Class P
Mortgage Component) of the related Group 4 Subgroup. If more than one
Certificate Group on any Distribution Date is required to make Transfer
Payments, such Transfer Payments shall be allocated among such Certificate
Groups, pro rata, on the basis of the Class Principal Amount of the related
Senior Certificates (other than the related Principal-Only Certificates).

     The payment of interest to the Certificates related to the
Undercollateralized Group from the interest collected on an Overcollateralized
Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Pool 4 Subordinate Certificates.

SUBORDINATION OF THE PAYMENT OF THE AGGREGATE POOL I SUBORDINATE CERTIFICATES
AND POOL 4 SUBORDINATE CERTIFICATES

     The rights of the holders of the Aggregate Pool I Subordinate Certificates and the Pool 4 Subordinate Certificates to receive payments with respect to the related Mortgage Loans will be subordinated to the rights of the holders of the related Senior Certificates and the rights of the holders of each class of related Subordinate Certificates (other than the Class I-B-1 or Class 4-B-1
Certificates) to receive such payments will be further subordinated to the rights of the class or classes of related Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the related Senior Certificates and the further subordination among the Aggregate
Pool I Subordinate Certificates and the Pool 4 Subordinate Certificates, as
applicable, is intended to provide the related Certificateholders having higher relative payment priority with protection against Realized Losses.

ALLOCATION OF LOSSES

Allocation of Losses - General

     The amount of coverage provided by the applicable Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered,

                                      S-65

provided that the then current ratings of the related Certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the applicable Subordinate Certificates for Special
Hazard Losses, Bankruptcy Losses and Fraud Losses.

Allocation of Losses - Group 1A, Group 2A, Class 3-A and Aggregate Pool I
Subordinate Certificates

     On each Distribution Date, the applicable Class P Fraction of any Realized
Loss, including any Excess Loss, on a Class P Mortgage Component in Subgroup 1-1
or Subgroup 2-1 will be allocated to the Class A-P Certificates until its Class
Principal Amount is reduced to zero. To the extent funds are available on that
Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Aggregate Pool I Subordinate Principal
Distribution Amount, the related Class P Shortfall Amount will be paid to these
Principal-Only Certificates, prior to distributions on the Aggregate Pool I
Subordinate Certificates. See Priority of Distributions - Group 1A, Group 2A,
Group 3A and Aggregate Pool I Subordinate Certificates" in this prospectus supplement. Any distribution of Class P Shortfall Amounts will not further reduce the Class Principal Amount of the related class of Principal-Only
Certificates. The Class P Shortfall Amounts will not bear interest. The Class
Principal Amount of the class of Aggregate Pool I Subordinate Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of related Class P Shortfall Amounts. After the applicable Credit Support Depletion Date, no new Class P Shortfall Amounts
will be created or paid to the Class A-P Certificates.

     If a Realized Loss occurs on any Mortgage Component in any Group 1 Subgroup or Group 2 Subgroup or any Mortgage Loan in Pool 3, other than the Class P
Fraction of the Realized Loss on a Class P Mortgage Component or an Excess Loss,
then the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Aggregate Pool I Subordinate
Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class I-B-6 Certificates while those Certificates are outstanding, then to the Class I-B-5 Certificates, and so forth) and second, to the Senior Certificates (other than the Interest-Only and Principal-Only
Certificates) related to the Group 1 Subgroup, Group 2 Subgroup or Pool sustaining such losses, on the basis of their respective Class Principal
Amounts; provided, however, Realized Losses that would otherwise be allocated to the Class 2-A-4 Certificates will instead be allocated to the Class 2-A-5
Certificates until the Class Principal Balance of the Class 2-A-5 Certificates
is reduced to zero.

     On each Distribution Date, Excess Losses on a Mortgage Component in any
Group 1 Subgroup or Group 2 Subgroup or Mortgage Loan in Pool 3, other than the
Class P Fraction of the Excess Loss on a Class P Mortgage Component, will be allocated pro rata among the Senior Certificates (other than the Interest-Only and Principal-Only Certificates) of the related Certificate Group and the
Aggregate Pool I Subordinate Certificates as follows: (i) in the case of such
Senior Certificates, such Excess Losses will be allocated among the classes in the related Certificate Group pro rata based on their Class Principal Amounts and (ii) in the case of the Aggregate Pool I Subordinate Certificates, such
Excess Losses will be allocated among the classes of Aggregate Pool I
Subordinate Certificates, pro rata based on each classes' share of the
Apportioned Principal Balance for the related Pool or Subgroup; provided, however, on any Distribution Date on and after the applicable Credit Support
Depletion Date, any such Excess Losses will be allocated pro rata among the classes of Senior Certificates relating to Group 1 Subgroups, Group 2 Subgroups and Pool 3 (other than the Interest-Only and Principal-Only Certificates) based on their respective Class Principal Amounts immediately prior to such
Distribution Date.

     In addition, the Class Principal Amount of the lowest ranking class of
Aggregate Pool I Subordinate Certificates then outstanding will be reduced on each Distribution Date by the Subordinate Certificate Writedown Amount for
Aggregate Pool I.

Allocation of Losses - Group 4 Certificates

     On each Distribution Date, the applicable Class P Fraction of any Realized
Loss, including any Excess Loss, on a Class P Mortgage Component in Subgroup 4-1
will be allocated to the Class 4-A-P Certificates, until the Class Principal
Amount of such Class is reduced to zero. To the extent funds are available on that Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Pool 4 Subordinate

                                      S-66

Principal Distribution Amount for the Pool 4 Subordinate Certificates, the
related Class P Shortfall Amount will be paid on the Class 4-A-P Certificates, prior to distributions on the Pool 4 Subordinate Certificates. See "--Priority
of Distributions - Group 4 Certificates" in this prospectus supplement. Any distribution of Class P Shortfall Amounts will not further reduce the Class
Principal Amount of the Class 4-A-P Certificates. The Class P Shortfall Amounts
will not bear interest. The Class Principal Amount of the class of Pool 4
Subordinate Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of related
Class P Shortfall Amounts. After the applicable Credit Support Depletion Date, no new Class P Shortfall Amounts will be created or paid to the Class 4-A-P
Certificates.

     If a Realized Loss occurs on any Mortgage Component in a Group 4 Subgroup, other than the Class P Fraction of the Realized Loss on a Class P Mortgage
Component or an Excess Loss, then the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of
Pool 4 Subordinate Certificates, in inverse order of priority, until the Class
Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class 4-B-6 Certificates while those Certificates are outstanding, then to the Class 4-B-5 Certificates, and so forth) and second, to the Senior Certificates (other than the Interest-Only and Class 4-A-P
Certificates) related to the Group 4 Subgroup sustaining such losses, pro rata on the basis of their respective Class Principal Amounts.

     On each Distribution Date, Excess Losses on a Mortgage Component in any
Group 4 Subgroup, other than the applicable Class P Fraction of the Excess
Losses on a Class P Mortgage Component, will be allocated pro rata among the
Senior Certificates (other than the Class 4-A-P and Interest-Only Certificates)
of the related Certificate Group and the Pool 4 Subordinate Certificates as
follows: (i) in the case of such Senior Certificates, such Excess Losses will be allocated among the classes in the related Certificate Group, pro rata based on their Class Principal Amounts and (ii) in the case of the Pool 4 Subordinate
Certificates, such Excess Losses will be allocated among the classes of Pool 4
Subordinate Certificates pro rata based on each classes' share of the
Apportioned Principal Balance for the related Group 4 Subgroup; provided, however, on any Distribution Date on and after the applicable Credit Support
Depletion Date, any such Excess Losses will be allocated pro rata among the classes of Senior Certificates relating to all Group 4 Subgroups (other than the
Class 4-A-P Certificates and the Interest-Only Certificates) based on their respective Class Principal Amounts immediately prior to such Distribution Date.

     In addition, the Class Principal Amount of the lowest ranking class of Pool
4 Subordinate Certificates then outstanding will be reduced on each Distribution
Date by the Subordinate Certificate Writedown Amount for Pool 4.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the rating agencies a statement (based solely on information received from the Master Servicer and each Servicer) generally setting forth, among other things:

     o    the amount of the distributions, separately identified, with respect to each class of Certificates;

     o    the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

     o    the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

     o    the amount of any unpaid Interest Shortfall with respect to each class of Certificates;

     o    the Class Principal Amount of each class of Certificates after giving effect to the distribution of principal on that Distribution Date;

     o    the aggregate Pool Balance and each Pool Balance, in each case at the end of the related Prepayment Period;

                                      S-67

     o    the Senior Percentage and the Subordinate Percentage for each Mortgage
          Pool for the following Distribution Date;

     o    the Senior Prepayment Percentage and Subordinate Prepayment Percentage
          for each Mortgage Pool for the following Distribution Date;

     o    in the aggregate and with respect to each Pool, the amount of the
          Servicing Fees paid to the Servicers;

     o    in the aggregate and with respect to each Mortgage Pool, the amount of
          Monthly Advances for the related Due Period;

     o    in the aggregate and with respect to each Pool, the number and aggregate principal balance of the Mortgage Loans that were (A)
          delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

     o    in the aggregate and with respect to each Pool, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

     o    in the aggregate and with respect to each Mortgage Pool, the amount of
          Realized Losses incurred during the preceding calendar month;

     o    in the aggregate and with respect to each Mortgage Pool, the cumulative amount of Realized Losses incurred since the Closing Date;
          and

     o    the Certificate Interest Rate for each class of Certificates (other than the Principal-Only Certificates) for that Distribution Date.

     On each distribution date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Amount or notional balance, as applicable, of an individual Certificate following such payment and certain other information relating to the Certificates and the mortgage loans, to be provided to each holder of Certificates and the Rating Agencies via the
Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600 and shall initially be www.ctslink.com. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities
Administrator will provide timely and adequate notification to all above parties regarding any such changes.

     In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year, a statement containing information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date for any class of Certificates is the
Distribution Date in the month following the scheduled maturity date for the latest maturing related Mortgage Loan. The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class's Final Scheduled Distribution Date. The assumed final
Distribution Dates with respect to the Class 2-A-12 and Class 2-A-13
Certificates are March 25, 2013 and May 25, 2019, respectively. The assumed final Distribution Dates with respect to the Class 2-A-12 and Class 2-A-13
Certificates were calculated based on the Structuring Assumptions and

                                      S-68

assuming a prepayment speed on the mortgage loans at or below 422% PSA or 276%
PSA for the Class 2-A-12 and Class 2-A-13 Certificates, respectively. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire
Certificate Principal Balance of any class of Certificates on or before its assumed final Distribution Date.

OPTIONAL CLEAN-UP CALL

     On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in Aggregate Pool I as of the related Due Date is equal to or less than 5% of the aggregate principal balance of the Aggregate
Pool I Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans in Aggregate Pool I at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Aggregate Pool I Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the
Trust Fund relating to Aggregate Pool I and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master
Servicer, the Securities Administrator and the Trustee and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing
Agreement, of all outstanding Aggregate Pool I Mortgage Loans (other than
Liquidated Mortgage Loans in Aggregate Pool I), all property acquired in respect of any such Mortgage Loans remaining in the Trust Fund and all other property included in any REMIC formed under the Pooling and Servicing Agreement related to Aggregate Pool I.

     On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in Pool 4 as of the related Due Date is equal to or less than 5% of the aggregate principal balance of the Pool 4 Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the
Mortgage Loans in Pool 4 at a price equal to the greater of (a) the sum of (i)
100% of the aggregate outstanding principal balance of the Pool 4 Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Trust Fund relating to Pool 4 and
(iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the
Trustee and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Pool 4 Mortgage Loans
(other than Liquidated Mortgage Loans in Pool 4), all property acquired in respect of any such Mortgage Loans remaining in the Trust Fund and all other property included in any REMIC formed under the Pooling and Servicing Agreement related to Pool 4.

     If either of such options is exercised, and the amount specified in clause
(b) of the first or second preceding paragraph exceeds the amount specified in clause (a) of that paragraph, then a residual class specified in the Pooling and
Servicing Agreement will be entitled to receive the amount of such excess. These residual classes are not offered hereby.

     If the option is exercised with respect to Aggregate Pool I or Pool 4, as applicable, it will effect an early retirement of the related Certificates.
Distributions on the related Certificates relating to the optional termination will be treated as a prepayment of the related Mortgage Loans and the amounts paid in connection with the optional termination will be paid in accordance with the priorities and amounts set forth herein. With respect to an optional termination, the proceeds for that distribution may not be sufficient to distribute the full amount to which each class of related Certificates is entitled. Upon the second optional termination, any funds or property remaining in the Trust Fund will be liquidated and the Trust Fund will terminate.

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

     Wachovia Bank, National Association, a national banking association, will be the Trustee under the Pooling and Servicing Agreement. The Trustee will be paid an annual fee by the Master Servicer from its Master Servicing Fee. The
Trustee will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payment of any amounts to
Certificateholders. The Trustee's "Corporate Trust Office" is located at 401
South Tryon Street, 12th Floor (NC 1179), Charlotte, North Carolina 28288-1179,
or at such other addresses as the Trustee may designate from time to time.

                                      S-69

     Wells Fargo Bank, N.A., as Securities Administrator, will, for so long as it is the Master Servicer, perform certain administrative duties with respect to the certificates, on behalf of the Trustee including acting as authentication agent, certificate registrar, calculation agent, paying agent, and the party responsible for preparing distribution statements and tax information for
Certificateholders and preparing tax and SEC filings for the Trust Fund. The
Securities Administrator's "Corporate Trust Office" for purposes of presentment and surrender of the certificates for final payment thereon is Sixth Street and
Marquette Avenue, Minneapolis, Minnesota 55479, Attention: J.P. Morgan Mortgage
Trust 2005-S2. The Securities Administrator will be entitled to the investment income earned on amounts on deposit in the Distribution Account. The Securities
Administrator will receive a fee paid by the Master Servicer from its fee.

VOTING RIGHTS

     The Class 1-A-5, Class 1-A-6, Class 2-A-X, Class 4-A-X and Class A-R
Certificates will each be allocated 1% of all voting rights and the other classes of Certificates will be allocated 95% of all voting rights under the
Pooling and Servicing Agreement. Voting rights will be allocated among these other classes of Certificates in proportion to their respective Class Principal
Amounts. Voting Rights will be allocated among Certificates of such class in proportion to their Percentage Interests.

                                  THE SERVICERS

GENERAL

     JPMCB will service approximately 22.80% and 95.42% of the Pool 1 Mortgage
Loans and Pool 2 Mortgage Loans, respectively (after the transfer of servicing of the GreenPoint Mortgage Loans to JPMCB, expected to be on or about November
1, 2005), and all of the Pool 3 Mortgage Loans, in each case, by aggregate
Cut-off Date Balance of the Mortgage Loans in the related Mortgage Pool.
Countrywide will service approximately 23.12% and 85.97% of the Pool 1 Mortgage
Loans and Pool 4 Mortgage Loans, respectively, in each case, by aggregate
Cut-off Date Balance of the Mortgage Loans in the related Mortgage Pool. Harris will service approximately 3.10% and 1.99% of the Pool 1 Mortgage Loans and Pool
2 Mortgage Loans, respectively, in each case, by aggregate Cut-off Date Balance of the Mortgage Loans in the related Mortgage Pool. Mid America will service approximately 2.25% and 2.59% of the Pool 1 Mortgage Loans and Pool 2 Mortgage
Loans, respectively, in each case, by aggregate Cut-off Date Balance of the
Mortgage Loans in the related Mortgage Pool. Wells Fargo will service approximately 35.83% of the Pool 1 Mortgage Loans by aggregate Cut-off Date
Balance of the Pool 1 Mortgage Loans. National City will service approximately
12.91% of the Pool 1 Mortgage Loans by aggregate Cut-off Date Balance of the
Pool 1 Mortgage Loans. PHH will service approximately 5.02% of the Pool 4
Mortgage Loans by aggregate Cut-off Date Balance of the Pool 4 Mortgage Loans.
Suntrust will service approximately 9.01% of the Pool 4 Mortgage Loans by aggregate Cut-off Date Balance of the Pool 4 Mortgage Loans. Prior to the
transfer of servicing to JPMCB, GreenPoint will service the GreenPoint Mortgage
Loans.

     Each servicer will service the mortgage loans originated or acquired by it pursuant to an existing purchase and servicing agreement between such servicer and the seller. CHF will subservice the mortgage loans originated or acquired by
JPMCB pursuant to an existing servicing agreement among CHF, JPMCB and the seller. JPMCB, as servicer, and CHF, as subservicer, will service the mortgage loans originated or acquired by CTX and GreenPoint (after the transfer of servicing of such GreenPoint Mortgage Loans to JPMCB) pursuant to servicing agreements among JPMCB, CHF and the respective seller.

     Each Servicer will initially have primary responsibility for servicing the
Mortgage Loans serviced by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.

JPMORGAN CHASE BANK, N.A.

     The information set forth in this section of the prospectus supplement has been provided by JPMorgan Chase Bank, N.A ("JPMCB"). None of the Depositor, the
Underwriter, the Seller, the Trustee, the Master Servicer,

                                      S-70

the Securities Administrator or any other Originator or Servicer or any of their respective affiliates (other than JPMCB) or any other person has made or will make any representation as to the accuracy or completeness of such information.

     JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency.
JPMCB's main office is located in Columbus, Ohio. It is a member of the Federal
Reserve System and its deposits are insured by the Federal Deposit Insurance
Corporation.

     Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase
Manhattan Mortgage Corporation ("CMMC") was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with
CHF as the surviving entity.

     In its capacity as a Servicer, JPMCB will be responsible for servicing the
Chase Originator Mortgage Loans and the CTX Mortgage Loans as of the Closing
Date and the GreenPoint Mortgage Loans on the date servicing is transferred to it by GreenPoint, in accordance with the terms set forth in its servicing agreement. JPMCB may perform any or all of its obligations under its servicing agreement through one or more subservicers. JPMCB has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMCB will remain liable for its servicing duties and obligations under its servicing agreement as if JPMCB alone were servicing the Mortgage Loans.

     Chase Home Finance LLC. Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses. Therefore, JPMCB is providing below historical delinquency and foreclosure data for the portfolio of "prime" mortgage loans secured by one- to four-family residential properties which were originated by or for JPMCB or its affiliates and which are serviced or subserviced by CHF
(exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMCB or
(ii) a master servicing arrangement) (expressed as percentages of the total portfolio of such loans as of such date). The sum of the columns below may not equal the total indicated due to rounding.



                               AS OF JUNE 30,                            AS OF DECEMBER 31,
                            -------------------   -------------------------------------------------------------------
                                    2005                 2004                   2003                    2002
                            -------------------   -------------------   ---------------------   ---------------------
                               BY        BY          BY        BY          BY          BY          BY          BY
                             NUMBER   PRINCIPAL    NUMBER   PRINCIPAL    NUMBER     PRINCIPAL    NUMBER     PRINCIPAL
PERIOD OF DELINQUENCY       OF LOANS   BALANCE    OF LOANS   BALANCE    OF LOANS     BALANCE    OF LOANS     BALANCE
                            --------  ---------   --------  ---------   --------    ---------   --------    ---------

30 to 59 days.............    2.50%     1.92%      2.94%      2.30%      3.16%        2.48%       3.59%       3.17%
60 to 89 days.............    0.63%     0.45%      0.70%      0.51%      0.75%        0.57%       0.87%       0.74%
90 days or more...........    0.42%     0.31%      0.48%      0.35%      0.46%        0.34%       0.53%       0.46%
                            --------  ---------   --------  ---------   --------    ---------   --------    ---------
  Total...................    3.55%     2.68%      4.12%      3.16%      4.37%        3.39%       4.99%       4.36%
                            ========  =========   ========  =========   ========    =========   ========    =========
Foreclosure...............    0.67%     0.48%      0.82%      0.59%      1.16%        0.90%       1.45%       1.25%


     The following table presents, for the portfolio of mortgage loans secured by one- to- four-family residential properties which were originated by or for
JPMCB or its affiliates and which are owned by JPMCB or Chase Mortgage Holdings,
Inc. and serviced or subserviced by CHF, the net gains (losses) as a percentage of the average principal amount of such portfolio on the disposition of properties acquired in foreclosure or by deed-in-lieu of foreclosure during the periods indicated.

                                      S-71



                                                         MONTH ENDED                          MONTH ENDED
                                                        JUNE 30, 2005                      DECEMBER 31, 2004
                                             ------------------------------------  ----------------------------------
                                                    (DOLLARS IN MILLIONS)                (DOLLARS IN MILLIONS)
Average portfolio principal amount......                   $28,150                              $29,990

                                                       SIX MONTHS ENDED                   TWELVE MONTHS ENDED
                                                        JUNE 30, 2005                      DECEMBER 31, 2004
                                             ------------------------------------  ----------------------------------
Net gains (losses) (1)..................                   (0.008%)                            (0.002%)


--------------
(1)  Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property
     (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.



                                                         MONTH ENDED
                                                      DECEMBER 31, 2003
                                             ------------------------------------
                                                    (DOLLARS IN MILLIONS)
Average portfolio principal amount......                   $28,474

                                                     TWELVE MONTHS ENDED
                                                      DECEMBER 31, 2003
                                             ------------------------------------
Net gains (losses) (1)..................                   (0.02%)


------------
(1)  Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property
     (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

     There can be no assurance that the delinquency, foreclosures and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage
Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by Mortgagors of
Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans in the Trust Fund.

WELLS FARGO BANK, N.A.

     The information set forth in this section of the prospectus supplement has been provided by Wells Fargo Bank, N.A. None of the Depositor, the Underwriter,
the Seller, the Trustee, the Master Servicer, the Securities Administrator or
any other Originator or Servicer or any of their respective affiliates or any other person has made or will make any representation as to the accuracy or completeness of such information.

     Wells Fargo Bank, N.A. ("Wells Fargo") is an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo is engaged in the business of
(i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo is an approved servicer of Fannie Mae and Freddie Mac. Wells Fargo's principal office for servicing functions is located at 1 Home Campus, Des Moines, Iowa 50328-0001.

Wells Fargo Delinquency Experience

     The following table sets forth certain information, as reported by Wells
Fargo, concerning recent delinquency and foreclosure experience on mortgage loans included in mortgage pools underlying certain series of mortgage pass-through certificates issued by Wells Fargo's affiliate, Wells Fargo Asset
Securities Corporation, with respect to which one or more classes of certificates were publicly offered and as to which Wells Fargo acts as servicer.
The delinquency and foreclosure experience set forth in the following table includes mortgage loans with various terms to stated maturity and includes loans having a variety of payment characteristics. There can be no

                                      S-72

assurance that the delinquency and foreclosure experience set forth in the following table will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.



        WELLS FARGO
      DELINQUENCY AND
  FORECLOSURE EXPERIENCE
                                                    BY DOLLAR                          BY DOLLAR                         BY DOLLAR
                                   BY NO.            AMOUNT            BY NO.           AMOUNT           BY NO.           AMOUNT
                                  OF LOANS          OF LOANS          OF LOANS         OF LOANS         OF LOANS         OF LOANS
                                  --------          --------          --------         --------         --------         --------
    (Dollar Amounts in
        Thousands)                 AS OF DECEMBER 31, 2003             AS OF DECEMBER 31, 2004             AS OF JUNE 30, 2005
                                   -----------------------             -----------------------             -------------------

     Fixed-Rate Loans              27,529         $12,685,318          27,069         $12,321,323        30,024        $13,701,902
                                ==============    =============     =============    ==============    ============    =============
 Period of Delinquency(1)
        30-59 Days                   55             $25,106              37             $14,212            51            $19,698
        60-89 Days                   14              $5,033              10             $3,882             15             $5,691
      90 days or more                 9              $3,523              8              $2,348             13             $4,203
                                --------------    -------------     -------------    --------------    ------------    -------------

  Total Delinquent Loans             78             $33,662              55             $20,442            79            $29,592
                                ==============    =============     =============    ==============    ============    =============

Percent of Fixed-Rate Loans         0.28%            0.27%             0.20%             0.17%            0.26%           0.22%

      Foreclosures(2)                28             $11,328              10             $4,366              5             $2,456
   Foreclosure Ratio (3)            0.10%            0.09%             0.04%             0.04%            0.02%           0.02%


(1)  The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2)  Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3)  Foreclosure as a percentage of loan count or principal balance in the applicable portfolio at the end of each period.

COUNTRYWIDE HOME LOANS SERVICING LP

     The information set forth in this section of the prospectus supplement has been provided by Countrywide Home Loans Servicing LP. None of the Depositor, the
Underwriter, the Seller, the Trustee, the Master Servicer, the Securities
Administrator or any other Originator or Servicer or any of their respective affiliates or any other person has made or will make any representation as to the accuracy or completeness of such information.

     The principal executive offices of Countrywide Home Loans Servicing LP
("COUNTRYWIDE SERVICING") are located at 7105 Corporate Drive, Plano, Texas
75024. Countrywide Servicing is a Texas limited partnership directly owned by
Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct, wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation ("COUNTRYWIDE HOME LOANS"). Countrywide Home Loans is a direct, wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a
99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February,
2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie
Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to Countrywide Servicing upon sale or

                                      S-73

securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans.
In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.
Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae,
Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of June 30, 2005, Countrywide Servicing had a net worth of approximately $14.16 billion.

Countrywide Home Loans

     Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Loans originated, purchased, sold or serviced by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. References in the remainder of this section to Countrywide Home Loans should be read to include Countrywide Home Loans and its consolidated subsidiaries, including
Countrywide Servicing.

     The principal executive offices of Countrywide Home Loans are located at
4500 Park Granada, Calabasas, California 91302.

     Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders.
Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of June
30, 2005, Countrywide Home Loans provided servicing for approximately $964.444 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

Foreclosure, Delinquency and Loss Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of the mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans and securitized by certain affiliates of Countrywide
Home Loans in transactions that were registered with the Securities and Exchange
Commission. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or

                                      S-74

losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.



                                       AT                                    AT                                    AT
                                  FEBRUARY 28,                          DECEMBER 31,                            JUNE 30,
                                 --------------   --------------------------------------------------------   --------------
                                      2001            2001           2002           2003           2004           2005
                                 --------------   ------------   -------------  -------------  ------------  --------------
                                           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT LOSSES ON LIQUIDATED MORTGAGE LOANS)

Volume of Loans (1).............   $21,250,550    $25,658,250     $33,455,108    $47,663,628    $76,170,541    $108,044,780
Delinquent Mortgage Loans
  and Pending Foreclosures
  at Period End:
  30 - 59 days..................          1.61%          1.89%           2.11%          1.80%          1.51%           1.30%
  60 - 89 days..................          0.28%          0.39%           0.53%          0.43%          0.28%           0.24%
  90 days or more (excluding
  pending foreclosures).........          0.14%          0.23%           0.35%          0.31%          0.26%           0.19%
Total of delinquencies..........          2.03%          2.50%           2.99%          2.53%          2.05%           1.73%
Foreclosure pending.............          0.27%          0.31%           0.31%          0.31%          0.20%           0.16%
Total delinquencies and
  Foreclosures pending..........          2.30%          2.82%           3.31%          2.84%          2.25%           1.90%
Losses on liquidated loans(2)...   $(2,988,604)   $(5,677,141)   $(10,788,657)  $(16,159,208)  $(24,758,566)    $(4,810,599)


--------------
(1)  "Volume of loans" reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2)  "Losses on liquidated loans" reflect the losses accumulated during (i) the year ended on February 28, 2001, (ii) the 10-month period ended on December
     31, 2001, (iii) the years ended on December 31, 2002, December 31, 2003 and
     December 31, 2004 and (iv) the 6-month period ended on June 30, 2005, respectively.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     Wells Fargo Bank, N.A., having its principal master servicing offices at
9062 Old Annapolis Road, Columbia, Maryland 21045, will perform the duties of
Master Servicer in accordance with the terms set forth in the Pooling and
Servicing Agreement. The Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "-- Servicing Compensation and Payment of Expenses; Master Servicing
Compensation," "-- Adjustment to Servicing Fees in Connection with Certain
Prepaid Mortgage Loans" and "-- Advances" below. If any Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master
Servicer will have the right to terminate that Servicer and appoint a successor servicer as provided in the Pooling and Servicing Agreement.

SERVICING AND COLLECTION PROCEDURES

     Servicing functions to be performed by each Servicer under the related
Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. Each Servicer may contract with subservicers to perform some or all of such Servicer's servicing duties, but the
Servicer will not thereby be released from its obligations under the related
Servicing Agreement. When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

     Each Servicer will make reasonable efforts to collect all payments called for under the related Mortgage Loans and will, consistent with the related
Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the related Mortgage Loans. Consistent with the above, such
Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. The Depositor's prior approval or consent may be required for certain servicing

                                      S-75

activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

     Pursuant to the related Servicing Agreement, each Servicer will deposit collections on the related Mortgage Loans into the Custodial Account established by it. Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing Agreement. If permitted under the related Servicing
Agreement, amounts on deposit in the related Custodial Account may be invested in certain permitted investments described therein. Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.

     On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related
Servicing Agreement (net of such Servicer's servicing compensation) on each
Servicer Remittance Date. On or prior to the date specified in the related
Servicing Agreement, each Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month's remittance.

     Events of default under the Servicing Agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the related Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

     In the event of a default by a Servicer under its Servicing Agreement, the
Master Servicer will have the right to remove that Servicer and will exercise that right if it considers such removal to be in the best interest of the
Certificateholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will, in accordance with the Pooling and Servicing
Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the
Trustee. In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Trust Fund for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES; MASTER SERVICING COMPENSATION

     Each Servicer will be entitled to receive their aggregate Servicing Fee from interest actually collected on each Mortgage Loan serviced by it.

     The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

     The Master Servicer will be entitled to retain the Master Servicing Fee in connection with the performance of its obligations under the Pooling and
Servicing Agreement. The Master Servicer will pay the fees of the Trustee and the Securities Administrator from the Master Servicing Fee. The Master Servicer will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payments to Certificateholders.

     The amount of each Servicer's Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "-- Adjustment to
Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

ADJUSTMENT TO SERVICING FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by a Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders

                                      S-76

on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid with respect to any
Distribution Date. Pursuant to each Servicing Agreement, the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer.

     The respective obligations of the Servicers to make payments in respect of
Prepayment Interest Shortfalls for any month shall be limited to their respective aggregate Servicing Fees for that month. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related
Distribution Date to the extent necessary to fund any Prepayment Interest
Shortfalls required to be paid but not paid by the Servicers, but such obligation is limited to its aggregate Master Servicing Fee for that month. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

ADVANCES

     Subject to the limitations described in the following paragraph, each
Servicer will be required to advance prior to each Servicer Remittance Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for that Distribution Date, with respect to those Mortgage Loans serviced by it, Monthly Advances. The
Master Servicer will be obligated to make any required Monthly Advance if a
Servicer fails in its obligation to do so, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

     Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment or reasonable determination, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the Mortgage
Loans. If a Servicer fails to make a Monthly Advance as required under the related Servicing Agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement. In no event, however, will a
Servicer or the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related
Mortgage Loans. If a Servicer determines on any Determination Date to make a
Monthly Advance, such Monthly Advance will be included with the payment to
Certificateholders on the related Distribution Date. Any failure by the Master
Servicer to make a Monthly Advance as required under the Pooling and Servicing
Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee, as successor Master Servicer, will, under the circumstances set forth in the Pooling and Servicing Agreement, be obligated to make such Monthly
Advance in the amount and to the extent that the Master Servicer was required to make such Monthly Advance but failed to do so.

EVIDENCE AS TO COMPLIANCE

     Each Servicing Agreement provides that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Master Servicer, the Depositor and the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the related Servicer was conducted in compliance with its Servicing
Agreement, except for any material exceptions or such other exception set forth in such statement that, in the opinion of the firm, the Uniform Single
Attestation Program for Mortgage Bankers requires it to report.

     Each Servicing Agreement also provides for delivery to the Master Servicer, the Depositor and the Trustee, on or before a specified date in each, of an annual officer's certificate to the effect that the related Servicer has fulfilled its obligations under its Servicing Agreement throughout the preceding year.

                                      S-77

MASTER SERVICER DEFAULT; SERVICER DEFAULT

     Events of default by the Master Servicer under the Pooling and Servicing
Agreement include (i) any failure by the Master Servicer to make a Monthly
Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the
Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master
Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by
Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master
Servicer.

     If a Servicer is in default in its obligations under the applicable
Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the applicable Servicing Agreement and the Pooling and Servicing Agreement or
succeed to the responsibilities of the terminated Servicer.

RESIGNATION OF SERVICERS; ASSIGNMENT AND MERGER

     A servicer, other than JPMCB, may not resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by that servicer, or (ii) with the approval of the Trustee, which approval may not be unreasonably withheld. JPMCB may assign or transfer its rights, duties or obligations under its Servicing Agreement; provided that any such assignment or transfer shall not result in a reduction or withdrawal of then-current ratings of the Certificates and such successor servicer meets the qualifications of a successor servicer as set forth in the related Servicing Agreement. No such resignation will become effective until a successor servicer has assumed the related Servicer's obligations and duties under such Servicing Agreement.

     Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such
Servicer under the related Servicing Agreement.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

YIELD CONSIDERATIONS

     The yields to maturity (or to early termination) of the Offered
Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans or Mortgage
Components, as applicable, in the related Mortgage Pool or Mortgage Pools.
Yields will also be affected by the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered
Certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. All of the
Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the

                                      S-78

Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of
Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of
Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the
Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher
(or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     From time to time, areas of the United States may be affected by flooding, severe storms, hurricanes, landslides, wildfires, earthquakes or other natural disasters. The Originator or the Seller will represent and warrant that, as of the Closing Date, each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Originator or the
Seller, as applicable, will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the
Closing Date, the Originator or the Seller, as applicable, will not have any repurchase obligation. In addition, the standard hazard policies covering the
Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence,
Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage
Loans in whole or in part. Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

     Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

     As described under "Description of the Certificates -- Distributions of
Principal" herein, scheduled and unscheduled principal payments on the Mortgage
Loans or Mortgage Components, as applicable, in a Mortgage Pool will generally be allocated disproportionately to the Senior Certificates of the related
Certificate Group during the first nine years following the Closing Date (except as described herein) or if certain conditions are met. Such allocation will initially accelerate the amortization of the Senior Certificates.

     The yields on the Offered Certificates may also be adversely affected by
Net Prepayment Interest Shortfalls.

     The yields to investors in the Offered Certificates may be significantly affected by the exercise of the Master Servicer's option to repurchase the related Mortgage Loans, as described herein. See "Description of the
Certificates -- Optional Clean-Up Redemption of the Certificates." If the
purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

     Conversely, if the purchaser of an Interest-Only Certificate or another
Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually

                                      S-79

experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. The effective yield to holders of the Offered Certificates, other than the LIBOR Certificates, will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the
Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     Prospective purchasers of the Interest-Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such purchasers to recover their initial investments.

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

     On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any class of related Certificates subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on the Class I-B-1, Class I-B-2, Class
I-B-3, Class 4-B-1, Class 4-B-2 and Class 4-B-3 Certificates will be more sensitive than the yields of higher ranking related Certificates to the rate of delinquencies and defaults on the related Mortgage Loans or Mortgage Components, as applicable.

     As more fully described herein, the principal portion of Realized Losses on the Mortgage Loans will be allocated first to the lower ranking class of related
Subordinate Certificates, then to the higher ranking class of related
Subordinate Certificates, in inverse order of priority, until the Class
Principal Amount of each such class has been reduced to zero, before any such
Realized Losses will be allocated to the related Senior Certificates. The interest portion of Realized Losses on the Mortgage Loans will reduce the amount of interest available for distribution on the related Distribution Date to the lowest ranking related class of Certificates outstanding on such date. In addition, although all losses initially will be borne by the applicable
Subordinate Certificates, Excess Losses will be borne by all classes of applicable certificates (other than the Interest-Only Certificates) on a pro rata basis, as further described herein under "Description of the Certificates
-- Allocation of Losses". As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses.
Excess Losses could occur at a time when one or more classes of applicable
Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

LIBOR CERTIFICATES

     The yield to investors in the LIBOR Certificates will be sensitive to fluctuations in LIBOR. The yield to maturity on the Class 1-A-4 Certificates will be sensitive to fluctuations in LIBOR, and the Certificate Interest Rate on these Certificates will vary directly with the level of LIBOR. The yield to maturity on the Class 1-A-5 Certificates will be extremely sensitive to fluctuations in LIBOR, and the Certificate Interest Rate on these Certificates will vary inversely with the level of LIBOR.

ACCRETION DIRECTED CERTIFICATES AND ACCRUAL CERTIFICATES

     On or prior to the Class 2-A-3 Accretion Termination Date, the Class 2-A-2
Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the accrued interest that would otherwise be distributable in respect of the Class 2-A-3 Certificates. On or prior to the Class 2-A-3 Accretion Termination Date, interest shortfalls allocated to the Class 2-A-3 Certificates will reduce the amount added to the
Class Principal Amount and will result in a corresponding reduction of the amount available for distributions on the Class 2-A-2 Certificates. Furthermore, because these interest shortfalls will result in the Class Principal Amount of the Class 2-A-3 Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Class 2-A-3 Certificates and be available for distributions on the Class 2-A-2 Certificates will be reduced.
Accordingly, the weighted average lives of the Class 2-A-2 Certificates would be extended.

                                      S-80

     On or prior to the Class 2-A-14 Accretion Termination Date, the Class
2-A-12 and Class 2-A-13 Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the accrued interest that would otherwise be distributable in respect of the Class
2-A-14 Certificates. On or prior to the Class 2-A-14 Accretion Termination Date, interest shortfalls allocated to the Class 2-A-14 Certificates will reduce the amount added to the Class Principal Amount and will result in a corresponding reduction of the amount available for distributions on the Class 2-A-12 and
Class 2-A-13 Certificates. Furthermore, because these interest shortfalls will result in the Class Principal Amount of the Class 2-A-14 Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Class 2-A-14 Certificates and be available for distributions on the Class 2-A-12 and Class 2-A-13 Certificates will be reduced. Accordingly, the weighted average lives of the Class 2-A-12 and Class 2-A-13 Certificates would be extended. We refer you to "Description of the Certificates -- Final Scheduled
Distribution Date" in this prospectus supplement for more information.

     In addition, investors in the Class 2-A-3 and Class 2-A-14 Certificates should also be aware that the Class 2-A-3 Accretion Termination Date or the
Class 2-A-14 Accretion Termination Date may be later, or earlier, than otherwise anticipated if prepayments occur slower, or faster, than anticipated.

     Because the Class 2-A-3 and Class 2-A-14 Certificates are not entitled to receive any distributions of interest until the occurrence of the Class 2-A-3
Accretion Termination Date or the Class 2-A-14 Accretion Termination Date,
respectively, these Certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

LOCKOUT CERTIFICATES

     Investors in the Class 2-A-1, Class 2-A-4 and Class 2-A-5 Certificates
should be aware that because such certificates will generally not be entitled to receive any principal distributions prior to the Distribution Date in September
2010, the weighted average lives of such Certificates will be longer than would otherwise be the case, and the effect on the market value of such Certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other related classes of certificates.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered
Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the "Prepayment Assumptions"). The Prepayment
Assumptions used in this prospectus supplement are "PPC", "CPR" and "PSA". 100%
PPC assumes a per annum rate of prepayment of 8.0% of the then outstanding principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans, following which the annual prepayment rate increases by
10/11% each month until the 12th month of the life of the mortgage loans and remains constant at 18% per annum in the 12th month of the life of the mortgage loans and in each month thereafter. CPR represents an assumed constant rate of prepayment each month, relative to the then outstanding principal balance of a pool of mortgage loans, for the life of such mortgage loans. PSA assumes that the mortgages will prepay at an annual rate of 0.20% in the first month after origination, that the prepayment rate increases at an annual rate of 0.20% per month up to the 30th month after origination and that the prepayment rate is constant at 6% per annum in the 30th and later months.

     THE PREPAYMENT ASSUMPTIONS DO NOT PURPORT TO BE EITHER AN HISTORICAL
DESCRIPTION OF THE PREPAYMENT EXPERIENCE OF ANY POOL OF MORTGAGE LOANS OR A
PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS,
INCLUDING THE MORTGAGE LOANS.

                                      S-81

     The tables set forth on Annex B-2 were prepared on the basis of the
Structuring Assumptions. Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 indicate the weighted average lives of the
Offered Certificates (other than the Class A-R Certificates) and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates
(other than the Class A-R Certificates) that would be outstanding after each of the Distribution Dates shown at various percentages of PPC, CPR or PSA.

     The actual characteristics and the performance of the Mortgage Loans will differ from the Structuring Assumptions, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of PPC, CPR or PSA specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage
Loans are assumed. Any difference between such Structuring Assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class
Principal Amounts outstanding over time and the weighted average lives of the
Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of PPC,
CPR or PSA.

     The weighted average life of an Offered Certificate is determined by (1)
multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in
(1) above.

STRUCTURING ASSUMPTIONS

     The following assumptions (the "STRUCTURING ASSUMPTIONS") were used in constructing the tables set forth below and in Annex B-1: (i) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in September 2005, (ii) the Mortgage Loans prepay at the indicated
percentages of PPC, CPR or PSA, (iii) no defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans, and no shortfalls are incurred due to the application of a Relief Act, (iv) the
Originators and the Seller are not required to purchase or substitute for any
Mortgage Loan, (v) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in September 2005 and are computed prior to giving effect to any prepayments received in the prior month, (vi)
prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vii) prepayments represent voluntary prepayments of individual Mortgage Loans and are received on the last day of each month, commencing in August 2005 and include 30 days' interest, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (xiv) below such that each such
Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity (taking into account any interest-only period), (ix) interest accrues on each class of
Certificates at the applicable Certificate Interest Rate described under
"Description of the Certificates -- Distributions of Interest" in this prospectus supplement, (x) the initial Class Principal Amount of each class of
Certificates is as described in this prospectus supplement, (xi) unless indicated otherwise, no exercise of any optional clean-up redemption will occur,
(xii) the Closing Date of the sale of the Offered Certificates is August 31,
2005, (xiii) scheduled monthly payments on each Mortgage Loan will adjust in the month immediately following each interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above and
(xiv) the Mortgage Loans in each Mortgage Pool are aggregated into assumed
Mortgage Loans having the characteristics set forth below.

                                      S-82

ASSUMED MORTGAGE LOAN CHARACTERISTICS

     For purposes of constructing the tables set forth below and in Annex B-1, the Mortgage Loans were assumed to have the following characteristics:



                                                             Remaining
                                                                Term      Original               Original   Remaining
                                                                 to        Term to               Interest-   Interest-
  Mortgage      Mortgage     Net Mortgage      Scheduled      Maturity    Maturity                Only        Only
    Pool      Loan Rate(%)      Rate(%)        Balance($)     (Months)    (Months)      Age       Term        Term
------------  ------------   ------------    --------------  ----------  ----------   -------   ----------  ----------

POOL 1
              4.5222302173   4.3050402152      1,168,896.92      163         180         17         NA          NA
              4.8677147357   4.6508915285     16,548,572.66      162         180         18         NA          NA
              5.1250000000   4.8750000000     11,094,234.85      176         180          4         NA          NA
              5.1250000000   4.9250000000      4,604,402.19      162         180         18         NA          NA
              5.2500000000   5.0000000000     29,823,015.16      176         180          4         NA          NA
              5.5374502918   5.2981550674    101,503,432.78      175         180          5         NA          NA

POOL 2
              5.4703553215   5.2203553215     20,696,447.15      357         360          3         NA          NA
              5.7165622561   5.4665622561    170,583,079.47      356         359          3         NA          NA
              5.7172131148   5.4672131148      1,433,500.00      359         360          1        120         119
              6.0077867729   5.7577867729    650,804,267.86      357         359          2         NA          NA
              6.1052986786   5.8552986786     18,645,983.65      359         360          1        120         119
              6.4422979326   6.1922979326     56,255,922.04      357         360          3         NA          NA
              6.5200877261   6.2700877261      7,308,758.75      359         360          1        120         119
              7.1240551045   6.8740551045        941,707.27      357         360          3         NA          NA
              6.9252080046   6.6752080046        348,550.00      359         360          1        120         119

POOL 3
              7.0106394478   6.7606394478     27,848,117.51      310         356         46         NA          NA

POOL 4
              5.1662842747   4.9244837996      5,134,924.52      174         180          6         NA          NA
              5.4919648928   5.2867242477    104,122,624.44      173         178          5         NA          NA
              5.8898295459   5.6833854006     72,086,259.41      175         179          4         NA          NA
              6.5817582075   6.3718974921     16,582,102.18      176         180          4         NA          NA


SENSITIVITY OF THE INTEREST-ONLY CERTIFICATES

     As indicated in the table below, the yield to investors on the classes of
Class 2-A-X and Class 4-A-X Certificates will be sensitive to the rate of principal payments (including prepayments) of the related Mortgage Loans. The related Mortgage Loans generally can be prepaid at any time. On the basis of the assumptions described below, the yield to maturity on the Class 2-A-X and Class
4-A-X Certificates would be approximately 0% if prepayments were to occur at a constant prepayment rate of approximately 552% of PSA and 171% of PPC, respectively, assuming the Structuring Assumptions and purchase prices below. If the actual prepayment rate of the related Mortgage Loans were to exceed the applicable level for as little as one month while equaling such level for the remaining months, the investors in the Class 2-A-X and Class 4-A-X Certificates would not fully recoup their initial investments.

     The information set forth in the following table has been prepared on the basis of the Structuring Assumptions (which assume no Realized Losses), and on the assumption that the purchase prices (expressed as a percentage of applicable initial Class Notional Amount) of the Class 2-A-X and Class 4-A-X Certificates
are as follows:

                                      S-83

        CLASS OF CERTIFICATES                              PRICE*
        ---------------------                              ------
        Class 2-A-X                                        20.00%
        Class 4-A-X                                        14.50%

-------------------------
*    The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields set forth in the tables below.

           SENSITIVITY OF THE CLASS 2-A-X CERTIFICATES TO PREPAYMENTS
                                (PRE-TAX YIELDS)

                                PERCENTAGE OF PSA
     --------------------------------------------------------------------
         100%          200%           300%          400%        500%
     --------------------------------------------------------------------
        24.72%        19.45%         14.07%        8.59%       3.00%

           SENSITIVITY OF THE CLASS 4-A-X CERTIFICATES TO PREPAYMENTS
                                (PRE-TAX YIELDS)

                                PERCENTAGE OF PPC
     --------------------------------------------------------------------
         50%           75%            100%         125%         150%
     --------------------------------------------------------------------
        26.88%        21.64%         16.27%       10.75%       5.07%

     It is highly unlikely that all of the related Mortgage Loans will have the characteristics assumed or that the related Mortgage Loans will prepay at any constant rate until maturity or that all of the related Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class 2-A-X and Class 4-A-X Certificates are likely to differ from those shown in the table above, even if all of the related Mortgage Loans prepay at the indicated percentages of the applicable prepayment assumption. No representation is made as to the actual rate of principal payments on the
Mortgage Loans in any Pool for any period or over the lives of the Class 2-A-X and Class 4-A-X Certificates or as to the yield on the Class 2-A-X and Class
4-A-X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase such class.

YIELD ON THE CLASS 1-A-5 AND CLASS 1-A-6 CERTIFICATES

     The significance of the effects of prepayments on the Class 1-A-5 and Class
1-A-6 Certificates which are Interest-Only Certificates and changes in LIBOR on the Class 1-A-5 Certificates, whose Certificate Interest Rates vary inversely with LIBOR, is illustrated in the table below, which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such certificates under different constant percentages of the applicable prepayment assumption and, with respect to the Class 1-A-5 Certificates, different rates of LIBOR. The yields of such certificates set forth in the following table were calculated using the
Structuring Assumptions and the further assumptions that (i) for each Accrual
Period following the initial Accrual Period, LIBOR will be as indicated in the table, and (ii) the purchase prices of the Class 1-A-5 and Class 1-A-6
Certificates are 6.00% and 14.00% (expressed as a percentage of the initial
Class 1-A-5 and Class 1-A-6 Notional Amounts), respectively, plus accrued interest. On the basis of the assumptions described below, the yield to maturity on the Class 1-A-6 Certificates would be approximately 0% if prepayments were to occur at a constant prepayment rate of approximately 525% of PSA assuming the
Structuring Assumptions and purchase prices above.

     As indicated in the following table, the yield to investors on the Class
1-A-5 and Class 1-A-6 Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments) of the Subgroup 1-3
Mortgage Components, which generally can be prepaid at any time and, with respect to the Class 1-A-5 Certificates, the level of LIBOR. In particular, a high rate of principal payments and/or increases in LIBOR will have a material negative effect on the yield to investors on the Class 1-A-5 Certificates. Under certain circumstances, investors in the Class 1-A-5 and Class 1-A-6 Certificates could fail to recover fully their initial investments.

                                      S-84

     It is not likely that the Subgroup 1-3 Mortgage Components will prepay at a constant rate until maturity or that all of the Subgroup 1-3 Mortgage Components will prepay at the same rate or that they will have the characteristics assumed.
There can be no assurance that the Subgroup 1-3 Mortgage Components will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 1-A-5 or Class 1-A-6 Certificate and there can be no assurance that the pre-tax yield to an investor in such certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class 1-A-5 or Class 1-A-6 Certificate.

     Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in LIBOR.

      SENSITIVITY OF THE CLASS 1-A-5 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                               PERCENTAGE OF PSA
            -------------------------------------------------------
  LIBOR        100%       200%        300%       400%       500%
---------   ---------- ----------- ---------- ---------- ----------
  1.64%       86.85%     81.75%      76.54%     71.22%     65.78%
  2.64%       65.86%     60.68%      55.38%     49.95%     44.37%
  3.64%       45.50%     40.21%      34.77%     29.17%     23.37%
  4.64%       25.48%     20.05%      14.45%      8.61%      2.50%
  5.64%        4.57%     (0.93%)     (6.68%)   (12.73%)   (19.22%)

           SENSITIVITY OF THE CLASS 1-A-6 CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                            PERCENTAGE OF PSA
--------------------------------------------------------------------------------
       100%              200%              300%             400%            500%
--------------------------------------------------------------------------------
      24.66%            19.23%            13.61%           7.77%           1.63%

YIELD ON PRINCIPAL-ONLY CERTIFICATES

     The Class A-P and Class 4-A-P Certificates will be "principal-only"
certificates, will not bear interest and will be offered at a substantial discount to their original principal amount. As indicated in the table below, a low rate of principal payments (including prepayments) on the related Class P
Mortgage Components will have a material negative effect on the yield to investors in the Class A-P and Class 4-A-P Certificates.

     The significance of the effects of prepayments on the Class A-P and Class
4-A-P Certificates is illustrated in the following table which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such certificates under different constant percentages of the applicable prepayment assumption.
The yields of such certificates set forth in the following table were calculated using the Structuring Assumptions, and the further assumption that the purchase prices of the Class A-P and Class 4-A-P Certificates are 74.00% and 78.00%,
respectively (expressed as a percentage of initial Class Principal Amount).

     It is not likely that the related Class P Mortgage Components will prepay at a constant rate until maturity or that all of the related Class P Mortgage
Components will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the related Class P
Mortgage Components will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class A-P or Class
4-A-P Certificate and there can be no assurance that the pre-tax yield to an investor in those certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class
A-P or Class 4-A-P Certificate.

                                      S-85

            SENSITIVITY OF THE CLASS A-P CERTIFICATES TO PREPAYMENTS
                                (PRE-TAX YIELDS)

                                PERCENTAGE OF PSA
--------------------------------------------------------------------------------
        100%              200%              250%            300%            400%
--------------------------------------------------------------------------------
       3.53%             5.19%             6.05%           6.91%           8.62%

           SENSITIVITY OF THE CLASS 4-A-P CERTIFICATES TO PREPAYMENTS
                                (PRE-TAX YIELDS)

                                PERCENTAGE OF PPC
--------------------------------------------------------------------------------
         50%               75%              100%            125%           150%
--------------------------------------------------------------------------------
       5.04%             6.19%             7.48%           8.89%          10.43%

     The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on Class A-P and Class 4-A-P Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices of the Class A-P and Class 4-A-P Certificates, indicated
above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal on Class A-P and Class 4-A-P Certificates and consequently does not purport to reflect the return on any investment in the Class A-P and
Class 4-A-P Certificates when such reinvestment rates are considered.

                                      S-86

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the
Seller. See "Use of Proceeds" in the accompanying prospectus and "Method of
Distribution" in this prospectus supplement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of McKee Nelson LLP, counsel to the Underwriter and special tax counsel to the Depositor, the Trust Fund will comprise multiple REMICs for federal income tax purposes; one or more Lower-Tier REMICs and a single
Upper-Tier REMIC. Each Lower-Tier REMIC will hold either Mortgage Loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest. None of the residual interests in the Lower-Tier REMICs are offered hereby. The Upper-Tier
REMIC will hold as assets regular interests issued by one or more Lower-Tier
REMICs. Elections will be made to treat each REMIC created under the Pooling and
Servicing Agreement as a REMIC for federal income tax purposes. The Offered
Certificates other than the Class A-R Certificates will represent ownership of regular interests in the Upper-Tier REMIC, and the Class A-R Certificates will represent ownership of the sole residual interest in the Upper-Tier REMIC. All prospective investors should review the discussion under "Material Federal
Income Tax Consequences" in the accompanying prospectus.

     The Regular Certificates will be treated as debt instruments issued by the
Upper-Tier REMIC for all federal income tax purposes. Income on the Regular
Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

     The Interest-Only, Principal-Only and Accrual Certificates will, and certain other Regular Certificates may, be treated as having been issued with
OID. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be (a) for
Class 1-A-1, Class 1-A-2, Class A-P, Class 2-A-1, Class 2-A-2, or Class 2-A-3
Certificates, 250% of PSA, (b) for the Group 4 Certificates, 100% of PPC, (c)
for the Group 3A Certificates, 25% of CPR and (d) for each other class of
Certificates, 300% of PSA. No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

     As is described more fully under "Material Federal Income Tax Consequences"
in the prospectus, the Offered Certificates will represent "real estate assets"
under Section 856(c)(5)(B) of the Code and qualifying assets under Section
7701(a)(19)(C) of the Code in the same proportion that the assets of the trust fund would be so treated, and income on the Offered Certificates will represent
"interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same proportion that the income on the assets of the trust fund will be so treated. The Regular
Certificates will represent qualified mortgages under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

THE CLASS A-R CERTIFICATES

     Special tax considerations apply to an investment in the Class A-R
Certificates. In certain circumstances, the Class A-R Certificates can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the Class A-R Certificate were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the Class A-R Certificate were
"excess inclusion" income. See "Material Federal Income Tax Consequences
--Taxation of Holders of Residual Interest Securities" in the prospectus.

                                      S-87

     Under applicable Treasury regulations, if a Class A-R Certificate is a
"noneconomic residual interest," as described in the prospectus, the transfer of a Class A-R Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Class A-R Certificate will be considered a
"noneconomic residual interest" for this purpose. See "Material Federal Income
Tax Consequences -- Taxation of Holders of Residual Interest Securities --
Restrictions on Ownership and Transfer of Residual Interest Securities" in the
prospectus.

REPORTABLE TRANSACTIONS

     Pursuant to recently enacted legislation, a penalty in the amount of
$10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the
Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item.
Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

OTHER TAXES

     No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

     ALL INVESTORS SHOULD CONSULT THEIR OWN ADVISORS REGARDING THE FEDERAL,
STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF
THE CERTIFICATES.

                                  ERISA MATTERS

     ERISA and Section 4975 of the Code impose requirements on certain Plans to which they are applicable and on persons who are fiduciaries with respect to these Plans.

     ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving
Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section
4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the
Plan's acquisition and ownership of such Certificates. See "ERISA
Considerations" in the accompanying prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the
ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under
Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted to the Underwriter an administrative Exemption which exempts from the application of the prohibited transaction rules transactions relating to:

                                      S-88

          o the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

          o the servicing, operation and management of such trusts,

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied.

     Among the conditions which must be satisfied for the Exemption to apply:

          o The acquisition of the Offered Certificates by a Plan is on terms
     (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

          o The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as
     S&P, Fitch Ratings or Moody's Investors Service, Inc..

          o The Trustee is not an affiliate of any other member of the
     "restricted group" (defined below in the second following paragraph), other than an Underwriter.

          o The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered
     Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the
     Trust Fund represents not more than the fair market value of such assets;
     the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for the Servicer's services under the related Purchaser and Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

          o The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the
     Securities Act of 1933.

     The Trust Fund must also meet each of the requirements listed below:

          o The Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

          o Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the
     Plan's acquisition of Offered Certificates.

          o Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire indebtedness of a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

          o in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the restricted group;

          o such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

                                      S-89

          o the Plan's investment in Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

          o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the Seller, the Depositor, the Master Servicer, any
Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage
Loans included in the assets of the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund, a provider of credit enhancement to the Trust Fund, a counterparty to an eligible swap agreement held by the Trust Fund or any affiliate of one of these parties.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for the Class A-R Certificate) and that all conditions of the exemption other than those within the control of the investors will be met.

     The rating of a class of Offered Certificates may change. If a class of
Offered Certificates no longer has a rating of at least "BBB-" from at least one rating agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and
III of PTCE 95-60.

     BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE
REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION
UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF THE CLASS A-R
CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS
SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS AND
THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE ACQUISITION
AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE
SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE
TRUSTEE RECEIVES:

          o a representation from the transferee of the Class A-R Certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

          o a representation that the transferee is an insurance company which is purchasing the Class A-R Certificate with funds contained in an
     "insurance company general account" (as such term is defined in Section
     V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R
     Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

          o an opinion of counsel satisfactory to the Trustee and the certificate registrar to the effect that the proposed transfer will not (i)
     constitute or result in a non-exempt prohibited transaction under ERISA or
     Section 4975 of the Code or (ii) subject the certificate registrar, the
     Trustee, the Depositor, the Master Servicer, any Servicer or the Securities
     Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                      S-90

     The sale of Offered Certificates to a Plan is in no respect a representation by the Trust Fund or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell the
Offered Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Depositor the Offered Certificates. Distribution of the
Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the
Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Underwriter intends to make a secondary market in the Offered
Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
McKee Nelson LLP, New York, New York. Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP. McKee Nelson LLP will act as counsel for the Underwriter.

                                     RATINGS

     It is a condition of the issuance of the Offered Certificates that they be rated as indicated on page S-1 by each of the Rating Agencies, as applicable.

     The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

     The rating assigned by the Rating Agencies to the Class A-R Certificates
only addresses the return of its Class Principal Amount and interest thereon at the stated rate.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered
Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered
Certificates could be lower than the respective ratings assigned by the Rating
Agencies.

                                      S-91

                                LEGAL INVESTMENT

     When issued, the Offered Certificates, other than the Class I-B-2, Class
I-B-3, Class 4-B-2 and Class 4-B-3 Certificates, will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

     The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered
Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates.
Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                                      S-92

                            GLOSSARY OF DEFINED TERMS

ACCRUAL CERTIFICATES       The Class 2-A-3 and Class 2-A-14 Certificates.

ACCRUAL PERIOD             For each Distribution Date and each class of
                           Certificates, other than the Class 1-A-4 and Class
                           1-A-5 Certificates, the calendar month preceding the
                           month in which the Distribution Date occurs. For each
                           Distribution Date and the Class 1-A-4 and Class 1-A-5
                           Certificates, the period from and including the 25th
                           day of the month immediately preceding the related
                           Distribution Date to and including the 24th day of
                           the month of such Distribution Date.

AGGREGATE POOL I           Pool 1, Pool 2 and Pool 3, in the aggregate.

AGGREGATE POOL I           The Aggregate Pool I Senior Certificates and
CERTIFICATES               Aggregate Pool I Subordinate Certificates.

AGGREGATE POOL I CUT-OFF   The aggregate Stated Principal Balance of the
DATE BALANCE               Aggregate Pool I Mortgage Loans as of the Cut-off
                           Date.

AGGREGATE POOL I           The Mortgage Loans in Pool 1, Pool 2 and Pool 3.
MORTGAGE LOANS

AGGREGATE POOL I SENIOR    Collectively, the Group 1A Certificates, Group 2A
CERTIFICATES               Certificates, Group 3A Certificates and the Class A-P
                           Certificates.

AGGREGATE POOL I STEP-     As to any Distribution Date, the Aggregate Pool I
DOWN TEST                  Step-Down Test will be satisfied if both of the
                           following conditions are met:

                           o    first, the outstanding principal balance of all
                                Mortgage Components or Mortgage Loans, as
                                applicable, in a Mortgage Pool in Aggregate Pool
                                I delinquent 60 days or more (including Mortgage
                                Components or Mortgage Loans in foreclosure, REO
                                property or bankruptcy status), averaged over
                                the preceding six-month period, as a percentage
                                of the related Subgroup Subordinate Amount or
                                Pool Subordinate Amount, as applicable, does not
                                equal or exceed 50%; and

                           o    second, cumulative Realized Losses on the
                                Mortgage Components or Mortgage Loans, as
                                applicable, in each Mortgage Pool in Aggregate
                                Pool I do not exceed:

                                o    for each Distribution Date occurring in the
                                     period from September 2010 to August 2011,
                                     30% of the original related Subgroup
                                     Subordinate Amount or Pool Subordinate
                                     Amount, as applicable;

                                o    for each Distribution Date occurring in the
                                     period from September 2011 to August 2012,
                                     35% of the original related Subgroup
                                     Subordinate Amount or Pool Subordinate
                                     Amount, as applicable;

                                o    for each Distribution Date occurring in the
                                     period from September 2012 to August 2013,
                                     40% of the original related Subgroup
                                     Subordinate Amount or Pool Subordinate
                                     Amount, as applicable;

                                o    for each Distribution Date occurring in the
                                     period from September 2013 to August 2014,
                                     45% of the original related Subgroup
                                     Subordinate Amount or Pool Subordinate
                                     Amount, as applicable; and

                                o    for the Distribution Date in September 2014
                                     and thereafter, 50% of the original related
                                     Subgroup Subordinate Amount or Pool
                                     Subordinate Amount, as applicable.

                                      S-93

AGGREGATE POOL I           The Class I-B-1, Class I-B-2, Class I-B-3, Class
SUBORDINATE CERTIFICATES   I-B-4, Class I-B-5 and Class I-B-6 Certificates.

AGGREGATE POOL I           As of any Distribution Date, the weighted average of
SUBORDINATE NET WAC        the Pool 1 Net WAC, Pool 2 Net WAC and Pool 3 Net
                           WAC, in each case weighted on the basis of the Pool
                           Subordinate Amounts for Pool 1, Pool 2 and Pool 3,
                           respectively, for such Distribution Date.

AGGREGATE POOL I           For Aggregate Pool I on any Distribution Date, the
SUBORDINATE PERCENTAGE     percentage equivalent of a fraction, the numerator of
                           which is the aggregate Class Principal Amount of the
                           Aggregate Pool I Subordinate Certificates immediately
                           prior to that date, and the denominator of which is
                           the Pool Balance for Aggregate Pool I (other than the
                           Class P Fraction of the Class P Mortgage Components)
                           and such Distribution Date.

AGGREGATE POOL I           With respect to any Distribution Date, the sum of the
SUBORDINATE PRINCIPAL      Subordinate Principal Distribution Amounts for
DISTRIBUTION AMOUNT        Subgroup 1-1, Subgroup 1-2, Subgroup 1-3, Subgroup
                           2-1, Subgroup 2-2, Subgroup 2-3, Subgroup 2-4 and
                           Pool 3 for such Distribution Date.

AGGREGATE SUBORDINATE      Either the Aggregate Pool I Subordinate Percentage or
PERCENTAGE                 the Group 4B Subordinate Percentage

APPLICABLE CREDIT          For each class of Subordinate Certificates and any
SUPPORT PERCENTAGE         Distribution Date, the sum of the Class Subordination
                           Percentage of that class and the aggregate Class
                           Subordination Percentage of all other related classes
                           of Subordinate Certificates having higher numerical
                           class designations than that class.

APPORTIONED PRINCIPAL      With respect to any class of Aggregate Pool I
BALANCE                    Subordinate Certificates for any Distribution Date,
                           the Class Principal Amount of that class immediately
                           prior to that Distribution Date multiplied by a
                           fraction, the numerator of which is the applicable
                           Pool Subordinate Amount (or, for purposes of
                           allocating Excess Losses to a Subgroup, the
                           applicable Subgroup Subordinate Amount) for that date
                           and the denominator of which is the sum of the Pool
                           Subordinate Amounts (in the aggregate) in Aggregate
                           Pool I.

                           With respect to any class of Pool 4 Subordinate
                           Certificates for any Distribution Date, the Class
                           Principal Amount of that class immediately prior to
                           that Distribution Date multiplied by a fraction, the
                           numerator of which is the applicable Subgroup
                           Subordinate Amount for that Distribution Date and the
                           denominator of which is the sum of the Subgroup
                           Subordinate Amounts for Subgroup 4-1, Subgroup 4-2
                           and Subgroup 4-3 (in the aggregate for that
                           Distribution Date).

ASSIGNMENT AGREEMENTS      The assignment, assumption and recognition agreements
                           each among the Depositor, the Seller, the related
                           Originator (other than the Assignment Agreement
                           relating to the CTX Mortgage Loans) and the Trustee,
                           on behalf of the Trust Fund.

AVAILABLE DISTRIBUTION     With respect to each Pool and any Distribution Date
AMOUNT                     (as more fully described in the Pooling and Servicing
                           Agreement), generally, the sum of following amounts:

                                (1) all scheduled installments of interest (net
                           of the Servicing Fees) and principal collected on the
                           related Mortgage Loans and due during the related Due
                           Period, together with any Monthly Advances in respect
                           thereof;

                                (2) related Insurance Proceeds;

                                (3) (a) related Liquidation Proceeds received
                           during the month preceding the month of such
                           Distribution Date, to the extent payable and (b) any
                           Subsequent Recoveries received during the month
                           preceding the month of such Distribution Date with
                           respect to the related Mortgage Loans;

                                      S-94

                                (4) all partial or full prepayments of
                           principal, together with any accrued interest thereon
                           on the related Mortgage Loans during the related
                           Prepayment Period plus any amounts received from the
                           Master Servicer or the Servicers in respect of
                           Prepayment Interest Shortfalls on such Mortgage
                           Loans; and

                                (5) amounts received with respect to such
                           Distribution Date as the purchase price or a price
                           adjustment in respect of a Defective Mortgage Loan in
                           such Pool purchased or replaced by an Originator or
                           the Seller as of such Distribution Date as a result
                           of a breach of a representation or warranty or a
                           document defect;

                                minus:

                                     o with respect to the Mortgage Loans in
                                that Pool (or, if not related to the Pool, that
                                Pool's pro rata share of), all charges and other
                                amounts payable or reimbursable to the Master
                                Servicer, the Securities Administrator and the
                                Trustee under the Pooling and Servicing
                                Agreement or to the related Servicers under the
                                applicable Servicing Agreements;

                                     o in the case of paragraphs (2) through (5)
                                above, any related unreimbursed expenses
                                incurred in connection with a liquidation or
                                foreclosure and any related unreimbursed Monthly
                                Advances or servicing advances due to the Master
                                Servicer or the Servicers;

                                     o any related unreimbursed Monthly Advances
                                or servicing advances determined to be
                                nonrecoverable; and

                                     o in the case of paragraphs (1) through (4)
                                above, any related amounts collected which are
                                determined to be attributable to a subsequent
                                Due Period or Prepayment Period.

                           The Available Distribution Amount with respect to
                           each Subgroup and any Distribution Date will equal
                           the portion of the Available Distribution Amount for
                           the related Pool allocable to that Subgroup.

BANKRUPTCY LOSS COVERAGE   With respect to the Aggregate Pool I Subordinate
AMOUNT                     Certificates and Pool 4 Subordinate Certificates, an
                           initial amount expected to be up to approximately
                           $260,378 and $100,000, respectively, as reduced, from
                           time to time, by the amount of Bankruptcy Losses
                           allocated to the related Certificates.

BANKRUPTCY LOSSES          Realized Losses that are incurred as a result of Debt
                           Service Reductions and Deficient Valuations.

BENEFICIAL OWNER           A person acquiring an interest in a Book-Entry
                           Certificate.

BOOK-ENTRY CERTIFICATES    Any class of Certificates issued, maintained and
                           transferred on the book-entry records of DTC and its
                           Participants.

BUSINESS DAY               Any day other than (i) a Saturday or Sunday, or (ii)
                           a day on which banking institutions in the City of
                           New York, New York, the States of Maryland or
                           Minnesota or the city in which the Corporate Trust
                           Office of the Trustee is located are authorized or
                           obligated by law or executive order to be closed.

                                      S-95

CERTIFICATE                Any Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                           1-A-4, Class 1-A-5, Class 1-A-6, Class 2-A-1, Class
                           2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class
                           2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class
                           2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13,
                           Class 2-A-14, Class 2-A-15, Class 2-A-16, Class
                           2-A-X, Class A-P, Class 3-A-1, Class 4-A-1, Class
                           4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-X, Class
                           4-A-P, Class I-B-1, Class I-B-2, Class I-B-3, Class
                           I-B-4, Class I-B-5, Class I-B-6, Class 4-B-1, Class
                           4-B-2, Class 4-B-3, Class 4-B-4, Class 4-B-5, Class
                           4-B-6 or Class A-R Certificate.

CERTIFICATE GROUP          The Senior Certificates that relate to Subgroup 1-1,
                           Subgroup 1-2, Subgroup 1-3, Subgroup 2-1, Subgroup
                           2-2, Subgroup 2-3, Subgroup 2-4, Pool 3, Subgroup
                           4-1, Subgroup 4-2 or Subgroup 4-3.

CERTIFICATE INTEREST       The rate at which interest accrues on a class of
RATE                       Certificates, as set forth under "Description of the
                           Certificates--Certificate Interest Rates."

CERTIFICATE PRINCIPAL      With respect to any Certificate (other than an
AMOUNT                     Interest-Only Certificate) the Certificate Principal
                           Amount as of the Closing Date as reduced by all
                           amounts previously distributed on that Certificate in
                           respect of principal and the principal portion of any
                           Realized Losses (including Excess Losses) previously
                           allocated to that Certificate plus, in the case of
                           the Class 2-A-3 Certificates and Class 2-A-14
                           Certificates, all prior Class 2-A-3 Accrual Amounts
                           and Class 2-A-14 Accrual Amounts allocated to such
                           Certificate, respectively; provided, however, that
                           the Certificate Principal Amount of each class of
                           Certificates (other than the Interest-Only
                           Certificates) to which Realized Losses have been
                           allocated shall be increased, sequentially in the
                           order of payment priority, by the amount of
                           Subsequent Recoveries on the Mortgage Components or
                           Mortgage Loans in a Subgroup or Pool, as applicable,
                           distributed as principal to any related class of
                           Certificates, but not by more than the amount of
                           Realized Losses previously allocated to reduce the
                           Certificate Principal Amount of such class of
                           Certificates. The Certificate Principal Amount of a
                           class of Subordinate Certificates may be additionally
                           reduced by allocation of any related Subordinate
                           Certificate Writedown Amount.

CERTIFICATEHOLDER          The holder of a Certificate.

CHASE ORIGINATOR           The Mortgage Loans included in the Trust Fund that
MORTGAGE LOANS             were originated or acquired by the Chase Originators.

CHASE ORIGINATORS          JPMCB together with CHF.

CHF                        Chase Home Finance LLC.

CLASS 1-A-5 NOTIONAL       With respect to any Distribution Date and the Class
AMOUNT                     1-A-5 Certificates, the Class Principal Amount of the
                           Class 1-A-4 Certificates immediately prior to that
                           Distribution Date. The Class 1-A-5 Notional Amount as
                           of the closing date will be approximately $9,760,063.

CLASS 1-A-6 NOTIONAL       With respect to any Distribution Date and the Class
AMOUNT                     1-A-6 Certificates, the product of: (x) the Class
                           Principal Amount of the Class 1-A-4 Certificates
                           immediately prior to that Distribution Date and (y) a
                           fraction, the numerator of which is 1.00% and the
                           denominator of which is 5.00%. The Class 1-A-6
                           Notional Amount as of the Closing Date will be
                           approximately $1,952,012.

CLASS 2-A-1 PRIORITY       With respect to any Distribution Date, the Class
PERCENTAGE                 Principal Amount of the Class 2-A-1 Certificates
                           divided by the aggregate Class Principal Amount of
                           the Class 2-A-1, Class 2-A-2 and Class 2-A-3
                           Certificates, in each case immediately prior to any
                           distributions on that Distribution Date.

                                      S-96

CLASS 2-A-1 PRIORITY       With respect to the Class 2-A-1 Certificates and any
AMOUNT                     Distribution Date, the product of (a) the Class 2-A-1
                           Priority Percentage, (b) the Stepdown Percentage and
                           (c) the related Senior Principal Distribution Amount
                           for such Distribution Date.

CLASS 2-A-3 ACCRETION      The earlier to occur of (x) the Distribution Date on
TERMINATION DATE           which the Class Principal Amount of the  Class 2-A-2
                           Certificates has been reduced to zero; and (y) the
                           Distribution Date on which the aggregate Class
                           Principal Amount of the Aggregate Pool I Subordinate
                           Certificates has been reduced to zero.

CLASS 2-A-3 ACCRUAL        With respect to any Distribution Date on or before
AMOUNT                     the Class 2-A-3 Accretion Termination Date, an amount
                           equal to accrued interest that would otherwise be
                           distributable in respect of interest on the Class
                           2-A-3 Certificates on that Distribution Date.

CLASS 2-A-4 AND            With respect to any Distribution Date, the aggregate
CLASS 2-A-5 PRIORITY       Class Principal Amount of the Class 2-A-4 and Class
PERCENTAGE                 2-A-5 Certificates divided by the aggregate Class
                           Principal Amount of the Class 2-A-4, Class 2-A-5,
                           Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9,
                           Class 2-A-10 Class 2-A-11, Class 2-A-12, Class 2-A-13
                           and Class 2-A-14 Certificates, in each case
                           immediately prior to any distributions on that
                           Distribution Date.

CLASS 2-A-4 AND            With respect to the Class 2-A-4 and Class 2-A-5
CLASS 2-A-5 PRIORITY       Certificates and any Distribution Date, the product
AMOUNT                     of (a) the Class 2-A-4 and Class 2-A-5 Priority
                           Percentage, (b) the Stepdown Percentage and (c) the
                           related Senior Principal Distribution Amount for such
                           Distribution Date.

CLASS 2-A-14 ACCRETION     The earlier to occur of (x) the Distribution Date on
Principal TERMINATION      which the aggregate Class Amount of the Class 2-A-12
DATE                       and Class 2-A-13 Certificates has been reduced to
                           zero; and (y) the Distribution Date on which the
                           aggregate Class Principal Amount of the Aggregate
                           Pool I Subordinate Certificates has been reduced to
                           zero.

CLASS 2-A-14 ACCRUAL       With respect to any Distribution Date on or before
AMOUNT                     the Class 2-A-14 Accretion Termination Date, an
                           amount equal to accrued interest that would otherwise
                           be distributable in respect of interest on the Class
                           2-A-14 Certificates on that Distribution Date.

CLASS 2-A-X NOTIONAL       With respect to any Distribution Date and the Class
AMOUNT                     2-A-X Certificates, the product of: (x) the aggregate
                           Stated Principal Balance, as of the second preceding
                           Due Date after giving effect to Scheduled Payments
                           for that Due Date, whether or not received, or for
                           the initial Distribution Date, as of the Cut-off
                           Date, of the Premium Rate Mortgage Loans in Subgroup
                           2-4; and (y) a fraction, the numerator of which is
                           the weighted average of the related Stripped Interest
                           Rates for the Premium Rate Mortgage Loans in Subgroup
                           2-4 and the denominator of which is 6.00%. The Class
                           2-A-X Notional Amount as of the closing date will be
                           approximately $68,886.

CLASS 4-A-X NOTIONAL       With respect to any Distribution Date and the Class
AMOUNT                     4-A-X Certificates, the product of: (x) the aggregate
                           Stated Principal Balance, as of the second preceding
                           Due Date after giving effect to Scheduled Payments
                           for that Due Date, whether or not received, or for
                           the initial Distribution Date, as of the Cut-off
                           Date, of the Premium Rate Mortgage Loans in Subgroup
                           4-3; and (y) a fraction, the numerator of which is
                           the weighted average of the related Stripped Interest
                           Rates for the Premium Rate Mortgage Loans in Subgroup
                           4-3 and the denominator of which is 6.00%. The Class
                           4-A-X Notional Amount as of the closing date will be
                           approximately $1,027,807.

                                      S-97

CLASS AP PRINCIPAL         With respect to each Distribution Date and Subgroup
DISTRIBUTION AMOUNT        1-1, Subgroup 2-1 and Subgroup 4-1, a portion of the
                           related Available Distribution Amount for that
                           Subgroup for such Distribution Date equal to the
                           applicable Class P Fraction of the sum of (i)
                           scheduled principal due (whether or not received) and
                           (ii) unscheduled collections of principal received
                           (including Liquidation Proceeds allocable to
                           principal with respect to the Class P Mortgage
                           Components in that Subgroup), in each case, on or in
                           respect of each Class P Mortgage Component in that
                           Subgroup for that Distribution Date.

CLASS NOTIONAL AMOUNT      The Class 1-A-5 Notional Amount, Class 1-A-6 Notional
                           Amount, Class 2-A-X Notional Amount or Class 4-A-X
                           Notional Amount, as the context requires.

CLASS P FRACTION           With respect to each Class P Mortgage Component, a
                           fraction, the numerator of which is the Required
                           Coupon for the related Subgroup, minus the Net
                           Mortgage Rate on that Class P Mortgage Component and
                           the denominator of which is the Required Coupon for
                           such Subgroup.

CLASS P MORTGAGE           With respect to any Subgroup, the Mortgage Components
COMPONENT                  in that Subgroup that have Net Mortgage Rates less
                           than the Required Coupon for that Subgroup.

CLASS P SHORTFALL AMOUNT   With respect to any Distribution Date and Subgroup
                           1-1, Subgroup 2-1 and Subgroup 4-1, the sum of (i)
                           principal in an amount equal to the applicable Class
                           P Fraction of any loss on a Class P Mortgage
                           Component in the related Mortgage Pool incurred in
                           the previous calendar month (other than an Excess
                           Loss) and (ii) the sum of the amounts, if any, by
                           which the amount described in subclause (i) on each
                           prior Distribution Date exceeded the amount actually
                           distributed on those prior Distribution Dates and not
                           subsequently distributed.

CLASS PRINCIPAL AMOUNT     For each class of Certificates, the aggregate
                           Certificate Principal Amounts of the Certificates of
                           that class.

CLASS SUBORDINATION        For any Distribution Date and each class of
PERCENTAGE                 Subordinate Certificates, a fraction (expressed as a
                           percentage), the numerator of which is the Class
                           Principal Amount of that class immediately before
                           that Distribution Date and the denominator of which
                           (a) in the case of the Aggregate Pool I Subordinate
                           Certificates, is the aggregate Class Principal Amount
                           of all Aggregate Pool I Certificates and (b) in the
                           case of the Pool 4 Subordinate Certificates, is the
                           aggregate Class Principal Amount of all Pool 4
                           Certificates, in each case immediately before that
                           Distribution Date.

CLOSING DATE               On or about August 30, 2005.

CMMC                       Chase Manhattan Mortgage Corporation.

CODE                       The Internal Revenue Code of 1986, as amended.

COUNTRYWIDE                Countrywide Home Loans Servicing, L.P.

COUNTRYWIDE MORTGAGE       The Mortgage Loans included in the Trust Fund that
LOANS                      were originated or acquired by Countrywide.

CREDIT SUPPORT DEPLETION   For the Aggregate Pool I Senior Certificates, the
DATE                       date on which the aggregate Class Principal Amount of
                           the Aggregate Pool I Subordinate Certificates has
                           been reduced to zero. For the Pool 4 Senior
                           Certificates, the date on which the aggregate Class
                           Principal Amount of the Pool 4 Subordinate
                           Certificates has been reduced to zero.

CTX                        CTX Mortgage Company, LLC.

                                      S-98

CTX MORTGAGE LOANS         The Mortgage Loans included in the Trust Fund that
                           were originated or acquired by CTX.

CTX RECONSTITUTION         The reconstitution agreement with respect to the CTX
AGREEMENT                  Mortgage Loans, pursuant to which CTX represents that
                           the representations and warranties relating to the
                           origination of the CTX Mortgage Loans are true and
                           correct as of the Closing Date.

CURRENT INTEREST           For each class of Certificates (other than the
                           Principal-Only Certificates) on any Distribution
                           Date, the amount of interest accrued during the
                           related Accrual Period on the related Class Principal
                           Amount or Class Notional Amount, as applicable,
                           immediately prior to that Distribution Date at the
                           applicable Certificate Interest Rate.

CUSTODIAL ACCOUNT          With respect to each Servicer, an account or accounts
                           for the collection of payments on the Mortgage Loans
                           which will be separate from such Servicer's other
                           assets.

CUSTODIAN                  JPMorgan Chase Bank, National Association.

CUT-OFF DATE               August 1, 2005.

DEBT SERVICE REDUCTION     With respect to any mortgage loan, a reduction in its
                           scheduled monthly payment by a court of competent
                           jurisdiction in a proceeding under the United States
                           Bankruptcy Code.

DEFICIENT VALUATION        A proceeding under the United States Bankruptcy Code
                           whereby the court may establish the value of the
                           mortgaged property at an amount less than the related
                           outstanding principal balance of the mortgage loan
                           secured by the mortgaged property or may reduce the
                           outstanding principal balance of a mortgage loan. In
                           the case of a reduction in the value of the related
                           mortgaged property, the amount of the secured debt
                           could be reduced to that value, and the holder of the
                           mortgage loan thus would become an unsecured creditor
                           to the extent that the outstanding principal balance
                           of the mortgage loan exceeds the value assigned to
                           the mortgage loan by the bankruptcy court.

DEFECTIVE MORTGAGE LOAN    Any Mortgage Loan as to which there exists deficient
                           documentation or as to which there has been an
                           uncured breach of any such representation or warranty
                           relating to the characteristics of the Mortgage Loan
                           that materially and adversely affects the value of
                           such Mortgage Loan or the interests of the
                           Certificateholders in such Mortgage Loan.

DEFINITIVE CERTIFICATE     A Certificate held in physical form.

DELETED MORTGAGE LOAN      A Defective Mortgage Loan that has been removed from
                           the Trust Fund and replaced with a Replacement
                           Mortgage Loan.

DEPOSITOR                  J.P. Morgan Acceptance Corporation I.

DETERMINATION DATE         The determination date specified in the related
                           Servicing Agreement.

DISTRIBUTION ACCOUNT       An account established by the Securities
                           Administrator on or prior to the Closing Date, which
                           will be maintained with the Securities Administrator
                           in trust for the benefit of the Certificateholders.

DISTRIBUTION DATE          The 25th day of each month, or if such day is not a
                           Business Day, on the first Business Day thereafter
                           commencing in September 2005.

DTC                        The Depository Trust Company.

                                      S-99

DUE DATE                   For a Mortgage Loan, the date specified in the
                           related Mortgage Note on which the monthly scheduled
                           payment of interest and principal (or interest only
                           during the applicable interest-only period, if any,
                           following origination) is due, which is the first day
                           of the calendar month in the case of the Mortgage
                           Loans.

DUE PERIOD                 With respect to a Mortgage Loan and any Distribution
                           Date, the period beginning on the second day of the
                           calendar month preceding the month in which such
                           Distribution Date occurs and ending on the first day
                           of the calendar month in which such Distribution Date
                           occurs.

ERISA                      The Employee Retirement Income Security Act of 1974,
                           as amended.

EXCESS LOSSES              Special Hazard Losses in excess of the applicable
                           Special Hazard Loss Coverage Amount, Bankruptcy
                           Losses in excess of the applicable Bankruptcy Loss
                           Coverage Amount and Fraud Losses in excess of the
                           applicable Fraud Loss Coverage Amount.

EXEMPTION                  An administrative prohibited transaction exemption
                           granted to the Underwriter by the U.S. Department of
                           Labor, which permits the acquisition, holding and
                           sale by Plans of the Certificates.

FINAL SCHEDULED            For the Group 1A Certificates, the Distribution Date
DISTRIBUTION DATE          in August 2020. For the Group 2A Certificates,
                           Aggregate Pool I Subordinate Certificates and the
                           Class A-P Certificates, the Distribution Date in
                           September 2035. For the Group 3A Certificates, the
                           Distribution Date in February 2032. For the Group 4
                           Certificates, the Distribution Date in September
                           2020.

FINANCIAL INTERMEDIARY     A brokerage firm, bank, thrift institution or other
                           financial intermediary that maintains a Beneficial
                           Owner's account.

FITCH                      Fitch Ratings.

FRAUD LOSS COVERAGE        With respect to the Aggregate Pool I Subordinate
AMOUNT                     Certificates and Pool 4 Subordinate Certificates, an
                           initial amount expected to be up to approximately
                           $11,196,088.88 and $1,979,259.11, respectively, as
                           reduced on the fifth anniversary of the Cut-off Date
                           to zero and on the first, second, third and fourth
                           anniversaries of the Cut off Date, to an amount equal
                           to the lesser of (x)1%, in the case of the first
                           anniversary, and 0.5%, in the case of the second,
                           third and fourth anniversaries, of the then current
                           Pool Balance of Aggregate Pool I or Pool 4, as
                           applicable, and (y) the excess of the Fraud Loss
                           Coverage Amount as of the preceding anniversary of
                           the Cut off Date, over the cumulative amount of Fraud
                           Losses allocated to the related Certificates since
                           the preceding anniversary.

FRAUD LOSSES               Realized Losses by reason of a default arising from
                           fraud, dishonesty or misrepresentation.

GREENPOINT                 GreenPoint Mortgage Funding, Inc.

GREENPOINT MORTGAGE        The Mortgage Loans included in the Trust Fund that
LOANS                      were originated or acquired by GreenPoint.

GREENPOINT                 The reconstitution agreement with respect to the
RECONSTITUTION             GreenPoint Mortgage Loans, pursuant to which
AGREEMENT                  GreenPoint represents that the representations and
                           warranties relating to the origination of the
                           GreenPoint Mortgage Loans are true and correct as of
                           the Closing Date.

GROUP 1 SUBGROUP           Each of Subgroup 1-1, Subgroup 1-2 and Subgroup 1-3.

GROUP 1A CERTIFICATES      The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                           1-A-4, Class 1-A-5 and Class 1-A-6 Certificates.

                                     S-100

GROUP 2 SUBGROUP           Each of Subgroup 2-1, Subgroup 2-2, Subgroup 2-3 and
                           Subgroup 2-4.

GROUP 2A CERTIFICATES      The Class 2-A-1, Class 2-A-2, Class 2-A-3, Class
                           2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class
                           2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class
                           2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15,
                           Class 2-A-16 and Class 2-A-X Certificates.

GROUP 3A CERTIFICATES      The Class 3-A-1 Certificates.

GROUP 4 CERTIFICATES       The Class 4-A-1, Class 4-A-2, Class 4-A-3, Class
                           4-A-4, Class 4-A-P, Class 4-A-X, Class A-R, Class
                           4-B-1, Class 4-B-2, Class 4-B-3, Class 4-B-4, Class
                           4-B-5 and Class 4-B-6 Certificates.

GROUP 4 SUBGROUP           Each of Subgroup 4-1, Subgroup 4-2 and Subgroup 4-3.

GROUP 4A CERTIFICATES      The Class 4-A-1, Class 4-A-2, Class 4-A-3, Class
                           4-A-4, Class 4-A-P, Class 4-A-X and Class A-R
                           Certificates.

GROUP 4B AGGREGATE         For Pool 4 on any Distribution Date, the percentage
SUBORDINATE PERCENTAGE     equivalent of a fraction, the numerator of which is
                           the aggregate Class Principal Amount of the Pool 4
                           Subordinate Certificates immediately prior to that
                           date, and the denominator of which is the Pool
                           Balance relating to Pool 4 (other than the applicable
                           Class P Fraction of the related Class P Mortgage
                           Components) for such Distribution Date.

HARRIS                     Harris N.A.

HARRIS MORTGAGE LOANS      The Mortgage Loans included in the Trust Fund that
                           were originated or acquired by Harris.

INSURANCE PROCEEDS         Collectively, all proceeds of any primary mortgage
                           guaranty insurance policies or any other insurance
                           policies with respect to the related Mortgage Loans,
                           to the extent such proceeds are not applied to the
                           restoration or repair of the related mortgaged
                           property or released to the related mortgagor in
                           accordance with the Servicer's normal servicing
                           procedures.

INTEREST DISTRIBUTION      With respect to each class of Certificates and any
AMOUNT                     Distribution Date, the Current Interest for that
                           class on that Distribution Date as reduced by such
                           class' share of Net Interest Shortfalls.

INTEREST-ONLY              The Class 1-A-5, Class 1-A-6, Class 2-A-X and Class
CERTIFICATES               4-A-X Certificates.

INTEREST SHORTFALL         With respect to any class of Certificates and any
                           Distribution Date, (i) the amount by which the
                           Interest Distribution Amount for such class on such
                           Distribution Date and all prior Distribution Dates
                           exceeds (ii) amounts distributed in respect thereof
                           to such class on prior Distribution Dates.

INTEREST TRANSFER AMOUNT   With respect to any Undercollateralized Group and any
                           Distribution Date, one month's interest on the
                           applicable Principal Transfer Amount at 4.50%, 5.00%
                           or 8.00% per annum with respect to Subgroup 1-1,
                           Subgroup 1-2 or Subgroup 1-3, respectively, 5.25%,
                           5.50%, 6.00% or 6.50% per annum with respect to
                           Subgroup 2-1, Subgroup 2-2, Subgroup 2-3 or Subgroup
                           2-4, respectively, 5.00%, 5.50% or 6.00% per annum
                           with respect to Subgroup 4-1, Subgroup 4-2 or
                           Subgroup 4-3, respectively, or the Pool 3 Net WAC
                           Rate with respect to Pool 3, plus any shortfall of
                           interest on the Senior Certificates of the applicable
                           Undercollateralized Group from prior Distribution
                           Dates.

JPMCB                      JPMorgan Chase Bank, National Association.

                                     S-101

JPMCB SERVICING            The servicing agreements related to the CTX Mortgage
AGREEMENT                  Loans and the GreenPoint Mortgage Loans among JPMCB,
                           the Seller and CHF.

LIBOR                      The London Interbank Offered Rate for one-month
                           United States dollar deposits ("") as quoted on
                           Telerate Page 3750 as of 11:00 A.M., London time on
                           the LIBOR Determination Date.

LIBOR BUSINESS DAY         Any day other than a Saturday or a Sunday or a day on
                           which banking institutions in the State of New York
                           or in the city of London, England are required or
                           authorized by law to be closed.

LIBOR CERTIFICATES         The Class 1-A-4 and Class 1-A-5 Certificates.

LIBOR DETERMINATION DATE   The second LIBOR business day prior to the first day
                           of the related Accrual Period.

LIQUIDATED MORTGAGE LOAN   Generally, a defaulted Mortgage Loan or Mortgage
                           Component, as applicable, as to which the Mortgage
                           Loan or Mortgage Component, as applicable, or related
                           REO Property has been disposed of and all amounts
                           expected to be recovered in respect of that Mortgage
                           Loan or Mortgage Component, as applicable, have been
                           received by the related Servicer.

LIQUIDATION PROCEEDS       All amounts received and retained in connection with
                           the liquidation of defaulted Mortgage Loans, by
                           foreclosure or otherwise, to the extent payable.

LOAN-TO-VALUE RATIO        For a Mortgage Loan at any given time, a fraction,
                           expressed as a percentage, the numerator of which is
                           the principal balance of the related Mortgage Loan at
                           the date of determination and the denominator of
                           which is (a) in the case of a Mortgage Loan financing
                           the acquisition of the Mortgaged Property, the lesser
                           of the selling price of the Mortgaged Property and
                           its appraised value determined in an appraisal
                           obtained by the related Originator at origination of
                           such Mortgage Loan; provided however, certain
                           Mortgage Loans financing the acquisition of a
                           Mortgaged Property in New York will be based solely
                           on the appraised value, or (b) in the case of a
                           refinancing, the appraised value of the Mortgaged
                           Property at the time of such refinance.

LOCKOUT CERTIFICATES       The Class 2-A-1, Class 2-A-4 and Class 2-A-5
                           Certificates.

LOWER-TIER REMIC           Any REMIC formed pursuant to the Pooling and
                           Servicing Agreement other than the Upper-Tier REMIC.

MASTER SERVICER            Wells Fargo Bank, N.A.

MASTER SERVICING FEE       Investment earnings on amounts on deposit in the
                           Distribution Account.

MID AMERICA                Mid America Bank, FSB.

MID AMERICA MORTGAGE       The Mortgage Loans included in the Trust Fund that
LOANS                      were originated or acquired by Mid America.

MONTHLY ADVANCE            With respect to any Mortgage Loan for which a
                           Scheduled Payment due on a Due Date is not received
                           by the related Determination Date, an amount equal to
                           the scheduled payment of interest at the related
                           Mortgage Rate (less the applicable Servicing Fee
                           Rate) and scheduled principal payment on that
                           Mortgage Loan, to the extent provided in the Pooling
                           and the Servicing Agreement and the related Servicing
                           Agreement.

MORTGAGE                   The original instrument creating a first lien on a
                           Mortgaged Property securing a Mortgage Loan.

                                     S-102

MORTGAGE COMPONENT         The portions of the Mortgage Loans in Pool 1, Pool 2
                           and Pool 4 that comprise the Subgroups within such
                           Pool.

MORTGAGE FILE              The Mortgage Note, the Mortgage with evidence of
                           recording indicated thereon, an assignment in
                           recordable form of the Mortgage, all recorded
                           intervening assignments of the Mortgage and any
                           modifications to such Mortgage Note and Mortgage
                           (except for any such documents other than Mortgage
                           Notes not available on the Closing Date, which will
                           be delivered to the Trustee or the Custodian as soon
                           as the same is available to the Depositor).

MORTGAGE LOANS             The conventional, adjustable rate mortgage loans
                           secured by first liens on the Mortgaged Properties
                           included in the Trust Fund as of the Closing Date.

MORTGAGE NOTE              The original promissory note (and any modification or
                           amendment thereto) endorsed in blank without recourse
                           relating to a Mortgage Loan.

MORTGAGE POOL              Any of Subgroup 1-1, Subgroup 1-2, Subgroup 1-3,
                           Subgroup 2-1, Subgroup 2-2, Subgroup 2-3, Subgroup
                           2-4, Pool 3, Subgroup 4-1, Subgroup 4-2 or Subgroup
                           4-3.

MORTGAGE RATE              With respect to any Mortgage Loan, the annual rate of
                           interest borne by the related Mortgage Note from time
                           to time, as of the related Due Date. Any Mortgage
                           Component related to a Mortgage Loan will have the
                           same Mortgage Rate as that Mortgage Loan.

MORTGAGED PROPERTY         A one-to-four family residential property securing a
                           Mortgage Loan, including, but not limited to, single
                           family residences, two-to four family residences,
                           three-to four family residences, condominiums,
                           cooperative units and planned unit developments.

NATIONAL CITY              National City Mortgage Corporation.

NATIONAL CITY MORTGAGE     The Mortgage Loans included in the Trust Fund that
LOANS                      were originated or acquired by National City.

NET INTEREST SHORTFALL     With respect to any Distribution Date and any Pool,
                           an amount equal to the sum of:

                           o    any Net Prepayment Interest Shortfalls for that
                                Pool and Distribution Date; and

                           o    Relief Act Reductions and the amount of interest
                                that would otherwise have been received with
                                respect to any Mortgage Loan in that Pool as a
                                result of a Special Hazard Loss, Fraud Loss,
                                Debt Service Reduction or Deficient Valuation,
                                after the exhaustion of the respective amounts
                                of coverage provided by the related Subordinate
                                Certificates for those types of losses.

NET MORTGAGE RATE          As to any Mortgage Loan and any Distribution Date,
                           the excess of the Mortgage Rate over the applicable
                           Servicing Fee Rate. Any Mortgage Component related to
                           a Mortgage Loan will have the same Net Mortgage Rate
                           as that Mortgage Loan.

NET PREPAYMENT INTEREST    With respect to a Pool and any Distribution Date, the
SHORTFALLS                 amount by which a Prepayment Interest Shortfall for
                           the related Prepayment Period exceeds the amount that
                           the Master Servicer is obligated to remit pursuant to
                           the Pooling and Servicing Agreement and/or each
                           Servicer is obligated to remit pursuant to the
                           applicable Purchase and Servicing Agreement, to cover
                           such shortfall for such Due Period.

                                     S-103

NET WAC                    For the Mortgage Loans (or any group of Mortgage
                           Loans) for each Distribution Date, the weighted
                           average of the Net Mortgage Rates of the related
                           Mortgage Loans, as of the first day of the calendar
                           month immediately preceding the calendar month of
                           such Distribution Date, weighted on the basis of
                           their Stated Principal Balances as of that date.

OFFERED CERTIFICATES       Collectively, the Senior Certificates and the Class
                           I-B-1, Class I-B-2, Class I-B-3, Class 4-B-1, Class
                           4-B-2 and Class 4-B-3 Certificates.

ORIGINATORS                Collectively, each of JPMCB, Countrywide, CTX,
                           GreenPoint, Wells Fargo, Harris, Mid America,
                           National City, PHH and Suntrust.

OVERCOLLATERALIZED GROUP   With respect to Aggregate Pool I, when there is an
                           Undercollateralized Group in Aggregate Pool I, any
                           Certificate Group in Aggregate Pool I that is not
                           itself an Undercollateralized Group. With respect to
                           Pool 4, when there is an Undercollateralized Group in
                           Pool 4, any Certificate Group in Pool 4 that is not
                           itself an Undercollateralized Group.

PARTICIPANT                A participating firm that acts as agent for a
                           Financial Intermediary.

PERCENTAGE INTEREST        For a Certificate, either (x) a fraction, expressed
                           as a percentage, the numerator of which is that
                           Certificate's Certificate Principal Amount and the
                           denominator of which is the applicable Class
                           Principal Amount, or (y) the percentage stated on the
                           face of that Certificate.

PHH                        PHH Mortgage Corporation.

PHH MORTGAGE LOANS         The Mortgage Loans included in the Trust Fund that
                           were originated or acquired by PHH.

PLANS                      Certain employee benefit plans and other retirement
                           plans and arrangements, including individual
                           retirement accounts and annuities, Keogh plans and
                           collective investment funds and separate accounts in
                           which plans, accounts or arrangements are invested.

POOL                       Either Pool 1, Pool 2, Pool 3 or Pool 4.

POOL 1                     The Mortgage Pool consisting of the Pool 1 Mortgage
                           Loans.

POOL 1 MORTGAGE LOANS      The Mortgage Loans included in Pool 1.

POOL 1 NET WAC             As of any Distribution Date, the weighted average of
                           the Net Mortgage Rates of the Mortgage Loans in Pool
                           1 as of the first day of the calendar month
                           immediately preceding the calendar month of such
                           Distribution Date, weighted on the basis of their
                           Stated Principal Balances as of that date.

POOL 1 SUBORDINATE         For any Distribution Date, the excess of the Stated
AMOUNT                     Principal Balance of the Pool 1 Mortgage Loans (less
                           the applicable Class P Fraction of any Class P
                           Mortgage Component in Subgroup 1-1) as of the first
                           day of the month preceding the month in which such
                           Distribution Date occurs, minus the Class Principal
                           Amount of the Class 1A Certificates immediately
                           before such Distribution Date.

POOL 2                     The Mortgage Pool consisting of the Pool 2 Mortgage
                           Loans.

POOL 2 MORTGAGE LOANS      The Mortgage Loans included in Pool 2.

POOL 2 NET WAC             As of any Distribution Date, the weighted average of
                           the Net Mortgage Rates of the Mortgage Loans in Pool
                           2 as of the first day of the calendar month
                           immediately preceding the calendar month of such
                           Distribution Date, weighted on the basis of their
                           Stated Principal Balances as of that date.

                                     S-104

POOL 2 SUBORDINATE         For any Distribution Date, the excess of the Stated
AMOUNT                     Principal Balance of the Pool 2 Mortgage Loans (less
                           the applicable Class P Fraction of any Class P
                           Mortgage Component in Subgroup 2-1) as of the first
                           day of the month preceding the month in which such
                           Distribution Date occurs, minus the Class Principal
                           Amount of the Class 2A Certificates immediately
                           before such Distribution Date.

POOL 3                     The Mortgage Pool consisting of the Pool 3 Mortgage
                           Loans.

POOL 3 MORTGAGE LOANS      The Mortgage Loans included in Pool 3.

POOL 3 NET WAC             As of any Distribution Date, the weighted average of
                           the Net Mortgage Rates of the Mortgage Loans in Pool
                           3 as of the first day of the calendar month
                           immediately preceding the calendar month of such
                           Distribution Date, weighted on the basis of their
                           Stated Principal Balances as of that date.

POOL 3 SUBORDINATE         For any Distribution Date, the excess of the Stated
AMOUNT                     Principal Balance of the Pool 3 Mortgage Loans as of
                           the first day of the month preceding the month of
                           that Distribution Date over the Class Principal
                           Amounts of the Class 3-A-1 Certificates immediately
                           before such Distribution Date.

POOL 4                     The Mortgage Pool consisting of the Pool 4 Mortgage
                           Loans.

POOL 4 CERTIFICATES        The Pool 4 Senior Certificates, together with the
                           Pool 4 Subordinate Certificates.

POOL 4 CUT-OFF DATE        The aggregate Stated Principal Balance of the
BALANCE                    Pool 4 Mortgage Loans as of the Cut-off Date.

POOL 4 MORTGAGE LOANS      The Mortgage Loans included in Pool 4.

POOL 4 NET WAC             As of any Distribution Date, the weighted average of
                           the Net Mortgage Rates of the Mortgage Loans in Pool
                           4 as of the first day of the calendar month
                           immediately preceding the calendar month of such
                           Distribution Date, weighted on the basis of their
                           Stated Principal Balances as of that date.

POOL 4 ORIGINAL            The aggregate Class Principal Amount of the Pool 4
SUBORDINATE CLASS          Subordinate Certificates as of the Closing Date.
PRINCIPAL AMOUNT

POOL 4 SENIOR              The Group 4A Certificates.
CERTIFICATES

                                     S-105

POOL 4 STEP-DOWN TEST      As to any Distribution Date, the Pool 4 Step-Down
                           Test will be satisfied if both of the following
                           conditions are met:

                           o    first, the outstanding principal balance of all
                                Mortgage Components in a Mortgage Pool in Pool 4
                                delinquent 60 days or more (including Mortgage
                                Components in foreclosure, REO property or
                                bankruptcy status), averaged over the preceding
                                six-month period, as a percentage of the related
                                Subgroup Subordinate Amount, does not equal or
                                exceed 50%; and

                           o    second, cumulative Realized Losses on the
                                Mortgage Components in each Mortgage Pool in
                                Pool 4 do not exceed:

                                o    For each Distribution Date occurring in the
                                     period from September 2010 to August 2011,
                                     30% of the original related Subgroup
                                     Subordinate Amount;

                                o    for each Distribution Date occurring in the
                                     period from September 2011 to August 2012,
                                     35% of the original related Subgroup
                                     Subordinate Amount;

                                o    for each Distribution Date occurring in the
                                     period from September 2012 to August 2013,
                                     40% of the original related Subgroup
                                     Subordinate Amount;

                                o    for each Distribution Date occurring in the
                                     period from September 2013 to August 2014,
                                     45% of the original related Subgroup
                                     Subordinate Amount; and

                                o    for the Distribution Date in September 2014
                                     and thereafter, 50% of the original related
                                     Subgroup Subordinate Amount.

POOL 4 SUBORDINATE         For any Distribution Date, the excess of the Stated
AMOUNT                     Principal Balance of the Pool 4 Mortgage Loans (less
                           the applicable Class P Fraction of any Class P
                           Mortgage Component in Subgroup 4-1) as of the first
                           day of the month preceding the month in which such
                           Distribution Date occurs, minus the Class Principal
                           Amount of the Class 4A Certificates immediately
                           before such Distribution Date.

POOL 4 SUBORDINATE         The Class 4-B-1, Class 4-B-2, Class 4-B-3, Class
CERTIFICATES               4-B-4, Class 4-B-5 and Class 4-B-6 Certificates.

POOL 4 SUBORDINATE         With respect to any Distribution Date, the sum of the
PRINCIPAL DISTRIBUTION     Subordinate Principal Distribution Amounts for
AMOUNT                     Subgroup 4-1, Subgroup 4-2 and Subgroup 4-3 for such
                           Distribution Date.

POOL BALANCE               For Aggregate Pool I or any Pool, as applicable, on
                           any Distribution Date, the aggregate of the Stated
                           Principal Balances of all the Mortgage Loans in
                           Aggregate Pool I or such Pool, as applicable,
                           outstanding on the Due Date of the month preceding
                           the month of that Distribution Date.

POOL SUBORDINATE AMOUNT    Any of the Pool 1 Subordinate Amount, Pool 2
                           Subordinate Amount, Pool 3 Subordinate Amount or Pool
                           4 Subordinate Amount.

POOLING AND SERVICING      The pooling and servicing agreement dated as of
AGREEMENT                  August 1, 2005, among the Depositor, the Master
                           Servicer, the Securities Administrator and the
                           Trustee.

PREMIUM RATE MORTGAGE      With respect to Subgroup 2-4 and Subgroup 4-3, the
LOANS                      Mortgage Components in such Mortgage Pool having Net
                           Mortgage Rates in excess of the Required Coupon for
                           such Mortgage Pool.

                                     S-106

PREPAYMENT INTEREST        With respect to a Mortgage Loan as to which a
SHORTFALL                  voluntary prepayment has been made, the amount by
                           which one month's interest at the applicable Net
                           Mortgage Rate on that Mortgage Loan exceeds the
                           amount of interest actually received in connection
                           with such prepayment.

PRINCIPAL-ONLY             The Class A-P and Class 4-A-P Certificates.
CERTIFICATES

PREPAYMENT PERIOD          The calendar month immediately preceding the
                           Distribution Date.

PRINCIPAL TRANSFER         With respect to any Distribution Date and any
AMOUNT                     Undercollateralized Group, the excess of the
                           aggregate Class Principal Amount of the Senior
                           Certificates (other than the Principal-Only
                           Certificates) related to that Undercollateralized
                           Group over the aggregate Stated Principal Balance of
                           the Mortgage Loans or Mortgage Components, as
                           applicable, in that Mortgage Pool (less the
                           applicable Class P Fraction of each Class P Mortgage
                           Component in that Mortgage Pool).

PRIVATELY-OFFERED          The Class I-B-4, Class I-B-5, Class I-B-6, Class
CERTIFICATES               4-B-4, Class 4-B-5 and Class 4-B-6 Certificates.

PTCE                       Prohibited Transaction Class Exemption.

PURCHASE AND SERVICING     The underlying mortgage loan purchase and servicing
AGREEMENTS                 agreements with respect to the Mortgage Loans
                           originally entered into between the Seller and the
                           related Originator.

RATING AGENCIES            Fitch and S&P.

REALIZED LOSS              With respect to a Liquidated Mortgage Loan, the
                           amount by which the remaining unpaid principal
                           balance of that Mortgage Loan plus all accrued and
                           unpaid interest thereon and any related expenses
                           exceeds the amount of Liquidation Proceeds applied to
                           the principal balance of that Mortgage Loan. With
                           respect to a Mortgage Loan subject to a Deficient
                           Valuation, the excess of the principal balance of
                           that Mortgage Loan over the principal amount as
                           reduced in connection with the proceedings resulting
                           in a Deficient Valuation. With respect to a Mortgage
                           Loan subject to a Debt Service Reduction, the present
                           value of all monthly Debt Service Reductions,
                           discounted monthly at the applicable Mortgage Rate.

RELIEF ACT                 The Servicemembers Civil Relief Act or any similar
                           state law.

RELIEF ACT REDUCTIONS      The amount of interest that would otherwise have been
                           received with respect to any Mortgage Loan in such
                           Mortgage Pool which was subject to a reduction in the
                           amount of interest collectible as a result of
                           application of a Relief Act.

RECORD DATE                With respect to any Distribution Date, the last
                           Business Day of the month preceding the month of that
                           Distribution Date (or the Closing Date, in the case
                           of the first Distribution Date).

REGULAR CERTIFICATES       The Offered Certificates, other than the Class A-R
                           Certificate.

REPLACEMENT MORTGAGE       One or more mortgage loans with similar
LOAN                       characteristics to a Deleted Mortgage Loan which is
                           placed in the Trust Fund to replace a Deleted
                           Mortgage Loan.

REQUIRED COUPON            With respect to Subgroup 1-1, Subgroup 1-3, Subgroup
                           2-1, Subgroup 2-4, Subgroup 4-1 and Subgroup 4-3,
                           4.50%, 8.00%, 5.25%, 6.50%, 5.00% and 6.00%,
                           respectively.

RULES                      The rules, regulations and procedures creating and
                           affecting DTC and its operations.

                                     S-107

S&P                        Standard & Poor's Ratings Services, a division of the
                           McGraw-Hill Companies, Inc.

SCHEDULED PAYMENT          With respect to a Mortgage Loan or Mortgage
                           Component, as applicable, the scheduled monthly
                           payment on a Mortgage Loan or Mortgage Component, as
                           applicable, on any Due Date allocable to principal or
                           interest which, unless otherwise specified in the
                           related Purchase and Servicing Agreement, will give
                           effect to any related Debt Service Reduction and any
                           related Deficient Valuation that is ordered by a
                           court in bankruptcy and that has the effect of
                           reducing the monthly payment due on such Mortgage
                           Loan or Mortgage Component, as applicable.

SEC                        The Securities and Exchange Commission.

SECURITIES ADMINISTRATOR   Wells Fargo Bank, N.A.

SELLER                     J.P. Morgan Mortgage Acquisition Corp.

SENIOR CERTIFICATES        The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                           1-A-4, Class 1-A-5, Class 1-A-6, Class 2-A-1, Class
                           2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class
                           2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class
                           2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13,
                           Class 2-A-14, Class 2-A-15, Class 2-A-16, Class
                           2-A-X, Class A-P Class 3-A-1, Class 4-A-1, Class
                           4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-X, Class
                           4-A-P and Class A-R Certificate

SENIOR PERCENTAGE          For each Distribution Date and each Mortgage Pool,
                           the percentage equivalent of a fraction, the
                           numerator of which is the aggregate Class Principal
                           Amount of the class or classes of Senior Certificates
                           of the related Certificate Group immediately prior to
                           such Distribution Date, and the denominator of which
                           is the aggregate Stated Principal Balance of all
                           Mortgage Loans or Mortgage Components, as applicable,
                           in the related Mortgage Pool and for such
                           Distribution Date (less the applicable Class P
                           Fraction of each Class P Mortgage Loan in that
                           Mortgage Pool).

SENIOR PREPAYMENT          With respect to any Mortgage Pool in Aggregate Pool
PERCENTAGE                 I and any Distribution Date:

                           o    occurring before the Distribution Date in
                                September 2010, 100%;

                           o    occurring in or after September 2010 but before
                                September 2011, the related Senior Percentage
                                plus 70% of the related Subordinate Percentage
                                for that date;

                           o    occurring in or after September 2011 but before
                                September 2012, the related Senior Percentage
                                plus 60% of the related Subordinate Percentage
                                for that date;

                           o    occurring in or after September 2012 but before
                                September 2013, the related Senior Percentage
                                plus 40% of the related Subordinate Percentage
                                for that date;

                           o    occurring in or after September 2013 but before
                                September 2014, the related Senior Percentage
                                plus 20% of the related Subordinate Percentage
                                for that date; or

                           o    occurring in September 2014 or thereafter, the
                                related Senior Percentage for that date.

                                     S-108

                           With respect to any Mortgage Pool in Pool 4 and any
                           Distribution Date:

                           o    occurring before the Distribution Date in
                                September 2010, 100%;

                           o    occurring in or after September 2010 but before
                                September 2011, the related Senior Percentage
                                plus 70% of the related Subordinate Percentage
                                for that date;

                           o    occurring in or after September 2011 but before
                                September 2012, the related Senior Percentage
                                plus 60% of the related Subordinate Percentage
                                for that date;

                           o    occurring in or after September 2012 but before
                                September 2013, the related Senior Percentage
                                plus 40% of the related Subordinate Percentage
                                for that date;

                           o    occurring in or after September 2013 but before
                                September 2014, the related Senior Percentage
                                plus 20% of the related Subordinate Percentage
                                for that date; or

                           o    occurring in September 2014 or thereafter, the
                                related Senior Percentage for that date.

                           Notwithstanding the foregoing, with respect to
                           Aggregate Pool I: (i) no decrease in the Senior
                           Prepayment Percentage for any Mortgage Pool in
                           Aggregate Pool I will occur as described above unless
                           the Aggregate Pool I Step-Down Test is satisfied with
                           respect to each Mortgage Pool in Aggregate Pool I on
                           such Distribution Date, (ii) if on any Distribution
                           Date the Senior Percentage for Subgroup 1-1, Subgroup
                           1-2, Subgroup 1-3, Subgroup 2-1, Subgroup 2-2,
                           Subgroup 2-3, Subgroup 2-4 or Pool 3 exceeds the
                           related Senior Percentage on the Closing Date, the
                           Senior Prepayment Percentage for Subgroup 1-1,
                           Subgroup 1-2, Subgroup 1-3, Subgroup 2-1, Subgroup
                           2-2, Subgroup 2-3, Subgroup 2-4 and Pool 3 for that
                           Distribution Date will once again equal 100% and
                           (iii) if on any Distribution Date the allocation to
                           the related Senior Certificates then entitled to
                           distributions of principal of related full and
                           partial principal prepayments and other amounts in
                           the percentage required above would reduce the sum of
                           the Class Principal Amounts of those Certificates
                           below zero, the distribution to the class or classes
                           of Certificates of the related Senior Prepayment
                           Percentage of those amounts for such Distribution
                           Date will be limited to the percentage necessary to
                           reduce the related Class Principal Amounts to zero.

                           Notwithstanding the foregoing, with respect to any
                           Mortgage Pool in Pool 4: (i) no decrease in the
                           Senior Prepayment Percentage for any Mortgage Pool in
                           Pool 4 will occur as described above unless the Pool
                           4 Step-Down Test is satisfied on such Distribution
                           Date with respect to each Mortgage Pool in Pool 4,
                           (ii) if, on any Distribution Date, the Senior
                           Percentage for Subgroup 4-1, Subgroup 4-2 or Subgroup
                           4-3 exceeds the related Senior Percentage on the
                           Closing Date, in which case the Senior Prepayment
                           Percentage for Subgroup 4-1, Subgroup 4-2 and
                           Subgroup 4-3 for that Distribution Date will equal
                           100% and (iii) if on any Distribution Date the
                           allocation to the related Pool 4 Senior Certificates
                           then entitled to distributions of principal of
                           related full and partial principal prepayments and
                           other amounts in the percentage required above would
                           reduce the sum of the Class Principal Amounts of
                           those Certificates below zero, the distribution to
                           the class or classes of Certificates of the related
                           Senior Prepayment Percentage of those amounts for
                           such Distribution Date will be limited to the
                           percentage necessary to reduce the related Class
                           Principal Amounts to zero.

                                     S-109

SENIOR PRINCIPAL           For a Certificate Group and for each Distribution
DISTRIBUTION AMOUNT        Date, the sum of the following amounts (exclusive of
                           the portion attributable to the applicable Class AP
                           Principal Distribution Amount, if any):

                                (1) the product of (a) the related Senior
                           Percentage and (b) the principal portion of each
                           Scheduled Payment on each Mortgage Loan or Mortgage
                           Component, as applicable, in the related Mortgage
                           Pool due during the related Due Period;

                                (2) the product of (a) the related Senior
                           Prepayment Percentage and (b) each of the following
                           amounts: (i) the principal portion of each full and
                           partial principal prepayment made by a borrower on a
                           Mortgage Loan or a Mortgage Component, as applicable,
                           in the related Mortgage Pool during the related
                           Prepayment Period; (ii) each other unscheduled
                           collection, including Insurance Proceeds and net
                           Liquidation Proceeds (other than with respect to any
                           Mortgage Loan or Mortgage Component, as applicable,
                           in the related Mortgage Pool that was finally
                           liquidated during the related Prepayment Period)
                           representing or allocable to recoveries of principal
                           of the related Mortgage Loans or a Mortgage
                           Component, as applicable, received during the related
                           Prepayment Period, including any Subsequent
                           Recoveries on the related Mortgage Loan or Mortgage
                           Component, as applicable; and (iii) the principal
                           portion of the purchase price of each Mortgage Loan
                           or Mortgage Component, as applicable, purchased by
                           the applicable Originator or any other person
                           pursuant to the applicable Purchase and Servicing
                           Agreement, as modified by the related Assignment
                           Agreement or CTX or GreenPoint Reconstitution
                           Agreement or, if applicable, the Seller pursuant to
                           the Pooling and Servicing Agreement, due to a defect
                           in documentation or a material breach of a
                           representation and warranty, or, in the case of a
                           permitted substitution of a Defective Mortgage Loan
                           in the related Mortgage Pool, the amount representing
                           any principal adjustment in connection with any such
                           replaced Mortgage Loan or Mortgage Component, as
                           applicable, in the related Mortgage Pool with respect
                           to the related Prepayment Period;

                                (3) with respect to unscheduled recoveries
                           allocable to principal of any Mortgage Loan or
                           Mortgage Component, as applicable, in the related
                           Mortgage Group that was finally liquidated during the
                           related Prepayment Period, the lesser of (a) the
                           related Senior Prepayment Percentage of the net
                           Liquidation Proceeds allocable to principal and (b)
                           the product of (i) the related Senior Percentage for
                           that date and (ii) the related remaining Stated
                           Principal Balance of the related Mortgage Loan or
                           Mortgage Component, as applicable, at the time of
                           liquidation; and

                                (4) any amounts described in clauses (1) through
                           (3) above that remain unpaid with respect to such
                           Certificate Group from prior Distribution Dates.

SERVICER                   Either JPMCB, Countrywide, Wells Fargo, Harris, Mid
                           America, GreenPoint, National City, PHH or Suntrust,
                           as applicable.

SERVICER REMITTANCE DATE   The 18th day of each month (or, if the 18th is not a
                           Business Day, on the immediately preceding Business
                           Day).

SERVICING AGREEMENTS       Collectively, the Purchase and Servicing Agreements,
                           as may be modified by the related Assignment
                           Agreement, and the JPMCB Servicing Agreement.

SERVICING FEE              With respect to each Servicer and each Mortgage Loan
                           serviced by it, an amount equal to 1/12 of the
                           product of (1) the principal balance of such Mortgage
                           Loans as of the first day of the related Due Period
                           and (2) the Servicing Fee Rate with respect to such
                           Mortgage Loan.

                                     S-110

SERVICING FEE RATE         With respect to the Pool 1 and Pool 4 Mortgage Loans
                           serviced by Countrywide, a per annum rate equal to
                           0.200%. With respect to all other Mortgage Loans, a
                           per annum rate equal to 0.250%.

SMMEA                      The Secondary Mortgage Market Enhancement Act of 1984

SPECIAL HAZARD LOSS        With respect to the Aggregate Pool I Subordinate
COVERAGE AMOUNT            Certificates and Pool 4 Subordinate Certificates, an
                           initial amount expected to be up to approximately
                           $11,196,089 and $3,800,950, respectively, as reduced,
                           from time to time, by amount equal to on any
                           Distribution Date to the lesser of:

                           o    the Special Hazard Loss Coverage Amount as of
                                the Closing Date less the amount, if any, of
                                Special Hazard Losses in Aggregate Pool I or
                                Pool 4, as applicable, incurred since the
                                Closing Date, or

                           o    the greatest of

                                o 1% of the aggregate of the principal balances
                                of the Mortgage Loans in Aggregate Pool I or
                                Pool 4, as applicable,

                                o twice the principal balance of the largest
                                Mortgage Loan in Aggregate Pool I or Pool 4, as
                                applicable, and

                                o the aggregate principal balances of the
                                Mortgage Loans in Aggregate Pool I or Pool 4, as
                                applicable, secured by Mortgaged Properties
                                located in the single California postal zip code
                                area having the highest aggregate principal
                                balance of any zip code area.

                           All principal balances for the purpose of this
                           definition will be calculated as of the first day of
                           the month before the month in which the Distribution
                           Date occurs after giving effect to scheduled
                           installments of principal and interest on the
                           Mortgage Loans then due, whether or not paid.

SPECIAL HAZARD LOSSES      Realized Losses in respect of Special Hazard Mortgage
                           Loans.

SPECIAL HAZARD MORTGAGE    A Liquidated Mortgage Loan as to which the ability to
LOAN                       recover the full amount due thereunder was
                           substantially impaired by a hazard not insured
                           against under a standard hazard insurance policy.

STATED PRINCIPAL BALANCE   For (a) any Mortgage Loan at any Due Date, the unpaid
                           principal balance of such Mortgage Loan as of such
                           Due Date as specified in the amortization schedule at
                           the time relating thereto (before any adjustment to
                           such amortization schedule by reason of any
                           moratorium or similar waiver or grace period) after
                           giving effect to any previous principal prepayments
                           and Liquidation Proceeds allocable to principal and
                           to the payment of principal due on such Due Date and
                           irrespective of any delinquency in payment by the
                           related mortgagor and (b) any Mortgage Component at
                           any Due Date, the portion of the Stated Principal
                           Balance of the related Mortgage Loan allocable to
                           that component for that Due Date.

                                     S-111

STEPDOWN PERCENTAGE        With respect to any Distribution Date, the percentage
                           indicated below:

                                                                     STEPDOWN
                           DISTRIBUTION DATE OCCURRING IN           PERCENTAGE
                           ------------------------------           ----------
                           September 2005 through August 2010            0%
                           September 2010 through August 2011           30%
                           September 2011 through August 2012           40%
                           September 2012 through August 2013           60%
                           September 2013 through August 2014           80%
                           September 2014 and thereafter               100%

STRIPPED INTEREST RATE     With respect to any Premium Rate Mortgage Loan, the
                           excess of the Net Mortgage Rate for that Mortgage
                           Loan over the applicable Required Coupon.

SUBGROUP                   Any of Subgroup 1-1, Subgroup 1-2, Subgroup 1-3,
                           Subgroup 2-1, Subgroup 2-2, Subgroup 2-3, Subgroup
                           2-4, Subgroup 4-1, Subgroup 4-2 or Subgroup 4-3.

SUBGROUP SUBORDINATE       With respect to any Subgroup and Distribution Date,
AMOUNT                     the excess of the Stated Principal Balance of the
                           Mortgage Components of that Subgroup (less the
                           applicable Class P Fraction of any Class P Mortgage
                           Component with respect to Subgroup 1-1, Subgroup 2-1
                           and Subgroup 4-1) as of the first day of the month
                           preceding the month in which such Distribution Date
                           occurs over the sum of the aggregate Class Principal
                           Amounts of the Senior Certificates (other than the
                           Class A-P and Class 4-A-P Certificates, as
                           applicable) related to that Subgroup.

SUBGROUP 1-1               The portion of Pool 1 comprised of the Subgroup 1-1
                           Mortgage Components.

SUBGROUP 1-1 CERTIFICATES  The Class 1-A-1 and Class 1-A-2 Certificates.

SUBGROUP 1-1 MORTGAGE      The portion of each Pool 1 Mortgage Loan allocated to
COMPONENT                  Subgroup 1-1, as described under "Description of the
                           Mortgage Pools -- The Mortgage Loans" SUBGROUP 1-2
                           The portion of Pool 1 comprised of the Subgroup 1-2
                           Mortgage Components.

SUBGROUP 1-2 CERTIFICATES  The Class 1-A-3 Certificates.

SUBGROUP 1-2 MORTGAGE      The portion of each Pool 1 Mortgage Loan allocated to
COMPONENT                  Subgroup 1-2, as described under "Description of the
                           Mortgage Pools -- The Mortgage Loans"

SUBGROUP 1-3               The portion of Pool 1 comprised of the Subgroup 1-3
                           Mortgage Components.

SUBGROUP 1-3 CERTIFICATES  The Class 1-A-4, Class 1-A-5 and Class 1-A-6
                           Certificates.

SUBGROUP 1-3 MORTGAGE      The portion of each Pool 1 Mortgage Loan allocated to
COMPONENT                  Subgroup 1-3, as described under "Description of the
                           Mortgage Pools -- The Mortgage Loans"

SUBGROUP 2-1               The portion of Pool 2 comprised of the Subgroup 2-1
                           Mortgage Components.

SUBGROUP 2-1 CERTIFICATES  The Class 2-A-1, Class 2-A-2 and Class 2-A-3
                           Certificates.

SUBGROUP 2-1 MORTGAGE      The portion of each Pool 2 Mortgage Loan allocated to
COMPONENT                  Subgroup 2-1, as described under "Description of the
                           Mortgage Pools -- The Mortgage Loans"

SUBGROUP 2-2               The portion of Pool 2 comprised of the Subgroup 2-2
                           Mortgage Components.

                                     S-112

SUBGROUP 2-2 CERTIFICATES  The Class 2-A-4, Class 2-A-5, Class 2-A-6 Class
                           2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class
                           2-A-11, Class 2-A-12 Class 2-A-13 and Class 2-A-14
                           Certificates.

SUBGROUP 2-2 MORTGAGE      The portion of each Pool 2 Mortgage Loan allocated to
COMPONENT                  Subgroup 2-2, as described under "Description of the
                           Mortgage Pools -- The Mortgage Loans"

SUBGROUP 2-3               The portion of Pool 2 comprised of the Subgroup 2-3
                           Mortgage Components.

SUBGROUP 2-3 CERTIFICATES  The Class 2-A-15 Certificates.

SUBGROUP 2-3 MORTGAGE      The portion of each Pool 2 Mortgage Loan allocated to
COMPONENT                  Subgroup 2-3, as described under "Description of the
                           Mortgage Pools -- The Mortgage Loans"

SUBGROUP 2-4               The portion of Pool 2 comprised of the Subgroup 2-4
                           Mortgage Components.

SUBGROUP 2-4 CERTIFICATES  The Class 2-A-16 and Class 2-A-X Certificates.

SUBGROUP 2-4 MORTGAGE      The portion of each Pool 2 Mortgage Loan allocated to
COMPONENT                  Subgroup 2-4, as described under "Description of the
                           Mortgage Pools -- The Mortgage Loans"

SUBGROUP 4-1               The portion of Pool 4 comprised of the Subgroup 4-1
                           Mortgage Components.

SUBGROUP 4-1 CERTIFICATES  The Class 4-A-1, Class 4-A-2, Class 4-A-P and Class
                           A-R Certificates.

SUBGROUP 4-1 MORTGAGE      The portion of each Pool 4 Mortgage Loan allocated to
COMPONENT                  Subgroup 4-1, as described under "Description of the
                           Mortgage Pools -- The Mortgage Loans"

SUBGROUP 4-2               The portion of Pool 4 comprised of the Subgroup 4-2
                           Mortgage Components.

SUBGROUP 4-2 CERTIFICATES  The Class 4-A-3 Certificates.

SUBGROUP 4-2 MORTGAGE      The portion of each Pool 4 Mortgage Loan allocated to
COMPONENT                  Subgroup 4-2, as described under "Description of the
                           Mortgage Pools -- The Mortgage Loans"

SUBGROUP 4-3               The portion of Pool 4 comprised of the Subgroup 4-3
                           Mortgage Components.

SUBGROUP 4-3 CERTIFICATES  The Class 4-A-4 and Class A-X Certificates.

SUBGROUP 4-3 MORTGAGE      The portion of each Pool 4 Mortgage Loan allocated to
COMPONENT                  Subgroup 4-3, as described under "Description of the
                           Mortgage Pools -- The Mortgage Loans"

SUBORDINATE CERTIFICATE    With respect to Aggregate Pool I and any Distribution
WRITEDOWN AMOUNT           Date, the amount, if any, by which the aggregate
                           Class Principal Amount of all the Aggregate Pool I
                           Certificates on any Distribution Date (after giving
                           effect to distributions of principal and allocation
                           of Realized Losses on that date) exceeds the Pool
                           Balance for Aggregate Pool I for the following
                           Distribution Date.

                           With respect to Pool 4 and any Distribution Date, the
                           amount, if any, by which the aggregate Class
                           Principal Amount of all the Pool 4 Certificates on
                           any Distribution Date (after giving effect to
                           distributions of principal and allocation of Realized
                           Losses on that date) exceeds the Pool Balance for
                           Pool 4 for the following Distribution Date.

SUBORDINATE CERTIFICATES   The Aggregate Pool I Subordinate Certificates and the
                           Pool 4 Subordinate Certificates.

                                     S-113

SUBORDINATE CLASS          For each class of Subordinate Certificates and for
PERCENTAGE                 each Distribution Date, the percentage obtained by
                           dividing the Class Principal Amount of such class
                           immediately prior to such Distribution Date by the
                           aggregate Class Principal Amount of all related
                           classes of Subordinate Certificates immediately prior
                           to such date.

SUBORDINATE CLASSES        The Aggregate Pool I Subordinate Classes and the Pool
                           4 Subordinate Classes.

SUBORDINATE PERCENTAGE     With respect to each Mortgage Pool and any
                           Distribution Date, the difference between 100% and
                           the related Senior Percentage for such Mortgage Pool
                           on such Distribution Date.

SUBORDINATE PREPAYMENT     For any Distribution Date and for any Mortgage Pool,
PERCENTAGE                 the difference between 100% and the related Senior
                           Prepayment Percentage for such Distribution Date.

SUBORDINATE PRINCIPAL      o    For the Aggregate Pool I Subordinate
DISTRIBUTION AMOUNT             Certificates and for each Distribution Date is
                                equal to the sum of the following amounts with
                                respect to each of Subgroup 1-1, Subgroup 1-2,
                                Subgroup 1-3, Subgroup 2-1, Subgroup 2-2,
                                Subgroup 2-3 and Pool 3 (exclusive of the
                                portion attributable to the applicable Class AP
                                Principal Distribution Amount):

                                     (1) the product of (a) the related
                                Subordinate Percentage and (b) the principal
                                portion of each related Scheduled Payment on
                                each Mortgage Loan or Mortgage Component in the
                                related Pool or Subgroup due during the related
                                Due Period;

                                     (2) the product of (a) the related
                                Subordinate Prepayment Percentage and (b) each
                                of the following amounts: (i) the principal
                                portion of each full and partial principal
                                prepayment made by a borrower on a Mortgage Loan
                                or Mortgage Component in the related Pool or
                                Subgroup during the related Prepayment Period,
                                (ii) each other unscheduled collection,
                                including Insurance Proceeds and net Liquidation
                                Proceeds (other than with respect to any
                                Mortgage Loan or Mortgage Component in the
                                related Pool or Subgroup that was finally
                                liquidated during the related Prepayment
                                Period), representing or allocable to recoveries
                                of principal of the Mortgage Loan or Mortgage
                                Component in the related Pool or Subgroup
                                received during the related Prepayment Period,
                                including any Subsequent Recoveries on the
                                related Mortgage Loan or Mortgage Component; and
                                (iii) the principal portion of the purchase
                                price of each Mortgage Loan or Mortgage
                                Component in the related Pool or Subgroup that
                                was purchased by the applicable Originator or
                                any other person pursuant to the applicable
                                Purchase and Servicing Agreement, as modified by
                                the related Assignment Agreement or CTX or
                                GreenPoint Reconstitution Agreement, or, if
                                applicable, the Seller pursuant to the Pooling
                                and Servicing Agreement, due to a defect in
                                documentation or a material breach of a
                                representation or warranty with respect to the
                                related Mortgage Loan or, in the case of a
                                permitted substitution of a Defective Mortgage
                                Loan in the related Pool or Subgroup, the amount
                                representing any principal adjustment in
                                connection with any such replaced Mortgage Loan
                                or Mortgage Component in the related Pool or
                                Subgroup with respect to such Distribution Date;

                                     (3) with respect to unscheduled recoveries
                                allocable to principal of any Mortgage Loan or
                                Mortgage Component in the related Pool or
                                Subgroup that was finally liquidated during the
                                related Prepayment Period, the related net
                                Liquidation Proceeds allocable to principal, to
                                the extent not distributed pursuant to clause
                                (3) of the definition of Senior Principal
                                Distribution Amount; and

                                     (4) any amounts described in clauses (1)
                                through (3) for any previous Distribution Date
                                that remain unpaid;

                                     S-114

                                Minus the sum of:

                                (A) if the aggregate Class Principal Amount of
                                the Senior Certificates relating to Subgroup
                                1-1, Subgroup 1-2, Subgroup 1-3, Subgroup 2-1,
                                Subgroup 2-2, Subgroup 2-3, Subgroup 2-4 or Pool
                                3 has been reduced to zero, principal paid from
                                the related Available Distribution Amount from
                                that Subgroup or Pool to the remaining Senior
                                Certificates relating to such other Subgroups or
                                Pool, as described under "--Limited Cross
                                Collateralization"; and

                                (B) the amounts paid from the Available
                                Distribution Amount for Subgroup 1-1, Subgroup
                                1-2, Subgroup 1-3, Subgroup 2-1, Subgroup 2-2,
                                Subgroup 2-3, Subgroup 2-4 or Pool 3 that is an
                                Overcollateralized Group to the Senior
                                Certificates relating to Subgroup 1-1, Subgroup
                                1-2, Subgroup 1-3, Subgroup 2-1, Subgroup 2-2,
                                Subgroup 2-3, Subgroup 2-4 or Pool 3 that is an
                                Undercollateralized Group, as described under
                                "--Limited Cross Collateralization."

                           o    For the Pool 4 Subordinate Certificates and for
                                each Distribution Date is equal to the sum of
                                the following amounts with respect to each of
                                Subgroup 4-1, Subgroup 4-2 and Subgroup 4-3
                                (exclusive of the portion attributable to the
                                applicable Class AP Principal Distribution
                                Amount):

                                (1) the product of (a) the related Subordinate
                                Percentage and (b) the principal portion of each
                                related Scheduled Payment on each Mortgage
                                Component in the related Subgroup due during the
                                related Due Period;

                                (2) the product of (a) the related Subordinate
                                Prepayment Percentage and (b) each of the
                                following amounts: (i) the principal portion of
                                each full and partial principal prepayment made
                                by a borrower on a Mortgage Component in the
                                related Subgroup during the related Prepayment
                                Period, (ii) each other unscheduled collection,
                                including Insurance Proceeds and net Liquidation
                                Proceeds (other than with respect to any
                                Mortgage Component in the related Subgroup that
                                was finally liquidated during the related
                                Prepayment Period), representing or allocable to
                                recoveries of principal of the Mortgage
                                Component in the related Subgroup received
                                during the related Prepayment Period, including
                                any Subsequent Recoveries on the related
                                Mortgage Component; and (iii) the principal
                                portion of the purchase price of each Mortgage
                                Component in the related Subgroup that was
                                purchased by the applicable Originator or any
                                other person pursuant to the applicable Purchase
                                and Servicing Agreement, as modified by the
                                related Assignment Agreement or CTX or
                                GreenPoint Reconstitution Agreement, or, if
                                applicable, the Seller pursuant to the Pooling
                                and Servicing Agreement, due to a defect in
                                documentation or a material breach of a
                                representation or warranty with respect to the
                                related Mortgage Loan or, in the case of a
                                permitted substitution of a Defective Mortgage
                                Loan in the related Pool, the amount
                                representing any principal adjustment in
                                connection with any such replaced Mortgage
                                Component in the related Subgroup with respect
                                to such Distribution Date;

                                (3) with respect to unscheduled recoveries
                                allocable to principal of any Mortgage Component
                                in the related Subgroup that was finally
                                liquidated during the related Prepayment Period,
                                the related net Liquidation Proceeds allocable
                                to principal, to the extent not distributed
                                pursuant to clause (3) of the definition of
                                Senior Principal Distribution Amount; and

                                (4) any amounts described in clauses (1) through
                                (3) for any previous Distribution Date that
                                remain unpaid;

                                     S-115

                                Minus the sum of: (A) if the aggregate Class
                                Principal Amount of the Senior Certificates
                                relating to Subgroup 4-1, Subgroup 4-2 or
                                Subgroup 4-3 has been reduced to zero, principal
                                paid from the related Available Distribution
                                Amount from that Subgroup to the remaining
                                Senior Certificates relating to such other
                                Subgroups, as described under "--Limited Cross
                                Collateralization"; and

                                (B) the amounts paid from the Available
                                Distribution Amount for Subgroup 4-1, Subgroup
                                4-2 or Subgroup 4-3 that is an
                                Overcollateralized Group to the Senior
                                Certificates relating to Subgroup 4-1, Subgroup
                                4-2 or Subgroup 4-3 that is an
                                Undercollateralized Group, as described under
                                "--Limited Cross Collateralization."

SUBSEQUENT RECOVERIES      Unexpected recoveries, net of reimbursable expenses,
                           with respect to a Liquidated Mortgage Loan that
                           resulted in a Realized Loss in a month prior to the
                           month of the receipt of such recoveries.

SUNTRUST                   Suntrust Mortgage, Inc.

SUNTRUST MORTGAGE LOANS    The Mortgage Loans included in the Trust Fund that
                           were originated or acquired by Suntrust.

TOTAL TRANSFER AMOUNT      An amount equal to the sum of the Interest Transfer
                           Amount and the Principal Transfer Amount for the
                           Undercollateralized Group.

TRANSFER PAYMENTS          Collectively, the Interest Transfer Amount and
                           Principal Transfer Amount.

TELERATE PAGE 3750         The display designated as page 3750 on the Bridge
                           Telerate, or any other page as may replace page 3750
                           on that service for the purpose of displaying London
                           interbank offered rates of major banks.

TRUST FUND                 The trust fund created pursuant to the Pooling and
                           Servicing Agreement, consisting primarily of those
                           assets set forth in the fifth paragraph under the
                           heading "Description of the Certificates--General."

TRUSTEE                    Wachovia Bank, National Association.

UNDERCOLLATERALIZED        With respect to Aggregate Pool I, any Certificate
GROUP                      Group in Aggregate Pool I in which the aggregate
                           Class Principal Amount of the related class or
                           classes Senior Certificates (other than the related
                           Principal-Only Certificates) is greater than the
                           aggregate Stated Principal Balance of the Mortgage
                           Components or Mortgage Loans (less the applicable
                           Class P Fraction of any Class P Mortgage Component)
                           of the related Mortgage Pool. With respect to Pool 4,
                           any Certificate Group in Pool 4 in which the
                           aggregate Class Principal Amount of the related class
                           or classes Senior Certificates (other than the
                           related Principal-Only Certificates) is greater than
                           the aggregate Stated Principal Balance of the
                           Mortgage Components (less the applicable Class P
                           Fraction of any Class P Mortgage Component) of the
                           related Mortgage Pool.

UNDERWRITER                J.P. Morgan Securities Inc.

UPPER-TIER REMIC           The upper-tier REMIC created pursuant to the Pooling
                           and Servicing Agreement.

WELLS FARGO                Wells Fargo Bank, N.A.

WELLS FARGO MORTGAGE       The Mortgage Loans included in the Trust Fund that
LOANS                      were originated or acquired by Wells Fargo.

                                     S-116

                                    ANNEX A:
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The following tables set forth certain information, as of the Cut-off Date, as to the Aggregate Pool I, Pool 1, Pool 2, Pool 3 and Pool 4 Mortgage Loans.
Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Aggregate Pool I, Pool 1, Pool 2, Pool
3 and Pool 4 Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

                       AGGREGATE MORTGAGE LOAN STATISTICS

                    CUT-OFF DATE STATED PRINCIPAL BALANCE(1)



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
 CUT-OFF DATE STATED PRINCIPAL BALANCES ($)     MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
 ------------------------------------------     --------------            -----------                -----------

        0.01--  100,000.00...............              80         $       6,012,123.46                  0.46%
  100,000.01--  200,000.00...............             154                21,649,039.20                  1.64
  200,000.01--  300,000.00...............             106                26,104,316.27                  1.98
  300,000.01--  400,000.00...............             423               160,059,869.84                 12.15
  400,000.01--  500,000.00...............             823               370,960,302.60                 28.16
  500,000.01--  600,000.00...............             433               238,636,775.71                 18.11
  600,000.01--  700,000.00...............             242               154,922,175.08                 11.76
  700,000.01--  800,000.00...............              90                67,899,479.20                  5.15
  800,000.01--  900,000.00...............              49                41,746,705.62                  3.17
  900,000.01--1,000,000.00...............              99                97,032,393.37                  7.36
1,000,000.01--1,100,000.00...............              17                18,487,996.31                  1.40
1,100,000.01--1,200,000.00...............               6                 6,997,335.61                  0.53
1,200,000.01--1,300,000.00...............              10                12,636,936.68                  0.96
1,300,000.01--1,400,000.00...............              10                13,449,378.02                  1.02
1,400,000.01--1,500,000.00...............              17                25,001,096.14                  1.90
1,500,000.01--2,000,000.00...............              27                48,843,273.64                  3.71
2,000,000.01--2,500,000.00...............               2                 4,425,408.69                  0.34
2,500,000.01--3,000,000.00...............               1                 2,670,193.37                  0.20
                                                    -----            -----------------                ------
TOTAL....................................           2,589            $1,317,534,798.81                100.00%
                                                    =====            =================                ======


-----------
(1)   As of the Cut-off Date, the average Stated Principal Balance of the
      Mortgage Loans is expected to be approximately $508,897.

                                      A-1

                            CURRENT MORTGAGE RATES(1)



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
         CURRENT MORTGAGE RATES (%)             MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
         --------------------------             --------------            -----------                -----------

4.251--4.500...............................               1        $          480,509.13                  0.04%
4.501--4.750...............................              15                 6,942,891.24                  0.53
4.751--5.000...............................              26                10,950,185.11                  0.83
5.001--5.250...............................             121                67,056,035.40                  5.09
5.251--5.500...............................             262               134,946,418.05                 10.24
5.501--5.750...............................             486               260,176,068.96                 19.75
5.751--6.000...............................             976               509,764,231.58                 38.69
6.001--6.250...............................             452               223,511,926.22                 16.96
6.251--6.500...............................             140                61,081,256.54                  4.64
6.501--6.750...............................              53                19,116,013.01                  1.45
6.751--7.000...............................              29                10,238,048.70                  0.78
7.001--7.250...............................              15                 5,724,108.15                  0.43
7.251--7.500...............................              10                 5,654,380.43                  0.43
7.501--7.750...............................               2                 1,426,406.30                  0.11
7.751--8.000...............................               1                   466,319.99                  0.04
                                                      -----            -----------------                ------
TOTAL......................................           2,589            $1,317,534,798.81                100.00%
                                                      =====            =================                ======


------------
(1)   As of the Cut-off Date, the weighted average Current Mortgage Rate of the
      Mortgage Loans is expected to be approximately 5.884% per annum.

                                      A-2

                          REMAINING TERM TO MATURITY(1)



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)              MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
           -----------------------              --------------            -----------                -----------

111--115...................................               5         $       1,963,317.39                  0.15%
116--120...................................               2                 1,530,803.12                  0.12
136--140...................................               2                   974,052.60                  0.07
146--150...................................               1                   388,228.34                  0.03
151--155...................................              34                16,044,176.81                  1.22
156--160...................................               4                 1,750,467.71                  0.13
161--165...................................               1                   433,418.40                  0.03
166--170...................................              13                 5,285,919.89                  0.40
171--175...................................             396               160,867,307.14                 12.21
176--180...................................             303               173,430,773.71                 13.16
196--200...................................               1                   745,314.69                  0.06
231--235...................................               4                 2,033,338.77                  0.15
236--240...................................               9                 3,600,875.94                  0.27
291--295...................................               1                   447,682.73                  0.03
296--300...................................               3                 1,187,729.39                  0.09
306--310...................................              22                10,726,507.07                  0.81
311--315...................................               2                   754,132.54                  0.06
316--320...................................              36                15,622,163.21                  1.19
331--335...................................               1                   990,844.56                  0.08
336--340...................................               1                   582,388.33                  0.04
341--345...................................               3                 1,415,815.50                  0.11
346--350...................................              10                 5,441,101.30                  0.41
351--355...................................             123                67,006,787.83                  5.09
356--360...................................           1,612               844,311,651.84                 64.08
                                                      -----            -----------------                ------
TOTAL......................................           2,589            $1,317,534,798.81                100.00%
                                                      =====            =================                ======


------------
(1)   As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans is expected to be approximately 305 months.

                                      A-3

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
      ---------------------------------         --------------            -----------                -----------

10.01--20.00...............................               8         $       3,223,421.00                  0.24%
20.01--30.00...............................              47                26,730,741.08                  2.03
30.01--40.00...............................              68                36,908,100.29                  2.80
40.01--50.00...............................             195               105,829,446.71                  8.03
50.01--60.00...............................             285               163,290,716.32                 12.39
60.01--70.00...............................             465               276,002,765.20                 20.95
70.01--75.00...............................             357               198,919,056.69                 15.10
75.01--80.00...............................           1,131               495,941,746.92                 37.64
80.01--85.00...............................               6                 1,782,293.39                  0.14
85.01--90.00...............................              24                 8,344,478.37                  0.63
90.01--95.00...............................               2                   395,444.85                  0.03
95.01--100.00..............................               1                   166,587.99                  0.01
                                                      -----            -----------------                ------
TOTAL......................................           2,589            $1,317,534,798.81                100.00%
                                                      =====            =================                ======


-----------
(1)   As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 67.69%.

                                 CREDIT SCORE(1)



                                                                                                PERCENT OF AGGREGATE
                                                  NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE               MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
            ---------------------               --------------            -----------                -----------

 Not Available.............................              13         $       7,009,504.46                  0.53%
600--619...................................              25                12,730,833.41                  0.97
620--639...................................              80                34,628,985.75                  2.63
640--659...................................             120                57,488,731.72                  4.36
660--679...................................             170                79,320,273.45                  6.02
680--699...................................             245               109,897,735.04                  8.34
700--719...................................             351               180,399,362.49                 13.69
720--739...................................             333               171,874,222.41                 13.05
740--759...................................             366               192,441,722.82                 14.61
760--779...................................             405               217,389,476.29                 16.50
780--799...................................             375               201,317,022.39                 15.28
800--819...................................             106                53,036,928.58                  4.03
                                                      -----            -----------------                ------
TOTAL......................................           2,589            $1,317,534,798.81                100.00%
                                                      =====            =================                ======

-----------
(1)   As of the Cut-off Date, the non-zero weighted average Credit Score of the
      Mortgage Loans is expected to be approximately 734. See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-4

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)



                                                                                                PERCENT OF AGGREGATE
                                                  NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
                    STATE                       MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
                    -----                       --------------            -----------                -----------

Alabama...................................              11         $       4,474,590.44                  0.34%
Alaska....................................               1                   535,852.90                  0.04
Arizona...................................              79                40,021,755.20                  3.04
Arkansas..................................               2                   604,825.63                  0.05
California................................             829               466,527,325.24                 35.41
Colorado..................................              44                22,679,077.28                  1.72
Connecticut...............................              44                23,500,635.13                  1.78
Delaware..................................               8                 3,735,688.77                  0.28
District of Columbia......................               9                 4,347,021.12                  0.33
Florida...................................             197                98,760,466.78                  7.50
Georgia...................................              51                16,293,349.11                  1.24
Hawaii....................................               5                 2,956,579.75                  0.22
Idaho.....................................               6                 3,556,156.73                  0.27
Illinois..................................             149                74,199,385.30                  5.63
Indiana...................................               7                 4,004,798.07                  0.30
Iowa......................................               2                 1,215,122.23                  0.09
Kansas....................................               5                 2,632,376.75                  0.20
Kentucky..................................              10                 4,409,259.71                  0.33
Louisiana.................................              14                 6,504,735.00                  0.49
Maine.....................................               3                 1,357,953.61                  0.10
Maryland..................................              83                39,777,448.48                  3.02
Massachusetts.............................              42                18,959,897.50                  1.44
Michigan..................................              30                11,606,576.34                  0.88
Minnesota.................................              13                 5,487,552.26                  0.42
Mississippi...............................               3                 2,387,409.55                  0.18
Missouri..................................               7                 5,530,730.76                  0.42
Montana...................................               5                 1,568,304.13                  0.12
Nebraska..................................               1                   198,083.07                  0.02
Nevada....................................              32                18,115,854.13                  1.37
New Hampshire.............................               4                 1,547,355.75                  0.12
New Jersey................................             145                73,667,589.95                  5.59
New Mexico................................              10                 4,488,445.90                  0.34
New York..................................             283               155,628,945.16                 11.81
North Carolina............................              27                 9,613,529.32                  0.73
Ohio......................................              18                 7,567,922.26                  0.57
Oklahoma..................................              12                 7,033,727.53                  0.53
Oregon....................................              38                12,626,564.62                  0.96
Pennsylvania..............................              36                13,679,252.83                  1.04
Rhode Island..............................               3                 1,332,751.17                  0.10
South Carolina............................              22                 7,512,006.07                  0.57
Tennessee.................................              18                 5,790,153.42                  0.44
Texas.....................................              96                41,874,942.70                  3.18
Utah......................................              13                 7,013,220.27                  0.53
Vermont...................................               1                   393,152.19                  0.03
Virginia..................................              91                41,907,626.47                  3.18
Washington................................              58                29,043,622.21                  2.20
West Virginia.............................               5                 1,814,225.07                  0.14
Wisconsin.................................              13                 5,768,106.37                  0.44
Wyoming...................................               4                 3,282,848.58                  0.25
                                                     -----            -----------------                ------
TOTAL.....................................           2,589            $1,317,534,798.81                100.00%
                                                     =====            =================                ======


----------
(1)  As of the Cut-off Date, no more than approximately 0.83% of the Mortgage
     Loans will be secured by Mortgaged Properties in any one postal zip code area.

                                      A-5

                                              OCCUPANCY TYPE(1)



                                                                                                PERCENT OF AGGREGATE
                                                  NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
               OCCUPANCY TYPE                   MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
               --------------                   --------------            -----------                -----------

Primary Residence.........................           2,364            $1,211,725,207.43                 91.97%
Second Home...............................             158                89,504,292.92                  6.79
Investment................................              33                12,123,938.04                  0.92
Non-Owner Occupied........................              34                 4,181,360.42                  0.32
                                                     -----            -----------------                ------
TOTAL.....................................           2,589            $1,317,534,798.81                100.00%
                                                     =====            =================                ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                                                PROPERTY TYPE



                                                                                                 PERCENT OF AGGREGATE
                                                  NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
                PROPERTY TYPE                   MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
                -------------                   --------------            -----------                -----------

Single Family Residence...................           1,796           $   916,156,328.05                 69.54%
Planned Unit Development..................             486               249,022,855.60                 18.90
Condominium...............................             212               104,575,095.09                  7.94
Cooperative Units.........................              42                26,214,862.01                  1.99
Two-to-Four-Family........................              50                20,183,026.06                  1.53
Town House................................               3                 1,382,632.00                  0.10
                                                     -----            -----------------                ------
TOTAL.....................................           2,589            $1,317,534,798.81                100.00%
                                                     =====            =================                ======


                                                LOAN PURPOSE



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF       AGGREGATE PRINCIPAL BALANCE    PRINCIPAL BALANCE
                LOAN PURPOSE                     MORTGAGE LOANS            OUTSTANDING               OUTSTANDING
                ------------                     --------------            -----------               -----------

Purchase..................................           1,225           $   635,162,965.11                 48.21%
Cash-out Refinance........................             860               413,339,051.88                 31.37
Rate/Term Refinance.......................             504               269,032,781.82                 20.42
                                                     -----            -----------------                ------
TOTAL.....................................           2,589            $1,317,534,798.81                100.00%
                                                     =====            =================                ======


                                      A-6

                               LOAN DOCUMENTATION



                                                                                                PERCENT OF AGGREGATE
                                                  NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
                DOCUMENTATION                   MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
                -------------                   --------------            -----------                -----------

Alternative...............................             920           $   494,190,586.32                 37.51%
Full......................................             747               438,811,406.11                 33.31
No Income Verifier........................             424               122,569,753.64                  9.30
Reduced...................................             191               107,945,116.51                  8.19
Full/Alternative..........................              83                40,422,051.24                  3.07
Limited...................................              33                23,691,689.87                  1.80
Asset Verification........................              38                21,701,954.40                  1.65
No Documentation..........................              45                19,348,204.11                  1.47
Streamlined...............................              33                17,796,632.19                  1.35
Preferred.................................              24                14,370,414.83                  1.09
No Income/No Assets Verifier..............              13                 6,237,461.89                  0.47
Stated Income/Stated Asset................              13                 5,151,092.32                  0.39
No Ratio..................................              17                 3,161,724.36                  0.24
Income....................................               2                 1,430,492.36                  0.11
Stated Documentation......................               6                   706,218.66                  0.05
                                                     -----            -----------------                ------
TOTAL.....................................           2,589            $1,317,534,798.81                100.00%
                                                     =====            =================                ======


                                      A-7

                    AGGREGATE POOL I MORTGAGE LOAN STATISTICS

           CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - AGGREGATE POOL I



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
 CUT-OFF DATE STATED PRINCIPAL BALANCES ($)     MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
 ------------------------------------------     --------------            -----------                -----------

        0.01--  100,000.00...............              37          $      3,003,106.61                  0.27%
  100,000.01--  200,000.00...............              82                11,810,110.52                  1.05
  200,000.01--  300,000.00...............              84                20,882,410.88                  1.87
  300,000.01--  400,000.00...............             353               133,415,173.09                 11.92
  400,000.01--  500,000.00...............             717               323,307,755.51                 28.88
  500,000.01--  600,000.00...............             362               200,046,081.98                 17.87
  600,000.01--  700,000.00...............             208               133,272,665.11                 11.90
  700,000.01--  800,000.00...............              82                61,878,763.24                  5.53
  800,000.01--  900,000.00...............              41                34,853,403.73                  3.11
  900,000.01--1,000,000.00...............              84                82,437,262.17                  7.36
1,000,000.01--1,100,000.00...............              16                17,478,567.91                  1.56
1,100,000.01--1,200,000.00...............               5                 5,846,385.40                  0.52
1,200,000.01--1,300,000.00...............               8                10,137,700.16                  0.91
1,300,000.01--1,400,000.00...............               6                 8,089,390.80                  0.72
1,400,000.01--1,500,000.00...............              14                20,587,306.70                  1.84
1,500,000.01--2,000,000.00...............              25                45,467,202.39                  4.06
2,000,000.01--2,500,000.00...............               2                 4,425,408.69                  0.40
2,500,000.01--3,000,000.00...............               1                 2,670,193.37                  0.24
                                                     -----            -----------------               ------
TOTAL....................................            2,127            $1,119,608,888.26               100.00%
                                                     =====            =================               ======

-----------
(1)   As of the Cut-off Date, the average Stated Principal Balance of the
      Mortgage Loans in Aggregate Pool I is expected to be approximately
      $526,379.

                                      A-8

                  CURRENT MORTGAGE RATES(1) - AGGREGATE POOL I



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
         CURRENT MORTGAGE RATES (%)             MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
         --------------------------             --------------            -----------                -----------

4.251--4.500...............................               1         $         480,509.13                  0.04%
4.501--4.750...............................              15                 6,942,891.24                  0.62
4.751--5.000...............................              21                10,294,069.21                  0.92
5.001--5.250...............................              82                51,682,582.05                  4.62
5.251--5.500...............................             132                77,103,479.10                  6.89
5.501--5.750...............................             369               204,294,450.21                 18.25
5.751--6.000...............................             873               464,984,557.17                 41.53
6.001--6.250...............................             419               211,427,704.29                 18.88
6.251--6.500...............................             125                55,471,569.99                  4.95
6.501--6.750...............................              48                18,002,561.47                  1.61
6.751--7.000...............................              19                 7,703,196.82                  0.69
7.001--7.250...............................              12                 5,112,739.03                  0.46
7.251--7.500...............................               8                 4,215,852.26                  0.38
7.501--7.750...............................               2                 1,426,406.30                  0.13
7.751--8.000...............................               1                   466,319.99                  0.04
                                                      -----            -----------------                ------
TOTAL......................................           2,127            $1,119,608,888.26                100.00%
                                                      =====            =================                ======


------------
(1)   As of the Cut-off Date, the weighted average Current Mortgage Rate of the
      Mortgage Loans in Aggregate Pool I is expected to be approximately 5.912%
      per annum.

                                      A-9

                REMAINING TERM TO MATURITY(1) - AGGREGATE POOL I



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)              MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
           -----------------------              --------------            -----------                -----------

111--115...................................               1         $          67,261.01                  0.01%
136--140...................................               2                   974,052.60                  0.09
146--150...................................               1                   388,228.34                  0.03
151--155...................................              34                16,044,176.81                  1.43
156--160...................................               4                 1,750,467.71                  0.16
161--165...................................               1                   433,418.40                  0.04
166--170...................................               7                 2,562,360.55                  0.23
171--175...................................              84                47,261,610.95                  4.22
176--180...................................             165                95,260,978.19                  8.51
196--200...................................               1                   745,314.69                  0.07
231--235...................................               4                 2,033,338.77                  0.18
236--240...................................               9                 3,600,875.94                  0.32
291--295...................................               1                   447,682.73                  0.04
296--300...................................               3                 1,187,729.39                  0.11
306--310...................................              22                10,726,507.07                  0.96
311--315...................................               2                   754,132.54                  0.07
316--320...................................              36                15,622,163.21                  1.40
331--335...................................               1                   990,844.56                  0.09
336--340...................................               1                   582,388.33                  0.05
341--345...................................               3                 1,415,815.50                  0.13
346--350...................................              10                 5,441,101.30                  0.49
351--355...................................             123                67,006,787.83                  5.98
356--360...................................           1,612               844,311,651.84                 75.41
                                                      -----            -----------------                ------
TOTAL......................................           2,127            $1,119,608,888.26                100.00%
                                                      =====            =================                ======


------------
(1)   As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Aggregate Pool I is expected to be approximately 329 months.

               ORIGINAL LOAN-TO-VALUE RATIOS(1) - AGGREGATE POOL I



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
      ---------------------------------         --------------            -----------                -----------

10.01--20.00...............................               4            $    2,154,850.12                  0.19%
20.01--30.00...............................              29                19,085,654.98                  1.70
30.01--40.00...............................              46                25,760,586.25                  2.30
40.01--50.00...............................             151                87,272,198.17                  7.79
50.01--60.00...............................             227               134,022,013.05                 11.97
60.01--70.00...............................             346               220,127,427.49                 19.66
70.01--75.00...............................             305               173,655,855.66                 15.51
75.01--80.00...............................           1,004               451,400,217.74                 40.32
80.01--85.00...............................               2                   802,573.55                  0.07
85.01--90.00...............................              13                 5,327,511.25                  0.48
                                                      -----            -----------------                ------
TOTAL......................................           2,127            $1,119,608,888.26                100.00%
                                                      =====            =================                ======


-----------
(1)   As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Aggregate Pool I is expected to be approximately
      68.40%.

                                      A-10

                       CREDIT SCORE(1) - AGGREGATE POOL I



                                                                                                PERCENT OF AGGREGATE
                                                  NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE               MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
            ---------------------               --------------            -----------                -----------

 Not Available.............................              12        $        6,568,240.09                  0.59%
600--619...................................              23                11,863,311.85                  1.06
620--639...................................              24                10,973,404.18                  0.98
640--659...................................              50                27,308,591.18                  2.44
660--679...................................             102                50,733,437.46                  4.53
680--699...................................             169                77,319,182.70                  6.91
700--719...................................             305               157,367,750.99                 14.06
720--739...................................             290               154,754,225.26                 13.82
740--759...................................             329               175,931,240.00                 15.71
760--779...................................             372               203,226,845.99                 18.15
780--799...................................             353               192,934,953.95                 17.23
800--819...................................              98                50,627,704.61                  4.52
                                                      -----            -----------------                ------
TOTAL......................................           2,127            $1,119,608,888.26                100.00%
                                                      =====            =================                ======


-----------
(1)   As of the Cut-off Date, the non-zero weighted average Credit Score of the
      Mortgage Loans in Aggregate Pool I is expected to be approximately 741.
      See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-11

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - AGGREGATE POOL I



                                                                                                PERCENT OF AGGREGATE
                                                  NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
                    STATE                       MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
                    -----                       --------------            -----------                -----------

Alabama...................................               8         $       3,216,233.83                  0.29%
Alaska....................................               1                   535,852.90                  0.05
Arizona...................................              67                35,818,747.42                  3.20
California................................             704               402,161,360.35                 35.92
Colorado..................................              42                21,532,878.79                  1.92
Connecticut...............................              35                18,531,955.33                  1.66
Delaware..................................               7                 3,214,454.12                  0.29
District of Columbia......................               8                 3,785,003.31                  0.34
Florida...................................             132                75,088,323.43                  6.71
Georgia...................................              28                11,399,710.07                  1.02
Hawaii....................................               2                 1,313,533.90                  0.12
Idaho.....................................               4                 2,645,293.96                  0.24
Illinois..................................             137                67,545,859.72                  6.03
Indiana...................................               6                 2,731,956.42                  0.24
Iowa......................................               1                   383,251.63                  0.03
Kansas....................................               3                   996,783.18                  0.09
Kentucky..................................               8                 3,454,306.15                  0.31
Louisiana.................................              10                 4,702,976.69                  0.42
Maryland..................................              75                36,214,914.40                  3.23
Massachusetts.............................              34                15,696,013.82                  1.40
Michigan..................................              22                 7,855,326.20                  0.70
Minnesota.................................               9                 4,359,986.44                  0.39
Mississippi...............................               3                 2,387,409.55                  0.21
Missouri..................................               4                 3,915,550.82                  0.35
Montana...................................               1                   198,792.23                  0.02
Nevada....................................              28                16,099,279.41                  1.44
New Hampshire.............................               4                 1,547,355.75                  0.14
New Jersey................................             112                58,469,461.61                  5.22
New Mexico................................               7                 3,597,513.56                  0.32
New York..................................             255               143,931,158.64                 12.86
North Carolina............................              20                 6,844,918.77                  0.61
Ohio......................................              17                 7,428,761.85                  0.66
Oklahoma..................................              10                 6,440,670.23                  0.58
Oregon....................................              29                11,078,695.72                  0.99
Pennsylvania..............................              27                10,005,035.77                  0.89
Rhode Island..............................               1                   300,699.66                  0.03
South Carolina............................              13                 4,693,805.58                  0.42
Tennessee.................................               9                 3,107,300.81                  0.28
Texas.....................................              86                38,521,974.38                  3.44
Utah......................................               7                 4,357,786.10                  0.39
Vermont...................................               1                   393,152.19                  0.04
Virginia..................................              83                38,822,949.42                  3.47
Washington................................              50                24,612,306.53                  2.20
West Virginia.............................               4                 1,759,432.10                  0.16
Wisconsin.................................              10                 5,090,213.19                  0.45
Wyoming...................................               3                 2,819,942.33                  0.25
                                                     -----            -----------------                ------
TOTAL.....................................           2,127            $1,119,608,888.26                100.00%
                                                     =====            =================                ======

----------
(1)   As of the Cut-off Date, no more than approximately 0.65% of the Mortgage
      Loans in Aggregate Pool I will be secured by Mortgaged Properties in any one postal zip code area.

                                      A-12

                      OCCUPANCY TYPE(1) - AGGREGATE POOL I



                                                                                                PERCENT OF AGGREGATE
                                                  NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
               OCCUPANCY TYPE                   MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
               --------------                   --------------            -----------                -----------

Primary Residence.........................           2,004            $1,047,551,482.80                 93.56%
Second Home...............................             120                71,480,090.74                  6.38
Investment................................               3                   577,314.72                  0.05
                                                     -----            -----------------                ------
TOTAL.....................................           2,127            $1,119,608,888.26                100.00%
                                                     =====            =================                ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                        PROPERTY TYPE - AGGREGATE POOL I



                                                                                                 PERCENT OF AGGREGATE
                                                  NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
                PROPERTY TYPE                   MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
                -------------                   --------------            -----------                -----------

Single Family Residence...................           1,482           $   781,940,040.28                 69.84%
Planned Unit Development..................             415               215,560,899.31                 19.25
Condominium...............................             158                81,150,190.06                  7.25
Cooperative Units.........................              42                26,214,862.01                  2.34
Two-to-Four-Family........................              27                13,360,264.60                  1.19
Town House................................               3                 1,382,632.00                  0.12
                                                     -----            -----------------                ------
TOTAL.....................................           2,127            $1,119,608,888.26                100.00%
                                                     =====            =================                ======


                         LOAN PURPOSE - AGGREGATE POOL I



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF       AGGREGATE PRINCIPAL BALANCE    PRINCIPAL BALANCE
                LOAN PURPOSE                     MORTGAGE LOANS            OUTSTANDING               OUTSTANDING
                ------------                     --------------            -----------               -----------

Purchase..................................           1,097           $   584,372,331.48                 52.19%
Cash-out Refinance........................             644               323,265,862.41                 28.87
Rate/Term Refinance.......................             386               211,970,694.37                 18.93
                                                     -----            -----------------                ------
TOTAL.....................................           2,127            $1,119,608,888.26                100.00%
                                                     =====            =================                ======


                                      A-13

                      LOAN DOCUMENTATION - AGGREGATE POOL I



                                                                                                PERCENT OF AGGREGATE
                                                  NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
                DOCUMENTATION                   MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
                -------------                   --------------            -----------                -----------

Alternative...............................             912           $   490,583,025.00                 43.82%
Full......................................             670               398,072,048.19                 35.55
No Income Verifier........................             310               101,435,839.30                  9.06
Full/Alternative..........................              83                40,422,051.24                  3.61
Limited...................................              33                23,691,689.87                  2.12
Asset Verification........................              38                21,701,954.40                  1.94
No Documentation..........................              40                18,631,699.46                  1.66
Streamlined...............................              29                15,751,328.34                  1.41
Preferred.................................              10                 7,888,760.10                  0.70
Income....................................               2                 1,430,492.36                  0.13
                                                     -----            -----------------                ------
TOTAL.....................................           2,127            $1,119,608,888.26                100.00%
                                                     =====            =================                ======


                                      A-14

                         POOL 1 MORTGAGE LOAN STATISTICS

                CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 1



                                                                                                 PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
 CUT-OFF DATE STATED PRINCIPAL BALANCES ($)     MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
 ------------------------------------------     --------------            -----------                -----------

        0.01--  100,000.00...............              12           $       863,147.23                  0.52%
  100,000.01--  200,000.00...............              15                 2,294,372.46                  1.39
  200,000.01--  300,000.00...............              13                 3,263,026.30                  1.98
  300,000.01--  400,000.00...............              45                16,866,316.83                 10.24
  400,000.01--  500,000.00...............              93                42,054,319.04                 25.53
  500,000.01--  600,000.00...............              46                25,378,487.31                 15.40
  600,000.01--  700,000.00...............              23                14,716,583.89                  8.93
  700,000.01--  800,000.00...............               8                 5,973,868.65                  3.63
  800,000.01--  900,000.00...............              10                 8,446,292.35                  5.13
  900,000.01--1,000,000.00...............              18                17,623,048.00                 10.70
1,000,000.01--1,100,000.00...............               1                 1,083,940.35                  0.66
1,200,000.01--1,300,000.00...............               2                 2,517,452.72                  1.53
1,400,000.01--1,500,000.00...............               5                 7,343,904.30                  4.46
1,500,000.01--2,000,000.00...............               6                11,404,018.89                  6.92
2,000,000.01--2,500,000.00...............               1                 2,243,582.87                  1.36
2,500,000.01--3,000,000.00...............               1                 2,670,193.37                  1.62
                                                      ---              ---------------                ------
TOTAL....................................             299              $164,742,554.56                100.00%
                                                      ===              ===============                ======


-----------
(1)  As of the Cut-off Date, the average Stated Principal Balance of the Pool 1
     Mortgage Loans is expected to be approximately $550,978.

                       CURRENT MORTGAGE RATES(1) - POOL 1



                                                                                                     PERCENT OF
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE   AGGREGATE PRINCIPAL
         CURRENT MORTGAGE RATES (%)             MORTGAGE LOANS            OUTSTANDING           BALANCE OUTSTANDING
         --------------------------             --------------            -----------           -------------------

4.251--4.500...............................               1           $       480,509.13                  0.29%
4.501--4.750...............................              15                 6,942,891.24                  4.21
4.751--5.000...............................              21                10,294,069.21                  6.25
5.001--5.250...............................              80                50,275,780.19                 30.52
5.251--5.500...............................             101                57,813,833.81                 35.09
5.501--5.750...............................              63                32,277,870.74                 19.59
5.751--6.000...............................              15                 6,376,900.91                  3.87
6.001--6.250...............................               2                   184,075.24                  0.11
6.251--6.500...............................               1                    96,624.09                  0.06
                                                        ---              ---------------                ------
TOTAL......................................             299              $164,742,554.56                100.00%
                                                        ===              ===============                ======


-----------
(1)  As of the Cut-off Date, the weighted average Current Mortgage Rate of the
     Pool 1 Mortgage Loans is expected to be approximately 5.372% per annum.

                                      A-15

                     REMAINING TERM TO MATURITY(1) - POOL 1



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)              MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
           -----------------------              --------------            -----------                -----------

111--115...................................               1          $         67,261.01                  0.04%
136--140...................................               2                   974,052.60                  0.59
146--150...................................               1                   388,228.34                  0.24
151--155...................................              34                16,044,176.81                  9.74
156--160...................................               4                 1,750,467.71                  1.06
161--165...................................               1                   433,418.40                  0.26
166--170...................................               7                 2,562,360.55                  1.56
171--175...................................              84                47,261,610.95                 28.69
176--180...................................             165                95,260,978.19                 57.82
                                                        ---              ---------------                ------
TOTAL......................................             299              $164,742,554.56                100.00%
                                                        ===              ===============                ======


-----------
(1)  As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Pool 1 Mortgage Loans is expected to be approximately 174 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 1



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
      ---------------------------------         --------------            -----------                -----------

10.01--20.00...............................               2            $    1,272,015.27                  0.77%
20.01--30.00...............................              12                 7,987,243.98                  4.85
30.01--40.00...............................              19                 8,819,304.01                  5.35
40.01--50.00...............................              54                33,088,988.45                 20.09
50.01--60.00...............................              58                32,843,252.01                 19.94
60.01--70.00...............................              51                32,439,169.71                 19.69
70.01--75.00...............................              32                15,083,657.44                  9.16
75.01--80.00...............................              71                33,208,923.69                 20.16
                                                        ---              ---------------                ------
TOTAL......................................             299              $164,742,554.56                100.00%
                                                        ===              ===============                ======


-----------
(1)  As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Pool 1 Mortgage Loans is expected to be approximately 59.25%.

                                      A-16

                            CREDIT SCORE(1) - POOL 1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE                MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
            ---------------------                --------------        -------------------           -----------

   Not Available...........................               3              $    1,593,710.54                0.97%
600--619...................................               2                     865,582.27                0.53
620--639...................................               3                   1,210,837.95                0.73
640--659...................................               4                   1,528,144.32                0.93
660--679...................................              21                  10,764,649.67                6.53
680--699...................................              21                   9,889,849.73                6.00
700--719...................................              31                  15,281,637.95                9.28
720--739...................................              38                  21,000,420.11               12.75
740--759...................................              42                  27,189,304.61               16.50
760--779...................................              40                  21,747,127.12               13.20
780--799...................................              71                  41,573,920.53               25.24
800--819...................................              23                  12,097,369.76                7.34
                                                        ---                ---------------              ------
TOTAL......................................             299                $164,742,554.56              100.00%
                                                        ===                ===============              ======


-----------
(1)   As of the Cut-off Date, the non-zero weighted average Credit Score of the
      Pool 1 Mortgage Loans is expected to be approximately 748. See
      "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-17

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - POOL 1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                    STATE                        MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                    -----                        --------------        -------------------           -----------

Alabama...................................               3              $    1,276,549.88                0.77%
Alaska....................................               1                     535,852.90                0.33
Arizona...................................              11                   7,447,431.27                4.52
California................................              76                  43,916,259.49               26.66
Colorado..................................               6                   5,505,582.96                3.34
Connecticut...............................               5                   3,533,676.26                2.14
Delaware..................................               3                   1,224,864.43                0.74
District of Columbia......................               1                     448,402.58                0.27
Florida...................................              12                   9,436,587.59                5.73
Georgia...................................               7                   2,647,888.83                1.61
Idaho.....................................               3                   2,249,651.95                1.37
Illinois..................................              25                  13,451,679.00                8.17
Indiana...................................               2                     839,551.87                0.51
Kansas....................................               1                     421,707.08                0.26
Kentucky..................................               3                   1,660,561.85                1.01
Maryland..................................               9                   3,837,559.09                2.33
Massachusetts.............................               5                   2,806,533.97                1.70
Michigan..................................               2                     990,492.17                0.60
Minnesota.................................               3                   1,674,949.50                1.02
Mississippi...............................               2                   1,286,842.82                0.78
Missouri..................................               2                   2,698,402.09                1.64
Nevada....................................               2                     606,279.07                0.37
New Hampshire.............................               1                     188,662.08                0.11
New Jersey................................              14                   7,951,558.39                4.83
New Mexico................................               4                   1,651,155.09                1.00
New York..................................              29                  15,875,376.48                9.64
North Carolina............................               8                   3,218,644.93                1.95
Ohio......................................               4                   1,936,167.58                1.18
Oregon....................................               4                   2,378,278.59                1.44
Pennsylvania..............................               9                   3,289,407.48                2.00
South Carolina............................               3                   1,708,312.98                1.04
Tennessee.................................               1                     343,416.61                0.21
Texas.....................................              19                   7,659,412.84                4.65
Vermont...................................               1                     393,152.19                0.24
Virginia..................................               9                   3,983,582.14                2.42
Washington................................               6                   3,973,015.50                2.41
West Virginia.............................               1                     376,748.95                0.23
Wisconsin.................................               1                     490,948.70                0.30
Wyoming...................................               1                     827,407.38                0.50
                                                       ---                ---------------              ------
TOTAL.....................................             299                $164,742,554.56              100.00%
                                                       ===                ===============              ======


-----------
(1)  As of the Cut-off Date, no more than approximately 3.18% of the Pool 1
     Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                                      A-18

                           OCCUPANCY TYPE(1) - POOL 1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               OCCUPANCY TYPE                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
               --------------                    --------------        -------------------           -----------

Primary Residence.........................             267                $144,358,232.62               87.63%
Second Home...............................              32                  20,384,321.94               12.37
                                                       ---                ---------------              ------
TOTAL.....................................             299                $164,742,554.56              100.00%
                                                       ===                ===============              ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 1



                                                                                                PERCENT OF AGGREGATE
                                              NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               PROPERTY TYPE                         LOANS             BALANCE OUTSTANDING           OUTSTANDING
               -------------                         -----             -------------------           -----------

Single Family Residence...................            226                 $125,757,900.40               76.34%
Planned Unit Development..................             42                   22,321,687.31               13.55
Condominium...............................             21                   11,448,379.89                6.95
Cooperative Units.........................              7                    4,189,865.14                2.54
Two-to-Four-Family........................              3                    1,024,721.82                0.62
                                                      ---                 ---------------              ------
TOTAL.....................................            299                 $164,742,554.56              100.00%
                                                      ===                 ===============              ======


                              LOAN PURPOSE - POOL 1



                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
                LOAN PURPOSE                     MORTGAGE LOANS        BALANCE OUTSTANDING      BALANCE OUTSTANDING
                ------------                     --------------        -------------------      -------------------

Cash-out Refinance........................             118               $  59,360,679.20               36.03%
Rate/Term Refinance.......................              99                  59,047,712.86               35.84
Purchase..................................              82                  46,334,162.50               28.13
                                                       ---                ---------------              ------
TOTAL.....................................             299                $164,742,554.56              100.00%
                                                       ===                ===============              ======


                                      A-19

                           LOAN DOCUMENTATION - POOL 1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                DOCUMENTATION                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                -------------                    --------------        -------------------           -----------

Full......................................             116              $   78,827,024.65               47.85%
Asset Verification........................              38                  21,701,954.40               13.17
No Documentation..........................              40                  18,631,699.46               11.31
Full/Alternative..........................              35                  17,055,326.64               10.35
No Income Verifier........................              50                  14,438,959.87                8.76
Preferred.................................              10                   7,888,760.10                4.79
Alternative...............................               4                   2,633,409.04                1.60
Streamlined...............................               3                   1,539,271.17                0.93
Income....................................               2                   1,430,492.36                0.87
Limited...................................               1                     595,656.87                0.36
                                                       ---                ---------------              ------
TOTAL.....................................             299                $164,742,554.56              100.00%
                                                       ===                ===============              ======


                                      A-20

                      SUBGROUP 1-1 MORTGAGE LOAN STATISTICS

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 1-1



                                                                                                     PERCENT OF
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE   AGGREGATE PRINCIPAL
         CURRENT MORTGAGE RATES (%)             MORTGAGE LOANS            OUTSTANDING           BALANCE OUTSTANDING
         --------------------------             --------------            -----------           -------------------

4.251--4.500...............................               1              $    480,509.13                  2.97%
4.501--4.750...............................              15                 6,317,440.90                 39.03
4.751--5.000...............................              21                 5,925,440.71                 36.60
5.001--5.250...............................              28                 3,464,219.04                 21.40
                                                         --               --------------                ------
TOTAL......................................              65               $16,187,609.77                100.00%
                                                         ==               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Current Mortgage Rate of the
      Subgroup 1-1 Mortgage Loans is expected to be approximately 4.878% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 1-1



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)              MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
           -----------------------              --------------            -----------                -----------

146--150...................................               1            $       58,234.25                  0.36%
151--155...................................              27                 8,693,880.98                 53.71
156--160...................................               3                   638,209.41                  3.94
161--165...................................               1                   216,709.20                  1.34
166--170...................................               1                    38,009.89                  0.23
171--175...................................              12                 1,723,833.20                 10.65
176--180...................................              20                 4,818,732.85                 29.77
                                                         --               --------------                ------
TOTAL......................................              65               $16,187,609.77                100.00%
                                                         ==               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Subgroup 1-1 Mortgage Loans is expected to be approximately 164 months.

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 1-1



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
      ---------------------------------         --------------            -----------                -----------

20.01--30.00...............................               2              $  1,603,737.20                  9.91%
30.01--40.00...............................               3                   811,069.87                  5.01
40.01--50.00...............................              15                 3,389,454.97                 20.94
50.01--60.00...............................              13                 2,683,833.72                 16.58
60.01--70.00...............................              13                 3,315,554.08                 20.48
70.01--75.00...............................               7                 1,810,211.14                 11.18
75.01--80.00...............................              12                 2,573,748.79                 15.90
                                                         --               --------------                ------
TOTAL......................................              65               $16,187,609.77                100.00%
                                                         ==               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Subgroup 1-1 Mortgage Loans is expected to be approximately 57.71%.

                                      A-21

                         CREDIT SCORE(1) - SUBGROUP 1-1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE                MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
            ---------------------                --------------        -------------------           -----------

    Not Available..........................               1               $     129,035.33                0.80%
660--679...................................               3                     269,571.31                1.67
680--699...................................               3                     632,715.73                3.91
700--719...................................               8                   2,912,648.80               17.99
720--739...................................               5                     717,375.82                4.43
740--759...................................               8                   1,771,028.79               10.94
760--779...................................              12                   2,347,906.42               14.50
780--799...................................              18                   4,757,428.71               29.39
800--819...................................               7                   2,649,898.87               16.37
                                                         --                 --------------              ------
TOTAL......................................              65                 $16,187,609.77              100.00%
                                                         ==                 ==============              ======


-----------
(1)   As of the Cut-off Date, the non-zero weighted average Credit Score of the
      Subgroup 1-1 Mortgage Loans is expected to be approximately 762. See
      "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-22

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 1-1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                    STATE                        MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                    -----                        --------------        -------------------           -----------

Alabama...................................               3               $     439,561.33                2.72%
Arizona...................................               1                     124,072.43                0.77
California................................              19                   7,040,915.36               43.50
Florida...................................               1                     103,566.24                0.64
Georgia...................................               4                     586,109.51                3.62
Illinois..................................               3                     701,376.57                4.33
Maryland..................................               3                     780,298.64                4.82
Massachusetts.............................               4                   1,240,519.26                7.66
Michigan..................................               1                      86,456.07                0.53
Mississippi...............................               1                     559,862.34                3.46
Missouri..................................               1                     489,438.00                3.02
New Jersey................................               4                     761,227.51                4.70
New York..................................               4                     569,634.81                3.52
North Carolina............................               3                     851,368.06                5.26
Oregon....................................               2                     327,453.00                2.02
Pennsylvania..............................               1                      58,234.25                0.36
South Carolina............................               1                     117,115.07                0.72
Tennessee.................................               1                     137,366.64                0.85
Texas.....................................               4                     563,209.02                3.48
Virginia..................................               3                     358,468.06                2.21
Washington................................               1                     291,357.60                1.80
                                                        --                 --------------              ------
TOTAL.....................................              65                 $16,187,609.77              100.00%
                                                        ==                 ==============              ======


-----------
(1)   As of the Cut-off Date, no more than approximately 6.90% of the Subgroup
      1-1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                        OCCUPANCY TYPE(1) - SUBGROUP 1-1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               OCCUPANCY TYPE                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
               --------------                    --------------        -------------------           -----------

Primary Residence.........................              63                 $15,943,444.53               98.49%
Second Home...............................               2                     244,165.24                1.51
                                                        --                 --------------              ------
TOTAL.....................................              65                 $16,187,609.77              100.00%
                                                        ==                 ==============              ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                                      A-23

                          PROPERTY TYPE - SUBGROUP 1-1



                                                                                                PERCENT OF AGGREGATE
                                              NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               PROPERTY TYPE                         LOANS             BALANCE OUTSTANDING           OUTSTANDING
               -------------                         -----             -------------------           -----------

Single Family Residence...................             50                  $12,462,213.86               76.99%
Planned Unit Development..................             13                    3,483,775.55               21.52
Condominium...............................              1                      127,050.17                0.78
Cooperative Units.........................              1                      114,570.20                0.71
                                                       --                  --------------              ------
TOTAL.....................................             65                  $16,187,609.77              100.00%
                                                       ==                  ==============              ======


                           LOAN PURPOSE - SUBGROUP 1-1



                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
                LOAN PURPOSE                     MORTGAGE LOANS        BALANCE OUTSTANDING      BALANCE OUTSTANDING
                ------------                     --------------        -------------------      -------------------

Rate/Term Refinance.......................              29                $  8,175,464.15               50.50%
Cash-out Refinance........................              19                   4,147,125.80               25.62
Purchase..................................              17                   3,865,019.82               23.88
                                                        --                 --------------              ------
TOTAL.....................................              65                 $16,187,609.77              100.00%
                                                        ==                 ==============              ======


                        LOAN DOCUMENTATION - SUBGROUP 1-1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                DOCUMENTATION                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                -------------                    --------------        -------------------           -----------

Full......................................              39                 $11,853,703.83               73.23%
No Documentation..........................              12                   2,484,217.99               15.35
Full/Alternative..........................               7                     992,550.36                6.13
Asset Verification........................               3                     548,132.17                3.39
No Income Verifier........................               3                     198,738.10                1.23
Preferred.................................               1                     110,267.33                0.68
                                                        --                 --------------              ------
TOTAL.....................................              65                 $16,187,609.77              100.00%
                                                        ==                 ==============              ======


                                      A-24

                      SUBGROUP 1-2 MORTGAGE LOAN STATISTICS

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 1-2



                                                                                                     PERCENT OF
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE   AGGREGATE PRINCIPAL
         CURRENT MORTGAGE RATES (%)             MORTGAGE LOANS            OUTSTANDING           BALANCE OUTSTANDING
         --------------------------             --------------            -----------           -------------------

4.501--4.750...............................              13           $       625,450.34                  0.45%
4.751--5.000...............................              21                 4,368,628.50                  3.15
5.001--5.250...............................              80                46,732,325.68                 33.75
5.251--5.500...............................             101                53,938,488.82                 38.95
5.501--5.750...............................              63                27,631,774.93                 19.96
5.751--6.000...............................              15                 4,988,907.76                  3.60
6.001--6.250...............................               2                   125,083.75                  0.09
6.251--6.500...............................               1                    56,364.05                  0.04
                                                        ---              ---------------                ------
TOTAL......................................             296              $138,467,023.84                100.00%
                                                        ===              ===============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Current Mortgage Rate of the
      Subgroup 1-2 Mortgage Loans is expected to be approximately 5.410% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 1-2



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)              MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
           -----------------------              --------------            -----------                -----------

111--115...................................               1          $         53,248.30                  0.04%
136--140...................................               2                   811,710.50                  0.59
146--150...................................               1                   329,994.09                  0.24
151--155...................................              32                 7,193,350.16                  5.19
156--160...................................               4                 1,105,545.60                  0.80
161--165...................................               1                   216,709.20                  0.16
166--170...................................               7                 2,104,274.18                  1.52
171--175...................................              84                42,906,615.01                 30.99
176--180...................................             164                83,745,576.81                 60.48
                                                        ---              ---------------                ------
TOTAL......................................             296              $138,467,023.84                100.00%
                                                        ===              ===============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Subgroup 1-2 Mortgage Loans is expected to be approximately 175 months.

                                      A-25

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 1-2



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
      ---------------------------------         --------------            -----------                -----------

10.01--20.00...............................               2            $    1,204,151.37                  0.87%
20.01--30.00...............................              12                 6,146,527.16                  4.44
30.01--40.00...............................              19                 7,292,155.08                  5.27
40.01--50.00...............................              54                27,871,386.19                 20.13
50.01--60.00...............................              58                28,516,426.28                 20.59
60.01--70.00...............................              49                26,974,916.70                 19.48
70.01--75.00...............................              32                12,363,393.17                  8.93
75.01--80.00...............................              70                28,098,067.90                 20.29
                                                        ---              ---------------                ------
TOTAL......................................             296              $138,467,023.84                100.00%
                                                        ===              ===============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Subgroup 1-2 Mortgage Loans is expected to be approximately 59.29%.

                                      A-26

                         CREDIT SCORE(1) - SUBGROUP 1-2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE                MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
            ---------------------                --------------        -------------------           -----------

 Not Available.............................               3              $    1,356,819.31                0.98%
600--619...................................               2                     809,148.29                0.58
620--639...................................               3                   1,090,640.57                0.79
640--659...................................               4                   1,351,929.48                0.98
660--679...................................              21                   9,875,655.49                7.13
680--699...................................              21                   8,451,457.07                6.10
700--719...................................              30                  11,073,373.94                8.00
720--739...................................              38                  18,792,155.57               13.57
740--759...................................              41                  24,087,393.19               17.40
760--779...................................              40                  18,089,228.10               13.06
780--799...................................              70                  34,673,170.83               25.04
800--819...................................              23                   8,816,052.01                6.37
                                                        ---                ---------------              ------
TOTAL......................................             296                $138,467,023.84              100.00%
                                                        ===                ===============              ======


-----------
(1)   As of the Cut-off Date, the non-zero weighted average Credit Score of the
      Subgroup 1-2 Mortgage Loans is expected to be approximately 747. See
      "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-27

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 1-2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                    STATE                        MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                    -----                        --------------        -------------------           -----------

Alabama...................................               3             $       836,988.55                0.60%
Alaska....................................               1                     504,594.81                0.36
Arizona...................................              11                   6,826,638.94                4.93
California................................              75                  34,261,952.66               24.74
Colorado..................................               6                   5,098,109.13                3.68
Connecticut...............................               5                   3,360,053.53                2.43
Delaware..................................               3                   1,134,086.92                0.82
District of Columbia......................               1                     392,352.26                0.28
Florida...................................              12                   8,597,144.35                6.21
Georgia...................................               7                   2,037,560.95                1.47
Idaho.....................................               3                   2,002,816.23                1.45
Illinois..................................              25                  11,592,082.98                8.37
Indiana...................................               2                     821,410.39                0.59
Kansas....................................               1                     421,707.08                0.30
Kentucky..................................               3                   1,503,995.84                1.09
Maryland..................................               9                   2,903,148.63                2.10
Massachusetts.............................               4                   1,500,291.46                1.08
Michigan..................................               2                     817,761.44                0.59
Minnesota.................................               3                   1,606,935.09                1.16
Mississippi...............................               2                     719,888.54                0.52
Missouri..................................               2                   2,134,899.08                1.54
Nevada....................................               2                     542,102.64                0.39
New Hampshire.............................               1                     157,218.40                0.11
New Jersey................................              14                   6,545,846.66                4.73
New Mexico................................               4                   1,568,241.37                1.13
New York..................................              29                  14,310,025.51               10.33
North Carolina............................               7                   2,212,605.94                1.60
Ohio......................................               4                   1,823,459.76                1.32
Oregon....................................               4                   1,967,402.12                1.42
Pennsylvania..............................               9                   3,017,133.11                2.18
South Carolina............................               3                   1,591,197.91                1.15
Tennessee.................................               1                     206,049.97                0.15
Texas.....................................              19                   6,488,262.84                4.69
Vermont...................................               1                     360,389.51                0.26
Virginia..................................               9                   3,447,252.62                2.49
Washington................................               6                   3,565,187.30                2.57
West Virginia.............................               1                     361,051.08                0.26
Wisconsin.................................               1                     450,036.31                0.33
Wyoming...................................               1                     779,141.95                0.56
                                                       ---                ---------------              ------
TOTAL.....................................             296                $138,467,023.84              100.00%
                                                       ===                ===============              ======


-----------
(1)   As of the Cut-off Date, no more than approximately 2.93% of the Subgroup
      1-2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                                      A-28

                        OCCUPANCY TYPE(1) - SUBGROUP 1-2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               OCCUPANCY TYPE                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
               --------------                    --------------        -------------------           -----------

Primary Residence.........................             264                $120,010,477.02               86.67%
Second Home...............................              32                  18,456,546.82               13.33
                                                       ---                ---------------              ------
TOTAL.....................................             296                $138,467,023.84              100.00%
                                                       ===                ===============              ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 1-2



                                                                                                PERCENT OF AGGREGATE
                                              NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               PROPERTY TYPE                         LOANS             BALANCE OUTSTANDING           OUTSTANDING
               -------------                         -----             -------------------           -----------

Single Family Residence...................            223                 $106,269,999.04               76.75%
Planned Unit Development..................             42                   17,337,133.31               12.52
Condominium...............................             21                    9,993,618.36                7.22
Cooperative Units.........................              7                    3,933,024.10                2.84
Two-to-Four-Family........................              3                      933,249.04                0.67
                                                      ---                 ---------------              ------
TOTAL.....................................            296                 $138,467,023.84              100.00%
                                                      ===                 ===============              ======


                           LOAN PURPOSE - SUBGROUP 1-2



                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
                LOAN PURPOSE                     MORTGAGE LOANS        BALANCE OUTSTANDING      BALANCE OUTSTANDING
                ------------                     --------------        -------------------      -------------------

Cash-out Refinance........................             117               $  51,065,616.99               36.88%
Rate/Term Refinance.......................              97                  48,141,083.72               34.77
Purchase..................................              82                  39,260,323.13               28.35
                                                       ---                ---------------              ------
TOTAL.....................................             296                $138,467,023.84              100.00%
                                                       ===                ===============              ======


                                      A-29

                        LOAN DOCUMENTATION - SUBGROUP 1-2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                DOCUMENTATION                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                -------------                    --------------        -------------------           -----------

Full......................................             114               $  63,001,881.23               45.50%
Asset Verification........................              38                  19,511,306.66               14.09
Full/Alternative..........................              35                  15,207,541.41               10.98
No Documentation..........................              39                  15,205,560.14               10.98
No Income Verifier........................              50                  12,760,206.42                9.22
Preferred.................................              10                   7,033,107.34                5.08
Alternative...............................               4                   2,442,936.95                1.76
Streamlined...............................               3                   1,404,497.12                1.01
Income....................................               2                   1,403,605.85                1.01
Limited...................................               1                     496,380.73                0.36
                                                       ---                ---------------              ------
TOTAL.....................................             296                $138,467,023.84              100.00%
                                                       ===                ===============              ======


                                      A-30

                      SUBGROUP 1-3 MORTGAGE LOAN STATISTICS

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 1-3



                                                                                                     PERCENT OF
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE   AGGREGATE PRINCIPAL
         CURRENT MORTGAGE RATES (%)             MORTGAGE LOANS            OUTSTANDING           BALANCE OUTSTANDING
         --------------------------             --------------            -----------           -------------------

5.001--5.250...............................               9            $       79,235.47                  0.79%
5.251--5.500...............................             101                 3,875,344.99                 38.42
5.501--5.750...............................              63                 4,646,095.81                 46.06
5.751--6.000...............................              15                 1,387,993.15                 13.76
6.001--6.250...............................               2                    58,991.49                  0.58
6.251--6.500...............................               1                    40,260.04                  0.40
                                                        ---               --------------                ------
TOTAL......................................             191               $10,087,920.95                100.00%
                                                        ===               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Current Mortgage Rate of the
      Subgroup 1-3 Mortgage Loans is expected to be approximately 5.630% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 1-3



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)              MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
           -----------------------              --------------            -----------                -----------

111--115...................................               1            $       14,012.71                  0.14%
136--140...................................               2                   162,342.10                  1.61
151--155...................................               7                   156,945.68                  1.56
156--160...................................               1                     6,712.70                  0.07
166--170...................................               5                   420,076.48                  4.16
171--175...................................              53                 2,631,162.75                 26.08
176--180...................................             122                 6,696,668.53                 66.38
                                                        ---               --------------                ------
TOTAL......................................             191               $10,087,920.95                100.00%
                                                        ===               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Subgroup 1-3 Mortgage Loans is expected to be approximately 175 months.

                                      A-31

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 1-3



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
      ---------------------------------         --------------            -----------                -----------

10.01--20.00...............................               1            $       67,863.90                  0.67%
20.01--30.00...............................               8                   236,979.62                  2.35
30.01--40.00...............................              15                   716,079.06                  7.10
40.01--50.00...............................              30                 1,828,147.30                 18.12
50.01--60.00...............................              33                 1,642,992.01                 16.29
60.01--70.00...............................              34                 2,148,698.93                 21.30
70.01--75.00...............................              20                   910,053.13                  9.02
75.01--80.00...............................              50                 2,537,107.00                 25.15
                                                        ---               --------------                ------
TOTAL......................................             191               $10,087,920.95                100.00%
                                                        ===               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Subgroup 1-3 Mortgage Loans is expected to be approximately 61.10%.

                         CREDIT SCORE(1) - SUBGROUP 1-3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE                MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
            ---------------------                --------------        -------------------           -----------

 Not Available.............................               2              $      107,855.91                1.07%
600--619...................................               2                      56,433.98                0.56
620--639...................................               3                     120,197.38                1.19
640--659...................................               4                     176,214.84                1.75
660--679...................................              12                     619,422.86                6.14
680--699...................................              15                     805,676.93                7.99
700--719...................................              22                   1,295,615.21               12.84
720--739...................................              28                   1,490,888.72               14.78
740--759...................................              27                   1,330,882.63               13.19
760--779...................................              25                   1,309,992.60               12.99
780--799...................................              39                   2,143,320.99               21.25
800--819...................................              12                     631,418.88                6.26
                                                        ---                 --------------              ------
TOTAL......................................             191                 $10,087,920.95              100.00%
                                                        ===                 ==============              ======


-----------
(1)   As of the Cut-off Date, the non-zero weighted average Credit Score of the
      Subgroup 1-3 Mortgage Loans is expected to be approximately 743. See
      "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-32

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 1-3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                    STATE                        MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                    -----                        --------------        -------------------           -----------

Alaska....................................               1              $       31,258.09                0.31%
Arizona...................................              10                     496,719.91                4.92
California................................              46                   2,613,391.47               25.91
Colorado..................................               5                     407,473.83                4.04
Connecticut...............................               3                     173,622.73                1.72
Delaware..................................               3                      90,777.51                0.90
District of Columbia......................               1                      56,050.32                0.56
Florida...................................               9                     735,877.00                7.29
Georgia...................................               2                      24,218.37                0.24
Idaho.....................................               3                     246,835.72                2.45
Illinois..................................              18                   1,158,219.45               11.48
Indiana...................................               1                      18,141.48                0.18
Kentucky..................................               3                     156,566.01                1.55
Maryland..................................               4                     154,111.82                1.53
Massachusetts.............................               1                      65,723.26                0.65
Michigan..................................               1                      86,274.66                0.86
Minnesota.................................               1                      68,014.42                0.67
Mississippi...............................               1                       7,091.94                0.07
Missouri..................................               1                      74,065.01                0.73
Nevada....................................               2                      64,176.43                0.64
New Hampshire.............................               1                      31,443.68                0.31
New Jersey................................              10                     644,484.22                6.39
New Mexico................................               4                      82,913.72                0.82
New York..................................              22                     995,716.16                9.87
North Carolina............................               4                     154,670.93                1.53
Ohio......................................               3                     112,707.82                1.12
Oregon....................................               1                      83,423.47                0.83
Pennsylvania..............................               8                     214,040.12                2.12
Texas.....................................              10                     607,940.99                6.03
Vermont...................................               1                      32,762.68                0.32
Virginia..................................               5                     177,861.45                1.76
Washington................................               3                     116,470.60                1.15
West Virginia.............................               1                      15,697.87                0.16
Wisconsin.................................               1                      40,912.39                0.41
Wyoming...................................               1                      48,265.43                0.48
                                                       ---                 --------------              ------
TOTAL.....................................             191                 $10,087,920.95              100.00%
                                                       ===                 ==============              ======


-----------
(1)   As of the Cut-off Date, no more than approximately 3.82% of the Subgroup
      1-3 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                                      A-33

                        OCCUPANCY TYPE(1) - SUBGROUP 1-3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               OCCUPANCY TYPE                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
               --------------                    --------------        -------------------           -----------

Primary Residence.........................             167                $  8,404,311.06               83.31%
Second Home...............................              24                   1,683,609.88               16.69
                                                       ---                 --------------              ------
TOTAL.....................................             191                 $10,087,920.95              100.00%
                                                       ===                 ==============              ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 1-3



                                                                                                PERCENT OF AGGREGATE
                                              NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               PROPERTY TYPE                         LOANS             BALANCE OUTSTANDING           OUTSTANDING
               -------------                         -----             -------------------           -----------

Single Family Residence...................            143                 $  7,025,687.50               69.64%
Planned Unit Development..................             24                    1,500,778.45               14.88
Condominium...............................             18                    1,327,711.36               13.16
Cooperative Units.........................              4                      142,270.85                1.41
Two-to-Four-Family........................              2                       91,472.78                0.91
                                                      ---                  --------------              ------
TOTAL.....................................            191                  $10,087,920.95              100.00%
                                                      ===                  ==============              ======


                           LOAN PURPOSE - SUBGROUP 1-3



                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
                LOAN PURPOSE                     MORTGAGE LOANS        BALANCE OUTSTANDING      BALANCE OUTSTANDING
                ------------                     --------------        -------------------      -------------------

Cash-out Refinance........................              82                $  4,147,936.41               41.12%
Purchase..................................              51                   3,208,819.55               31.81
Rate/Term Refinance.......................              58                   2,731,164.99               27.07
                                                       ---                 --------------              ------
TOTAL.....................................             191                 $10,087,920.95              100.00%
                                                       ===                 ==============              ======


                                      A-34

                        LOAN DOCUMENTATION - SUBGROUP 1-3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                DOCUMENTATION                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                -------------                    --------------        -------------------           -----------

Full......................................              68                $  3,971,439.60               39.37%
Asset Verification........................              27                   1,642,515.57               16.28
No Income Verifier........................              41                   1,480,015.35               14.67
No Documentation..........................              22                     941,921.33                9.34
Full/Alternative..........................              17                     855,234.87                8.48
Preferred.................................               9                     745,385.43                7.39
Alternative...............................               3                     190,472.09                1.89
Streamlined...............................               2                     134,774.06                1.34
Limited...................................               1                      99,276.15                0.98
Income....................................               1                      26,886.51                0.27
                                                       ---                 --------------              ------
TOTAL.....................................             191                 $10,087,920.95              100.00%
                                                       ===                 ==============              ======


                                      A-35

                         POOL 2 MORTGAGE LOAN STATISTICS

                CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 2



                                                                                                 PERCENT OF AGGREGATE
                  RANGE OF                         NUMBER OF      AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
 CUT-OFF DATE STATED PRINCIPAL BALANCES ($)     MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
 ------------------------------------------     --------------            -----------                -----------

        0.01--  100,000.00.................              25             $    2,139,959.38                 0.23%
  100,000.01--  200,000.00.................              67                  9,515,738.06                 1.03
  200,000.01--  300,000.00.................              71                 17,619,384.58                 1.90
  300,000.01--  400,000.00.................             283                107,463,976.56                11.59
  400,000.01--  500,000.00.................             601                270,962,415.98                29.23
  500,000.01--  600,000.00.................             312                172,473,662.58                18.61
  600,000.01--  700,000.00.................             180                115,480,787.81                12.46
  700,000.01--  800,000.00.................              71                 53,650,820.41                 5.79
  800,000.01--  900,000.00.................              31                 26,407,111.38                 2.85
  900,000.01--1,000,000.00.................              65                 63,865,296.53                 6.89
1,000,000.01--1,100,000.00.................              15                 16,394,627.56                 1.77
1,100,000.01--1,200,000.00.................               5                  5,846,385.40                 0.63
1,200,000.01--1,300,000.00.................               6                  7,620,247.44                 0.82
1,300,000.01--1,400,000.00.................               6                  8,089,390.80                 0.87
1,400,000.01--1,500,000.00.................               9                 13,243,402.40                 1.43
1,500,000.01--2,000,000.00.................              19                 34,063,183.50                 3.67
2,000,000.01--2,500,000.00.................               1                  2,181,825.82                 0.24
                                                      -----               ---------------               ------
TOTAL......................................           1,767               $927,018,216.19               100.00%
                                                      =====               ===============               ======


-----------
(1)  As of the Cut-off Date, the average Stated Principal Balance of the Pool 2
     Mortgage Loans is expected to be approximately $524,628.

                       CURRENT MORTGAGE RATES(1) - POOL 2



                                                                                                     PERCENT OF
                  RANGE OF                         NUMBER OF      AGGREGATE PRINCIPAL BALANCE   AGGREGATE PRINCIPAL
         CURRENT MORTGAGE RATES (%)             MORTGAGE LOANS            OUTSTANDING           BALANCE OUTSTANDING
         --------------------------             --------------            -----------           -------------------

5.001--5.250...............................               2             $    1,406,801.86                 0.15%
5.251--5.500...............................              31                 19,289,645.29                 2.08
5.501--5.750...............................             306                172,016,579.47                18.56
5.751--6.000...............................             857                458,206,622.46                49.43
6.001--6.250...............................             417                211,243,629.05                22.79
6.251--6.500...............................             122                 54,431,452.35                 5.87
6.501--6.750...............................              27                  9,133,228.44                 0.99
6.751--7.000...............................               4                    791,039.74                 0.09
7.001--7.250...............................               1                    499,217.53                 0.05
                                                      -----               ---------------               ------
TOTAL......................................           1,767               $927,018,216.19               100.00%
                                                      =====               ===============               ======


-----------
(1)  As of the Cut-off Date, the weighted average Current Mortgage Rate of the
     Pool 2 Mortgage Loans is expected to be approximately 5.976% per annum.

                                      A-36

                     REMAINING TERM TO MATURITY(1) - POOL 2



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                         NUMBER OF      AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)              MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
           -----------------------              --------------            -----------                -----------

231--235...................................               4             $    2,033,338.77                 0.22%
236--240...................................               9                  3,600,875.94                 0.39
291--295...................................               1                    447,682.73                 0.05
296--300...................................               3                  1,187,729.39                 0.13
331--335...................................               1                    990,844.56                 0.11
336--340...................................               1                    582,388.33                 0.06
341--345...................................               3                  1,415,815.50                 0.15
346--350...................................              10                  5,441,101.30                 0.59
351--355...................................             123                 67,006,787.83                 7.23
356--360...................................           1,612                844,311,651.84                91.08
                                                      -----               ---------------               ------
TOTAL......................................           1,767               $927,018,216.19               100.00%
                                                      =====               ===============               ======


-----------
(1)  As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Pool 2 Mortgage Loans is expected to be approximately 357 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 2



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                         NUMBER OF      AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
      ---------------------------------         --------------            -----------                -----------

10.01--20.00...............................               2            $       882,834.85                 0.10%
20.01--30.00...............................              16                 10,715,549.78                 1.16
30.01--40.00...............................              23                 15,146,080.27                 1.63
40.01--50.00...............................              96                 53,790,327.70                 5.80
50.01--60.00...............................             161                 97,959,101.73                10.57
60.01--70.00...............................             287                183,256,219.47                19.77
70.01--75.00...............................             263                153,780,609.47                16.59
75.01--80.00...............................             905                405,705,725.65                43.76
80.01--85.00...............................               2                    802,573.55                 0.09
85.01--90.00...............................              12                  4,979,193.72                 0.54
                                                      -----               ---------------               ------
TOTAL......................................           1,767               $927,018,216.19               100.00%
                                                      =====               ===============               ======


-----------
(1)  As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Pool 2 Mortgage Loans is expected to be approximately 70.00%.

                                      A-37

                            CREDIT SCORE(1) - POOL 2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE                MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
            ---------------------                --------------        -------------------           -----------

 Not Available.............................               8              $    4,640,351.02                0.50%
600--619...................................              18                   9,769,928.68                1.05
620--639...................................              15                   6,847,929.56                0.74
640--659...................................              43                  24,316,467.61                2.62
660--679...................................              75                  37,484,790.24                4.04
680--699...................................             140                  63,259,353.72                6.82
700--719...................................             267                 138,930,828.61               14.99
720--739...................................             244                 130,113,672.71               14.04
740--759...................................             281                 146,362,570.15               15.79
760--779...................................             325                 177,820,265.15               19.18
780--799...................................             276                 148,941,723.89               16.07
800--819...................................              75                  38,530,334.85                4.16
                                                      -----                ---------------              ------
TOTAL......................................           1,767                $927,018,216.19              100.00%
                                                      =====                ===============              ======


-----------
(1)   As of the Cut-off Date, the non-zero weighted average Credit Score of the
      Pool 2 Mortgage Loans is expected to be approximately 741. See
      "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-38

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - POOL 2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                    STATE                        MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                    -----                        --------------        -------------------           -----------

Alabama...................................               3              $    1,093,724.56                0.12%
Arizona...................................              56                  28,371,316.15                3.06
California................................             616                 352,600,322.93               38.04
Colorado..................................              36                  16,027,295.83                1.73
Connecticut...............................              29                  14,376,672.94                1.55
Delaware..................................               4                   1,989,589.69                0.21
District of Columbia......................               7                   3,336,600.73                0.36
Florida...................................             112                  62,209,074.67                6.71
Georgia...................................              19                   7,795,797.80                0.84
Hawaii....................................               2                   1,313,533.90                0.14
Idaho.....................................               1                     395,642.01                0.04
Illinois..................................             111                  53,666,295.91                5.79
Indiana...................................               4                   1,892,404.55                0.20
Iowa......................................               1                     383,251.63                0.04
Kansas....................................               2                     575,076.10                0.06
Kentucky..................................               5                   1,793,744.30                0.19
Louisiana.................................              10                   4,702,976.69                0.51
Maryland..................................              65                  31,877,731.75                3.44
Massachusetts.............................              29                  12,889,479.85                1.39
Michigan..................................              19                   6,412,613.61                0.69
Minnesota.................................               6                   2,685,036.94                0.29
Mississippi...............................               1                   1,100,566.73                0.12
Missouri..................................               2                   1,217,148.73                0.13
Montana...................................               1                     198,792.23                0.02
Nevada....................................              26                  15,493,000.34                1.67
New Hampshire.............................               3                   1,358,693.67                0.15
New Jersey................................              97                  50,088,915.46                5.40
New Mexico................................               2                   1,575,140.76                0.17
New York..................................             216                 123,714,011.69               13.35
North Carolina............................              10                   2,776,156.76                0.30
Ohio......................................              13                   5,492,594.27                0.59
Oklahoma..................................               6                   4,607,800.77                0.50
Oregon....................................              24                   7,955,102.44                0.86
Pennsylvania..............................              17                   6,373,106.76                0.69
Rhode Island..............................               1                     300,699.66                0.03
South Carolina............................              10                   2,985,492.60                0.32
Tennessee.................................               7                   2,381,406.61                0.26
Texas.....................................              61                  27,582,227.64                2.98
Utah......................................               7                   4,357,786.10                0.47
Virginia..................................              68                  32,457,616.81                3.50
Washington................................              44                  20,639,291.03                2.23
West Virginia.............................               3                   1,382,683.15                0.15
Wisconsin.................................               9                   4,599,264.49                0.50
Wyoming...................................               2                   1,992,534.95                0.21
                                                     -----                ---------------              ------
TOTAL.....................................           1,767                $927,018,216.19              100.00%
                                                     =====                ===============              ======


-----------
(1)  As of the Cut-off Date, no more than approximately 0.58% of the Pool 2
     Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                                      A-39

                           OCCUPANCY TYPE(1) - POOL 2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               OCCUPANCY TYPE                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
               --------------                    --------------        -------------------           -----------

Primary Residence.........................           1,679                $876,728,395.45               94.58%
Second Home...............................              85                  49,712,506.02                5.36
Investment................................               3                     577,314.72                0.06
                                                     -----                ---------------              ------
TOTAL.....................................           1,767                $927,018,216.19              100.00%
                                                     =====                ===============              ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 2



                                                                                                     PERCENT OF
                                              NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
               PROPERTY TYPE                         LOANS             BALANCE OUTSTANDING      BALANCE OUTSTANDING
               -------------                         -----             -------------------      -------------------

Single Family Residence...................          1,213                 $636,582,418.88               68.67%
Planned Unit Development..................            360                  187,420,682.51               20.22
Condominium...............................            134                   68,215,324.73                7.36
Cooperative Units.........................             34                   21,547,935.28                2.32
Two-to-Four-Family........................             23                   11,869,222.79                1.28
Town House................................              3                    1,382,632.00                0.15
                                                    -----                 ---------------              ------
TOTAL.....................................          1,767                 $927,018,216.19              100.00%
                                                    =====                 ===============              ======


                              LOAN PURPOSE - POOL 2



                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
                LOAN PURPOSE                     MORTGAGE LOANS        BALANCE OUTSTANDING      BALANCE OUTSTANDING
                ------------                     --------------        -------------------      -------------------

Purchase..................................             994                $528,867,215.48               57.05%
Cash-out Refinance........................             508                 255,433,289.00               27.55
Rate/Term Refinance.......................             265                 142,717,711.71               15.40
                                                     -----                ---------------              ------
TOTAL.....................................           1,767                $927,018,216.19              100.00%
                                                     =====                ===============              ======


                           LOAN DOCUMENTATION - POOL 2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                DOCUMENTATION                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                -------------                    --------------        -------------------           -----------

Alternative...............................             908                $487,949,615.96               52.64%
Full......................................             497                 293,150,875.69               31.62
No Income Verifier........................             260                  86,996,879.43                9.38
Full/Alternative..........................              48                  23,366,724.60                2.52
Limited...................................              28                  21,342,063.34                2.30
Streamlined...............................              26                  14,212,057.17                1.53
                                                     -----                ---------------              ------
TOTAL.....................................           1,767                $927,018,216.19              100.00%
                                                     =====                ===============              ======


                                      A-40

                      SUBGROUP 2-1 MORTGAGE LOAN STATISTICS

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 2-1



                                                                                                     PERCENT OF
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE   AGGREGATE PRINCIPAL
         CURRENT MORTGAGE RATES (%)             MORTGAGE LOANS            OUTSTANDING           BALANCE OUTSTANDING
         --------------------------             --------------            -----------           -------------------

5.001--5.250...............................               2              $  1,406,801.86                  3.22%
5.251--5.500...............................              31                19,289,645.29                 44.14
5.501--5.750...............................              84                23,003,653.32                 52.64
                                                        ---               --------------                ------
TOTAL......................................             117               $43,700,100.47                100.00%
                                                        ===               ==============                ======


-----------
(1)  As of the Cut-off Date, the weighted average Current Mortgage Rate of the
     Subgroup 2-1 Mortgage Loans is expected to be approximately 5.552% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 2-1



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)              MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
           -----------------------              --------------            -----------                -----------

236--240...................................               2             $     314,786.29                  0.72%
351--355...................................              15                 6,150,336.06                 14.07
356--360...................................             100                37,234,978.13                 85.21
                                                        ---               --------------                ------
TOTAL......................................             117               $43,700,100.47                100.00%
                                                        ===               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Subgroup 2-1 Mortgage Loans is expected to be approximately 356 months.

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 2-1



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
      ---------------------------------         --------------            -----------                -----------

20.01--30.00...............................               2              $  1,111,397.05                  2.54%
30.01--40.00...............................               3                   761,266.46                  1.74
40.01--50.00...............................              10                 3,836,283.93                  8.78
50.01--60.00...............................              21                 7,976,527.84                 18.25
60.01--70.00...............................              19                10,253,043.40                 23.46
70.01--75.00...............................              11                 4,583,584.39                 10.49
75.01--80.00...............................              51                15,177,997.41                 34.73
                                                        ---               --------------                ------
TOTAL......................................             117               $43,700,100.47                100.00%
                                                        ===               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Subgroup 2-1 Mortgage Loans is expected to be approximately 65.88%.

                                      A-41

                         CREDIT SCORE(1) - SUBGROUP 2-1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE                MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
            ---------------------                --------------        -------------------           -----------

600--619...................................               1                $    998,852.96                2.29%
620--639...................................               1                     210,856.13                0.48
640--659...................................               2                     537,086.34                1.23
660--679...................................               2                     314,652.74                0.72
680--699...................................               4                   2,375,600.31                5.44
700--719...................................              11                   7,520,780.16               17.21
720--739...................................              13                   3,106,034.45                7.11
740--759...................................              18                   6,401,458.30               14.65
760--779...................................              31                  12,035,066.62               27.54
780--799...................................              25                   7,771,300.48               17.78
800--819...................................               9                   2,428,412.01                5.56
                                                        ---                 --------------              ------
TOTAL......................................             117                 $43,700,100.47              100.00%
                                                        ===                 ==============              ======


-----------
(1)   As of the Cut-off Date, the weighted average Credit Score of the Subgroup
      2-1 Mortgage Loans is expected to be approximately 748. See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-42

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 2-1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                    STATE                        MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                    -----                        --------------        -------------------           -----------

Arizona...................................               2               $     648,606.95                1.48%
California................................              51                  22,631,543.93               51.79
Colorado..................................               4                     951,937.11                2.18
Connecticut...............................               2                     552,592.57                1.26
Florida...................................               7                   2,682,500.95                6.14
Georgia...................................               1                      95,283.96                0.22
Hawaii....................................               1                     576,646.62                1.32
Illinois..................................               3                     804,875.85                1.84
Maryland..................................               5                   1,635,731.47                3.74
Massachusetts.............................               2                     452,705.31                1.04
Minnesota.................................               1                     474,955.59                1.09
New Jersey................................               7                   1,817,367.94                4.16
New York..................................              20                   6,397,695.85               14.64
North Carolina............................               1                     220,358.53                0.50
Pennsylvania..............................               1                     407,948.90                0.93
Texas.....................................               2                     737,023.09                1.69
Utah......................................               2                     766,930.16                1.75
Virginia..................................               2                     405,212.38                0.93
Washington................................               2                   1,180,307.32                2.70
Wisconsin.................................               1                     259,876.02                0.59
                                                       ---                 --------------              ------
TOTAL.....................................             117                 $43,700,100.47              100.00%
                                                       ===                 ==============              ======


-----------
(1)   As of the Cut-off Date, no more than approximately 4.55% of the Subgroup
      2-1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                        OCCUPANCY TYPE(1) - SUBGROUP 2-1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               OCCUPANCY TYPE                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
               --------------                    --------------        -------------------           -----------

Primary Residence.........................             114                 $42,728,622.49               97.78%
Second Home...............................               3                     971,477.99                2.22
                                                       ---                 --------------              ------
TOTAL.....................................             117                 $43,700,100.47              100.00%
                                                       ===                 ==============              ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                                      A-43

                          PROPERTY TYPE - SUBGROUP 2-1



                                                                                                PERCENT OF AGGREGATE
                                              NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               PROPERTY TYPE                         LOANS             BALANCE OUTSTANDING           OUTSTANDING
               -------------                         -----             -------------------           -----------

Single Family Residence...................             78                  $29,946,020.26               68.53%
Planned Unit Development..................             24                    9,228,155.28               21.12
Condominium...............................             13                    3,987,343.94                9.12
Two-to-Four-Family........................              2                      538,581.00                1.23
                                                      ---                  --------------              ------
TOTAL.....................................            117                  $43,700,100.47              100.00%
                                                      ===                  ==============              ======


                           LOAN PURPOSE - SUBGROUP 2-1



                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
                LOAN PURPOSE                     MORTGAGE LOANS        BALANCE OUTSTANDING      BALANCE OUTSTANDING
                ------------                     --------------        -------------------      -------------------

Purchase..................................              78                 $28,495,602.17               65.21%
Rate/Term Refinance.......................              21                   9,067,100.59               20.75
Cash-out Refinance........................              18                   6,137,397.72               14.04
                                                       ---                 --------------              ------
TOTAL.....................................             117                 $43,700,100.47              100.00%
                                                       ===                 ==============              ======


                                      LOAN DOCUMENTATION - SUBGROUP 2-1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                DOCUMENTATION                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                -------------                    --------------        -------------------           -----------

Alternative...............................              86                 $28,153,231.77               64.42%
Full......................................              23                  11,458,843.67               26.22
Limited...................................               3                   2,570,580.69                5.88
Streamlined...............................               1                     741,791.72                1.70
No Income Verifier........................               3                     556,150.31                1.27
Full/Alternative..........................               1                     219,502.33                0.50
                                                       ---                 --------------              ------
TOTAL.....................................             117                 $43,700,100.47              100.00%
                                                       ===                 ==============              ======


                                      A-44

                      SUBGROUP 2-2 MORTGAGE LOAN STATISTICS

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 2-2



                                                                                                     PERCENT OF
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE   AGGREGATE PRINCIPAL
         CURRENT MORTGAGE RATES (%)             MORTGAGE LOANS            OUTSTANDING           BALANCE OUTSTANDING
         --------------------------             --------------            -----------           -------------------

5.501--5.750...............................             306              $149,012,926.15                 31.73%
5.751--6.000...............................             857               285,986,017.52                 60.89
6.001--6.250...............................             271                34,676,983.26                  7.38
                                                      -----              ---------------                ------
TOTAL......................................           1,434              $469,675,926.93                100.00%
                                                      =====              ===============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Current Mortgage Rate of the
      Subgroup 2-2 Mortgage Loans is expected to be approximately 5.878% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 2-2



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)              MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
           -----------------------              --------------            -----------                -----------

231--235...................................               3            $    1,194,784.12                  0.25%
236--240...................................               9                 2,273,672.71                  0.48
291--295...................................               1                   447,682.73                  0.10
296--300...................................               3                   783,452.17                  0.17
331--335...................................               1                   247,711.14                  0.05
346--350...................................               8                 1,902,146.23                  0.40
351--355...................................             114                41,067,351.73                  8.74
356--360...................................           1,295               421,759,126.11                 89.80
                                                      -----              ---------------                ------
TOTAL......................................           1,434              $469,675,926.93                100.00%
                                                      =====              ===============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Subgroup 2-2 Mortgage Loans is expected to be approximately 357 months.

                                      A-45

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 2-2



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
      ---------------------------------         --------------            -----------                -----------

10.01--20.00...............................               1           $       192,115.77                  0.04%
20.01--30.00...............................              15                 5,024,604.49                  1.07
30.01--40.00...............................              23                 9,815,314.53                  2.09
40.01--50.00...............................              85                31,258,148.08                  6.66
50.01--60.00...............................             139                51,456,108.48                 10.96
60.01--70.00...............................             250                99,205,295.20                 21.12
70.01--75.00...............................             215                78,244,429.14                 16.66
75.01--80.00...............................             697               192,364,698.87                 40.96
80.01--85.00...............................               1                   201,472.02                  0.04
85.01--90.00...............................               8                 1,913,740.36                  0.41
                                                      -----              ---------------                ------
TOTAL......................................           1,434              $469,675,926.93                100.00%
                                                      =====              ===============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Subgroup 2-2 Mortgage Loans is expected to be approximately 69.30%.

                                      A-46

                         CREDIT SCORE(1) - SUBGROUP 2-2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE                MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
            ---------------------                --------------        -------------------           -----------

  Not Available............................               6               $   2,023,627.79                0.43%
600--619...................................              12                   3,913,088.28                0.83
620--639...................................              10                   2,163,378.34                0.46
640--659...................................              30                   8,858,594.05                1.89
660--679...................................              54                  20,067,711.74                4.27
680--699...................................              97                  29,139,116.26                6.20
700--719...................................             206                  61,796,132.32               13.16
720--739...................................             200                  64,511,124.72               13.74
740--759...................................             229                  74,187,129.63               15.80
760--779...................................             273                  94,542,550.39               20.13
780--799...................................             249                  86,863,824.24               18.49
800--819...................................              68                  21,609,649.16                4.60
                                                      -----                ---------------              ------
TOTAL......................................           1,434                $469,675,926.93              100.00%
                                                      =====                ===============              ======


-----------
(1)   As of the Cut-off Date, the non-zero weighted average Credit Score of the
      Subgroup 2-2 Mortgage Loans is expected to be approximately 745. See
      "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-47

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 2-2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                    STATE                        MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                    -----                        --------------        -------------------           -----------

Alabama...................................               1             $       624,347.46                0.13%
Arizona...................................              42                  12,212,298.11                2.60
California................................             539                 192,327,168.52               40.95
Colorado..................................              25                   6,670,953.42                1.42
Connecticut...............................              23                   6,614,992.23                1.41
Delaware..................................               4                   1,234,144.69                0.26
District of Columbia......................               7                   2,333,483.43                0.50
Florida...................................              93                  29,409,613.48                6.26
Georgia...................................              15                   3,890,633.41                0.83
Hawaii....................................               1                     736,887.28                0.16
Illinois..................................              91                  23,524,267.15                5.01
Indiana...................................               3                     996,753.39                0.21
Iowa......................................               1                      95,812.91                0.02
Kansas....................................               1                     336,555.32                0.07
Kentucky..................................               5                   1,080,535.59                0.23
Louisiana.................................               8                   2,536,573.09                0.54
Maryland..................................              49                  15,652,983.33                3.33
Massachusetts.............................              25                   6,736,172.33                1.43
Michigan..................................              11                   3,020,797.06                0.64
Minnesota.................................               5                   1,184,811.57                0.25
Mississippi...............................               1                     550,283.37                0.12
Missouri..................................               1                     397,094.72                0.08
Montana...................................               1                     198,792.23                0.04
Nevada....................................              21                   7,446,439.31                1.59
New Hampshire.............................               1                     215,069.87                0.05
New Jersey................................              79                  27,173,350.47                5.79
New York..................................             170                  61,624,347.11               13.12
North Carolina............................               5                   1,126,754.33                0.24
Ohio......................................               9                   2,192,162.71                0.47
Oklahoma..................................               5                   1,235,021.40                0.26
Oregon....................................              20                   4,503,245.86                0.96
Pennsylvania..............................              10                   3,517,986.67                0.75
South Carolina............................               7                   1,309,144.93                0.28
Tennessee.................................               3                     829,590.62                0.18
Texas.....................................              43                  13,178,876.89                2.81
Utah......................................               4                   1,384,094.10                0.29
Virginia..................................              55                  15,813,863.07                3.37
Washington................................              37                  11,890,192.12                2.53
West Virginia.............................               3                     582,928.65                0.12
Wisconsin.................................               8                   2,480,637.30                0.53
Wyoming...................................               2                     806,267.48                0.17
                                                     -----                ---------------              ------
TOTAL.....................................           1,434                $469,675,926.93              100.00%
                                                     =====                ===============              ======


-----------
(1)   As of the Cut-off Date, no more than approximately 0.86% of the Subgroup
      2-2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                                      A-48

                        OCCUPANCY TYPE(1) - SUBGROUP 2-2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               OCCUPANCY TYPE                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
               --------------                    --------------        -------------------           -----------

Primary Residence.........................           1,361                $443,609,719.36               94.45%
Second Home...............................              73                  26,066,207.57                5.55
                                                     -----                ---------------              ------
TOTAL.....................................           1,434                $469,675,926.93              100.00%
                                                     =====                ===============              ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                                        PROPERTY TYPE - SUBGROUP 2-2



                                                                                                PERCENT OF AGGREGATE
                                              NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               PROPERTY TYPE                         LOANS             BALANCE OUTSTANDING           OUTSTANDING
               -------------                         -----             -------------------           -----------

Single Family Residence...................            984                 $319,736,222.34               68.08%
Planned Unit Development..................            289                   94,337,878.93               20.09
Condominium...............................            110                   38,233,680.05                8.14
Cooperative Units.........................             31                   12,283,211.17                2.62
Two-to-Four-Family........................             17                    4,521,027.27                0.96
Town House................................              3                      563,907.17                0.12
                                                    -----                 ---------------              ------
TOTAL.....................................          1,434                 $469,675,926.93              100.00%
                                                    =====                 ===============              ======


                           LOAN PURPOSE - SUBGROUP 2-2



                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
                LOAN PURPOSE                     MORTGAGE LOANS        BALANCE OUTSTANDING      BALANCE OUTSTANDING
                ------------                     --------------        -------------------      -------------------

Purchase..................................             803                $281,386,112.18               59.91%
Cash-out Refinance........................             425                 118,405,335.28               25.21
Rate/Term Refinance.......................             206                  69,884,479.47               14.88
                                                     -----                ---------------              ------
TOTAL.....................................           1,434                $469,675,926.93              100.00%
                                                     =====                ===============              ======


                        LOAN DOCUMENTATION - SUBGROUP 2-2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                DOCUMENTATION                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                -------------                    --------------        -------------------           -----------

Alternative...............................             790                $265,594,855.79               56.55%
Full......................................             402                 147,020,670.35               31.30
No Income Verifier........................             160                  30,405,440.24                6.47
Full/Alternative..........................              43                  11,014,928.01                2.35
Streamlined...............................              22                   8,825,328.03                1.88
Limited...................................              17                   6,814,704.52                1.45
                                                     -----                ---------------              ------
TOTAL.....................................           1,434                $469,675,926.93              100.00%
                                                     =====                ===============              ======


                                      A-49

                      SUBGROUP 2-3 MORTGAGE LOAN STATISTICS

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 2-3



                                                                                                     PERCENT OF
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE   AGGREGATE PRINCIPAL
         CURRENT MORTGAGE RATES (%)             MORTGAGE LOANS            OUTSTANDING           BALANCE OUTSTANDING
         --------------------------             --------------            -----------           -------------------

5.751--6.000...............................             857              $172,220,604.94                 44.53%
6.001--6.250...............................             417               176,566,645.79                 45.65
6.251--6.500...............................             122                36,107,066.10                  9.34
6.501--6.750...............................              20                 1,873,807.61                  0.48
                                                      -----              ---------------                ------
TOTAL......................................           1,416              $386,768,124.45                100.00%
                                                      =====              ===============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Current Mortgage Rate of the
      Subgroup 2-3 Mortgage Loans is expected to be approximately 6.103% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 2-3



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)              MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
           -----------------------              --------------            -----------                -----------

231--235...................................               4             $     838,554.65                  0.22%
236--240...................................               5                 1,012,416.95                  0.26
296--300...................................               3                   404,277.22                  0.10
331--335...................................               1                   743,133.42                  0.19
336--340...................................               1                   582,388.33                  0.15
341--345...................................               3                 1,103,222.54                  0.29
346--350...................................               9                 3,292,319.72                  0.85
351--355...................................              79                18,427,391.20                  4.76
356--360...................................           1,311               360,364,420.41                 93.17
                                                      -----              ---------------                ------
TOTAL......................................           1,416              $386,768,124.45                100.00%
                                                      =====              ===============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Subgroup 2-3 Mortgage Loans is expected to be approximately 357 months.

                                      A-50

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 2-3



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
      ---------------------------------         --------------            -----------                -----------

10.01--20.00...............................               2           $       566,068.25                  0.15%
20.01--30.00...............................              11                 4,579,548.24                  1.18
30.01--40.00...............................              16                 4,569,499.28                  1.18
40.01--50.00...............................              68                17,509,989.96                  4.53
50.01--60.00...............................             123                36,337,370.37                  9.40
60.01--70.00...............................             218                72,036,073.82                 18.63
70.01--75.00...............................             218                66,952,608.84                 17.31
75.01--80.00...............................             746               180,951,229.33                 46.79
80.01--85.00...............................               2                   501,194.16                  0.13
85.01--90.00...............................              12                 2,764,542.20                  0.71
                                                      -----              ---------------                ------
TOTAL......................................           1,416              $386,768,124.45                100.00%
                                                      =====              ===============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Subgroup 2-3 Mortgage Loans is expected to be approximately 71.03%.

                                      A-51

                         CREDIT SCORE(1) - SUBGROUP 2-3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE                MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
            ---------------------                --------------        -------------------           -----------

 Not Available.............................               8              $    2,109,492.45                0.55%
600--619...................................              15                   4,569,585.60                1.18
620--639...................................              14                   3,706,980.15                0.96
640--659...................................              37                  13,715,505.59                3.55
660--679...................................              62                  15,452,557.89                4.00
680--699...................................             114                  28,803,096.66                7.45
700--719...................................             233                  64,917,088.82               16.78
720--739...................................             205                  58,757,356.41               15.19
740--759...................................             225                  60,232,788.25               15.57
760--779...................................             244                  66,963,673.23               17.31
780--799...................................             204                  53,361,834.15               13.80
800--819...................................              55                  14,178,165.25                3.67
                                                      -----                ---------------              ------
TOTAL......................................           1,416                $386,768,124.45              100.00%
                                                      =====                ===============              ======


-----------
(1)   As of the Cut-off Date, the non-zero weighted average Credit Score of the
      Subgroup 2-3 Mortgage Loans is expected to be approximately 737. See
      "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-52

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 2-3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                    STATE                        MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                    -----                        --------------        -------------------           -----------

Alabama...................................               2             $       352,032.83                0.09%
Arizona...................................              50                  13,846,768.62                3.58
California................................             472                 132,211,554.46               34.18
Colorado..................................              29                   7,769,143.34                2.01
Connecticut...............................              25                   6,252,312.88                1.62
Delaware..................................               3                     755,445.00                0.20
District of Columbia......................               4                   1,003,117.30                0.26
Florida...................................              94                  27,930,524.40                7.22
Georgia...................................              16                   3,572,951.93                0.92
Idaho.....................................               1                     197,821.01                0.05
Illinois..................................             100                  27,184,144.13                7.03
Indiana...................................               4                     583,058.21                0.15
Iowa......................................               1                     287,438.72                0.07
Kansas....................................               2                     175,352.95                0.05
Kentucky..................................               5                     713,208.71                0.18
Louisiana.................................               8                   2,166,403.60                0.56
Maryland..................................              49                  12,434,590.54                3.21
Massachusetts.............................              24                   5,638,160.10                1.46
Michigan..................................              16                   2,173,274.76                0.56
Minnesota.................................               4                   1,025,269.78                0.27
Mississippi...............................               1                     550,283.37                0.14
Missouri..................................               2                     820,054.01                0.21
Nevada....................................              25                   7,459,779.65                1.93
New Hampshire.............................               3                   1,033,956.01                0.27
New Jersey................................              74                  19,294,503.08                4.99
New Mexico................................               2                   1,575,140.76                0.41
New York..................................             170                  52,604,998.56               13.60
North Carolina............................               9                   1,271,665.50                0.33
Ohio......................................              10                   3,100,078.93                0.80
Oklahoma..................................               6                   3,372,779.37                0.87
Oregon....................................              21                   3,275,851.03                0.85
Pennsylvania..............................              11                   2,210,183.69                0.57
Rhode Island..............................               1                      75,174.92                0.02
South Carolina............................               8                   1,574,707.39                0.41
Tennessee.................................               6                   1,465,619.65                0.38
Texas.....................................              51                  12,494,969.65                3.23
Utah......................................               4                   1,812,310.25                0.47
Virginia..................................              58                  15,406,766.96                3.98
Washington................................              33                   7,251,955.30                1.88
West Virginia.............................               3                     799,754.50                0.21
Wisconsin.................................               7                   1,858,751.17                0.48
Wyoming...................................               2                   1,186,267.48                0.31
                                                     -----                ---------------              ------
TOTAL.....................................           1,416                $386,768,124.45              100.00%
                                                     =====                ===============              ======


-----------
(1)   As of the Cut-off Date, no more than approximately 0.73% of the Subgroup
      2-3 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                                      A-53

                        OCCUPANCY TYPE(1) - SUBGROUP 2-3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               OCCUPANCY TYPE                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
               --------------                    --------------        -------------------           -----------

Primary Residence.........................           1,346                $365,360,074.77               94.46%
Second Home...............................              68                  20,996,591.21                5.43
Investment................................               2                     411,458.48                0.11
                                                     -----                ---------------              ------
TOTAL.....................................           1,416                $386,768,124.45              100.00%
                                                     =====                ===============              ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 2-3



                                                                                                PERCENT OF AGGREGATE
                                              NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               PROPERTY TYPE                         LOANS             BALANCE OUTSTANDING           OUTSTANDING
               -------------                         -----             -------------------           -----------

Single Family Residence...................            977                 $265,280,260.53               68.59%
Planned Unit Development..................            289                   80,470,784.89               20.81
Condominium...............................             95                   25,001,462.47                6.46
Cooperative Units.........................             31                    9,143,836.19                2.36
Two-to-Four-Family........................             21                    6,053,055.55                1.57
Town House................................              3                      818,724.83                0.21
                                                    -----                 ---------------              ------
TOTAL.....................................          1,416                 $386,768,124.45              100.00%
                                                    =====                 ===============              ======


                           LOAN PURPOSE - SUBGROUP 2-3



                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
                LOAN PURPOSE                     MORTGAGE LOANS        BALANCE OUTSTANDING      BALANCE OUTSTANDING
                ------------                     --------------        -------------------      -------------------

Purchase..................................             755                $201,544,278.94               52.11%
Cash-out Refinance........................             448                 124,591,655.48               32.21
Rate/Term Refinance.......................             213                  60,632,190.03               15.68
                                                     -----                ---------------              ------
TOTAL.....................................           1,416                $386,768,124.45              100.00%
                                                     =====                ===============              ======


                        LOAN DOCUMENTATION - SUBGROUP 2-3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                DOCUMENTATION                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                -------------                    --------------        -------------------           -----------

Alternative...............................             689                $185,503,338.65               47.96%
Full......................................             406                 126,611,692.89               32.74
No Income Verifier........................             235                  48,681,725.05               12.59
Full/Alternative..........................              45                  11,702,390.64                3.03
Limited...................................              22                   9,982,501.19                2.58
Streamlined...............................              19                   4,286,476.03                1.11
                                                     -----                ---------------              ------
TOTAL.....................................           1,416                $386,768,124.45              100.00%
                                                     =====                ===============              ======


                                      A-54

                      SUBGROUP 2-4 MORTGAGE LOAN STATISTICS

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 2-4



                                                                                                     PERCENT OF
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE   AGGREGATE PRINCIPAL
         CURRENT MORTGAGE RATES (%)             MORTGAGE LOANS            OUTSTANDING           BALANCE OUTSTANDING
         --------------------------             --------------            -----------           -------------------

6.251--6.500...............................             122               $18,324,386.25                 68.19%
6.501--6.750...............................              27                 7,259,420.83                 27.01
6.751--7.000...............................               4                   791,039.74                  2.94
7.001--7.250...............................               1                   499,217.53                  1.86
                                                        ---               --------------                ------
TOTAL......................................             154               $26,874,064.35                100.00%
                                                        ===               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Current Mortgage Rate of the
      Subgroup 2-4 Mortgage Loans is expected to be approximately 6.527% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 2-4



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)              MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
           -----------------------              --------------            -----------                -----------

341--345...................................               1             $     312,592.96                  1.16%
346--350...................................               1                   246,635.35                  0.92
351--355...................................               3                 1,361,708.85                  5.07
356--360...................................             149                24,953,127.19                 92.85
                                                        ---               --------------                ------
TOTAL......................................             154               $26,874,064.35                100.00%
                                                        ===               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Subgroup 2-4 Mortgage Loans is expected to be approximately 358 months.

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 2-4



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
      ---------------------------------         --------------            -----------                -----------

10.01--20.00...............................               1             $     124,650.83                  0.46%
40.01--50.00...............................               3                 1,185,905.74                  4.41
50.01--60.00...............................               8                 2,189,095.04                  8.15
60.01--70.00...............................              10                 1,761,807.05                  6.56
70.01--75.00...............................              21                 3,999,987.11                 14.88
75.01--80.00...............................             108                17,211,800.05                 64.05
80.01--85.00...............................               1                    99,907.38                  0.37
85.01--90.00...............................               2                   300,911.16                  1.12
                                                        ---               --------------                ------
TOTAL......................................             154               $26,874,064.35                100.00%
                                                        ===               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Subgroup 2-4 Mortgage Loans is expected to be approximately 74.19%.

                                      A-55

                         CREDIT SCORE(1) - SUBGROUP 2-4



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE                MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
            ---------------------                --------------        -------------------           -----------

 Not Available.............................               2                $    507,230.78                1.89%
600--619...................................               2                     288,401.84                1.07
620--639...................................               3                     766,714.95                2.85
640--659...................................               6                   1,205,281.64                4.48
660--679...................................              10                   1,649,867.87                6.14
680--699...................................              23                   2,941,540.50               10.95
700--719...................................              29                   4,696,827.32               17.48
720--739...................................              21                   3,739,157.13               13.91
740--759...................................              28                   5,541,193.97               20.62
760--779...................................              20                   4,278,974.92               15.92
780--799...................................               8                     944,765.02                3.52
800--819...................................               2                     314,108.44                1.17
                                                        ---                 --------------              ------
TOTAL......................................             154                 $26,874,064.35              100.00%
                                                        ===                 ==============              ======


-----------
(1)   As of the Cut-off Date, the non-zero weighted average Credit Score of the
      Subgroup 2-4 Mortgage Loans is expected to be approximately 723. See
      "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-56

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 2-4



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                    STATE                        MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                    -----                        --------------        -------------------           -----------

Alabama...................................               2               $     117,344.28                0.44%
Arizona...................................               8                   1,663,642.47                6.19
California................................              21                   5,430,056.02               20.21
Colorado..................................               7                     635,261.96                2.36
Connecticut...............................               3                     956,775.27                3.56
Florida...................................               8                   2,186,435.84                8.14
Georgia...................................               3                     236,928.50                0.88
Idaho.....................................               1                     197,821.01                0.74
Illinois..................................              13                   2,153,008.78                8.01
Indiana...................................               1                     312,592.96                1.16
Kansas....................................               1                      63,167.84                0.24
Maryland..................................              10                   2,154,426.42                8.02
Massachusetts.............................               1                      62,442.11                0.23
Michigan..................................               8                   1,218,541.80                4.53
Nevada....................................               3                     586,781.38                2.18
New Hampshire.............................               1                     109,667.80                0.41
New Jersey................................              12                   1,803,693.97                6.71
New York..................................              18                   3,086,970.18               11.49
North Carolina............................               3                     157,378.40                0.59
Ohio......................................               2                     200,352.63                0.75
Oregon....................................               2                     176,005.55                0.65
Pennsylvania..............................               5                     236,987.50                0.88
Rhode Island..............................               1                     225,524.75                0.84
South Carolina............................               1                     101,640.28                0.38
Tennessee.................................               2                      86,196.35                0.32
Texas.....................................               9                   1,171,358.01                4.36
Utah......................................               2                     394,451.60                1.47
Virginia..................................               5                     831,774.41                3.10
Washington................................               1                     316,836.30                1.18
                                                       ---                 --------------              ------
TOTAL.....................................             154                 $26,874,064.35              100.00%
                                                       ===                 ==============              ======


-----------
(1)   As of the Cut-off Date, no more than approximately 3.70% of the Subgroup
      2-4 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                        OCCUPANCY TYPE(1) - SUBGROUP 2-4



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               OCCUPANCY TYPE                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
               --------------                    --------------        -------------------           -----------

Primary Residence.........................             148                 $25,029,978.85               93.14%
Second Home...............................               4                   1,678,229.26                6.24
Investment................................               2                     165,856.24                0.62
                                                       ---                 --------------              ------
TOTAL.....................................             154                 $26,874,064.35              100.00%
                                                       ===                 ==============              ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                                      A-57

                          PROPERTY TYPE - SUBGROUP 2-4



                                                                                                PERCENT OF AGGREGATE
                                              NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               PROPERTY TYPE                         LOANS             BALANCE OUTSTANDING           OUTSTANDING
               -------------                         -----             -------------------           -----------

Single Family Residence...................            116                  $21,619,915.76               80.45%
Planned Unit Development..................             25                    3,383,863.42               12.59
Condominium...............................              8                      992,838.28                3.69
Two-to-Four-Family........................              4                      756,558.97                2.82
Cooperative Units.........................              1                      120,887.93                0.45
                                                      ---                  --------------              ------
TOTAL.....................................            154                  $26,874,064.35              100.00%
                                                      ===                  ==============              ======


                           LOAN PURPOSE - SUBGROUP 2-4



                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
                LOAN PURPOSE                     MORTGAGE LOANS        BALANCE OUTSTANDING      BALANCE OUTSTANDING
                ------------                     --------------        -------------------      -------------------

Purchase..................................              91                 $17,441,222.20               64.90%
Cash-out Refinance........................              37                   6,298,900.52               23.44
Rate/Term Refinance.......................              26                   3,133,941.62               11.66
                                                       ---                 --------------              ------
TOTAL.....................................             154                 $26,874,064.35              100.00%
                                                       ===                 ==============              ======


                        LOAN DOCUMENTATION - SUBGROUP 2-4



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                DOCUMENTATION                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                -------------                    --------------        -------------------           -----------

Alternative...............................              41                $  8,698,189.75               32.37%
Full......................................              43                   8,059,668.79               29.99
No Income Verifier........................              57                   7,353,563.84               27.36
Limited...................................               6                   1,974,276.95                7.35
Full/Alternative..........................               4                     429,903.63                1.60
Streamlined...............................               3                     358,461.39                1.33
                                                       ---                 --------------              ------
TOTAL.....................................             154                 $26,874,064.35              100.00%
                                                       ===                 ==============              ======


                                      A-58

                         POOL 3 MORTGAGE LOAN STATISTICS

                CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 3



                                                                                                 PERCENT OF AGGREGATE
                  RANGE OF                         NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
 CUT-OFF DATE STATED PRINCIPAL BALANCES ($)      MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
 ------------------------------------------      --------------        -------------------           -----------

300,000.01--  400,000.00...................              25                $  9,084,879.70               32.62%
400,000.01--  500,000.00...................              23                  10,291,020.49               36.95
500,000.01--  600,000.00...................               4                   2,193,932.09                7.88
600,000.01--  700,000.00...................               5                   3,075,293.41               11.04
700,000.01--  800,000.00...................               3                   2,254,074.18                8.09
900,000.01--1,000,000.00...................               1                     948,917.64                3.41
                                                         --                 --------------              ------
TOTAL......................................              61                 $27,848,117.51              100.00%
                                                         ==                 ==============              ======


-----------
(1)  As of the Cut-off Date, the average Stated Principal Balance of the Pool 3
     Mortgage Loans is expected to be approximately $456,526.

                       CURRENT MORTGAGE RATES(1) - POOL 3



                                                                                                     PERCENT OF
                  RANGE OF                    NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
         CURRENT MORTGAGE RATES (%)                  LOANS             BALANCE OUTSTANDING      BALANCE OUTSTANDING
         --------------------------                  -----             -------------------      -------------------

5.751--6.000...............................              1                $     401,033.80                1.44%
6.251--6.500...............................              2                      943,493.55                3.39
6.501--6.750...............................             21                    8,869,333.03               31.85
6.751--7.000...............................             15                    6,912,157.08               24.82
7.001--7.250...............................             11                    4,613,521.50               16.57
7.251--7.500...............................              8                    4,215,852.26               15.14
7.501--7.750...............................              2                    1,426,406.30                5.12
7.751--8.000...............................              1                      466,319.99                1.67
                                                        --                  --------------              ------
TOTAL......................................             61                  $27,848,117.51              100.00%
                                                        ==                  ==============              ======


-----------
(1)  As of the Cut-off Date, the weighted average Current Mortgage Rate of the
     Pool 3 Mortgage Loans is expected to be approximately 7.011% per annum.

                     REMAINING TERM TO MATURITY(1) - POOL 3



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                         NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)               MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
           -----------------------               --------------        -------------------           -----------

196--200...................................               1               $     745,314.69                2.68%
306--310...................................              22                  10,726,507.07               38.52
311--315...................................               2                     754,132.54                2.71
316--320...................................              36                  15,622,163.21               56.10
                                                         --                 --------------              ------
TOTAL......................................              61                 $27,848,117.51              100.00%
                                                         ==                 ==============              ======


-----------
(1)  As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Pool 3 Mortgage Loans is expected to be approximately 310 months.

                                      A-59

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 3



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                         NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)          MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
      ---------------------------------          --------------        -------------------           -----------

20.01--30.00...............................               1               $     382,861.22                1.37%
30.01--40.00...............................               4                   1,795,201.97                6.45
40.01--50.00...............................               1                     392,882.02                1.41
50.01--60.00...............................               8                   3,219,659.31               11.56
60.01--70.00...............................               8                   4,432,038.31               15.92
70.01--75.00...............................              10                   4,791,588.75               17.21
75.01--80.00...............................              28                  12,485,568.40               44.83
85.01--90.00...............................               1                     348,317.53                1.25
                                                         --                 --------------              ------
TOTAL......................................              61                 $27,848,117.51              100.00%
                                                         ==                 ==============              ======


-----------
(1)  As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Pool 3 Mortgage Loans is expected to be approximately 69.14%.

                            CREDIT SCORE(1) - POOL 3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE                MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
            ---------------------                --------------        -------------------           -----------

  Not Available............................               1                $    334,178.53                1.20%
600--619...................................               3                   1,227,800.90                4.41
620--639...................................               6                   2,914,636.67               10.47
640--659...................................               3                   1,463,979.25                5.26
660--679...................................               6                   2,483,997.55                8.92
680--699...................................               8                   4,169,979.25               14.97
700--719...................................               7                   3,155,284.43               11.33
720--739...................................               8                   3,640,132.44               13.07
740--759...................................               6                   2,379,365.24                8.54
760--779...................................               7                   3,659,453.72               13.14
780--799...................................               6                   2,419,309.53                8.69
                                                         --                 --------------              ------
TOTAL......................................              61                 $27,848,117.51              100.00%
                                                         ==                 ==============              ======


-----------
(1)   As of the Cut-off Date, the non-zero weighted average Credit Score of the
      Pool 3 Mortgage Loans is expected to be approximately 708. See
      "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-60

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - POOL 3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                    STATE                        MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                    -----                        --------------        -------------------           -----------

Alabama...................................               2               $     845,959.39                3.04%
California................................              12                   5,644,777.93               20.27
Connecticut...............................               1                     621,606.13                2.23
Florida...................................               8                   3,442,661.17               12.36
Georgia...................................               2                     956,023.44                3.43
Illinois..................................               1                     427,884.81                1.54
Maryland..................................               1                     499,623.56                1.79
Michigan..................................               1                     452,220.42                1.62
New Jersey................................               1                     428,987.76                1.54
New Mexico................................               1                     371,217.71                1.33
New York..................................              10                   4,341,770.47               15.59
North Carolina............................               2                     850,117.08                3.05
Oklahoma..................................               4                   1,832,869.46                6.58
Oregon....................................               1                     745,314.69                2.68
Pennsylvania..............................               1                     342,521.53                1.23
Tennessee.................................               1                     382,477.59                1.37
Texas.....................................               6                   3,280,333.90               11.78
Virginia..................................               6                   2,381,750.47                8.55
                                                        --                 --------------              ------
TOTAL.....................................              61                 $27,848,117.51              100.00%
                                                        ==                 ==============              ======


-----------
(1)  As of the Cut-off Date, no more than approximately 3.47% of the Pool 3
     Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                           OCCUPANCY TYPE(1) - POOL 3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               OCCUPANCY TYPE                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
               --------------                    --------------        -------------------           -----------

Primary Residence.........................              58                 $26,464,854.73               95.03%
Second Home...............................               3                   1,383,262.78                4.97
                                                        --                 --------------              ------
TOTAL.....................................              61                 $27,848,117.51              100.00%
                                                        ==                 ==============              ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 3



                                                                                                PERCENT OF AGGREGATE
                                              NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               PROPERTY TYPE                         LOANS             BALANCE OUTSTANDING           OUTSTANDING
               -------------                         -----             -------------------           -----------

Single Family Residence...................             43                  $19,599,721.00               70.38%
Planned Unit Development..................             13                    5,818,529.49               20.89
Condominium...............................              3                    1,486,485.44                5.34
Cooperative Units.........................              1                      477,061.59                1.71
Two-to-Four-Family........................              1                      466,319.99                1.67
                                                       --                  --------------              ------
TOTAL.....................................             61                  $27,848,117.51              100.00%
                                                       ==                  ==============              ======


                                      A-61

                              LOAN PURPOSE - POOL 3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                LOAN PURPOSE                     MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                ------------                     --------------        -------------------           -----------

Rate/Term Refinance.......................              22                 $10,205,269.80               36.65%
Purchase..................................              21                   9,170,953.50               32.93
Cash-out Refinance........................              18                   8,471,894.21               30.42
                                                        --                 --------------              ------
TOTAL.....................................              61                 $27,848,117.51              100.00%
                                                        ==                 ==============              ======


                           LOAN DOCUMENTATION - POOL 3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                DOCUMENTATION                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                -------------                    --------------        -------------------           -----------

Full......................................              57                 $26,094,147.85               93.70%
Limited...................................               4                   1,753,969.66                6.30
                                                        --                 --------------              ------
TOTAL.....................................              61                 $27,848,117.51              100.00%
                                                        ==                 ==============              ======


                                      A-62

                         POOL 4 MORTGAGE LOAN STATISTICS

                CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 4



                                                                                                 PERCENT OF AGGREGATE
                  RANGE OF                         NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
 CUT-OFF DATE STATED PRINCIPAL BALANCES ($)      MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
 ------------------------------------------      --------------        -------------------           -----------

        0.01--  100,000.00.................              43              $    3,009,016.85                1.52%
  100,000.01--  200,000.00.................              72                   9,838,928.68                4.97
  200,000.01--  300,000.00.................              22                   5,221,905.39                2.64
  300,000.01--  400,000.00.................              70                  26,644,696.75               13.46
  400,000.01--  500,000.00.................             106                  47,652,547.09               24.08
  500,000.01--  600,000.00.................              71                  38,590,693.73               19.50
  600,000.01--  700,000.00.................              34                  21,649,509.97               10.94
  700,000.01--  800,000.00.................               8                   6,020,715.96                3.04
  800,000.01--  900,000.00.................               8                   6,893,301.89                3.48
  900,000.01--1,000,000.00.................              15                  14,595,131.20                7.37
1,000,000.01--1,100,000.00.................               1                   1,009,428.40                0.51
1,100,000.01--1,200,000.00.................               1                   1,150,950.21                0.58
1,200,000.01--1,300,000.00.................               2                   2,499,236.52                1.26
1,300,000.01--1,400,000.00.................               4                   5,359,987.22                2.71
1,400,000.01--1,500,000.00.................               3                   4,413,789.44                2.23
1,500,000.01--2,000,000.00.................               2                   3,376,071.25                1.71
                                                        ---                ---------------              ------
TOTAL......................................             462                $197,925,910.55              100.00%
                                                        ===                ===============              ======


-----------
(1)  As of the Cut-off Date, the average Stated Principal Balance of the Pool 4
     Mortgage Loans is expected to be approximately $428,411.

                       CURRENT MORTGAGE RATES(1) - POOL 4



                                                                                                     PERCENT OF
                  RANGE OF                    NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
         CURRENT MORTGAGE RATES (%)                  LOANS             BALANCE OUTSTANDING      BALANCE OUTSTANDING
         --------------------------                  -----             -------------------      -------------------

4.751--5.000...............................              5              $       656,115.90                0.33%
5.001--5.250...............................             39                   15,373,453.35                7.77
5.251--5.500...............................            130                   57,842,938.95               29.22
5.501--5.750...............................            117                   55,881,618.75               28.23
5.751--6.000...............................            103                   44,779,674.41               22.62
6.001--6.250...............................             33                   12,084,221.93                6.11
6.251--6.500...............................             15                    5,609,686.55                2.83
6.501--6.750...............................              5                    1,113,451.54                0.56
6.751--7.000...............................             10                    2,534,851.88                1.28
7.001--7.250...............................              3                      611,369.12                0.31
7.251--7.500...............................              2                    1,438,528.17                0.73
                                                       ---                 ---------------              ------
TOTAL......................................            462                 $197,925,910.55              100.00%
                                                       ===                 ===============              ======


-----------
(1)  As of the Cut-off Date, the weighted average Current Mortgage Rate of the
     Pool 4 Mortgage Loans is expected to be approximately 5.720% per annum.

                                      A-63

                     REMAINING TERM TO MATURITY(1) - POOL 4



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                         NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)               MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
           -----------------------               --------------        -------------------           -----------

111--115...................................               4              $    1,896,056.38                0.96%
116--120...................................               2                   1,530,803.12                0.77
166--170...................................               6                   2,723,559.34                1.38
171--175...................................             312                 113,605,696.19               57.40
176--180...................................             138                  78,169,795.52               39.49
                                                        ---                ---------------              ------
TOTAL......................................             462                $197,925,910.55              100.00%
                                                        ===                ===============              ======


-----------
(1)  As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Pool 4 Mortgage Loans is expected to be approximately 174 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 4



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                         NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)          MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
      ---------------------------------          --------------        -------------------           -----------

10.01-- 20.00.............................               4              $    1,068,570.88                0.54%
20.01-- 30.00.............................              18                   7,645,086.10                3.86
30.01-- 40.00.............................              22                  11,147,514.04                5.63
40.01-- 50.00.............................              44                  18,557,248.54                9.38
50.01-- 60.00.............................              58                  29,268,703.27               14.79
60.01-- 70.00.............................             119                  55,875,337.71               28.23
70.01-- 75.00.............................              52                  25,263,201.03               12.76
75.01-- 80.00.............................             127                  44,541,529.18               22.50
80.01-- 85.00.............................               4                     979,719.84                0.49
85.01-- 90.00.............................              11                   3,016,967.12                1.52
90.01-- 95.00.............................               2                     395,444.85                0.20
95.01--100.00.............................               1                     166,587.99                0.08
                                                       ---                ---------------              ------
TOTAL.....................................             462                $197,925,910.55              100.00%
                                                       ===                ===============              ======


-----------
(1)  As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Pool 4 Mortgage Loans is expected to be approximately 63.68%.

                                      A-64

                            CREDIT SCORE(1) - POOL 4



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE                MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
            ---------------------                --------------        -------------------           -----------

   Not Available...........................               1               $     441,264.37                0.22%
600--619...................................               2                     867,521.56                0.44
620--639...................................              56                  23,655,581.57               11.95
640--659...................................              70                  30,180,140.54               15.25
660--679...................................              68                  28,586,835.99               14.44
680--699...................................              76                  32,578,552.34               16.46
700--719...................................              46                  23,031,611.50               11.64
720--739...................................              43                  17,119,997.15                8.65
740--759...................................              37                  16,510,482.82                8.34
760--779...................................              33                  14,162,630.30                7.16
780--799...................................              22                   8,382,068.44                4.23
800--819...................................               8                   2,409,223.97                1.22
                                                        ---                ---------------              ------
TOTAL......................................             462                $197,925,910.55              100.00%
                                                        ===                ===============              ======


-----------
(1)   As of the Cut-off Date, the non-zero weighted average Credit Score of the
      Pool 4 Mortgage Loans is expected to be approximately 695. See
      "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-65

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - POOL 4



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                    STATE                        MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                    -----                        --------------        -------------------           -----------

Alabama...................................               3              $    1,258,356.61                0.64%
Arizona...................................              12                   4,203,007.78                2.12
Arkansas..................................               2                     604,825.63                0.31
California................................             125                  64,365,964.89               32.52
Colorado..................................               2                   1,146,198.49                0.58
Connecticut...............................               9                   4,968,679.80                2.51
Delaware..................................               1                     521,234.65                0.26
District of Columbia......................               1                     562,017.81                0.28
Florida...................................              65                  23,672,143.35               11.96
Georgia...................................              23                   4,893,639.04                2.47
Hawaii....................................               3                   1,643,045.85                0.83
Idaho.....................................               2                     910,862.77                0.46
Illinois..................................              12                   6,653,525.58                3.36
Indiana...................................               1                   1,272,841.65                0.64
Iowa......................................               1                     831,870.60                0.42
Kansas....................................               2                   1,635,593.57                0.83
Kentucky..................................               2                     954,953.56                0.48
Louisiana.................................               4                   1,801,758.31                0.91
Maine.....................................               3                   1,357,953.61                0.69
Maryland..................................               8                   3,562,534.08                1.80
Massachusetts.............................               8                   3,263,883.68                1.65
Michigan..................................               8                   3,751,250.14                1.90
Minnesota.................................               4                   1,127,565.82                0.57
Missouri..................................               3                   1,615,179.94                0.82
Montana...................................               4                   1,369,511.90                0.69
Nebraska..................................               1                     198,083.07                0.10
Nevada....................................               4                   2,016,574.72                1.02
New Jersey................................              33                  15,198,128.34                7.68
New Mexico................................               3                     890,932.34                0.45
New York..................................              28                  11,697,786.52                5.91
North Carolina............................               7                   2,768,610.55                1.40
Ohio......................................               1                     139,160.41                0.07
Oklahoma..................................               2                     593,057.30                0.30
Oregon....................................               9                   1,547,868.90                0.78
Pennsylvania..............................               9                   3,674,217.06                1.86
Rhode Island..............................               2                   1,032,051.51                0.52
South Carolina............................               9                   2,818,200.49                1.42
Tennessee.................................               9                   2,682,852.61                1.36
Texas.....................................              10                   3,352,968.32                1.69
Utah......................................               6                   2,655,434.17                1.34
Virginia..................................               8                   3,084,677.05                1.56
Washington................................               8                   4,431,315.68                2.24
West Virginia.............................               1                      54,792.97                0.03
Wisconsin.................................               3                     677,893.18                0.34
Wyoming...................................               1                     462,906.25                0.23
                                                       ---                ---------------              ------
TOTAL.....................................             462                $197,925,910.55              100.00%
                                                       ===                ===============              ======


-----------
(1)  As of the Cut-off Date, no more than approximately 1.87% of the Pool 4
     Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                                      A-66

                           OCCUPANCY TYPE(1) - POOL 4



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               OCCUPANCY TYPE                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
               --------------                    --------------        -------------------           -----------

Primary Residence.........................             360                $164,173,724.63               82.95%
Second Home...............................              38                  18,024,202.18                9.11
Investment................................              30                  11,546,623.32                5.83
Non-Owner Occupied........................              34                   4,181,360.42                2.11
                                                       ---                ---------------              ------
TOTAL.....................................             462                $197,925,910.55              100.00%
                                                       ===                ===============              ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 4



                                                                                                     PERCENT OF
                                              NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
               PROPERTY TYPE                         LOANS             BALANCE OUTSTANDING      BALANCE OUTSTANDING
               -------------                         -----             -------------------      -------------------

Single Family Residence...................            314                 $134,216,287.77               67.81%
Planned Unit Development..................             71                   33,461,956.29               16.91
Condominium...............................             54                   23,424,905.03               11.84
Two-to-Four-Family........................             23                    6,822,761.46                3.45
                                                      ---                 ---------------              ------
TOTAL.....................................            462                 $197,925,910.55              100.00%
                                                      ===                 ===============              ======


                              LOAN PURPOSE - POOL 4



                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
                LOAN PURPOSE                     MORTGAGE LOANS        BALANCE OUTSTANDING      BALANCE OUTSTANDING
                ------------                     --------------        -------------------      -------------------

Cash-out Refinance........................             216               $  90,073,189.47               45.51%
Rate/Term Refinance.......................             118                  57,062,087.45               28.83
Purchase..................................             128                  50,790,633.63               25.66
                                                       ---                ---------------              ------
TOTAL.....................................             462                $197,925,910.55              100.00%
                                                       ===                ===============              ======


                                      A-67

                           LOAN DOCUMENTATION - POOL 4



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                DOCUMENTATION                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                -------------                    --------------        -------------------           -----------

Reduced...................................             191                $107,945,116.51               54.54%
Full......................................              77                  40,739,357.92               20.58
No Income Verifier........................             114                  21,133,914.34               10.68
Preferred.................................              14                   6,481,654.73                3.27
No Income/No Assets Verifier..............              13                   6,237,461.89                3.15
Stated Income/Stated Asset................              13                   5,151,092.32                2.60
Alternative...............................               8                   3,607,561.32                1.82
No Ratio..................................              17                   3,161,724.36                1.60
Streamlined...............................               4                   2,045,303.85                1.03
No Documentation..........................               5                     716,504.65                0.36
Stated Documentation......................               6                     706,218.66                0.36
                                                       ---                ---------------              ------
TOTAL.....................................             462                $197,925,910.55              100.00%
                                                       ===                ===============              ======


                                      A-68

                      SUBGROUP 4-1 MORTGAGE LOAN STATISTICS

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 4-1



                                                                                                     PERCENT OF
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE   AGGREGATE PRINCIPAL
         CURRENT MORTGAGE RATES (%)             MORTGAGE LOANS            OUTSTANDING           BALANCE OUTSTANDING
         --------------------------             --------------            -----------           -------------------

4.751--5.000...............................               5             $     656,115.90                  1.32%
5.001--5.250...............................              39                14,283,988.88                 28.83
5.251--5.500...............................             130                29,539,934.13                 59.62
5.501--5.750...............................              60                 5,068,547.74                 10.23
                                                        ---               --------------                ------
TOTAL......................................             234               $49,548,586.64                100.00%
                                                        ===               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Current Mortgage Rate of the
      Subgroup 4-1 Mortgage Loans is expected to be approximately 5.389% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 4-1



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)              MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
           -----------------------              --------------            -----------                -----------

111--115...................................               3              $  1,027,460.49                  2.07%
116--120...................................               2                   612,321.25                  1.24
166--170...................................               2                   316,363.84                  0.64
171--175...................................             177                35,955,100.23                 72.57
176--180...................................              50                11,637,340.84                 23.49
                                                        ---               --------------                ------
TOTAL......................................             234               $49,548,586.64                100.00%
                                                        ===               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Subgroup 4-1 Mortgage Loans is expected to be approximately 173 months.

                                      A-69

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 4-1



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
      ---------------------------------         --------------            -----------                -----------

10.01-- 20.00..............................               4             $     579,391.54                  1.17%
20.01-- 30.00..............................              11                 2,638,455.92                  5.32
30.01-- 40.00..............................              14                 4,050,104.90                  8.17
40.01-- 50.00..............................              27                 5,881,182.79                 11.87
50.01-- 60.00..............................              35                 8,648,624.29                 17.45
60.01-- 70.00..............................              63                13,845,015.35                 27.94
70.01-- 75.00..............................              27                 5,233,289.85                 10.56
75.01-- 80.00..............................              44                 7,543,677.77                 15.22
80.01-- 85.00..............................               3                   382,226.21                  0.77
85.01-- 90.00..............................               4                   499,021.87                  1.01
90.01-- 95.00..............................               1                    81,008.17                  0.16
95.01--100.00..............................               1                   166,587.99                  0.34
                                                        ---               --------------                ------
TOTAL......................................             234               $49,548,586.64                100.00%
                                                        ===               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Subgroup 4-1 Mortgage Loans is expected to be approximately 60.09%.

                         CREDIT SCORE(1) - SUBGROUP 4-1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE                MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
            ---------------------                --------------        -------------------           -----------

600--619...................................               2                 $   683,612.78                1.38%
620--639...................................              23                   4,299,788.55                8.68
640--659...................................              35                   7,693,507.89               15.53
660--679...................................              25                   5,625,193.93               11.35
680--699...................................              36                   7,955,221.32               16.06
700--719...................................              23                   4,631,399.16                9.35
720--739...................................              23                   4,442,629.71                8.97
740--759...................................              26                   5,264,068.02               10.62
760--779...................................              22                   5,331,406.58               10.76
780--799...................................              16                   3,240,508.27                6.54
800--819...................................               3                     381,250.43                0.77
                                                        ---                 --------------              ------
TOTAL......................................             234                 $49,548,586.64              100.00%
                                                        ===                 ==============              ======


-----------
(1)   As of the Cut-off Date, the weighted average Credit Score of the Subgroup
      4-1 Mortgage Loans is expected to be approximately 703. See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-70

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 4-1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                    STATE                        MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                    -----                        --------------        -------------------           -----------

Alabama...................................               3                $  1,054,951.51                2.13%
Arizona...................................               4                     561,934.43                1.13
Arkansas..................................               2                     370,936.12                0.75
California................................              69                  16,774,619.41               33.85
Colorado..................................               1                     257,188.91                0.52
Connecticut...............................               5                   1,450,166.33                2.93
Delaware..................................               1                     338,802.52                0.68
Florida...................................              24                   3,006,229.46                6.07
Georgia...................................               7                   1,077,741.08                2.18
Hawaii....................................               2                     876,403.94                1.77
Idaho.....................................               1                       3,387.05                0.01
Illinois..................................               8                   1,933,514.77                3.90
Kansas....................................               2                     654,237.43                1.32
Louisiana.................................               2                     603,442.95                1.22
Maine.....................................               1                      55,929.09                0.11
Maryland..................................               5                   1,024,164.56                2.07
Massachusetts.............................               4                   1,102,375.69                2.22
Michigan..................................               5                   1,491,006.89                3.01
Minnesota.................................               4                     365,775.53                0.74
Missouri..................................               2                     176,308.13                0.36
Montana...................................               2                     641,762.39                1.30
Nevada....................................               3                   1,323,345.06                2.67
New Jersey................................              21                   4,438,480.73                8.96
New Mexico................................               3                     317,487.77                0.64
New York..................................               9                   2,102,861.33                4.24
North Carolina............................               5                     700,854.25                1.41
Ohio......................................               1                     139,160.41                0.28
Oklahoma..................................               1                      69,454.74                0.14
Oregon....................................               7                     635,580.00                1.28
Pennsylvania..............................               4                   1,044,512.83                2.11
Rhode Island..............................               1                      80,890.37                0.16
South Carolina............................               4                     460,733.86                0.93
Tennessee.................................               4                     413,076.00                0.83
Texas.....................................               5                     699,397.82                1.41
Utah......................................               2                     509,597.74                1.03
Virginia..................................               3                     809,112.68                1.63
Washington................................               6                   1,798,000.35                3.63
Wyoming...................................               1                     185,162.50                0.37
                                                       ---                 --------------              ------
TOTAL.....................................             234                 $49,548,586.64              100.00%
                                                       ===                 ==============              ======


-----------
(1)   As of the Cut-off Date, no more than approximately 3.12% of the Subgroup
      4-1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                                      A-71

                        OCCUPANCY TYPE(1) - SUBGROUP 4-1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               OCCUPANCY TYPE                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
               --------------                    --------------        -------------------           -----------

Primary Residence.........................             196                 $43,541,830.18               87.88%
Second Home...............................              23                   4,495,721.79                9.07
Non-Owner Occupied........................               9                     944,081.07                1.91
Investment................................               6                     566,953.60                1.14
                                                       ---                 --------------              ------
TOTAL.....................................             234                 $49,548,586.64              100.00%
                                                       ===                 ==============              ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 4-1



                                                                                                PERCENT OF AGGREGATE
                                              NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               PROPERTY TYPE                         LOANS             BALANCE OUTSTANDING           OUTSTANDING
               -------------                         -----             -------------------           -----------

Single Family Residence...................            149                  $32,582,810.90               65.76%
Planned Unit Development..................             43                    8,458,830.58               17.07
Condominium...............................             29                    6,798,414.07               13.72
Two-to-Four-Family........................             13                    1,708,531.08                3.45
                                                      ---                  --------------              ------
TOTAL.....................................            234                  $49,548,586.64              100.00%
                                                      ===                  ==============              ======


                           LOAN PURPOSE - SUBGROUP 4-1



                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
                LOAN PURPOSE                     MORTGAGE LOANS        BALANCE OUTSTANDING      BALANCE OUTSTANDING
                ------------                     --------------        -------------------      -------------------

Cash-out Refinance........................             110                 $22,349,426.90               45.11%
Rate/Term Refinance.......................              63                  15,478,424.74               31.24
Purchase..................................              61                  11,720,735.00               23.66
                                                       ---                 --------------              ------
TOTAL.....................................             234                 $49,548,586.64              100.00%
                                                       ===                 ==============              ======


                                      A-72

                        LOAN DOCUMENTATION - SUBGROUP 4-1



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                DOCUMENTATION                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                -------------                    --------------        -------------------           -----------

Reduced...................................              99                 $25,595,830.21               51.66%
Full......................................              44                  10,603,193.47               21.40
No Income Verifier........................              58                   7,241,265.26               14.61
Preferred.................................              12                   2,503,059.23                5.05
No Income/No Assets Verifier..............               5                   1,117,092.70                2.25
Streamlined...............................               3                     908,860.44                1.83
Alternative...............................               2                     513,367.45                1.04
No Ratio..................................               5                     438,162.53                0.88
Stated Income/Stated Asset................               4                     409,148.35                0.83
Stated Documentation......................               1                     115,893.20                0.23
No Documentation..........................               1                     102,713.81                0.21
                                                       ---                 --------------              ------
TOTAL.....................................             234                 $49,548,586.64              100.00%
                                                       ===                 ==============              ======


                                      A-73

                      SUBGROUP 4-2 MORTGAGE LOAN STATISTICS

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 4-2



                                                                                                     PERCENT OF
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE   AGGREGATE PRINCIPAL
         CURRENT MORTGAGE RATES (%)             MORTGAGE LOANS            OUTSTANDING           BALANCE OUTSTANDING
         --------------------------             --------------            -----------           -------------------

5.001--5.250...............................              21            $    1,089,464.47                  1.03%
5.251--5.500...............................             130                28,303,004.82                 26.86
5.501--5.750...............................             117                48,763,413.22                 46.28
5.751--6.000...............................             103                26,103,986.74                 24.78
6.001--6.250...............................              15                 1,096,217.36                  1.04
                                                        ---              ---------------                ------
TOTAL......................................             386              $105,356,086.60                100.00%
                                                        ===              ===============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Current Mortgage Rate of the
      Subgroup 4-2 Mortgage Loans is expected to be approximately 5.678% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 4-2



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)              MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
           -----------------------              --------------            -----------                -----------

111--115...................................               4           $       568,244.56                  0.54%
116--120...................................               2                   918,481.87                  0.87
166--170...................................               6                 1,544,528.58                  1.47
171--175...................................             253                58,946,998.24                 55.95
176--180...................................             121                43,377,833.36                 41.17
                                                        ---              ---------------                ------
TOTAL......................................             386              $105,356,086.60                100.00%
                                                        ===              ===============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Subgroup 4-2 Mortgage Loans is expected to be approximately 174 months.

                                      A-74

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 4-2



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
      ---------------------------------         --------------            -----------                -----------

10.01--20.00...............................               4           $       489,179.34                  0.46%
20.01--30.00...............................              14                 3,577,214.15                  3.40
30.01--40.00...............................              19                 5,856,551.57                  5.56
40.01--50.00...............................              40                 8,767,097.60                  8.32
50.01--60.00...............................              53                16,845,814.29                 15.99
60.01--70.00...............................             103                28,776,659.95                 27.31
70.01--75.00...............................              41                14,359,895.08                 13.63
75.01--80.00...............................             101                24,345,739.44                 23.11
80.01--85.00...............................               2                   225,920.08                  0.21
85.01--90.00...............................               7                 1,797,578.43                  1.71
90.01--95.00...............................               2                   314,436.69                  0.30
                                                        ---              ---------------                ------
TOTAL......................................             386              $105,356,086.60                100.00%
                                                        ===              ===============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Subgroup 4-2 Mortgage Loans is expected to be approximately 64.23%.

                                      A-75

                         CREDIT SCORE(1) - SUBGROUP 4-2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE                MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
            ---------------------                --------------        -------------------           -----------

600--619...................................               1               $     183,908.78                0.17%
620--639...................................              50                  12,879,702.06               12.22
640--659...................................              61                  16,783,870.49               15.93
660--679...................................              52                  14,648,750.19               13.90
680--699...................................              66                  18,212,765.98               17.29
700--719...................................              40                  13,356,361.82               12.68
720--739...................................              34                   9,741,677.52                9.25
740--759...................................              34                   8,519,776.99                8.09
760--779...................................              28                   6,289,820.92                5.97
780--799...................................              17                   4,101,602.50                3.89
800--819...................................               3                     637,849.36                0.61
                                                        ---                ---------------              ------
TOTAL......................................             386                $105,356,086.60              100.00%
                                                        ===                ===============              ======


-----------
(1)   As of the Cut-off Date, the weighted average Credit Score of the Subgroup
      4-2 Mortgage Loans is expected to be approximately 693. See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-76

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 4-2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                    STATE                        MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                    -----                        --------------        -------------------           -----------

Alabama...................................               2             $       203,405.10                0.19%
Arizona...................................              12                   2,454,553.13                2.33
Arkansas..................................               1                     233,889.51                0.22
California................................             113                  34,673,905.86               32.91
Colorado..................................               2                     838,686.96                0.80
Connecticut...............................               8                   2,463,398.78                2.34
Delaware..................................               1                     182,432.13                0.17
District of Columbia......................               1                     365,311.58                0.35
Florida...................................              51                  14,188,239.39               13.47
Georgia...................................              19                   3,137,943.00                2.98
Hawaii....................................               1                     205,276.11                0.19
Idaho.....................................               2                     480,269.72                0.46
Illinois..................................              12                   3,969,849.44                3.77
Indiana...................................               1                     509,136.66                0.48
Iowa......................................               1                     748,683.54                0.71
Kansas....................................               2                     981,356.14                0.93
Kentucky..................................               1                     740,747.02                0.70
Louisiana.................................               4                   1,033,543.11                0.98
Maine.....................................               1                     316,931.52                0.30
Maryland..................................               6                   1,910,494.74                1.81
Massachusetts.............................               6                   1,332,542.11                1.26
Michigan..................................               7                   1,397,450.72                1.33
Minnesota.................................               2                     761,790.29                0.72
Missouri..................................               3                   1,131,195.45                1.07
Montana...................................               3                     166,530.38                0.16
Nebraska..................................               1                     198,083.07                0.19
Nevada....................................               3                     651,974.37                0.62
New Jersey................................              30                   8,880,776.64                8.43
New Mexico................................               3                     573,444.57                0.54
New York..................................              23                   6,394,800.33                6.07
North Carolina............................               4                   1,254,918.38                1.19
Oklahoma..................................               2                     473,557.46                0.45
Oregon....................................               7                     857,761.10                0.81
Pennsylvania..............................               6                   1,273,145.86                1.21
Rhode Island..............................               2                     778,687.31                0.74
South Carolina............................               7                   1,734,071.99                1.65
Tennessee.................................               5                     964,199.21                0.92
Texas.....................................               8                   1,699,556.32                1.61
Utah......................................               4                   1,369,573.97                1.30
Virginia..................................               7                   1,327,780.35                1.26
Washington................................               8                   2,093,543.61                1.99
West Virginia.............................               1                      54,792.97                0.05
Wisconsin.................................               2                      70,113.00                0.07
Wyoming...................................               1                     277,743.75                0.26
                                                       ---                ---------------              ------
TOTAL.....................................             386                $105,356,086.60              100.00%
                                                       ===                ===============              ======


-----------
(1)   As of the Cut-off Date, no more than approximately 2.06% of the Subgroup
      4-2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                                      A-77

                        OCCUPANCY TYPE(1) - SUBGROUP 4-2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               OCCUPANCY TYPE                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
               --------------                    --------------        -------------------           -----------

Primary Residence.........................             314               $  89,413,228.76               84.87%
Second Home...............................              34                  10,294,594.65                9.77
Investment................................              20                   4,418,533.23                4.19
Non-Owner Occupied........................              18                   1,229,729.96                1.17
                                                       ---                ---------------              ------
TOTAL.....................................             386                $105,356,086.60              100.00%
                                                       ===                ===============              ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 4-2



                                                                                                PERCENT OF AGGREGATE
                                              NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               PROPERTY TYPE                         LOANS             BALANCE OUTSTANDING           OUTSTANDING
               -------------                         -----             -------------------           -----------

Single Family Residence...................            267                $  73,321,275.40               69.59%
Planned Unit Development..................             60                   17,826,448.27               16.92
Condominium...............................             45                   12,054,604.51               11.44
Two-to-Four-Family........................             14                    2,153,758.42                2.04
                                                      ---                 ---------------              ------
TOTAL.....................................            386                 $105,356,086.60              100.00%
                                                      ===                 ===============              ======


                           LOAN PURPOSE - SUBGROUP 4-2



                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
                LOAN PURPOSE                     MORTGAGE LOANS        BALANCE OUTSTANDING      BALANCE OUTSTANDING
                ------------                     --------------        -------------------      -------------------

Cash-out Refinance........................             181               $  47,280,550.14               44.88%
Rate/Term Refinance.......................             104                  31,068,744.11               29.49
Purchase..................................             101                  27,006,792.35               25.63
                                                       ---                ---------------              ------
TOTAL.....................................             386                $105,356,086.60              100.00%
                                                       ===                ===============              ======


                                      A-78

                        LOAN DOCUMENTATION - SUBGROUP 4-2



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                DOCUMENTATION                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                -------------                    --------------        -------------------           -----------

Reduced...................................             174               $  60,188,941.28               57.13%
Full......................................              71                  23,683,037.57               22.48
No Income Verifier........................              79                   7,884,387.55                7.48
Preferred.................................              14                   3,895,286.30                3.70
Stated Income/Stated Asset................              11                   2,467,472.12                2.34
Alternative...............................               8                   2,114,858.40                2.01
No Income/No Assets Verifier..............               8                   2,073,608.74                1.97
No Ratio..................................              11                   1,545,913.58                1.47
Streamlined...............................               3                     828,767.05                0.79
No Documentation..........................               4                     440,074.06                0.42
Stated Documentation......................               3                     233,739.95                0.22
                                                       ---                ---------------              ------
TOTAL.....................................             386                $105,356,086.60              100.00%
                                                       ===                ===============              ======


                                      A-79

                      SUBGROUP 4-3 MORTGAGE LOAN STATISTICS

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 4-3



                                                                                                     PERCENT OF
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE   AGGREGATE PRINCIPAL
         CURRENT MORTGAGE RATES (%)             MORTGAGE LOANS            OUTSTANDING           BALANCE OUTSTANDING
         --------------------------             --------------            -----------           -------------------

5.501--5.750...............................              39              $  2,049,657.80                  4.76%
5.751--6.000...............................             103                18,675,687.67                 43.41
6.001--6.250...............................              33                10,988,004.57                 25.54
6.251--6.500...............................              15                 5,609,686.55                 13.04
6.501--6.750...............................               5                 1,113,451.54                  2.59
6.751--7.000...............................              10                 2,534,851.88                  5.89
7.001--7.250...............................               3                   611,369.12                  1.42
7.251--7.500...............................               2                 1,438,528.17                  3.34
                                                        ---               --------------                ------
TOTAL......................................             210               $43,021,237.30                100.00%
                                                        ===               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Current Mortgage Rate of the
      Subgroup 4-3 Mortgage Loans is expected to be approximately 6.202% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 4-3



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
           REMAINING TERM (MONTHS)              MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
           -----------------------              --------------            -----------                -----------

111--115...................................               1             $     300,351.34                  0.70%
166--170...................................               3                   862,666.93                  2.01
171--175...................................             119                18,703,597.72                 43.48
176--180...................................              87                23,154,621.32                 53.82
                                                        ---               --------------                ------
TOTAL......................................             210               $43,021,237.30                100.00%
                                                        ===               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Subgroup 4-3 Mortgage Loans is expected to be approximately 175 months.

                                      A-80

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 4-3



                                                                                                PERCENT OF AGGREGATE
                  RANGE OF                        NUMBER OF       AGGREGATE PRINCIPAL BALANCE     PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS            OUTSTANDING                OUTSTANDING
      ---------------------------------         --------------            -----------                -----------

20.01--30.00...............................               6              $  1,429,416.04                  3.32%
30.01--40.00...............................               7                 1,240,857.57                  2.88
40.01--50.00...............................              15                 3,908,968.15                  9.09
50.01--60.00...............................              22                 3,774,264.68                  8.77
60.01--70.00...............................              55                13,253,662.41                 30.81
70.01--75.00...............................              25                 5,670,016.10                 13.18
75.01--80.00...............................              72                12,652,111.98                 29.41
80.01--85.00...............................               1                   371,573.55                  0.86
85.01--90.00...............................               7                   720,366.82                  1.67
                                                        ---               --------------                ------
TOTAL......................................             210               $43,021,237.30                100.00%
                                                        ===               ==============                ======


-----------
(1)   As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Subgroup 4-3 Mortgage Loans is expected to be approximately 66.47%.

                                      A-81

                         CREDIT SCORE(1) - SUBGROUP 4-3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
            RANGE OF CREDIT SCORE                MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
            ---------------------                --------------        -------------------           -----------

    Not Available..........................               1                 $   441,264.37                1.03%
620--639...................................              30                   6,476,090.97               15.05
640--659...................................              33                   5,702,762.16               13.26
660--679...................................              38                   8,312,891.87               19.32
680--699...................................              38                   6,410,565.04               14.90
700--719...................................              21                   5,043,850.52               11.72
720--739...................................              18                   2,935,689.92                6.82
740--759...................................              11                   2,726,637.81                6.34
760--779...................................              10                   2,541,402.80                5.91
780--799...................................               5                   1,039,957.67                2.42
800--819...................................               5                   1,390,124.18                3.23
                                                        ---                 --------------              ------
TOTAL......................................             210                 $43,021,237.30              100.00%
                                                        ===                 ==============              ======


-----------
(1)   As of the Cut-off Date, the non-zero weighted average Credit Score of the
      Subgroup 4-3 Mortgage Loans is expected to be approximately 691. See
      "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                                      A-82

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 4-3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                    STATE                        MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                    -----                        --------------        -------------------           -----------

Arizona...................................               8                $  1,186,520.22                2.76%
California................................              54                  12,917,439.62               30.03
Colorado..................................               1                      50,322.62                0.12
Connecticut...............................               4                   1,055,114.69                2.45
District of Columbia......................               1                     196,706.23                0.46
Florida...................................              38                   6,477,674.51               15.06
Georgia...................................              11                     677,954.96                1.58
Hawaii....................................               1                     561,365.80                1.30
Idaho.....................................               1                     427,206.01                0.99
Illinois..................................               4                     750,161.37                1.74
Indiana...................................               1                     763,704.99                1.78
Iowa......................................               1                      83,187.06                0.19
Kentucky..................................               2                     214,206.54                0.50
Louisiana.................................               2                     164,772.24                0.38
Maine.....................................               2                     985,093.00                2.29
Maryland..................................               3                     627,874.78                1.46
Massachusetts.............................               4                     828,965.88                1.93
Michigan..................................               3                     862,792.53                2.01
Missouri..................................               1                     307,676.36                0.72
Montana...................................               2                     561,219.13                1.30
Nevada....................................               1                      41,255.29                0.10
New Jersey................................              11                   1,878,870.97                4.37
New York..................................              18                   3,200,124.87                7.44
North Carolina............................               2                     812,837.92                1.89
Oklahoma..................................               1                      50,045.10                0.12
Oregon....................................               1                      54,527.80                0.13
Pennsylvania..............................               5                   1,356,558.37                3.15
Rhode Island..............................               1                     172,473.83                0.40
South Carolina............................               4                     623,394.64                1.45
Tennessee.................................               4                   1,305,577.41                3.03
Texas.....................................               5                     954,014.18                2.22
Utah......................................               4                     776,262.46                1.80
Virginia..................................               4                     947,784.01                2.20
Washington................................               2                     539,771.72                1.25
Wisconsin.................................               3                     607,780.18                1.41
                                                       ---                 --------------              ------
TOTAL.....................................             210                 $43,021,237.30              100.00%
                                                       ===                 ==============              ======


-----------
(1)   As of the Cut-off Date, no more than approximately 3.24% of the Subgroup
      4-3 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                                      A-83

                        OCCUPANCY TYPE(1) - SUBGROUP 4-3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               OCCUPANCY TYPE                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
               --------------                    --------------        -------------------           -----------

Primary Residence.........................             150                 $31,218,665.69               72.57%
Investment................................              23                   6,561,136.49               15.25
Second Home...............................              14                   3,233,885.74                7.52
Non-Owner Occupied........................              23                   2,007,549.39                4.67
                                                       ---                 --------------              ------
TOTAL.....................................             210                 $43,021,237.30              100.00%
                                                       ===                 ==============              ======


-----------
(1)  Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 4-3



                                                                                                PERCENT OF AGGREGATE
                                              NUMBER OF MORTGAGE       AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
               PROPERTY TYPE                         LOANS             BALANCE OUTSTANDING           OUTSTANDING
               -------------                         -----             -------------------           -----------

Single Family Residence...................            149                  $28,312,201.47               65.81%
Planned Unit Development..................             27                    7,176,677.44               16.68
Condominium...............................             24                    4,571,886.44               10.63
Two-to-Four-Family........................             10                    2,960,471.96                6.88
                                                      ---                  --------------              ------
TOTAL.....................................            210                  $43,021,237.30              100.00%
                                                      ===                  ==============              ======


                           LOAN PURPOSE - SUBGROUP 4-3



                                                                                                     PERCENT OF
                                                   NUMBER OF           AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
                LOAN PURPOSE                     MORTGAGE LOANS        BALANCE OUTSTANDING      BALANCE OUTSTANDING
                ------------                     --------------        -------------------      -------------------

Cash-out Refinance........................              97                 $20,443,212.42               47.52%
Purchase..................................              64                  12,063,106.28               28.04
Rate/Term Refinance.......................              49                  10,514,918.60               24.44
                                                       ---                 --------------              ------
TOTAL.....................................             210                 $43,021,237.30              100.00%
                                                       ===                 ==============              ======


                                      A-84

                        LOAN DOCUMENTATION - SUBGROUP 4-3



                                                                                                PERCENT OF AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                DOCUMENTATION                    MORTGAGE LOANS        BALANCE OUTSTANDING           OUTSTANDING
                -------------                    --------------        -------------------           -----------

Reduced...................................              92                 $22,160,345.02               51.51%
Full......................................              31                   6,453,126.87               15.00
No Income Verifier........................              46                   6,008,261.53               13.97
No Income/No Assets Verifier..............               8                   3,046,760.46                7.08
Stated Income/Stated Asset................               9                   2,274,471.85                5.29
No Ratio..................................               8                   1,177,648.25                2.74
Alternative...............................               6                     979,335.47                2.28
Stated Documentation......................               4                     356,585.51                0.83
Streamlined...............................               1                     307,676.36                0.72
No Documentation..........................               3                     173,716.79                0.40
Preferred.................................               2                      83,309.20                0.19
                                                       ---                 --------------              ------
TOTAL.....................................             210                 $43,021,237.30              100.00%
                                                       ===                 ==============              ======


                                      A-85

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX B:
                        PRINCIPAL AMOUNT DECREMENT TABLES

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA



                                       CLASS 1-A-1 CERTIFICATES              CLASS 1-A-2 CERTIFICATES
                                 -----------------------------------    -----------------------------------
DISTRIBUTION DATE                100%    200%    250%   300%    400%    100%    200%   250%    300%    400%
-----------------                ----    ----    ----   ----    ----    ----    ----   ----    ----    ----

Initial Percentage..........     100     100     100     100    100     100     100     100    100     100
August 2006.................      89      84      82      79     75     100     100     100    100     100
August 2007.................      78      68      63      59     50     100     100     100    100     100
August 2008.................      66      53      47      41     31     100     100     100    100     100
August 2009.................      56      41      34      28     17     100     100     100    100     100
August 2010.................      46      30      23      17      7     100     100     100    100     100
August 2011.................      37      21      15       9      1     100     100     100    100     100
August 2012.................      29      14       8       3      0     100     100     100    100      69
August 2013.................      21       7       2       0      0     100     100     100     87      45
August 2014.................      14       2       0       0      0     100     100      84     60      28
August 2015.................       8       0       0       0      0     100      82      58     40      17
August 2016.................       2       0       0       0      0     100      54      37     24      10
August 2017.................       0       0       0       0      0      68      31      20     13       5
August 2018.................       0       0       0       0      0      27      12       7      5       2
August 2019.................       0       0       0       0      0       4       2       1      1       *
August 2020.................       0       0       0       0      0       0       0       0      0       0
August 2021.................       0       0       0       0      0       0       0       0      0       0
August 2022.................       0       0       0       0      0       0       0       0      0       0
August 2023.................       0       0       0       0      0       0       0       0      0       0
August 2024.................       0       0       0       0      0       0       0       0      0       0
August 2025.................       0       0       0       0      0       0       0       0      0       0
August 2026.................       0       0       0       0      0       0       0       0      0       0
August 2027.................       0       0       0       0      0       0       0       0      0       0
August 2028.................       0       0       0       0      0       0       0       0      0       0
August 2029.................       0       0       0       0      0       0       0       0      0       0
August 2030.................       0       0       0       0      0       0       0       0      0       0
August 2031.................       0       0       0       0      0       0       0       0      0       0
August 2032.................       0       0       0       0      0       0       0       0      0       0
August 2033.................       0       0       0       0      0       0       0       0      0       0
August 2034.................       0       0       0       0      0       0       0       0      0       0
August 2035.................       0       0       0       0      0       0       0       0      0       0
Weighted Average Life
   in Years to Maturity ....    4.99    3.71    3.25    2.87   2.32   12.51   11.34   10.60   9.83    8.28


-----------------------------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.

                                      B-1

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA



                                       CLASS 1-A-3 CERTIFICATES              CLASS 1-A-4 CERTIFICATES
                                 ----------------------------------    -----------------------------------
DISTRIBUTION DATE                100%   200%    300%    400%   500%    100%    200%    300%   400%    500%
-----------------                ----   ----    ----    ----   ----    ----    ----    ----   ----    ----

Initial Percentage..........     100    100     100     100    100     100     100     100    100     100
August 2006.................      93     91      88      86     83      93      91      89     86      84
August 2007.................      84     78      71      65     60      84      78      72     66      60
August 2008.................      74     64      55      46     39      74      64      55     47      39
August 2009.................      65     52      41      32     24      65      53      42     33      25
August 2010.................      57     42      31      22     15      57      43      31     22      15
August 2011.................      49     34      23      15      9      49      34      23     15       9
August 2012.................      41     27      17      10      6      42      27      17     10       6
August 2013.................      35     21      12       7      3      35      21      12      7       3
August 2014.................      28     16       9       4      2      29      16       9      4       2
August 2015.................      22     12       6       3      1      23      12       6      3       1
August 2016.................      17      8       4       2      1      17       9       4      2       1
August 2017.................      12      5       2       1      *      12       6       2      1       *
August 2018.................       7      3       1       *      *       7       3       1      *       *
August 2019.................       2      1       *       *      *       3       1       *      *       *
August 2020.................       0      0       0       0      0       0       0       0      0       0
August 2021.................       0      0       0       0      0       0       0       0      0       0
August 2022.................       0      0       0       0      0       0       0       0      0       0
August 2023.................       0      0       0       0      0       0       0       0      0       0
August 2024.................       0      0       0       0      0       0       0       0      0       0
August 2025.................       0      0       0       0      0       0       0       0      0       0
August 2026.................       0      0       0       0      0       0       0       0      0       0
August 2027.................       0      0       0       0      0       0       0       0      0       0
August 2028.................       0      0       0       0      0       0       0       0      0       0
August 2029.................       0      0       0       0      0       0       0       0      0       0
August 2030.................       0      0       0       0      0       0       0       0      0       0
August 2031.................       0      0       0       0      0       0       0       0      0       0
August 2032.................       0      0       0       0      0       0       0       0      0       0
August 2033.................       0      0       0       0      0       0       0       0      0       0
August 2034.................       0      0       0       0      0       0       0       0      0       0
August 2035.................       0      0       0       0      0       0       0       0      0       0
Weighted Average Life
   in Years to Maturity ....    6.37   5.07    4.14    3.46   2.95    6.41    5.10    4.16   3.48    2.98


-----------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.

                                      B-2

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA



                                      CLASS 2-A-1 CERTIFICATES              CLASS 2-A-2 CERTIFICATES
                                 ----------------------------------    -----------------------------------
DISTRIBUTION DATE                100%   200%    250%    300%   400%    100%    200%    250%   300%    400%
-----------------                ----   ----    ----    ----   ----    ----    ----    ----   ----    ----

Initial Percentage...........    100    100     100     100    100     100     100     100    100     100
August 2006..................    100    100     100     100    100      95      92      91     89      86
August 2007..................    100    100     100     100    100      86      77      73     68      60
August 2008..................    100    100     100     100    100      76      59      52     44      31
August 2009..................    100    100     100     100    100      66      44      34     25       9
August 2010..................    100    100     100     100     87      56      30      19      9       0
August 2011..................     98     96      94      93     64      49      21       9      0       0
August 2012..................     94     90      88      76     46      42      13       3      0       0
August 2013..................     90     82      78      61     34      37       9       0      0       0
August 2014..................     84     72      66      48     25      33       6       0      0       0
August 2015..................     76     62      55      39     18      30       5       0      0       0
August 2016..................     70     53      45      31     14      27       4       0      0       0
August 2017..................     64     45      37      24     10      24       3       0      0       0
August 2018..................     58     38      30      19      7      22       2       0      0       0
August 2019..................     52     33      25      15      5      19       1       0      0       0
August 2020..................     47     28      20      12      4      17       *       0      0       0
August 2021..................     42     23      16       9      3      15       0       0      0       0
August 2022..................     38     19      13       7      2      13       0       0      0       0
August 2023..................     34     16      11       6      1      11       0       0      0       0
August 2024..................     30     13       9       4      1       9       0       0      0       0
August 2025..................     26     11       7       3      1       7       0       0      0       0
August 2026..................     22      9       5       3      1       6       0       0      0       0
August 2027..................     19      7       4       2      *       4       0       0      0       0
August 2028..................     16      6       3       1      *       2       0       0      0       0
August 2029..................     13      4       2       1      *       1       0       0      0       0
August 2030..................     10      3       2       1      *       0       0       0      0       0
August 2031..................      8      2       1       *      *       0       0       0      0       0
August 2032..................      6      1       1       *      *       0       0       0      0       0
August 2033..................      3      1       *       *      *       0       0       0      0       0
August 2034..................      1      *       *       *      *       0       0       0      0       0
August 2035..................      0      0       0       0      0       0       0       0      0       0
Weighted Average Life
   in Years to Maturity .....   15.53  12.67   11.64   10.10   7.78    7.99    4.18   3.33    2.89    2.37


----------------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.

                                      B-3

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA



                                                                         CLASS 2-A-4 AND
                                      CLASS 2-A-3 CERTIFICATES             CLASS 2-A-5 CERTIFICATES
                                 ----------------------------------    ----------------------------------
DISTRIBUTION DATE                100%   200%    250%    300%   400%    100%    200%    300%   400%    500%
-----------------                ----   ----    ----    ----   ----    ----    ----    ----   ----    ----

Initial Percentage..........     100    100     100     100    100     100     100     100    100     100
August 2006.................     105    105     105     105    105     100     100     100    100     100
August 2007.................     111    111     111     111    111     100     100     100    100     100
August 2008.................     117    117     117     117    117     100     100     100    100     100
August 2009.................     123    123     123     123    123     100     100     100    100     100
August 2010.................     130    130     130     130      0     100     100     100    100     100
August 2011.................     137    137     137     115      0      98      96      93     91      88
August 2012.................     144    144     144       0      0      94      90      85     80      75
August 2013.................     152    152      59       0      0      90      82      74     67      57
August 2014.................     160    160       0       0      0      84      73      62     52      38
August 2015.................     169    169       0       0      0      77      62      50     39      26
August 2016.................     178    178       0       0      0      70      53      40     28      18
August 2017.................     188    188       0       0      0      64      46      31     21      12
August 2018.................     198    198       0       0      0      58      39      25     15       8
August 2019.................     208    208       0       0      0      53      33      20     11       5
August 2020.................     219    219       0       0      0      48      28      16      8       4
August 2021.................     231    198       0       0      0      43      23      12      6       2
August 2022.................     244    166       0       0      0      38      20      10      4       2
August 2023.................     257    138       0       0      0      34      16       7      3       1
August 2024.................     271    114       0       0      0      30      13       6      2       1
August 2025.................     285     93       0       0      0      26      11       4      2       *
August 2026.................     300     75       0       0      0      23       9       3      1       *
August 2027.................     317     60       0       0      0      19       7       2      1       *
August 2028.................     334     47       0       0      0      16       6       2      1       *
August 2029.................     352     36       0       0      0      13       4       1      *       *
August 2030.................     342     27       0       0      0      11       3       1      *       *
August 2031.................     260     19       0       0      0       8       2       1      *       *
August 2032.................     183     13       0       0      0       6       2       *      *       *
August 2033.................     112      7       0       0      0       4       1       *      *       *
August 2034.................      45      3       0       0      0       1       *       *      *       *
August 2035.................       0      0       0       0      0       0       0       0      0       0
Weighted Average Life
   in Years to Maturity ....   27.11  20.01    8.02    6.12   4.55   15.60   12.70   10.97   9.84    8.88


-----------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.

                                      B-4

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA



                                      CLASS 2-A-6 CERTIFICATES              CLASS 2-A-7 CERTIFICATES
                                 ----------------------------------    -----------------------------------
DISTRIBUTION DATE                100%   200%    300%    400%   500%    100%    200%    300%   400%    500%
-----------------                ----   ----    ----    ----   ----    ----    ----    ----   ----    ----

Initial Percentage...........    100    100     100     100    100     100     100     100    100     100
August 2006..................     95     92      89      86     83      94      91      88     85      81
August 2007..................     86     77      67      58     50      85      74      64     54      44
August 2008..................     75     58      42      27     13      72      53      35     19       4
August 2009..................     64     41      20       3      0      60      34      12      0       0
August 2010..................     54     26       3       0      0      49      18       0      0       0
August 2011..................     45     14       0       0      0      39       5       0      0       0
August 2012..................     37      4       0       0      0      30       0       0      0       0
August 2013..................     30      0       0       0      0      22       0       0      0       0
August 2014..................     23      0       0       0      0      15       0       0      0       0
August 2015..................     17      0       0       0      0       8       0       0      0       0
August 2016..................     12      0       0       0      0       2       0       0      0       0
August 2017..................      7      0       0       0      0       0       0       0      0       0
August 2018..................      2      0       0       0      0       0       0       0      0       0
August 2019..................      0      0       0       0      0       0       0       0      0       0
August 2020..................      0      0       0       0      0       0       0       0      0       0
August 2021..................      0      0       0       0      0       0       0       0      0       0
August 2022..................      0      0       0       0      0       0       0       0      0       0
August 2023..................      0      0       0       0      0       0       0       0      0       0
August 2024..................      0      0       0       0      0       0       0       0      0       0
August 2025..................      0      0       0       0      0       0       0       0      0       0
August 2026..................      0      0       0       0      0       0       0       0      0       0
August 2027..................      0      0       0       0      0       0       0       0      0       0
August 2028..................      0      0       0       0      0       0       0       0      0       0
August 2029..................      0      0       0       0      0       0       0       0      0       0
August 2030..................      0      0       0       0      0       0       0       0      0       0
August 2031..................      0      0       0       0      0       0       0       0      0       0
August 2032..................      0      0       0       0      0       0       0       0      0       0
August 2033..................      0      0       0       0      0       0       0       0      0       0
August 2034..................      0      0       0       0      0       0       0       0      0       0
August 2035..................      0      0       0       0      0       0       0       0      0       0
Weighted Average Life
   in Years to Maturity .....   5.99    3.63    2.74   2.27    1.97    5.30    3.27   2.50    2.09    1.82


-------------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.

                                      B-5

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA



                                      CLASS 2-A-8 CERTIFICATES              CLASS 2-A-9 CERTIFICATES
                                 ----------------------------------    -----------------------------------
DISTRIBUTION DATE                100%   200%    300%    400%   500%    100%    200%    300%   400%    500%
-----------------                ----   ----    ----    ----   ----    ----    ----    ----   ----    ----

Initial Percentage...........    100    100     100     100    100     100     100     100    100     100
August 2006..................     96     94      91      89     86     100     100     100    100     100
August 2007..................     89     81      74      66     59     100     100     100    100     100
August 2008..................     80     66      53      41     30     100     100     100    100     100
August 2009..................     71     52      36      22      9     100     100     100     83      37
August 2010..................     63     40      22       7      0     100     100      83     27       0
August 2011..................     56     31      12       0      0     100     100      46     0        0
August 2012..................     49     23       4       0      0     100      86      15      0       0
August 2013..................     43     16       0       0      0     100      63       0      0       0
August 2014..................     38     11       0       0      0     100      43       0      0       0
August 2015..................     33      7       0       0      0     100      26       0      0       0
August 2016..................     29      3       0       0      0     100      12       0      0       0
August 2017..................     25      0       0       0      0      92       0       0      0       0
August 2018..................     21      0       0       0      0      80       0       0      0       0
August 2019..................     17      0       0       0      0      67       0       0      0       0
August 2020..................     14      0       0       0      0      53       0       0      0       0
August 2021..................     10      0       0       0      0      40       0       0      0       0
August 2022..................      7      0       0       0      0      28       0       0      0       0
August 2023..................      4      0       0       0      0      17       0       0      0       0
August 2024..................      2      0       0       0      0       6       0       0      0       0
August 2025..................      0      0       0       0      0       0       0       0      0       0
August 2026..................      0      0       0       0      0       0       0       0      0       0
August 2027..................      0      0       0       0      0       0       0       0      0       0
August 2028..................      0      0       0       0      0       0       0       0      0       0
August 2029..................      0      0       0       0      0       0       0       0      0       0
August 2030..................      0      0       0       0      0       0       0       0      0       0
August 2031..................      0      0       0       0      0       0       0       0      0       0
August 2032..................      0      0       0       0      0       0       0       0      0       0
August 2033..................      0      0       0       0      0       0       0       0      0       0
August 2034..................      0      0       0       0      0       0       0       0      0       0
August 2035..................      0      0       0       0      0       0       0       0      0       0
Weighted Average Life
   in Years to Maturity .....   7.99    4.76    3.43   2.77    2.37   15.38    8.85   5.99    4.64    3.86


----------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.

                                      B-6

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA



                                     CLASS 2-A-10 CERTIFICATES              CLASS 2-A-11 CERTIFICATES
                                 ----------------------------------    -----------------------------------
DISTRIBUTION DATE                100%   200%    300%    400%   500%    100%    200%    300%   400%    500%
-----------------                ----   ----    ----    ----   ----    ----    ----    ----   ----    ----

Initial Percentage..........     100    100     100     100    100     100     100     100    100     100
August 2006.................     100    100     100     100    100     100     100     100    100     100
August 2007.................     100    100     100     100    100     100     100     100    100     100
August 2008.................     100    100     100     100    100     100     100     100    100     100
August 2009.................     100    100     100     100    100     100     100     100    100     100
August 2010.................     100    100     100     100      0     100     100     100    100      78
August 2011.................     100    100     100       9      0     100     100     100    100       0
August 2012.................     100    100     100       0      0     100     100     100     38       0
August 2013.................     100    100      42       0      0     100     100     100      0       0
August 2014.................     100    100       0       0      0     100     100      72      0       0
August 2015.................     100    100       0       0      0     100     100      45      0       0
August 2016.................     100    100       0       0      0     100     100      23      0       0
August 2017.................     100     94       0       0      0     100     100       6      0       0
August 2018.................     100      0       0       0      0     100      98       0      0       0
August 2019.................     100      0       0       0      0     100      74       0      0       0
August 2020.................     100      0       0       0      0     100      52       0      0       0
August 2021.................     100      0       0       0      0     100      34       0      0       0
August 2022.................     100      0       0       0      0     100      18       0      0       0
August 2023.................     100      0       0       0      0     100       5       0      0       0
August 2024.................     100      0       0       0      0     100       0       0      0       0
August 2025.................      67      0       0       0      0     100       0       0      0       0
August 2026.................       0      0       0       0      0      95       0       0      0       0
August 2027.................       0      0       0       0      0      72       0       0      0       0
August 2028.................       0      0       0       0      0      50       0       0      0       0
August 2029.................       0      0       0       0      0      30       0       0      0       0
August 2030.................       0      0       0       0      0      11       0       0      0       0
August 2031.................       0      0       0       0      0       0       0       0      0       0
August 2032.................       0      0       0       0      0       0       0       0      0       0
August 2033.................       0      0       0       0      0       0       0       0      0       0
August 2034.................       0      0       0       0      0       0       0       0      0       0
August 2035.................       0      0       0       0      0       0       0       0      0       0
Weighted Average Life
   in Years to Maturity ....   20.23  12.45    7.99    5.89   4.74   23.11   15.33   10.00   6.89    5.36


-----------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.

                                      B-7

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA



                                       CLASS 2-A-12 CERTIFICATES(1)          CLASS 2-A-13 CERTIFICATES(2)
                                    ----------------------------------    -----------------------------------
DISTRIBUTION DATE                   100%   200%    300%    400%   500%    100%    200%    300%   400%    500%
-----------------                   ----   ----    ----    ----   ----    ----    ----    ----   ----    ----

Initial Percentage.............     100    100     100     100    100     100     100     100    100     100
August 2006....................      89     89      89      89     89     100     100     100    100     100
August 2007....................      77     77      77      77     77     100     100     100    100     100
August 2008....................      64     64      64      64     64     100     100     100    100     100
August 2009....................      51     51      51      51     51     100     100     100    100     100
August 2010....................      37     37      37      37     37     100     100     100    100     100
August 2011....................      22     22      22      22     12     100     100     100    100     100
August 2012....................       7      7       7       7      0     100     100     100    100       0
August 2013....................       0      0       0       0      0      92      92      92     90       0
August 2014....................       0      0       0       0      0      78      78      78      0       0
August 2015....................       0      0       0       0      0      63      63      63      0       0
August 2016....................       0      0       0       0      0      46      46      46      0       0
August 2017....................       0      0       0       0      0      30      30      30      0       0
August 2018....................       0      0       0       0      0      12      12       0      0       0
August 2019....................       0      0       0       0      0       0       0       0      0       0
August 2020....................       0      0       0       0      0       0       0       0      0       0
August 2021....................       0      0       0       0      0       0       0       0      0       0
August 2022....................       0      0       0       0      0       0       0       0      0       0
August 2023....................       0      0       0       0      0       0       0       0      0       0
August 2024....................       0      0       0       0      0       0       0       0      0       0
August 2025....................       0      0       0       0      0       0       0       0      0       0
August 2026....................       0      0       0       0      0       0       0       0      0       0
August 2027....................       0      0       0       0      0       0       0       0      0       0
August 2028....................       0      0       0       0      0       0       0       0      0       0
August 2029....................       0      0       0       0      0       0       0       0      0       0
August 2030....................       0      0       0       0      0       0       0       0      0       0
August 2031....................       0      0       0       0      0       0       0       0      0       0
August 2032....................       0      0       0       0      0       0       0       0      0       0
August 2033....................       0      0       0       0      0       0       0       0      0       0
August 2034....................       0      0       0       0      0       0       0       0      0       0
August 2035....................       0      0       0       0      0       0       0       0      0       0
Weighted Average Life
   in Years to Maturity .......    3.99   3.99    3.99    3.99   3.83   10.73   10.73   10.61   8.29    6.22


----------------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)  At all prepayment speeds at or below 422%, the weighted average life of the
     Class 2-A-12 Certificates is 3.99 years.
(2)  At all prepayment speeds at or below 276%, the weighted average life of the
     Class 2-A-13 Certificates is 10.73 years.

                                      B-8

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA



                                        CLASS 2-A-14 CERTIFICATES              CLASS 2-A-15 CERTIFICATES
                                    ----------------------------------    -----------------------------------
DISTRIBUTION DATE                   100%   200%    300%    400%   500%    100%    200%    300%   400%    500%
-----------------                   ----   ----    ----    ----   ----    ----    ----    ----   ----    ----

Initial Percentage............      100    100     100     100    100     100     100     100    100     100
August 2006...................      106    106     106     106    106      97      95      94     92      90
August 2007...................      112    112     112     112    112      92      86      81     75      70
August 2008...................      118    118     118     118    118      85      75      65     56      48
August 2009...................      125    125     125     125    125      78      64      52     41      32
August 2010...................      132    132     132     132    132      72      55      41     30      21
August 2011...................      139    139     139     139    139      67      48      33     22      14
August 2012...................      147    147     147     147     55      62      41      26     16       9
August 2013...................      155    155     155     155      0      57      35      21     12       6
August 2014...................      164    164     164     139      0      52      30      17      9       4
August 2015...................      173    173     173     103      0      48      26      13      6       3
August 2016...................      183    183     183      76      0      44      22      11      5       2
August 2017...................      193    193     193      56      0      40      19       8      3       1
August 2018...................      204    204     183      41      0      36      16       7      3       1
August 2019...................      211    211     144      30      0      33      14       5      2       1
August 2020...................      211    211     114      22      0      30      12       4      1       *
August 2021...................      211    211      89      16      0      27      10       3      1       *
August 2022...................      211    211      70      12      0      24       8       3      1       *
August 2023...................      211    211      54       8      0      21       7       2      1       *
August 2024...................      211    188      42       6      0      19       6       2      *       *
August 2025...................      211    154      32       4      0      16       5       1      *       *
August 2026...................      211    125      24       3      0      14       4       1      *       *
August 2027...................      211    100      18       2      0      12       3       1      *       *
August 2028...................      211     79      13       1      0      10       2       *      *       *
August 2029...................      211     61       9       1      0       8       2       *      *       *
August 2030...................      211     45       7       1      0       7       1       *      *       *
August 2031...................      190     32       4       *      0       5       1       *      *       *
August 2032...................      135     21       3       *      0       4       1       *      *       *
August 2033...................       83     12       1       *      0       2       *       *      *       *
August 2034...................       34      5       1       *      0       1       *       *      *       *
August 2035...................        0      0       0       0      0       0       0       0      0       0
Weighted Average Life
   in Years to Maturity ......     27.62 22.42   16.58   11.82   6.98   11.15    7.39    5.43   4.28    3.54


--------------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.

                                      B-9

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA



                                        CLASS 2-A-16 CERTIFICATES               CLASS A-P CERTIFICATES
                                     ---------------------------------    -----------------------------------
DISTRIBUTION DATE                    100%  200%    300%    400%   500%    100%    200%    250%   300%    400%
-----------------                    ----  ----    ----    ----   ----    ----    ----    ----   ----    ----

Initial Percentage..............     100   100     100     100    100     100     100     100    100     100
August 2006.....................      97    95      93      91     90      95      92      91     89      87
August 2007.....................      92    86      80      75     69      88      81      78     75      68
August 2008.....................      85    75      65      55     47      80      69      64     59      51
August 2009.....................      79    64      52      41     32      73      59      53     47      37
August 2010.....................      73    56      41      30     21      66      50      43     37      27
August 2011.....................      68    48      33      22     14      60      42      36     30      20
August 2012.....................      63    41      26      16      9      54      36      29     23      15
August 2013.....................      58    36      21      12      6      48      30      24     18      11
August 2014.....................      53    31      17       9      4      43      25      19     14       8
August 2015.....................      49    27      14       6      3      38      21      15     11       6
August 2016.....................      45    23      11       5      2      34      17      12      9       4
August 2017.....................      41    19       9       4      1      29      14      10      7       3
August 2018.....................      37    17       7       3      1      26      12       8      5       2
August 2019.....................      34    14       5       2      1      22      10       6      4       1
August 2020.....................      31    12       4       1      *      20       8       5      3       1
August 2021.....................      28    10       3       1      *      18       7       4      2       1
August 2022.....................      25      8      3       1      *      16       6       3      2       1
August 2023.....................      22      7      2       1      *      14       5       3      1       *
August 2024.....................      20      6      2       *      *      13       4       2      1       *
August 2025.....................      17      5      1       *      *      11       3       2      1       *
August 2026.....................      15      4      1       *      *      10       3       1      1       *
August 2027.....................      13      3      1       *      *       8       2       1      *       *
August 2028.....................      11      2      1       *      *       7       2       1      *       *
August 2029.....................       9      2      *       *      *       6       1       1      *       *
August 2030.....................       7      1      *       *      *       4       1       *      *       *
August 2031.....................       5      1      *       *      *       3       1       *      *       *
August 2032.....................       4      1      *       *      *       2       *       *      *       *
August 2033.....................       2      *      *       *      *       1       *       *      *       *
August 2034.....................       1      *      *       *      *       1       *       *      *       *
August 2035.....................       0      0      0       0      0       0       0       0      0       0
Weighted Average Life
   in Years to Maturity ........   11.37   7.47   5.45    4.27   3.52    9.43    6.53    5.62   4.93    3.95


--------------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.

                                      B-10

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR



                                          CLASS 3-A-1 CERTIFICATES
                                    -----------------------------------
DISTRIBUTION DATE                    15%     20%     25%     30%     35%
-----------------                   ---     ---     ---     ---     ---

Initial Percentage..............    100     100     100     100     100
August 2006.....................     83      78      73      68      63
August 2007.....................     69      61      53      46      39
August 2008.....................     57      47      38      31      24
August 2009.....................     47      37      27      20      14
August 2010.....................     39      28      19      13       8
August 2011.....................     32      21      14       8       4
August 2012.....................     26      16      10       5       2
August 2013.....................     22      13       7       3       1
August 2014.....................     18      10       5       2       1
August 2015.....................     15       8       4       1       *
August 2016.....................     12       6       3       1       *
August 2017.....................     10       4       2       1       *
August 2018.....................      8       3       1       *       *
August 2019.....................      6       3       1       *       *
August 2020.....................      5       2       1       *       *
August 2021.....................      4       1       *       *       *
August 2022.....................      3       1       *       *       *
August 2023.....................      3       1       *       *       *
August 2024.....................      2       1       *       *       *
August 2025.....................      1       *       *       *       *
August 2026.....................      1       *       *       *       *
August 2027.....................      1       *       *       *       *
August 2028.....................      *       *       *       *       *
August 2029.....................      *       *       *       *       *
August 2030.....................      *       *       *       *       *
August 2031.....................      0       0       0       0       0
August 2032.....................      0       0       0       0       0
August 2033.....................      0       0       0       0       0
August 2034.....................      0       0       0       0       0
August 2035.....................      0       0       0       0       0
Weighted Average Life
   in Years to Maturity ........   5.18    3.93    3.09    2.50    2.07


------------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.

                                      B-11

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PPC



                                         CLASS 4-A-1 CERTIFICATES              CLASS 4-A-2 CERTIFICATES
                                    ----------------------------------    -----------------------------------
DISTRIBUTION DATE                   50%    75%     100%   125%    150%    50%     75%    100%    125%    150%
-----------------                   ---    ---     ----   ----    ----    ---     ---    ----    ----    ----

Initial Percentage.............     100    100     100     100    100     100     100     100    100     100
August 2006....................      85     80      75      70     65     100     100     100    100     100
August 2007....................      70     61      53      45     38     100     100     100    100     100
August 2008....................      57     46      36      27     19     100     100     100    100     100
August 2009....................      45     32      22      13      5     100     100     100    100     100
August 2010....................      34     22      11       3      0     100     100     100    100      81
August 2011....................      25     13       3       0      0     100     100     100     79      51
August 2012....................      17      5       0       0      0     100     100      84     53      32
August 2013....................      10      0       0       0      0     100      96      60     36      20
August 2014....................       3      0       0       0      0     100      72      43     24      12
August 2015....................       0      0       0       0      0      88      52      29     15       7
August 2016....................       0      0       0       0      0      64      36      19     10       4
August 2017....................       0      0       0       0      0      42      22      11      5       2
August 2018....................       0      0       0       0      0      23      12       6      3       1
August 2019....................       0      0       0       0      0       6       3       1      1       *
August 2020....................       0      0       0       0      0       0       0       0      0       0
August 2021....................       0      0       0       0      0       0       0       0      0       0
August 2022....................       0      0       0       0      0       0       0       0      0       0
August 2023....................       0      0       0       0      0       0       0       0      0       0
August 2024....................       0      0       0       0      0       0       0       0      0       0
August 2025....................       0      0       0       0      0       0       0       0      0       0
August 2026....................       0      0       0       0      0       0       0       0      0       0
August 2027....................       0      0       0       0      0       0       0       0      0       0
August 2028....................       0      0       0       0      0       0       0       0      0       0
August 2029....................       0      0       0       0      0       0       0       0      0       0
August 2030....................       0      0       0       0      0       0       0       0      0       0
August 2031....................       0      0       0       0      0       0       0       0      0       0
August 2032....................       0      0       0       0      0       0       0       0      0       0
August 2033....................       0      0       0       0      0       0       0       0      0       0
August 2034....................       0      0       0       0      0       0       0       0      0       0
August 2035....................       0      0       0       0      0       0       0       0      0       0
Weighted Average Life
   in Years to Maturity .......    3.96   3.10    2.50    2.08   1.76   11.78   10.44    9.07   7.79    6.67


-------------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.

                                      B-12

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PPC



                                         CLASS 4-A-3 CERTIFICATES              CLASS 4-A-4 CERTIFICATES
                                    ----------------------------------    -----------------------------------
DISTRIBUTION DATE                   50%    75%     100%   125%    150%    50%     75%    100%    125%    150%
-----------------                   ---    ---     ----   ----    ----    ---     ---    ----    ----    ----

Initial Percentage..............    100    100     100     100    100     100     100     100    100     100
August 2006.....................     87     83      79      75     71      88      84      80     76      72
August 2007.....................     75     68      61      55     49      76      69      62     55      49
August 2008.....................     64     55      47      39     33      65      56      47     40      33
August 2009.....................     55     44      35      28     21      55      45      36     28      22
August 2010.....................     46     35      26      19     14      47      36      27     20      14
August 2011.....................     38     28      20      13      9      39      28      20     14       9
August 2012.....................     31     22      14       9      6      32      22      15      9       6
August 2013.....................     25     16      10       6      3      26      17      11      6       4
August 2014.....................     20     12       7       4      2      21      13       8      4       2
August 2015.....................     15      9       5       3      1      16       9       5      3       1
August 2016.....................     11      6       3       2      1      12       7       3      2       1
August 2017.....................      7      4       2       1      *       8       4       2      1       *
August 2018.....................      4      2       1       *      *       5       2       1      *       *
August 2019.....................      1      1       *       *      *       2       1       *      *       *
August 2020.....................      0      0       0       0      0       0       0       0      0       0
August 2021.....................      0      0       0       0      0       0       0       0      0       0
August 2022.....................      0      0       0       0      0       0       0       0      0       0
August 2023.....................      0      0       0       0      0       0       0       0      0       0
August 2024.....................      0      0       0       0      0       0       0       0      0       0
August 2025.....................      0      0       0       0      0       0       0       0      0       0
August 2026.....................      0      0       0       0      0       0       0       0      0       0
August 2027.....................      0      0       0       0      0       0       0       0      0       0
August 2028.....................      0      0       0       0      0       0       0       0      0       0
August 2029.....................      0      0       0       0      0       0       0       0      0       0
August 2030.....................      0      0       0       0      0       0       0       0      0       0
August 2031.....................      0      0       0       0      0       0       0       0      0       0
August 2032.....................      0      0       0       0      0       0       0       0      0       0
August 2033.....................      0      0       0       0      0       0       0       0      0       0
August 2034.....................      0      0       0       0      0       0       0       0      0       0
August 2035.....................      0      0       0       0      0       0       0       0      0       0
Weighted Average Life
   in Years to Maturity ........   5.33   4.37    3.64    3.07   2.61    5.41    4.43    3.69   3.10    2.64


------------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.

                                      B-13

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PPC



                                            CLASS 4-A-P CERTIFICATES                CLASS A-R CERTIFICATES
                                       -----------------------------------    ----------------------------------
DISTRIBUTION DATE                      50%     75%    100%    125%    150%    50%    75%     100%   125%    150%
-----------------                      ---     ---    ----    ----    ----    ---    ---     ----   ----    ----

Initial Percentage..............       100     100     100    100     100     100    100     100     100    100
August 2006.....................        87      83      79     75      71       0      0       0       0      0
August 2007.....................        75      68      62     55      49       0      0       0       0      0
August 2008.....................        64      56      47     40      34       0      0       0       0      0
August 2009.....................        55      45      36     29      23       0      0       0       0      0
August 2010.....................        46      36      28     21      16       0      0       0       0      0
August 2011.....................        39      29      21     15      10       0      0       0       0      0
August 2012.....................        32      22      15     10       7       0      0       0       0      0
August 2013.....................        26      17      11      7       4       0      0       0       0      0
August 2014.....................        20      13       8      5       3       0      0       0       0      0
August 2015.....................        15       9       5      3       2       0      0       0       0      0
August 2016.....................        11       6       4      2       1       0      0       0       0      0
August 2017.....................         7       4       2      1       1       0      0       0       0      0
August 2018.....................         4       2       1      1       *       0      0       0       0      0
August 2019.....................         1       1       *      *       *       0      0       0       0      0
August 2020.....................         0       0       0      0       0       0      0       0       0      0
August 2021.....................         0       0       0      0       0       0      0       0       0      0
August 2022.....................         0       0       0      0       0       0      0       0       0      0
August 2023.....................         0       0       0      0       0       0      0       0       0      0
August 2024.....................         0       0       0      0       0       0      0       0       0      0
August 2025.....................         0       0       0      0       0       0      0       0       0      0
August 2026.....................         0       0       0      0       0       0      0       0       0      0
August 2027.....................         0       0       0      0       0       0      0       0       0      0
August 2028.....................         0       0       0      0       0       0      0       0       0      0
August 2029.....................         0       0       0      0       0       0      0       0       0      0
August 2030.....................         0       0       0      0       0       0      0       0       0      0
August 2031.....................         0       0       0      0       0       0      0       0       0      0
August 2032.....................         0       0       0      0       0       0      0       0       0      0
August 2033.....................         0       0       0      0       0       0      0       0       0      0
August 2034.....................         0       0       0      0       0       0      0       0       0      0
August 2035.....................         0       0       0      0       0       0      0       0       0      0
Weighted Average Life
   in Years to Maturity ........      5.35    4.43    3.71   3.16    2.71    0.07   0.07    0.07    0.07   0.07


--------------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.

                                      B-14

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE APPLICABLE PREPAYMENT ASSUMPTION



                                          CLASS I-B-1, CLASS I-B-2 AND           CLASS 4-B-1, CLASS 4-B-2 AND
                                         CLASS I-B-3 CERTIFICATES (PSA)         CLASS 4-B-3 CERTIFICATES (PPC)
                                       ----------------------------------    -----------------------------------
DISTRIBUTION DATE                      100%   200%    300%    400%   500%     50%     75%    100%   125%    150%
-----------------                      ----   ----    ----    ----   ----     ---     ---    ----   ----    ----

Initial Percentage.................    100    100     100     100    100     100     100     100    100     100
August 2006........................     98     98      98      98     98      95      95      95     95      95
August 2007........................     96     96      96      96     96      91      91      91     91      91
August 2008........................     94     94      94      94     94      85      85      85     85      85
August 2009........................     92     92      92      92     92      80      80      80     80      80
August 2010........................     90     90      90      90     90      74      74      74     74      74
August 2011........................     86     85      83      81     79      66      65      64     63      62
August 2012........................     82     78      74      71     67      58      56      54     52      50
August 2013........................     76     70      64      58     52      49      46      43     40      37
August 2014........................     70     61      53      45     38      39      35      32     28      25
August 2015........................     64     52      42      33     26      30      26      22     18      15
August 2016........................     57     44      33      24     17      22      18      14     11       9
August 2017........................     52     37      26      17     12      15      11       9      6       5
August 2018........................     46     31      20      13      8       8       6       4      3       2
August 2019........................     41     26      16       9      5       3       2       1      1       1
August 2020........................     36     21      12       7      3       0       0       0      0       0
August 2021........................     33     18       9       5      2       0       0       0      0       0
August 2022........................     29     15       7       3      1       0       0       0      0       0
August 2023........................     26     13       6       2      1       0       0       0      0       0
August 2024........................     23     10       4       2      1       0       0       0      0       0
August 2025........................     20      8       3       1      *       0       0       0      0       0
August 2026........................     17      7       3       1      *       0       0       0      0       0
August 2027........................     15      5       2       1      *       0       0       0      0       0
August 2028........................     12      4       1       *      *       0       0       0      0       0
August 2029........................     10      3       1       *      *       0       0       0      0       0
August 2030........................      8      2       1       *      *       0       0       0      0       0
August 2031........................      6      2       *       *      *       0       0       0      0       0
August 2032........................      4      1       *       *      *       0       0       0      0       0
August 2033........................      3      1       *       *      *       0       0       0      0       0
August 2034........................      1      *       *       *      *       0       0       0      0       0
August 2035........................      0      0       0       0      0       0       0       0      0       0
Weighted Average Life
   in Years to Maturity ...........  13.43  11.19    9.84    8.97   8.36    7.67    7.42    7.20   7.00     6.82


------------------
*If applicable, indicates a number that is greater than zero but less than 0.5%.

                                      B-15

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

Prospectus

                      J.P. Morgan Acceptance Corporation I
                             Asset Backed Securities
                              (Issuable in Series)

                                   ----------

J.P. Morgan Acceptance Corporation I may periodically establish trusts which will issue securities. The securities may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation.

Each series of securities will:

o    be backed by one or more pools of mortgage loans, manufactured housing contracts or mortgage backed securities

o    consist of one or more classes of securities.

Each class of securities:

o    will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust;

o    may be senior or subordinate in right of payment to other classes; and

o    may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.

--------------------------------------------------------------------------------

   CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of J.P. Morgan Acceptance Corporation I, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.
--------------------------------------------------------------------------------

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

August 25, 2005

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

     (a) this prospectus, which provides general information, some of which may not apply to your series of securities and

     (b) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 142 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                                                            Page
                                                                            ----
Risk Factors.............................................................      6
   Limited Resale Market for Securities Could Adversely Affect Your
   Ability to Liquidate Your Investment..................................      6
   Protection Against Losses is Limited Since Securities Will Receive
   Payments Only From Specified Sources..................................      6
   Nature of Mortgages Securing the Loans May Delay Receipt of, or
   Result in Shortfalls in Proceeds Payable on a Loan....................      7
   You Could Be Adversely Affected By Violations of Environmental Laws...      9
   Value of Trust Assets May Be Less Than Outstanding Principal

   Indices Applicable to Floating Rate and Inverse Floating Rate

                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

LIMITED RESALE MARKET FOR SECURITIES COULD ADVERSELY AFFECT YOUR ABILITY TO
LIQUIDATE YOUR INVESTMENT

          No market will exist for the securities of any series before they are issued. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities.
          There have been times in the past when the absence of a liquid resale market for similar asset and mortgage backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.

PROTECTION AGAINST LOSSES IS LIMITED SINCE SECURITIES WILL RECEIVE PAYMENTS ONLY
FROM SPECIFIED SOURCES

          The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person.
          Once released, those assets will no longer be available to make payments to securityholders.

          The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the master servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

          Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It

          may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

          You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

NATURE OF MORTGAGES SECURING THE LOANS MAY DELAY RECEIPT OF, OR RESULT IN
SHORTFALLS IN PROCEEDS PAYABLE ON A LOAN

               o    Decline in Property Values May Increase Loan Losses. Your
                    investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or
                    contract and any secondary financing on the underlying
                    property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A
                    decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

               o    Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are
                    regulated by state statutes and rules and, like many
                    lawsuits, are characterized by significant delays and
                    expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to
                    complete and property proceeds may not cover the defaulted loan amount. Some states prohibit a mortgage lender from
                    obtaining a judgment against the borrower for amounts not
                    covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience
                    delays in receipt of moneys payable to you.

          We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency
          Legislation and other Limitations on Lenders" for additional information.

                         o    Junior Liens Satisfied After Senior Liens. The
                              trust may contain loans that are in a junior lien
                              position. Mortgages or deeds of trust securing
                              junior loans will be satisfied after the claims of
                              the senior mortgage holders and the foreclosure
                              costs are satisfied. In addition, a junior
                              mortgage lender may only foreclose in a manner
                              that is consistent with the rights of the senior
                              mortgage lender. As a result, the junior mortgage
                              lender generally must either pay the related
                              senior mortgage lender in full at or before the
                              foreclosure sale or agree to make the regular
                              payments on the senior mortgage. Since the trust
                              will not have any source of funds to satisfy any
                              senior mortgage or to continue making payments on
                              that mortgage, the trust's ability as a practical
                              matter to foreclose on any junior mortgage will be
                              limited. In addition, since foreclosure proceeds
                              first retire any senior liens, the foreclosure

                              proceeds may not be sufficient to pay all amounts
                              owed to you.

                         o    Regulated by Consumer Protection Laws. Most states
                              have laws and public policies for the protection
                              of consumers that prohibit unfair and deceptive
                              practices in the origination, servicing and
                              collection of loans, regulate interest rates and
                              other loan changes and require licensing of loan
                              originators and servicers. Violations of these
                              laws may limit the ability of the master servicer
                              to collect interest or principal on the loans and
                              may entitle the borrowers to a refund of amounts
                              previously paid. Any limit on the master
                              servicer's ability to collect interest or
                              principal on a loan may result in a loss to you.

                         The loans may also be governed by federal laws relating
                         to the origination and underwriting of loans. These
                         laws:

                         o    require specified disclosures to the borrowers
                              regarding the terms of the loans;

                         o    prohibit discrimination on the basis of age, race,
                              color, sex, religion, marital status, national
                              origin, receipt of public assistance or the
                              exercise of any right under the consumer credit
                              protection act in the extension of credit;

                         o    regulate the use and reporting of information
                              related to the borrower's credit experience;

                         o    require additional application disclosures, limit
                              changes that may be made to the loan documents
                              without the borrower's consent and restrict a
                              lender's ability to declare a default or to
                              suspend or reduce a borrower's credit limit to
                              enumerated events;

                         o    permit a homeowner to withhold payment if
                              defective craftsmanship or incomplete work do not
                              meet the quality and durability standards agreed
                              to by the homeowner and the contractor; and

                         o    limit the ability of the master servicer to
                              collect full amounts of interest on some loans and
                              interfere with the ability of the master servicer
                              to foreclose on some properties.

                         If particular provisions of these federal laws are
                         violated, the master servicer may be unable to collect
                         all or part of the principal or interest on the loans.
                         The trust also could be exposed

                         to damages and administrative enforcement. In either
                         event, losses on your investment could result.

          We refer you to "Material Legal Aspects of the Loans" for additional information.

                         o    Non-Owner Occupied Properties. The mortgaged
                              properties in the trust fund may not be owner
                              occupied. Rates of delinquencies, foreclosures and
                              losses on mortgage loans secured by non-owner
                              occupied properties may be higher than mortgage
                              loans secured by a primary residence.

          Some pools may include a small portion of commercial mortgage loans.
          Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency and foreclosure, and risks of loss. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, a diversity of types of business operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

          Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS

          Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

          We refer you to "Material Legal Aspects of the Loans--Environmental
          Risks" for additional information.

VALUE OF TRUST ASSETS MAY BE LESS THAN OUTSTANDING PRINCIPAL BALANCE OF THE
RELATED SECURITIES

          There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.

                                 THE TRUST FUND

GENERAL

          The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

          (a) single family mortgage loans, including

          o    mortgage loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

          o    closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

          o    home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA
               Title I Credit Insurance program administered pursuant to the
               National Housing Act of 1934, and

          o    manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

          (b) commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

                                       10

          (c) mortgaged-backed securities issued or guaranteed by Ginnie Mae,
          Fannie Mae or Freddie Mac;

          (d) privately issued mortgaged-backed securities representing interests in any of the above asset types; and

          (e) all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

          The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

          The trust fund assets will be acquired by the depositor, either directly or through affiliates, from sellers. The sellers may be affiliates of the depositor. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under
"The Loans--Underwriting Standards." The depositor will cause the trust fund assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

          Any mortgage backed securities issued or guaranteed by Ginnie Mae,
Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

          As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

          If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

                                       11

          With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities.
No trust fund is expected to engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities.
No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

          In general, the only obligations of the depositor with respect to a series of securities will be to obtain representations and warranties from the sellers or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. See
"The Agreements--Assignment of the Trust Fund Assets." A prospectus supplement, however, may describe additional obligations of the depositor for the related trust fund. The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund--Representations by Sellers or
Originators; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and
"--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities--Advances."

          The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the
Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

THE LOANS

          General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts.
If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives'
buildings. If so

                                       12

specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be
"conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

          In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

          o    Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate.
               Changes to an adjustable rate may be subject to periodic
               limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus
               supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be
               deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

          o    Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a
               substantial portion of the principal may be due on maturity--a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

          o    Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          o    Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the

                                       13

               payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.
               The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

          A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

          The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units--single-family properties--or mixed-use properties. Any mixed-use property will not exceed three stories and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Properties may include vacation and second homes, investment properties, leasehold interests and commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

          Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

                                       14

          The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement.
Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either
(1) the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or (2) a finding that the address of the underlying property is the borrower's mailing address.

          Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan.
Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

          The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated
maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle.
An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

          Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

                                       15

          Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of
Columbia or by mortgages on the real estate on which the manufactured homes are located.

          The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a
"manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and
complies with the standards established under [this] chapter."

          Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

          Commercial Loans. The trust fund assets for a series may include, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets, commercial mortgage loans. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of (1) primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space -- multifamily properties, (2) retail stores and establishments, (3) office buildings, or (4) hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land. The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

                                       16

          Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

          Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

          Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

          Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

          o    the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

          o    the type of property securing the loan--e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

          o    the original terms to maturity of the loans,

          o    the largest principal balance and the smallest principal balance of any of the loans,

          o    the earliest origination date and latest maturity date of any of the loans,

                                       17

          o    the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

          o    the loan interest rates or range of loan interest rates borne by the loans,

          o    the maximum and minimum per annum loan interest rates, and

          o    the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on
Form 8-K filed within 15 days of the closing date.

          No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans.
If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool.
To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

          Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement.
Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans.
As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

          Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

          The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable

                                       18

employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

MODIFICATION OF LOANS

          The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement.
However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

AGENCY SECURITIES

          Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of
HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the
Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38,
United States Code.

          Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the
National Housing Act, Ginnie Mae may, under Section 306(d) of the National
Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

          Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through"
mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the
Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie
Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

          The full and timely payment of principal of and interest on each
Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the

                                       19

United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than
40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA
Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

          If a Ginnie Mae servicer is unable to make the payments on a Ginnie
Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie
Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the
Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against
Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

          All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

          Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

          Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a
Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA
II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other

                                       20

early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a
Ginnie Mae certificate.

          Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan.
Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of
Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

          Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage
Association Charter Act. Fannie Mae was originally established in 1938 as a
United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

          Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

          Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of
Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

          o    fixed-rate level installment conventional mortgage loans;

          o    fixed-rate level installment mortgage loans that are insured by
               FHA or partially guaranteed by the VA;

          o    adjustable rate conventional mortgage loans; or

                                       21

          o    adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

          Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

          Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

          Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other.
The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie
Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee.
Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between
50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

          Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

          Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest

                                       22

distributions are not identical, but the classes in the aggregate represent 100%
of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

          Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie
Mae certificates, distributions on the Fannie Mae certificates will be made by check.

          Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage
Corporation Act, Title III of the Emergency Home Finance Act of 1970, as
amended. The common stock of Freddie Mac is owned by the Federal Home Loan
Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily
Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

          Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or
VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically,
mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

          Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate

                                       23

rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie
Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie
Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of
Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for
Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

          Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the
United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

          Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

          Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With

                                       24

respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash
Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie
Mac rather than on the interest rate on the underlying mortgage loans.

          Under Freddie Mac's Guarantor Program, the pass-through rate on a
Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of
Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor
Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie
Mac certificate group may not exceed two percentage points.

          Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie
Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

          Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac,
Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

                                       25

          Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie
Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

          General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

          The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PMBS issuer may be an affiliate of the depositor. If the PMBS issuer is not an affiliate of the depositor, the related private mortgage-backed security:

          o    will be acquired in the secondary market and not pursuant to an initial offering of the securities,

          o    the related PMBS issuer will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences, and

          o    will have previously been registered under the Securities Act of
               1933 or will be freely transferable pursuant to Rule 144(k)
               promulgated under the Securities Act of 1933.

The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust.
Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

                                       26

          Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

          Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

          o    no mortgage loan underlying the private mortgage-backed
               securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

          o    the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

          o    the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

          o    the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a
               Title Insurance policy.

          Credit Support Relating to Private Mortgage-Backed Securities. Credit
support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

          Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

          (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

          (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with

                                       27

          respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

          (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

          (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

          (5) the pass-through or certificate rate of the private
          mortgage-backed securities;

          (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

          (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

          (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

          (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

          (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

          Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. The representations and warranties may include, among other things:

          o    that Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard
               insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or
               certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the
               depositor;

          o    that the seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

          o    that each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title

                                       28

               Insurance exceptions, if applicable, and other exceptions
               described in the related agreement, and that the property was free from damage and was in acceptable condition;

          o    that there were no delinquent tax or assessment liens against the property;

          o    that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement;
               and

          o    that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and
               regulations in all material respects.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

          If so specified in the related prospectus supplement, the
representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

          The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either (1) to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or (2) substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement. If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any

                                       29

repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General."
Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

          Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans.
However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of Trust Fund Assets."

SUBSTITUTION OF TRUST FUND ASSETS

          Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                 USE OF PROCEEDS

          The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

          o    to purchase the related trust fund assets;

          o    to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

          o    to pay the costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement".

                                       30

          The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

          J.P. Morgan Acceptance Corporation I is a direct, wholly-owned subsidiary of J.P. Morgan Holdings Securities Inc. and will act as the depositor for the trust with respect to each series of securities. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. The depositor was incorporated in the State of Delaware on June 27, 1988. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10260. Its telephone number is (212) 648-7741. The depositor does not have, nor is it expected in the future to have, any significant assets.

          Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                          DESCRIPTION OF THE SECURITIES

          Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each series of securities and the applicable prospectus supplement.

GENERAL

          The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the

                                       31

assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

          o    the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

          o    the assets that from time to time have been deposited in the related security account, as described in this prospectus under
               "The Agreements--Payments on Loans; Deposits to Security
               Account";

          o    property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of
               foreclosure; and

          o    any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

          Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

                                       32

          Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

          The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

          Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal
Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

          As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the
Internal Revenue Code. The related prospectus supplement will specify whether a
REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied.
As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a
REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related
REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a
REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to

                                       33

reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

          General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit
Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

          Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

          Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.

          Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

                                       34

          Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

          Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

          If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit
Enhancement--Subordination."

          Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

                                       35

ADVANCES

          If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee.
The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

          In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

          If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "--Distributions on Securities"
above.

                                       36

REPORTS TO SECURITYHOLDERS

          Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

          o    the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any
               applicable prepayment penalties included in that distribution;

          o    the amount of the distribution allocable to interest;

          o    the amount of any advance;

          o    the aggregate amount (1) otherwise allocable to the subordinated securityholders on that distribution date, or (2) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

          o    the outstanding principal balance or notional amount of each class of the related series after giving effect to the
               distribution of principal on that distribution date;

          o    the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

          o    the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

          o    the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess
               liquidation proceeds and other similar charges and items;

          o    the number and aggregate principal balances of loans that are either delinquent, but not in foreclosure or are in foreclosure,
               (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding that distribution date;

          o    the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          o    the pass-through rate or interest rate, as applicable, if
               adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

          o    if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

                                       37

          o    the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

          o    any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

          Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

          In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report (a) as to the aggregate of amounts reported pursuant to (1) and (2) above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and (b)
any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

          The securities of any series may be comprised of one or more classes.
Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes

Principal Types

Accretion Directed............   A class that receives principal payments from
                                 the accreted interest from specified accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying trust fund assets for the
                                 related series.

Component Securities..........   A class consisting of components. The
                                 components of a class of component securities
                                 may have different principal and/or interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component securities may be identified as
                                 falling into one or more of the categories in
                                 this chart.

                                       38

Notional Amount Securities....   A class having no principal balance and bearing
                                 interest on a notional amount. The notional
                                 amount is used for purposes of the
                                 determination of interest distributions.

Planned Principal Class or
   PACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 trust fund assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of securities may be
                                 subdivided into different categories--e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth--having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of securities will
                                 be narrower than that for the primary planned
                                 principal class of that series.

Scheduled Principal Class.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 planned principal class or targeted principal
                                 class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying trust fund assets. These two
                                 rates are the endpoints for the "structuring
                                 range" for the scheduled principal class.

Sequential Pay Class..........   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of securities may be identified as a sequential
                                 pay class.

Strip.........................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the
                                 underlying trust fund assets.

                                       39

Support Class or Companion
   Class......................   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes and/or
                                 scheduled principal classes on that
                                 distribution date.

Targeted Principal Class or
   TACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 trust fund assets.

Interest Types

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of that class.

Floating Rate.................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in that index
                                 as specified in the related prospectus
                                 supplement. Interest payable to a floating rate
                                 class on a distribution date may be subject to
                                 a cap based on the amount of funds available to
                                 pay interest on that distribution date.

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index as
                                 specified in the related prospectus supplement
                                 and that varies inversely with changes in that
                                 index.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments--e.g., the loan
                                 rates borne by the underlying loans.

Auction Rate..................   A class with an interest rate that resets
                                 periodically to an auction rate that is
                                 calculated on the basis of auction procedures
                                 described in the related prospectus supplement.

Interest Only.................   A class that receives some or all of the
                                 interest payments made on the underlying trust
                                 fund assets or other assets of the trust fund
                                 and little

                                       40

                                 or no principal. Interest only classes have
                                 either a nominal principal balance or a
                                 notional amount. A nominal principal balance
                                 represents actual principal that will be paid
                                 on the class. It is referred to as nominal
                                 since it is extremely small compared to other
                                 classes. A notional amount is the amount used
                                 as a reference to calculate the amount of
                                 interest due on an interest only class that is
                                 not entitled to any distributions in respect of
                                 principal.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive distributions in respect of
                                 principal only.

Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest with respect to that class.
                                 The accreted interest will not be distributed
                                 but will instead be added to the principal
                                 balance of that class on each applicable
                                 distribution date, with the remainder of the
                                 accrued interest to be distributed currently as
                                 interest on that class. This partial accrual
                                 without distribution may continue until a
                                 specified event has occurred or until the
                                 partial accrual class is retired.

Accrual.......................   A class that accretes the full amount of
                                 accrued interest with respect to that class.

                                 The accreted interest will not be distributed
                                 but will instead be added as principal to the
                                 principal balance of that class on each
                                 applicable distribution date. This accrual
                                 without distribution may continue until some
                                 specified event has occurred or until the
                                 accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

          The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

          On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related

                                       41

interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBOR Page, as defined in the
International Swap Dealers Association, Inc. Code of Standard Wording,
Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen
Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBOR Page or on the Telerate Screen
Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

          LIBOR will be established as follows:

          (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of (1) LIBOR as determined on the previous LIBOR determination date or (2) the reserve interest rate, which is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of
1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b)
above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

          Each reference bank (1) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market;
(2) shall not control, be controlled by, or be under common control with the calculation agent; and (3) shall have an established place of business in
London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

          The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

                                       42

COFI

          On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

               o    savings deposits,

               o    time deposits,

               o    FHLBSF advances,

               o    repurchase agreements, and

               o    all other borrowings.

          Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District
Cost of Funds Index does not necessarily reflect current market rates.

          A number of factors affect the performance of the Eleventh District
Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or
LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds
Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may
not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost

                                       43

of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

          The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

          The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds
Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of
Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G
Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current
National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District
Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

          The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

TREASURY INDEX

          On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the
Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a

                                       44

per annum percentage rate, on (1) U.S. Treasury securities adjusted to the
"constant maturity" specified in that prospectus supplement or (2) if no
"constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release
No. H.15(519). Statistical Release No. H.15(519) is published on Monday or
Tuesday of each week and may be obtained by writing or calling the Publications
Department at the Board of Governors of the Federal Reserve System, 21st and C
Streets, Washington, D.C. 20551, (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

          Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New
York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

PRIME RATE

          On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime
Rate for an interest accrual period will be the "Prime Rate" as published in the
"Money Rates" section of The Wall Street Journal, or if not so published, the
"Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

          As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities--the security owners--will hold their securities through The
Depository Trust Company in the United States, or Clearstream Banking (formerly
Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be

                                       45

registered in the name of Cede & Co., the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream Banking and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC.
Security owners are only permitted to exercise their rights indirectly through participants and DTC.

          The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream Banking or
Euroclear, as appropriate.

          Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants.
While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

          Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

          Because of time zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.

                                       46

Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

          Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant
European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.

          DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking organization" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC is owned by a number of its direct participants and by the New
York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National
Association of Securities Dealers, Inc.

          Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between
Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars. Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a licensed bank,
Clearstream Banking is regulated by the Luxembourg Monetary Institute.
Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to
Clearstream Banking is also available to others, such as banks, brokers, dealers
and

                                       47

trust companies that clear through or maintain a custodial relationship with a
Clearstream Banking participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the
Brussels,

          Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the
Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions
Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from
Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through
Euroclear participants.

          Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC.
Distributions with respect to securities held through Clearstream Banking or
Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary.
Distributions will be subject to tax reporting in accordance with relevant
United States tax laws and regulations. See "Material Federal Income Tax
Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to
Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

          Monthly and annual reports on the trust fund will be provided to Cede
& Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and

                                       48

to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

          DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures.
DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the issuer will issue and the trustee will authenticate definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

          Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

          None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

          Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets.
Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a
cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal

                                       49

balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

          If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:

          o    reducing the ownership interest, if applicable, of the related subordinated securities;

          o    a combination of the immediately preceding sentence and the above; or

          o    another method described in the related prospectus supplement.

          If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

          In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

                                       50

          If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

          As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

          o    in the order of their scheduled final distribution dates;

          o    in accordance with a schedule or formula;

          o    in relation to the occurrence of events; or

          o    by another method as specified in the related prospectus
               supplement.

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

          The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the
L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination; Optional
Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

          If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of

                                       51

principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

          o    maintaining timely payments or providing additional protection against losses on the trust fund assets;

          o    paying administrative expenses; or

          o    establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

          Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

          If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

SPREAD ACCOUNT

          If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

RESERVE ACCOUNTS

          If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

          The reserve account for a series will be funded:

          o    by the deposit in the reserve account of cash, United States
               Treasury securities, instruments evidencing ownership of
               principal or interest payments on those amounts

                                       52

               or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount
               specified in the related prospectus supplement;

          o    by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

          o    in any other manner as may be specified in the related prospectus supplement.

          Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

               (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

               (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

               (3) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

               (4) certificates of deposit, demand or time deposits, or bankers'
          acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

               (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

               (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

                                       53

               (7) repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

               (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

               (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

               (10) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the
          United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

          Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

          If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

                                       54

          Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy.
Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

          The pool insurance policy may provide that no claims may be validly presented unless:

          o    any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been
               submitted and settled;

          o    hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

          o    if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

          o    the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

          If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (1) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

                                       55

          The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or (2)
failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

          The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

CROSS-COLLATERALIZATION

          If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by (1) the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or (2) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

          If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

                                       56

OTHER INSURANCE, SURETY BONDS, GUARANTIES, AND LETTERS OF CREDIT

          If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

          o    maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

          o    paying administrative expenses; or

          o    establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

DERIVATIVE PRODUCTS

          If specified in the related prospectus supplement, a trust fund may also include a derivative arrangement with respect to the securities of any series or any class or classes of a series of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement, in each case as described in the related prospectus supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

          The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

          The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans.
Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including

                                       57

general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.
Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the
Loans--Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

          Collections on revolving credit line loans may vary because, among other things, borrowers may (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

          If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA
Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-- Collection Procedures" and
"Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

          The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest

                                       58

rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

          When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full.
Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

          Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

          Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

          Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the

                                       59

borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

          If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

          Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The
Agreements--Termination; Optional Termination."

          The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

          The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                 THE AGREEMENTS

          Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

          Assignment of the Loans. At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

                                       60

          If specified in the related prospectus supplement, within the time period specified in that prospectus supplement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

               (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

               (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

               (3) an assignment of the mortgage to the trustee, which
          assignment will be in recordable form in the case of a mortgage assignment; and

               (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1)
through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

          If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

          If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage
Electronic Registration Systems, Inc., or MERS(R), or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered.
Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

          With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the

                                       61

related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

          If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material
Legal Aspects of the Loans--The Contracts."

          The trustee or its custodian will review the loan documents delivered to it within the time period specified in the related prospectus supplement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

          If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either
(1) purchase the related loan from the trust fund at the purchase price or (2)
if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement. There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--Representations by Sellers or Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

          The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

          The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be

                                       62

obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

          Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR OR MASTER SERVICER

          As described above under "--Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "--Assignment of the Trust Fund Assets" and under "The
Trust Fund--Representations by Sellers or Originators; Repurchases." These
obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

          The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

          o    maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

          o    an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings
               Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

          o    an account or accounts the deposits in which are insured by the
               BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

          o    an account or accounts otherwise acceptable to each rating agency.

                                       63

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

          The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

          o    all payments on account of principal, including principal
               prepayments and, if specified in the related prospectus
               supplement, any applicable prepayment penalties, on the loans;

          o    all payments on account of interest on the loans, net of
               applicable servicing compensation;

          o    all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in
               connection with the liquidation of defaulted loans, by
               foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

          o    all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds--Representations by Sellers or
               Originators; Repurchases" or under "--Assignment of Trust Fund
               Assets" above and all proceeds of any loan repurchased as
               described under "--Termination; Optional Termination" below;

          o    all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

          o    any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the

                                       64

               security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest
               shortfalls; and

          o    all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

          o    to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

          o    to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

          o    to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

          o    to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

          o    to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

          o    to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

          o    to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

          o    to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

          o    to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from

                                       65

the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

          If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

          The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans.
Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets.
Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related

                                       66

securities. The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

          In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

SUB-SERVICING BY SELLERS

          Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

HAZARD INSURANCE

          Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy

                                       67

providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of (1) the maximum insurable value of the improvements securing the loan or (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

          The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally
80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit Enhancement."

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          In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

          If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

          If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan.
If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

          If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a

                                       69

recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

          In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

          o    first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master
               servicer with respect to that loan;

          o    second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

          o    third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

          o    fourth, as a recovery of principal of that loan.

          The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

REALIZATION UPON DEFAULTED LOANS

          General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and (2) the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

          The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

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          Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required.
Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

          FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the loans--The
Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program.
These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No
FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

          Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's
Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38
United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement, which may vary, of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and

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late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

          The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

EVIDENCE AS TO COMPLIANCE

          Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers, the Audit Program for Mortgages serviced for
Freddie Mac or other program as specified in the related prospectus supplement, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the related agreement, was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit
Program for Mortgages serviced for Freddie Mac, or the Uniform Single
Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac rendered within one year of that statement of firms of independent public accountants with respect to the related sub-servicer.

          Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

          Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

          The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties

                                       72

under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

          Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

          Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

          Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

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          o    failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of
               securities of that class evidencing not less than 25% of the voting interests constituting that class;

          o    any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master
               servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of
               securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

          o    events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

          If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

          So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

                                       74

          No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

          Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

          o    a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

          o    failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

          o    events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

          o    any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

          If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

          If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

          (a) the holders of 100% of the voting interests of the notes of that series consent to the sale;

                                       75

          (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

          (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66
          2/3% of the voting interests of the notes of that series.

          In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

          Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

          In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

AMENDMENT

          Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

                                       76

          o    to cure any ambiguity;

          o    to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

          o    to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

          Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

          Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2)

                                       77

the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

          Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the
REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a
"qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.

          Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

          In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

          The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

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                       MATERIAL LEGAL ASPECTS OF THE LOANS

          The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

GENERAL

          The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

          Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.
The inability of the cooperative

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to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

          The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE/REPOSSESSION

          Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale.
In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated
within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some

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state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In
California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

          Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

          Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

          Courts have imposed general equitable principles upon foreclosure.
These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

          Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

          When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

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          Cooperative Loans. The cooperative shares owned by the
tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

          Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

          In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must

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account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other
Limitations on Lenders" below.

          In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

          Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental
Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

          Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or
"operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest--the "secured creditor exclusion"--but without
"participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under
CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

          The Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

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          If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

          A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and
Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit
Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

          It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

RIGHTS OF REDEMPTION

          In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to

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the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

          Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security;
however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

          Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

          The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

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DUE-ON-SALE CLAUSES

          The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in
August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Act, subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (1)
originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

          As to loans secured by an owner-occupied residence, the Garn-St
Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

          Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

          Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not

                                       86

be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

          Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after
March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE CONTRACTS

          General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a
UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies.
Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

          Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest

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that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

          Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help"
repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

          Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

          Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

          Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move

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them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.
These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

          In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

          Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

          Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in
Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the
Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt
Collection Practices Act and the Uniform Consumer Credit Code.

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In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

          Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

          Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

          The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

          The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.
Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures

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for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

          Generally, under the terms of the Servicemembers Civil Relief Act, or the Relief Act, a borrower who enters military service after the origination of that borrower's loan including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest above an annual rate of 6%
during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender that a servicemember's ability to pay a higher rate is not materially affected due to the servicemember's military service. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan of this type goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

          To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

          The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount

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of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

          Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

          The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

COMMERCIAL LOANS

          The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet

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debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

          Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is not default. Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

          Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

          Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that:
hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition,

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the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

          The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

THE TITLE I PROGRAM

          General. Some of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance Program created pursuant to
Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I
Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

          The types of loans which are eligible for FHA insurance under the
Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

          There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.
With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

          Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond

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with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

          Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

          Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

          Requirements for Title I Loans. The maximum principal amount for Title
I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I
Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

          Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

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          The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of
HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

          FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a
Title I insurance contract. The amount of insurance coverage in this account is
10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of
0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

          Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (1) the amount of the
FHA insurance claims approved for payment relating to the insured loans and (2)
the amount of insurance coverage attributable to insured loans sold by the lender, and the insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

          The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of

                                       96

insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan--whichever is less. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

          Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

          Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of
HUD.

          When a lender files an insurance claim with the FHA under the Title I
Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United
States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

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          Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

          (a) the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

          (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

          (c) the uncollected court costs;

          (d) the attorney's fees not to exceed $500; and

          (e) the expenses for recording the assignment of the security to the
          United States.

CONSUMER PROTECTION LAWS

          Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit
Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the
Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair
Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement. The summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on

                                       98

which this interpretation is based are subject to change, and that type of a change could apply retroactively.

          The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well.
Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

          The federal income tax consequences to holders of securities will vary depending on whether:

          (1) the securities of a series are classified as indebtedness;

          (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the
          Internal Revenue Code;

          (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

          (4) the trust fund relating to a particular series of certificates is treated as a partnership.

          McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, for federal income tax purposes:

               o    securities issued as notes will be treated as indebtedness;

               o    securities issued as certificates will be treated as one of the following:

                    o    indebtedness;

                    o    beneficial ownership interests in the related trust
                         fund or in its assets; or

                    o    "REMIC regular interests" or "REMIC residual
                         interests".

The last treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under "--Taxation of the REMIC and Its
Holders". Each prospectus supplement will specify which of these treatments applies to the securities being issued. McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the opinion that REMIC "regular interests" will be treated as indebtedness issued by the REMIC.

          In all cases, each trust fund will be structured to not be subject to an entity level tax, and McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the

                                       99

opinion that each trust fund will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

          The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Current Report on Form 8-K on behalf of the related trust fund containing an opinion of counsel to the depositor with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

TAXATION OF DEBT SECURITIES

          General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect.

          Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular
Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

          Debt Securities that are Compound Interest Securities--generally, securities all or a portion of the interest on which is not paid currently--will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the
Treasury (the "OID regulations") regulations issued thereunder on February 2,
1994. A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

          In general, OID, if any, will equal the difference between the stated
redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

          The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or

                                      100

wholesalers. If less than a substantial amount of a particular class of Debt
Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the
Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

          Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt
Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated
interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated
redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated
redemption price at maturity and the Debt Security will generally have OID.
Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

          Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt
Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt
Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

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          Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

          (1) the interest is unconditionally payable at least annually at a
          "current value" of the index;

          (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

          (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

          (4) the principal payments are not contingent.

          In the case of Compound Interest Securities, some Interest Weighted
Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

          In addition, the IRS has issued regulations the ("Contingent
Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section
1272(a)(6), such as the Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

          The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt
Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular
Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of
OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated
interest allocable to that accrual period. The adjusted issue price of a Debt
Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

            The amount of OID to be included in income by a holder of a
Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other

                                      102

debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of
OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and
(b) the payments during the accrual period of amounts included in the stated
redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period.
The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment
Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the
Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of
Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

          The depositor may adjust the accrual of OID on a class of Regular
Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

          Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

          A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt
Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security's issue price, to offset the OID by comparable economic accruals of portions of that excess.

          Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a

                                      103

result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

          Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the
payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest
Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated
principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an
Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on
Pass-Through Securities."

          Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of those Debt
Securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

          Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt
Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount"--generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through
Security, taking into account a prepayment assumption, or (2) in the ratio of
(a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans

                                      104

underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

          Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a
Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

          Premium. A holder who purchases a Debt Security, other than an
Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount.
Accordingly, it appears that the accrual of premium on a class of Pay-Through
Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

          The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          Election to Treat All Interest as Original Issue Discount. The OID
regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or

                                      105

after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

          The Internal Revenue Service proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to REMIC regular interests with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal
Register.

          The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on
August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to
REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

TAXATION OF THE REMIC AND ITS HOLDERS

          General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect and to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC

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will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.
Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

          Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1)
securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section
7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property,"
and other types of assets described in Code Section 7701(a)(19)(C); and (2)
securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets. If less than 95% of the REMIC's assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

          Status of Manufactured Housing Contracts. The REMIC Regulations
provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section
25(e)(10) may be treated as "qualified mortgages" of the REMIC.

          Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

REMIC EXPENSES; SINGLE CLASS REMICS

          As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest
Security or Regular Interest Security on that day. In the case of a holder of a
Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a
Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized

                                      107

deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001
Act"). The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing
Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules.
In general the expenses of the REMIC will be allocated to holders of the related
Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

TAXATION OF THE REMIC

          General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC. As described above, the regular interests are generally taxable as debt of the REMIC.

          The American Jobs Creation Act of 2004 (the "Jobs Act") allows REMICs to hold reverse mortgages, home equity line of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, any additional tax consequences will be discussed in the prospectus supplement offering interests in that REMIC.

          Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the
REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated
interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

          For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are

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issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

          The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through
Securities accrue original issue discount--i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the
Regular Interest Securities in the same manner that the holders of the Regular
Interest Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax Consequences--Taxation of Debt
Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

          To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

          Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction."
For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

          (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

          (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

          (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

          (4) the receipt of any fees or other compensation for services rendered by the REMIC.

          It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of
100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

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TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

          The holder of a Residual Interest Security will take into account the
"daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest
Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the
REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

          The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss.
The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount--if this occurs, it is likely that cash distributions will exceed taxable income in later years.
Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

          In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest
Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

          Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a
Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

          Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual
Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

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          Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

          Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual
Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of
Foreign Investors." The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the
REMIC Regulations, effective for taxable years beginning after December 31,
1995, except with respect to residual certificates continuously held by a
Section 593 institution since November 1, 1995.

          In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31,
1995, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

          The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of (1) 120% of the long term applicable Federal Rate on the startup day multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual
Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual
Interest Security before the beginning of the quarter. The long-term Federal
Rate, which is

                                      111

announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United
States government having remaining maturities in excess of nine years.

          Under the REMIC Regulations, in some circumstances, transfers of
Residual Interest Securities may be disregarded. See "--Restrictions on
Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of
Foreign Investors" below.

          Restrictions on Ownership and Transfer of Residual Interest
Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by a
"Disqualified Organization." Disqualified Organizations include the United
States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section
1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections
1-1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit
Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

          If a Residual Interest Security is transferred to a Disqualified
Organization after March 31, 1988, in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual
Interest Security at the time of the transfer. In addition, if a Disqualified
Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a
Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

          Under the REMIC Regulations, if a Residual Interest Security is a
"noneconomic residual interest," as described in this prospectus, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a
"noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest
Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to transfers of residual interests by foreign persons to
United States persons. See "--Tax Treatment of Foreign Investors."

          Final Treasury regulations issued on July 18, 2002 (the "New REMIC
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements

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to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer; and (ii) the transfer must satisfy either an "asset test"
or a "formula test" provided under the REMIC Regulations.

          A transfer to an "eligible corporation", generally a domestic corporation, will satisfy the asset test if: (i) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, (ii) the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and (iii)
a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

          A transfer of a noneconomic residual interest will not qualify under the "formula test" unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated withholding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to applicable federal rate for short term debt interest. If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

          The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

          The Treasury Department has issued final regulations, effective May
11, 2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the

                                      113

taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to general taxable income or (ii)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC interests may obtain automatic consent from the
IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

          Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest
Security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

          The REMIC's books must be maintained on a calendar year basis and the
REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

          General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more
REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for
United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped
Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

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          Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of
Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed,
e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief
Reconciliation Act of 2001 (the "2001 Act").

          Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

          The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or

                                      115

premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

          In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

          Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons"
with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

          Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

          The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period.
However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the

                                      116

underlying loans, rather than being debt instruments "secured by" those loans.
Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

          Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

          In the case of a Stripped Security that is an Interest Weighted
Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest
Weighted Securities.

          Possible Alternative Characterizations. The characterizations of the
Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted
Securities are subject to the contingent payment provisions of the Contingent
Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

          Given the variety of alternatives for treatment of the Stripped
Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

          Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans.
The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section
856(c)(5)(B) of the Code, and "loans secured by an interest in real property"
within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

          Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus

                                      117

amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular
Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable
Federal Rate as of the beginning of the holder's holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to the
Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

          Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

          (1)  fails to furnish the trustee with its taxpayer identification number;

          (2)  furnishes the trustee an incorrect taxpayer identification number;

          (3)  fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

          (4)  under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

          Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

          The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

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TAX TREATMENT OF FOREIGN INVESTORS

          Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including
OID, paid on a security other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United
States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before
July 18, 1984.

          Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United
States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

          Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest
Securities should assume that that income does not qualify for exemption from
United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the
REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a
Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of

                                      119

the withholding tax provisions of the Code. See "--Taxation of Holders of
Residual Interest Securities--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

          If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related agreement and related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion generally to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

          If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

          Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes.
The discussion below assumes this characterization of the notes is correct.

          OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities.
Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given

                                      120

series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

          Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

          A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules.
An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the
Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

          Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note.
The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

          Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest,"
and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder"
of the trust fund or the

                                      121

seller, including a holder of 10% of the outstanding certificates, or a
"controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent;
in that case, however, the signed statement must be accompanied by a Form W 8
BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United
States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

          Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

                                      122

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

          Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

          A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

          The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped
Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

          Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

          (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

          (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

          (3) prepayment premium payable to the holders of certificates for that month; and

                                      123

          (4) any other amounts of income payable to the holders of certificates for that month.

          The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

          All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

          An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

          The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

          Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may
be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

          If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

                                      124

          Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

          Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

          If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

          Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

          The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

                                      125

          Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

          The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

          Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS
Form 1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule
K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

          Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person,
(y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not
required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

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          The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

          Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to
non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.
Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at the highest rate of tax applicable to their domestic counterparts in the case of foreign holders that are taxable as corporations and all other foreign holders, respectively.
Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS Form W 9 or the holder's certification of nonforeign status signed under penalties of perjury.

          The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created in the United States or organized under the laws of the United States or any state or the District of
Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for
U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

          Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W 8 BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the
IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a
U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as

                                      127

guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

          Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup"
withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in
"Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

          ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those
Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under
ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

          Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

          Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of

                                      128

ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PROHIBITED TRANSACTIONS

          Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of
ERISA, who have specified relationships to the Plan, unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a
Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

          Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example,

          o    Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an
               "in-house asset manager";

          o    PTCE 95-60, which exempts certain transactions by insurance company general accounts;

          o    PTCE 91-38, which exempts certain transactions by bank collective investment funds;

          o    PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

          o    PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

PLAN ASSET REGULATION

          The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. Section 2510.3-101.) The Plan
Asset Regulations describe the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulations, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the

                                      129

entity. However, the Plan Asset Regulations provide that, if a Plan acquires an
"equity interest" in an entity that is neither a "publicly-offered security"--defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934--nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund. In that event, the trustee and other persons, in providing services with respect to the trust fund's assets, may be Parties in
Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

          Under the Plan Asset Regulations, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the
DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the
Plan Asset Regulations, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the
Plan Asset Regulation.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

          In Prohibited Transaction Class Exemption 83-1, the DOL exempted from
ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTCE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in
Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTCE 83-1 are satisfied, investments by a Plan in Single Family
Securities will be exempt from the prohibitions of ERISA Sections 406(a) and
407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections
406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25%
of all Single Family Securities, and at least 50% of all Single Family
Securities are purchased by persons

                                      130

independent of the pool sponsor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

          The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTCE
83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTCE 83-1.

          PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

          (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

          (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

          (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

          The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See
"Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of
Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the
DOL. The trustee will not be affiliated with the depositor.

          Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold
Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific

                                      131

conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

THE UNDERWRITER'S EXEMPTION

          The DOL has granted to J.P. Morgan Securities Inc. an administrative exemption from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificatessecurities, issued by entities, including trusts, holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Exemption and for which J.P. Morgan
Securities Inc. is the sole underwriter, the manager or co-manager of the underwriting syndicate, or a placement agent.

          Among the conditions that must be satisfied for the Exemption to apply are the following:

          (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the
          Plan as they would be in an arm's length transaction with an unrelated party;

          (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a
          "Designated Transaction") the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

          (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one
          Rating Agency;

          (4) the trustee must not be an affiliate of any other member of the
          Restricted Group, other than an underwriter;

          (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

          (6) the Plan investing in the securities is an "accredited investor"
          as defined in Rule 501(a)(1) of Regulation D of the SEC under the
          Securities Act of 1933.

          The trust fund must also meet the following requirements:

          (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;

                                      132

          (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

          (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

          The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered does not exceed twenty-five percent (25%);

          (2) all obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a Rating Agency;

          (3) the transfer of those additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the JPMorgan Exemption receiving a lower credit rating from a
          Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

          (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date;

          (5) in order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the investment pool;

               (a) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

               (b) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each
               Rating Agency rating the certificates, the related underwriter and the related trustee, stating whether or not the
               characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the investment pool as of the closing date;

                                      133

          (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

          (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments;

          (8) the related prospectus or prospectus supplement must describe:

               (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

               (b) the duration of the pre-funding period;

               (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

               (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to
               certificateholders as repayments of principal; and

          (9) the related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

          Moreover, the Exemption provides relief from some
self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust containing receivables on which that person, or its affiliate, is obligor, provided that, among other requirements:

          (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

          (2) the Plan is not a plan with respect to which any member of the
          Restricted Group is the "plan sponsor" as defined in Section 3(16)(B)
          of ERISA;

          (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

          (4) a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

                                      134

          (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

          The Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Exemption are met, including those within the control of the investor.

INSURANCE COMPANY PURCHASERS

          Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class
Exemption 95-60, regarding transactions by insurance company general accounts.
In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of securities by an insurance company general account, the
Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of
ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a
Plan on or before December 31, 1998, which general account assets constitute plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

          There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the exemption were satisfied, that the exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

          Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Exemption and the availability of exemptive relief under any class exemption.

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                                LEGAL INVESTMENT

          The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered securities not qualifying as "mortgage related securities" for purposes of SMMEA
("Non-SMMEA Securities) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those offered securities, may be subject to significant interpretive uncertainties.
Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

          As "mortgage related securities", the SMMEA Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of
Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities.

          Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for "mortgage related securities", but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.

          SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in
"mortgage related securities: without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in

                                      136

those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. ss 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift
Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment
Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

          All depository institutions considering an investment in the offered securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security", should review the
"Supervisory Policy Statement on Investment Securities and End-User Derivatives
Activities" (the "1998 Policy Statement") of the Federal Financial Institutions
Examination Council, which has been adopted by the Board of Governors of the
Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and
the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The
1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities
(including mortgage pass-through securities and mortgage-derivative products)
used for investment purposes.

          Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

                                      137

          The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

          Except as to the status of certain classes of the offered securities as "mortgage related securities," no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

          Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

          The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions.
The prospectus supplement will describe any compensation paid by the depositor.

          Alternatively, the prospectus supplement may specify that securities will be distributed by J. P. Morgan Securities Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If JPMorgan acts as agent in the sale of securities,
JPMorgan will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date.
The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that JPMorgan elects to purchase securities as principal, JPMorgan may realize losses or profits

                                      138

based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

          If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

          The depositor will indemnify JPMorgan and any other underwriters against civil liabilities, including liabilities under the Securities Act of
1933, or will contribute to payments JPMorgan and any other underwriters may be required to make in respect of those civil liabilities.

          The securities will be sold primarily to institutional investors.
Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

          As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                  LEGAL MATTERS

          The validity of the securities of each series, and the material federal income tax consequences with respect to that series will be passed upon for the depositor by McKee Nelson LLP or any other counsel identified in the prospectus supplement.

                              FINANCIAL INFORMATION

          A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.
Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. In the case where the trust fund is formed as a statutory business trust, the trust's financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

                                      139

                                     RATING

          It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

          Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating.
The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

          There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

          The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and

                                      140

losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                       WHERE YOU CAN FIND MORE INFORMATION

          The depositor, as originator of each trust, has filed with the SEC a registration statement, registration No. 333-127020, under the Securities Act of
1933, with respect to the securities offered by this prospectus. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 450 Fifth Street, N.W.,
Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center,
500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway,
New York, New York 10279. In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

          Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under
"The Depositor" in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find
More Information" for information on where you can obtain these reports.

                                      141

                                    GLOSSARY

          Whenever used in this prospectus, the following terms have the following meanings:

          "401(c) Regulations" means the published proposed regulations published by DOL on December 22, 1997 pursuant to Section 401(c) of ERISA.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities--Categories of Classes of Securities".

          "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

          "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

          "DOL" means the Department of Labor.

          "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

          "Exemption" means the administrative exemption that the DOL has granted to J. P. Morgan Securities Inc.

          "FHA Loan" means a mortgage loan insured by the FHA under the National
Housing Act or Title V of the National Housing Act of 1949.

          "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the
REMIC or on loans underlying the Pass-Through Securities.

          "JP Morgan" means J.P. Morgan Securities Inc.

          "OID" means with respect to any security, "original issue discount"
under the Code with respect to the issuance of that security.

          "Parties in Interest" means, collectively, "disqualified persons"
within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

          "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

                                      142

          "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

          "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

          "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3 101).

          "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

          "Property Improvement Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

          "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

          "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the
Code.

          "Relief Act" means the Servicemembers Civil Relief Act.

          "REMIC" means a "real estate mortgage investment conduit" under the
Code.

          "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the Code.

          "Restricted Group" means, for any series, the seller, the depositor,
J.P. Morgan Securities Inc. and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, each counterparty in an eligible swap agreement or any affiliate of any of those parties.

          "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

          "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

                                      143

          "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

          "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

          "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title
38, United States Code.

                                      144

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY
REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.
THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO
SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY
ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION
IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH
OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON
THEIR RESPECTIVE COVERS.

                                 $1,310,848,097
                                  (APPROXIMATE)

                       J.P. MORGAN MORTGAGE TRUST 2005-S2
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-S2

                     J.P. MORGAN MORTGAGE ACQUISITION CORP.
                               SPONSOR AND SELLER

                      J.P. MORGAN ACCEPTANCE CORPORATION I
                                    DEPOSITOR

                               ------------------

                              PROSPECTUS SUPPLEMENT

                               ------------------

                                    JPMORGAN

                                 AUGUST 26, 2005

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.